BIMCO

BARECON 2001

STANDARD BAREBOAT CHARTER PART I

1. Shipbroker **N/A**	2. Place and date 20 January 2023
3. Owners/Place of business (Cl. 1) **Xiang L46 HK International Ship Lease Co., Limited** **1/F, Far East Consortium Building, 121 Des Voeux Road Central, Hong Kong**	4. Bareboat Charterers/Place of business (Cl. 1) **Flex LNG Amber Limited** **Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands, MH 96960**
5. Vessel's name, call sign and flag (Cl. 1 and 3) **Name: Flex Amber** **Call sign: V7A2865** **Flag: Marshall Islands**	
6. Type of Vessel **171 - Liquefied Gas Carrier (LNG)**	7. GT/NT **GT: 116430** **NT: 34930**
8. When/Where built **2020** **Hyundai Samho Heavy Industries Co., Ltd.**	9. Total DWT (abt.) in metric tons on summer freeboard **93624/95450**
10. Classification Society (Cl. 3) **DNV**	11. Date of last special survey by the Vessel's classification society **N/A**
12. Further particulars of Vessel (also indicate minimum number of months' validity of class certificates agreed acc. to Cl. 3) **IMO No.: 9857377** **Length: 291.46 metres** **Breadth: 46.40 metres** **Depth: 21.17 metres**	
13. Port or Place of delivery (Cl. 3) **As per MOA (as defined in Additional Clause 32 (Definitions))**	14. Time for delivery (Cl. 4) **See Additional Clause 35 (Delivery)** 15. Cancelling date (Cl. 5) **As per MOA (as defined in Additional Clause 32 (Definitions))**
16. Port or Place of redelivery (Cl. 15) **See Additional Clause 43 (Redelivery)**	17. No. of months' validity of trading and class certificates upon redelivery (Cl. 15) **Six (6) months**
18. Running days' notice if other than stated in Cl. 4 **N/A**	19. Frequency of dry-docking (Cl. 10(g)) **In accordance with requirements of the Classification Society or the relevant registry of the Pre-Approved Flag**
20. Trading limits (Cl. 6) **Worldwide within Institute Warranty Limited (IWL)**	
21. Charter period (Cl. 2) **See definition of "Charter Period" under Additional Clause 32 (Definitions)**	22. Charter hire (Cl. 11) **See Additional Clause 41 (Hire)**
23. New class and other safety requirements (state percentage of Vessel's insurance value acc. to Box 29)(Cl. 10(a)(ii)) **See Additional Clause 4 (Structural changes and alterations)**	

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this **BIMCO SmartCon** document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

24. Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV **See Additional Clause 41 (Hire)**	25. Currency and method of payment (Cl. 11) **US Dollars (See also Additional Clause 41 (Hire)**
26. Place of payment; also state beneficiary and bank account (Cl. 11) **See Additional Clause 41 (Hire)**	27. Bank guarantee/bond (sum and place) (Cl. 24) (optional) **See Clause 24 (Guarantee)**
28. Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 12) **See Additional Clause 46 (Owners' Mortgage)**	29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies) **See Additional Clause 42 (Insurance)**
30. Additional insurance cover, if any, for Owners' account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) **See Additional Clause 42 (Insurance)**	31. Additional insurance cover, if any, for Charterers' account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) **See Additional Clause 42 (Insurance)**
32. Latent defects (only to be filled in if period other than stated in Cl. 3) **N/A**	33. Brokerage commission and to whom payable (Cl. 27) **N/A**
34. Grace period (state number of clear banking days) (Cl. 28) **See Additional Clause 51 (Termination Events)**	35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30) **(c) See Additional Clause 77 (Law and Jurisdiction)**
36. War cancellation (indicate countries agreed) (Cl. 26(f)) **N/A**	
37. Newbuilding Vessel (indicate with "yes" or "no" whether PART III applies) (optional) **No, Part III does not apply**	38. Name and place of Builders (only to be filled in if PART III applies) **Part III does not apply**
39. Vessel's Yard Building No. (only to be filled in if PART III applies) **Part III does not apply**	40. Date of Building Contract (only to be filled in if PART III applies) **Part III does not apply**
41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1(d) and 2(d) of Part III) (a) **N/A** (b) **N/A** (c) **N/A**	
42. Hire/Purchase agreement (indicate with "yes" or "no" whether PART IV applies) (optional) **No, Part IV does not apply**	43. Bareboat Charter Registry (indicate with "yes" or "no" whether PART V applies) (optional) **Part V does not apply**
44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) **Part V does not apply**	45. Country of the Underlying Registry (only to be filled in if PART V applies) **Part V does not apply**
46. Number of additional clauses covering special provisions, if agreed **Clause 32 (Definitions) to Clause 79 (FATCA)**	

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this **BIMCO SmartCon** document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Signature (Owners) CHI Chao Director	Signature (Charterers)

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this **BIMCO SmartCon** document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Signature (Owners)	Signature (Charterers)
	Kristina B Vagnes

Name: Kristina Bjørkedal Vagnes
Title: Attorney-in-Fact

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this **BIMCO SmartCon** document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. 1. Definitions In this Charter, the following terms shall have the meanings hereby assigned to them: “The Owners” shall mean the party identified in Box 3. “The Charterers” shall mean the party identified in Box 4. “The Vessel” shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12. “Financial Instrument” means the mortgage, deed of covenant or other such financial security instrument as annexed to this Charter and stated in Box 28. 2. Charter Period See Additional Clause 35 (Delivery) In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to hire the Vessel for the period stated in Box 21 (“The Charter Period”). 3. Delivery (not applicable when Part III applies, as indicated in Box 37) (a) The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy and in every respect ready in hull, machinery and equipment for service under this Charter. The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place indicated in Box 13 in such ready safe berth as the Charterers may direct. (b) The Vessel shall be properly documented on delivery in accordance with the laws of the flag state indicated in Box 5 and the requirements of the classification society stated in Box 10. The Vessel upon delivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 12. (c) The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners’ obligations under this Clause 3, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel but the Owners shall be liable for the cost of but not the time for repairs or renewals occasioned by latent defects in the Vessel, her machinery or appurtenances, existing at the time of delivery under this Charter, provided such defects have manifested themselves within twelve (12) months after delivery unless otherwise provided in Box 32. 4. Time for Delivery - See Additional Clause 35 (Delivery) (not applicable when Part III applies, as indicated in Box 37) The Vessel shall not be delivered before the date indicated in Box 14 without the Charterers’ consent and the Owners shall exercise due diligence to deliver the Vessel not later than the date indicated in Box 15. Unless otherwise agreed in Box 18, the Owners shall give the Charterers not less than thirty (30) running days’ preliminary and not less than fourteen (14) running days’ definite notice of the date on which the Vessel is expected to be ready for delivery. The Owners shall keep the Charterers closely advised of possible changes in the Vessel’s position. 5. Cancelling - See Additional Clause 34(c) (Background) (not applicable when Part III applies, as indicated in Box 37) PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. (a) Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers shall have the option of cancelling this Charter by giving the Owners notice of cancellation within thirty six (36) running hours after the cancelling date stated in Box 15, failing which this Charter shall remain in full force and effect. (b) If it appears that the Vessel will be delayed beyond the cancelling date, the Owners may, as soon as they are in a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared within one hundred and sixty eight (168) running hours of the receipt by the Charterers of such notice or within thirty six (36) running hours after the cancelling date, whichever is the earlier. If the Charterers do not then exercise their option of cancelling, the seventh day after the readiness date stated in the Owners’ notice shall be substituted for the cancelling date indicated in Box 15 for the purpose of this Clause 5. (c) Cancellation under this Clause 5 shall be without prejudice to any claim the Charterers may otherwise have on the Owners under this Charter. 6. Trading Restrictions The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 20. The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe. The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation. Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners’ prior approval has been obtained to loading thereof. 7. Surveys on Delivery and Redelivery (not applicable when Part III applies, as indicated in Box 37) The Owners and Charterers shall each appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of delivery and redelivery hereunder. The Owners shall bear all expenses of the On hire Survey including loss of time, if any, and the Charterers shall bear all expenses of the Off hire Survey including loss of time, if any, at the daily equivalent to the rate of hire or pro rata thereof. 8. Inspection - See Additional Clause 49 (cc) (Inspection of Vessel and Inspection Reports) The Owners shall have the right at any time after giving reasonable notice to the Charterers to inspect or survey the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf: (a) to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained. The costs and fees for such inspection or survey shall be paid by the Owners unless the Vessel is found to require repairs or maintenance in order to achieve the condition so provided; (b) in dry-dock if the Charterers have not dry-docked Her in accordance with Clause 10(g). The costs and fees for such inspection or survey shall be paid by the Charterers; and (c) for any other commercial reason they consider necessary (provided it does not unduly interfere with the commercial operation of the Vessel). The costs and fees for such inspection and survey shall be paid by the PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. Owners. All time used in respect of inspection, survey or repairs shall be for the Charterers’ account and form part of the Charter Period. The Charterers shall also permit the Owners to inspect the Vessel’s log books whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel. 9. Inventories, Oil and Stores A complete inventory of the Vessel’s entire equipment, outfit including spare parts, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. See also Additional Clause 38 (Bunkers and Luboils). The Charterers and the Owners, respectively, shall at the time of delivery and redelivery take over and pay for all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores (excluding spare parts) in the said Vessel at the then current market prices at the ports of delivery and redelivery, respectively. The Charterers shall ensure that all spare parts listed in the inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel. 10. Maintenance and Operation (a) (i) Maintenance and Repairs - During the Charter Period the Vessel shall be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, except as provided for in Clause 14(l), if applicable, at their own expense they shall at all times keep the Vessel’s Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times. (ii) New Class and Other Safety Requirements In the event of any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation costing (excluding the Charterers’ loss of time) more than the percentage stated in Box 23, or if Box 23 is left blank, 5 per cent of the Vessel’s insurance value as stated in Box 29, then the extent, if any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers having regard, inter alia, to the length of the period remaining under this Charter shall, in the absence of agreement, be referred to the dispute resolution method agreed in Clause 30. (iii) Financial Security - The Charterers shall maintain financial security or responsibility in respect of third party liabilities as required by any government, including federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof. The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers’ sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so. (b) Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including annual flag state fees and any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners. Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel’s flag or any other applicable law. PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. (c) The Charterers shall keep the Owners and the mortgagee(s) advised of the intended employment, planned dry- docking and major repairs of the Vessel, as reasonably required. See also Additional Clause 60 (Operational Notifiable Events) (d) Flag and Name of Vessel – During the Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag. The Charterers shall also have the liberty, with the Owners’ consent, which shall not be unreasonably withheld, to change the flag and/or the name of the Vessel during the Charter Period. Painting and re painting, instalment and re instalment, registration and re registration, if required by the Owners, shall be at the Charterers’ expense and time.See Also Additional Clause 40 (Structural Changes and Alterations) and Additional Clause 53 (Name of Vessel) (e) Changes to the Vessel – Subject to Clause 10(a)(ii), the Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners’ approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of this Charter. (f) Use of the Vessel’s Outfit, Equipment and Appliances - The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter Period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but title to such additional equipment shall be deemed to have been passed to the Owners immediately upon such fitting and the Charterers shall remove such equipment at the end of the period if requested by the Owners. Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations. (g) Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once during the period stated in Box 19 or, if Box 19 has been left blank, every sixty (60) calendar months after delivery or such other period as may be required by the Classification Society or flag state. 11. Hire - See Additional Clause 41 (Hire) (a) The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter in respect of which time shall be of the essence. (b) The Charterers shall pay to the Owners for the hire of the Vessel a lump sum in the amount indicated in Box 22 which shall be payable not later than every thirty (30) running days in advance, the first lump sum being payable on the date and hour of the Vessel’s delivery to the Charterers. Hire shall be paid continuously throughout the Charter Period. (c) Payment of hire shall be made in cash without discount in the currency and in the manner indicated in Box 25 and at the place mentioned in Box 26. (d) Final payment of hire, if for a period of less than thirty (30) running days, shall be calculated proportionally according to the number of days and hours remaining before redelivery and advance payment to be effected accordingly. (e) Should the Vessel be lost or missing, hire shall cease from the date and time when she was lost or last heard of. The date upon which the Vessel is to be treated as lost or missing shall be ten (10) days after the Vessel was last reported or when the Vessel is posted as missing by Lloyd’s, whichever occurs first. Any hire paid in advance to be adjusted accordingly. (f) Any delay in payment of hire shall entitle the Owners to interest at the rate per annum as agreed in Box 24. If

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. Box 24 has not been filled in, the three months Interbank offered rate in London (LIBOR or its successor) for the currency stated in Box 25, as quoted by the British Bankers’ Association (BBA) on the date when the hire fell due, increased by 2 per cent, shall apply. (g) Payment of interest due under sub clause 11(f) shall be made within seven (7) running days of the date of the Owners’ invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire payment date. 12. Mortgage - See Additional Clause 46 (Owners' Mortgage) (only to apply if Box 28 has been appropriately filled in) (a)* The Owners warrant that they have not effected any mortgage(s) of the Vessel and that they shall not effect any mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld. (b)* The Vessel chartered under this Charter is financed by a mortgage according to the Financial Instrument. The Charterers undertake to comply, and provide such information and documents to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in the Financial Instrument or as may be directed from time to time during the currency of the Charter by the mortgagee(s) in conformity with the Financial Instrument. The Charterers confirm that, for this purpose, they have acquainted themselves with all relevant terms, conditions and provisions of the Financial Instrument and agree to acknowledge this in writing in any form that may be required by the mortgagee(s). The Owners warrant that they have not effected any mortgage(s) other than stated in Box 28 and that they shall not agree to any amendment of the mortgage(s) referred to in Box 28 or effect any other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld. *(Optional, Clauses 12(a) and 12(b) are alternatives; indicate alternative agreed in Box 28). 13. Insurance and Repairs - See Additional Clause 42 (Insurance) (a) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull and machinery, war and Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall in writing approve, which approval shall not be unreasonably withheld. Such insurances shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and the mortgagee(s) (if any), and the Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint. Insurance policies shall cover the Owners and the Charterers according to their respective interests. Subject to the provisions of the Financial Instrument, if any, and the approval of the Owners and the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for. The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances. All time used for repairs under the provisions of sub clause 13(a) and for repairs of latent defects according to Clause 3(c) above, including any deviation, shall be for the Charterers’ account. (b) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary. (c) The Charterers shall upon the request of the Owners, provide information and promptly execute such documents PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. as may be required to enable the Owners to comply with the insurance provisions of the Financial Instrument. (d) Subject to the provisions of the Financial Instrument, if any, should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub clause 13(a), all insurance payments for such loss shall be paid to the Owners who shall distribute the moneys between the Owners and the Charterers according to their respective interests. The Charterers undertake to notify the Owners and the mortgagee(s), if any, of any occurrences in consequence of which the Vessel is likely to become a total loss as defined in this Clause. (e) The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss. (f) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub- clause 13(a), the value of the Vessel is the sum indicated in Box 29. 14. Insurance, Repairs and Classification - See Additional Clause 42 (Insurance) and 49(w) (Classification) (Optional, only to apply if expressly agreed and stated in Box 29, in which event Clause 13 shall be considered deleted). (a) During the Charter Period the Vessel shall be kept insured by the Owners at their expense against hull and machinery and war risks under the form of policy or policies attached hereto. The Owners and/or insurers shall not have any right of recovery or subrogation against the Charterers on account of loss of or any damage to the Vessel or her machinery or appurtenances covered by such insurance, or on account of payments made to discharge claims against or liabilities of the Vessel or the Owners covered by such insurance. Insurance policies shall cover the Owners and the Charterers according to their respective interests. (b) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub clause 10(a)(iii)) in such form as the Owners shall in writing approve which approval shall not be unreasonably withheld. (c) In the event that any act or negligence of the Charterers shall vitiate any of the insurance herein provided, the Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands which would otherwise have been covered by such insurance. (d) The Charterers shall, subject to the approval of the Owners or Owners’ Underwriters, effect all insured repairs, and the Charterers shall undertake settlement of all miscellaneous expenses in connection with such repairs as well as all insured charges, expenses and liabilities, to the extent of coverage under the insurances provided for under the provisions of sub clause 14(a). The Charterers to be secured reimbursement through the Owners’ Underwriters for such expenditures upon presentation of accounts. (e) The Charterers to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances. (f) All time used for repairs under the provisions of sub clauses 14(d) and 14(e) and for repairs of latent defects according to Clause 3 above, including any deviation, shall be for the Charterers’ account and shall form part of the Charter Period. The Owners shall not be responsible for any expenses as are incident to the use and operation of the Vessel for such time as may be required to make such repairs. (g) If the conditions of the above insurances permit additional insurance to be placed by the parties such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. insurance in any case where the consent of such insurers is necessary. (h) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub clause 14(a), all insurance payments for such loss shall be paid to the Owners, who shall distribute the moneys between themselves and the Charterers according to their respective interests. (i) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Owners in accordance with sub clause 14(a), this Charter shall terminate as of the date of such loss. (j) The Charterers shall upon the request of the Owners, promptly execute such documents as may be required to enable the Owners to abandon the Vessel to the insurers and claim a constructive total loss. (k) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub clause 14(a), the value of the Vessel is the sum indicated in Box 29. (l) Notwithstanding anything contained in sub clause 10(a), it is agreed that under the provisions of Clause 14, if applicable, the Owners shall keep the Vessel’s Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times. 15. Redelivery - See Additional Clauses 43 (Redelivery), 44 (Redelivery Conditions) and 45 (Driver's Inspection at Redelivery) At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe and ice free port or place as indicated in Box 16, in such ready safe berth as the Owners may direct. The Charterers shall give the Owners not less than thirty (30) running days’ preliminary notice of expected date, range of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days’ definite notice of expected date and port or place of redelivery. Any changes thereafter in the Vessel’s position shall be notified immediately to the Owners. The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel within the Charter Period. Notwithstanding the above, should the Charterers fail to redeliver the Vessel within the Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Box 22 plus 10 per cent or to the market rate, whichever is the higher, for the number of days by which the Charter Period is exceeded. All other terms, conditions and provisions of this Charter shall continue to apply. Subject to the provisions of Clause 10, the Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted. The Vessel upon redelivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 17. 16. Non-Lien The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel. The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter Period a notice reading as follows: “This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever.” 17. Indemnity - See also Additional Clause 61 (Further Indemnities) (a) The Charterers shall indemnify the Owners against any loss, damage or expense (including, without limitation, legal expense) incurred by the Owners arising out of or in relation to a breach of this Charter and / or the PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. operation of the Vessel by the Charterers, and against any lien of whatsoever nature arising out of an event occurring during the Charter Period. If the Vessel be arrested or otherwise detained by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail. Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents. (b) If the Vessel be arrested or otherwise detained by reason of a claim or claims against the Owners, the Owners shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail. In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention. 18. Lien The Owners to have a lien upon all cargoes, sub hires and sub freights belonging or due to the Charterers or any sub charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned. 19. Salvage All salvage and towage performed by the Vessel shall be for the Charterers’ benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers. 20. Wreck Removal In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation. 21. General Average The Owners shall not contribute to General Average. 22. Assignment, Sub-Charter and Sale - See Additional Clause 52 (Sub-chartering and Assignment) (a) The Charterers shall not assign this Charter nor sub charter the Vessel on a bareboat basis except with the prior consent in writing of the Owners, which shall not be unreasonably withheld, and subject to such terms and conditions as the Owners shall approve. (b) The Owners shall not sell the Vessel during the currency of this Charter except with the prior written consent of the Charterers, which shall not be unreasonably withheld, and subject to the buyer accepting an assignment of this Charter. 23. Contracts of Carriage (a)* The Charterers are to procure that all documents issued during the Charter Period evidencing the terms and conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation relating to carrier’s liability for cargo compulsorily applicable in the trade; if no such legislation exists, the documents shall incorporate the Hague-Visby Rules. The documents shall also contain the New Jason Clause and the Both-to-Blame Collision Clause. (b)* The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of passengers and their luggage under this Charter shall contain a paramount clause incorporating any legislation relating to carrier’s liability for passengers and their luggage compulsorily applicable in the trade; if no such legislation exists, the passenger tickets shall incorporate the Athens Convention Relating to the Carriage of Passengers and their Luggage by Sea, 1974, and any protocol thereto.

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. *Delete as applicable. 24. Bank Guarantee (Optional, only to apply if Box 27 filled in) The Charterers undertake to furnish, before delivery of the Vessel, a corporate guarantee from the Charter Guarantor 1 and a corporate guarantee from the Charter Guarantor 2 first class bank guarantee or bond in the sum and at the place as indicated in Box 27 as guarantee for full performance of their obligations under this Charter. 25. Requisition/Acquisition (a) In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as “Requisition for Hire”) irrespective of the date during the Charter Period when “Requisition for Hire” may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter Period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that in the event of “Requisition for Hire” any Requisition Hire or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter Period or the period of the “Requisition for Hire” whichever be the shorter. (b) In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as “Compulsory Acquisition”), then, irrespective of the date during the Charter Period when “Compulsory Acquisition” may occur, this Charter shall be deemed terminated as of the date of such “Compulsory Acquisition”. In such event Charter Hire to be considered as earned and to be paid up to the date and time of such “Compulsory Acquisition”. 26. War (a) For the purpose of this Clause, the words “War Risks” shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel. (b) The Vessel, unless the written consent of the Owners be first obtained, shall not continue to or go through any port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, the Owners shall have the right to require the Vessel to leave such area. (c) The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent’s right of search and/or confiscation. (d) If the insurers of the war risks insurance, when Clause 14 is applicable, should require payment of premiums and/or calls because, pursuant to the Charterers’ orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such insurers as being subject to additional premiums because of War Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due. PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. (e) The Charterers shall have the liberty: (i) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions; (ii) to comply with the orders, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance; (iii) to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement. (f) In the event of outbreak of war (whether there be a declaration of war or not) (i) between any two or more of the following countries: the United States of America; Russia; the United Kingdom; France; and the People’s Republic of China, (ii) between any two or more of the countries stated in Box 36, both the Owners and the Charterers shall have the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 15, if the Vessel has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching or entering it at a near, open and safe port as directed by the Owners, or if the Vessel has no cargo on board, at the port at which the Vessel then is or if at sea at a near, open and safe port as directed by the Owners. In all cases hire shall continue to be paid in accordance with Clause 11 and except as aforesaid all other provisions of this Charter shall apply until redelivery. 27. Commission The Owners to pay a commission at the rate indicated in Box 33 to the Brokers named in Box 33 on any hire paid under the Charter. If no rate is indicated in Box 33, the commission to be paid by the Owners shall cover the actual expenses of the Brokers and a reasonable fee for their work. If the full hire is not paid owing to breach of the Charter by either of the parties the party liable therefor shall indemnify the Brokers against their loss of commission. Should the parties agree to cancel the Charter, the Owners shall indemnify the Brokers against any loss of commission but in such case the commission shall not exceed the brokerage on one year’s hire. 28. Termination - See Additional Clause 51 (Termination Events) and Additional Clause 57 (Total Loss) (a) Charterers’ Default The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter with immediate effect by written notice to the Charterers if: (i) the Charterers fail to pay hire in accordance with Clause 11. However, where there is a failure to make punctual payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers, the Owners shall give the Charterers written notice of the number of clear banking days stated in Box 34 (as recognised at the agreed place of payment) in which to rectify the failure, and when so rectified within such number of days following the Owners’ notice, the payment shall stand as regular and punctual. Failure by the Charterers to pay hire within the number of days stated in Box 34 of their receiving the Owners’ notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and terminate the Charter without further notice; (ii) the Charterers fail to comply with the requirements of: PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. (1) Clause 6 (Trading Restrictions) (2) Clause 13(a) (Insurance and Repairs) provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a specified number of days grace within which to rectify the failure without prejudice to the Owners’ right to withdraw and terminate under this Clause if the Charterers fail to comply with such notice; (iii) the Charterers fail to rectify any failure to comply with the requirements of sub clause 10(a)(i) (Maintenance and Repairs) as soon as practically possible after the Owners have requested them in writing so to do and in any event so that the Vessel’s insurance cover is not prejudiced. (b) Owners’ Default If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14) running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall be entitled to terminate this Charter with immediate effect by written notice to the Owners. (c) Loss of Vessel This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss. For the purpose of this sub clause, the Vessel shall not be deemed to be lost unless she has either become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred. (d) Either party shall be entitled to terminate this Charter with immediate effect by written notice to the other party in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of the other party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors. (e) The termination of this Charter shall be without prejudice to all rights accrued due between the parties prior to the date of termination and to any claim that either party might have. 29. Repossession In the event of the termination of this Charter in accordance with the applicable provisions of Clause 28, the Owners shall have the right to repossess the Vessel from the Charterers at her current or next port of call, or at a port or place convenient to them without hindrance or interference by the Charterers, courts or local authorities. Pending physical repossession of the Vessel in accordance with this Clause 29, the Charterers shall hold the Vessel as gratuitous bailee only to the Owners. The Owners shall arrange for an authorised representative to board the Vessel as soon as reasonably practicable following the termination of the Charter. The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the Vessel by the Owners’ representative. All arrangements and expenses relating to the settling of wages, disembarkation and repatriation of the Charterers’ Master, officers and crew shall be the sole responsibility of the Charterers. 30. Dispute Resolution - See Additional Clause 77 (Law and Jurisdiction) a)* This Contract shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Contract shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced. PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement. Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator. In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced. (b)* This Contract shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Contract shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgement may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced. (c)* This Contract shall be governed by and construed in accordance with the laws of the place mutually agreed by the parties and any dispute arising out of or in connection with this Contract shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there. (d) Notwithstanding (a), (b) or (c) above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Contract. In the case of a dispute in respect of which arbitration has been commenced under (a), (b) or (c) above, the following shall apply: (i) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the “Mediation Notice”) calling on the other party to agree to mediation. (ii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal (“the Tribunal”) or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator. (iii) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties. (iv) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest. (v) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration. (vi) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. the mediation and the parties shall share equally the mediator’s costs and expenses. (vii) The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration. (Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.) (e) If Box 35 in Part I is not appropriately filled in, sub clause 30(a) of this Clause shall apply. Sub clause 30(d) shall apply in all cases. *Sub clauses 30(a), 30(b) and 30(c) are alternatives; indicate alternative agreed in Box 35. 31. Notices - See Additional Clause 71 (Notices) (a) Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service. (b) The address of the Parties for service of such communication shall be as stated in Boxes 3 and 4 respectively. Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. PART III PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY (Optional, only to apply if expressly agreed and stated in Box 37) 1. Specifications and Building Contract (a) The Vessel shall be constructed in accordance with the Building Contract (hereafter called “the Building Contract”) as annexed to this Charter, made between the Builders and the Owners and in accordance with the specifications and plans annexed thereto, such Building Contract, specifications and plans having been counter signed as approved by the Charterers. (b) No change shall be made in the Building Contract or in the specifications or plans of the Vessel as approved by the Charterers as aforesaid, without the Charterers’ consent. (c) The Charterers shall have the right to send their representative to the Builders’ Yard to inspect the Vessel during the course of her construction to satisfy themselves that construction is in accordance with such approved specifications and plans as referred to under sub clause (a) of this Clause. (d) The Vessel shall be built in accordance with the Building Contract and shall be of the description set out therein. Subject to the provisions of sub clause 2(c)(ii) hereunder, the Charterers shall be bound to accept the Vessel from the Owners, completed and constructed in accordance with the Building Contract, on the date of delivery by the Builders. The Charterers undertake that having accepted the Vessel they will not thereafter raise any claims against the Owners in respect of the Vessel’s performance or specification or defects, if any. Nevertheless, in respect of any repairs, replacements or defects which appear within the first 12 months from delivery by the Builders, the Owners shall endeavour to compel the Builders to repair, replace or remedy any defects or to recover from the Builders any expenditure incurred in carrying out such repairs, replacements or remedies. However, the Owners’ liability to the Charterers shall be limited to the extent the Owners have a valid claim against the Builders under the guarantee clause of the Building Contract (a copy whereof has been supplied to the Charterers). The Charterers shall be bound to accept such sums as the Owners are reasonably able to recover under this Clause and shall make no further claim on the Owners for the difference between the amount(s) so recovered and the actual expenditure on repairs, replacement or remedying defects or for any loss of time incurred. Any liquidated damages for physical defects or deficiencies shall accrue to the account of the party stated in Box 41(a) or if not filled in shall be shared equally between the parties. The costs of pursuing a claim or claims against the Builders under this Clause (including any liability to the Builders) shall be borne by the party stated in Box 41(b) or if not filled in shall be shared equally between the parties. 2. Time and Place of Delivery (a) Subject to the Vessel having completed her acceptance trials including trials of cargo equipment in accordance with the Building Contract and specifications to the satisfaction of the Charterers, the Owners shall give and the Charterers shall take delivery of the Vessel afloat when ready for delivery and properly documented at the Builders’ Yard or some other safe and readily accessible dock, wharf or place as may be agreed between the parties hereto and the Builders. Under the Building Contract the Builders have estimated that the Vessel will be ready for delivery to the Owners as therein provided but the delivery date for the purpose of this Charter shall be the date when the Vessel is in fact ready for delivery by the Builders after completion of trials whether that be before or after as indicated in the Building Contract. The Charterers shall not be entitled to refuse acceptance of delivery of the Vessel and upon and after such acceptance, subject to Clause 1(d), the Charterers shall not be entitled to make any claim against the Owners in respect of any conditions, representations or warranties, whether express or implied, as to the seaworthiness of the Vessel or in respect of delay in delivery. (b) If for any reason other than a default by the Owners under the Building Contract, the Builders become entitled under that Contract not to deliver the Vessel to the Owners, the Owners shall upon giving to the Charterers written notice of Builders becoming so entitled, be excused from giving delivery of the Vessel to the Charterers and upon receipt of such notice by the Charterers this Charter shall cease to have effect. Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. (c) If for any reason the Owners become entitled under the Building Contract to reject the Vessel the Owners shall, before exercising such right of rejection, consult the Charterers and thereupon (i) if the Charterers do not wish to take delivery of the Vessel they shall inform the Owners within seven (7) running days by notice in writing and upon receipt by the Owners of such notice this Charter shall cease to have effect; or (ii) if the Charterers wish to take delivery of the Vessel they may by notice in writing within seven (7) running days require the Owners to negotiate with the Builders as to the terms on which delivery should be taken and/or refrain from exercising their right to rejection and upon receipt of such notice the Owners shall commence such negotiations and/or take delivery of the Vessel from the Builders and deliver her to the Charterers; (iii) in no circumstances shall the Charterers be entitled to reject the Vessel unless the Owners are able to reject the Vessel from the Builders; (iv) if this Charter terminates under sub clause (b) or (c) of this Clause, the Owners shall thereafter not be liable to the Charterers for any claim under or arising out of this Charter or its termination. (d) Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing a claim therefor shall accrue to the account of the party stated in Box 41(c) or if not filled in shall be shared equally between the parties. 3. Guarantee Works If not otherwise agreed, the Owners authorise the Charterers to arrange for the guarantee works to be performed in accordance with the building contract terms, and hire to continue during the period of guarantee works. The Charterers have to advise the Owners about the performance to the extent the Owners may request. 4. Name of Vessel The name of the Vessel shall be mutually agreed between the Owners and the Charterers and the Vessel shall be painted in the colours, display the funnel insignia and fly the house flag as required by the Charterers. 5. Survey on Redelivery The Owners and the Charterers shall appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of redelivery. Without prejudice to Clause 15 (Part II), the Charterers shall bear all survey expenses and all other costs, if any, including the cost of docking and undocking, if required, as well as all repair costs incurred. The Charterers shall also bear all loss of time spent in connection with any docking and undocking as well as repairs, which shall be paid at the rate of hire per day or pro rata. Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. PART IV HIRE/PURCHASE AGREEMENT (Optional, only to apply if expressly agreed and stated in Box 42) On expiration of this Charter and provided the Charterers have fulfilled their obligations according to Part I and II as well as Part III, if applicable, it is agreed, that on payment of the final payment of hire as per Clause 11 the Charterers have purchased the Vessel with everything belonging to her and the Vessel is fully paid for. In the following paragraphs the Owners are referred to as the Sellers and the Charterers as the Buyers. The Vessel shall be delivered by the Sellers and taken over by the Buyers on expiration of the Charter. The Sellers guarantee that the Vessel, at the time of delivery, is free from all encumbrances and maritime liens or any debts whatsoever other than those arising from anything done or not done by the Buyers or any existing mortgage agreed not to be paid off by the time of delivery. Should any claims, which have been incurred prior to the time of delivery be made against the Vessel, the Sellers hereby undertake to indemnify the Buyers against all consequences of such claims to the extent it can be proved that the Sellers are responsible for such claims. Any taxes, notarial, consular and other charges and expenses connected with the purchase and registration under Buyers’ flag, shall be for Buyers’ account. Any taxes, consular and other charges and expenses connected with closing of the Sellers’ register, shall be for Sellers’ account. In exchange for payment of the last month’s hire instalment the Sellers shall furnish the Buyers with a Bill of Sale duly attested and legalized, together with a certificate setting out the registered encumbrances, if any. On delivery of the Vessel the Sellers shall provide for deletion of the Vessel from the Ship’s Register and deliver a certificate of deletion to the Buyers. The Sellers shall, at the time of delivery, hand to the Buyers all classification certificates (for hull, engines, anchors, chains, etc.), as well as all plans which may be in Sellers’ possession. The Wireless Installation and Nautical Instruments, unless on hire, shall be included in the sale without any extra payment. The Vessel with everything belonging to her shall be at Sellers’ risk and expense until she is delivered to the Buyers, subject to the conditions of this Contract and the Vessel with everything belonging to her shall be delivered and taken over as she is at the time of delivery, after which the Sellers shall have no responsibility for possible faults or deficiencies of any description. The Buyers undertake to pay for the repatriation of the Master, officers and other personnel if appointed by the Sellers to the port where the Vessel entered the Bareboat Charter as per Clause 3 (Part II) or to pay the equivalent cost for their journey to any other place.

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. PART V PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY (Optional, only to apply if expressly agreed and stated in Box 43) 1. Definitions For the purpose of this PART V, the following terms shall have the meanings hereby assigned to them: “The Bareboat Charter Registry” shall mean the registry of the State whose flag the Vessel will fly and in which the Charterers are registered as the bareboat charterers during the period of the Bareboat Charter. “The Underlying Registry” shall mean the registry of the state in which the Owners of the Vessel are registered as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat Charter Registration. 2. Mortgage The Vessel chartered under this Charter is financed by a mortgage and the provisions of Clause 12(b) (Part II) shall apply. 3. Termination of Charter by Default If the Vessel chartered under this Charter is registered in a Bareboat Charter Registry as stated in Box 44, and if the Owners shall default in the payment of any amounts due under the mortgage(s) specified in Box 28, the Charterers shall, if so required by the mortgagee, direct the Owners to re register the Vessel in the Underlying Registry as shown in Box 45. In the event of the Vessel being deleted from the Bareboat Charter Registry as stated in Box 44, due to a default by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners under this Charter. EXECUTION VERSION Dated XIANG L46 HK INTERNATIONAL SHIP LEASE CO., LIMITED as Owners and FLEX LNG AMBER LIMITED as Charterers ADDITIONAL CLAUSES TO BAREBOAT CHARTER relating to "Flex Amber" (IMO No. 9857377) 20 January 2023 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" Index Clause Page 32 Definitions ................................................................................................................................... 1 33 Interpretations ..........................................................................................................................18 34 Background ................................................................................................................................19 35 Delivery......................................................................................................................................20 36 [Intentionally omitted.] .............................................................................................................22 37 Conditions precedent ................................................................................................................22 38 Bunkers and luboils ...................................................................................................................26 39 Further maintenance and operation .........................................................................................26 40 Structural changes and alterations ...........................................................................................27 41 Hire ............................................................................................................................................28 42 Insurance ...................................................................................................................................33 43 Redelivery ..................................................................................................................................38 44 Redelivery conditions ................................................................................................................38 45 Diver's inspection at redelivery .................................................................................................40 46 Owners' mortgage .....................................................................................................................40 47 Transport documents ................................................................................................................42 48 Charterers' representations and warranties .............................................................................42 49 Charterers' undertakings ...........................................................................................................47 50 Earnings Account .......................................................................................................................56 51 Termination Events ...................................................................................................................56 52 Sub-chartering and assignment ................................................................................................64 53 Name of Vessel ..........................................................................................................................64 54 Charter Period ...........................................................................................................................64 55 Purchase Option and transfer of title ........................................................................................65 56 Sale of Vessel by the Owners ....................................................................................................66 57 Total Loss ...................................................................................................................................67 58 Fees and expenses .....................................................................................................................68 59 Stamp duties and taxes .............................................................................................................68 60 Operational notifiable events ...................................................................................................68 61 Further indemnities ...................................................................................................................69 62 Set-off ........................................................................................................................................71 63 Further assurances and undertakings .......................................................................................71 64 Cumulative rights ......................................................................................................................71 65 Day count convention ...............................................................................................................72 66 No waiver ..................................................................................................................................72 67 Entire agreement ......................................................................................................................72 68 Invalidity ....................................................................................................................................72 69 English language ........................................................................................................................72 70 No partnership ..........................................................................................................................72 71 Notices .......................................................................................................................................72 72 Conflicts .....................................................................................................................................73 73 Survival of Charterers' obligations ............................................................................................73 74 Counterparts .............................................................................................................................74 75 Confidentiality ...........................................................................................................................74 76 Third Parties Act ........................................................................................................................74 77 Law and jurisdiction ..................................................................................................................74 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" 78 Conditions subsequent ..............................................................................................................75 79 FATCA ........................................................................................................................................76 Schedules Schedule 1 PROTOCOL OF DELIVERY AND ACCEPTANCE .......................................................................79 Schedule 2 TITLE TRANSFER PROTOCOL OF DELIVERY AND ACCEPTANCE ............................................80 Schedule 3 HIRE PAYMENT SCHEDULE ...................................................................................................81 Schedule 4 PURCHASE OPTION AMOUNT ..............................................................................................84 Execution Execution Page .......................................................................................................................................86

SINGAPORE/90766900v1 THIS AGREEMENT is made on PARTIES (1) XIANG L46 HK INTERNATIONAL SHIP LEASE CO., LIMITED, a company incorporated under the laws of Hong Kong S.A.R. whose registered office is at 1/F, Far East Consortium Building, 121 Des Voeux Road Central, Hong Kong as owners (the "Owners") (2) FLEX LNG AMBER LIMITED, a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered address is at The Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH 96960 as charterers (the "Charterers") OPERATIVE PROVISIONS 32 DEFINITIONS In this Charter: "Account Bank" means DNB Bank ASA (or such other bank or financial institution in Norway as selected by the Charterers from time to time with the prior written consent of the Owners). "Account Charge" means the account security agreement in respect of the Earnings Account and all amounts from time to time standing to the credit to the Earnings Account from the Charterers in favour of the Owners. "Actual Owners' Costs" means the Purchase Price (as defined in the MOA) less the Advance Hire. "Advance Hire" means an amount equivalent to the difference between the Purchase Price and the Assumed Owners’ Cost. "Affiliate" means, in relation to any entity, a Subsidiary of that entity, a Holding Company of that entity or any other Subsidiary of that Holding Company. "Agreement Term" means the period commencing on the date of this Charter and terminating on the expiration of the Charter Period or such earlier or later date on which all money of any nature owed by the Obligors to the Owners under the Transaction Documents or otherwise in connection with the Vessel have been paid in full to the Owners and no obligations of the Obligors of any nature to the Owners or otherwise in connection with the Transaction Documents or with the Vessel remain unperformed or undischarged. "Applicable Rate Determination Date" means: (a) in respect of the first Applicable Rate Period, the first Business Day of the calendar month of the second Hire Payment Date; (b) in respect of each other Applicable Rate Period, the first Business Day of the calendar month of the next Hire Payment Date. "Applicable Rate Period" means each period comprising of one (1) Hire Period, with the first Applicable Rate Period commencing on the First Hire Payment Date. 20 January 2023 2 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" "Approved Broker" means each of Braemar ACM Shipbroking, Clarkson Platou, Maersk Broker A/S, Fearnleys, Lorentzen & Stemoco, Grieg Shipbrokers, Simpson Spencer & Young, Vessels Value and any other reputable and independent ship brokers acceptable to the Owners and appointed by the Charterers. "Approved Manager" means Flex LNG Ltd., Flex LNG Fleet Management AS. or any other management company reasonably acceptable to the Owners and appointed by the Charterers. "Arrangement Fee" has the meaning given to such term under Clause 58 (Fees and Expenses). "Assumed Owners' Cost" means the lower of: (a) US$170,000,000 (unless an Initial Sub-charter Relevant Event occurs prior to the Delivery Date, in which case, such amount will be reduced to US$160,000,000); and (b) 79 per cent. of the Purchase Price. "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. "BBC PDA" means the protocol of delivery and acceptance in relation to the Vessel to be executed between the Owners and the Charterers, substantially in the form contained in Schedule 1 (Form of Protocol of Delivery and Acceptance) hereto. "Break Costs" means all costs, losses, premiums or penalties (excluding the Margin) incurred by the Owners as a result of the receipt by the Owners of any payment under or in relation to the Transaction Documents on a day other than the due date for payment of the sum in question. "Builders" means Hyundai Samho Heavy Industries Co., Ltd. / Daewoo Shipbuilding & Marine Engineering Co., Ltd., a company incorporated and existing under the laws of the Republic of Korea. "Business Day" means a day (other than a Saturday or Sunday) on which banks and financial markets are open for business in Shanghai, Oslo and New York and in relation to the fixing of any Term SOFR Reference Rate or interest rate with reference to Term SOFR, a US Government Securities Business Day. "Cancelling Date" has the meaning given to the term "Cancelling Date" under the MOA. "Change of Control" means the occurrence of any of the following events: (a) Charter Guarantor 1 ceases to own, directly or indirectly, at least 100 per cent of the shares in the Charterers; and (b) any person (other than a JF Company) or group of persons (other than a JF Company) acting in concert owns, directly or indirectly, one-third or more of the shares or voting rights of any Charter Guarantor. "Charter Group" means the Charterers, Charter Guarantor 2, Charter Guarantor 1 and all its Subsidiaries from time to time, and a "member of the Charter Group" means any one of them. 3 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" "Charter Guarantee 1" means the guarantee made or to be made by the Charter Guarantor 1 in favour of the Owners in respect of the Charterers' obligations under this Charter. "Charter Guarantee 2" means the guarantee made or to be made by the Charter Guarantor 2 in favour of the Owners in respect of the Charterers' obligations under this Charter. "Charter Guarantees" means Charter Guarantee 1 and Charter Guarantee 2, and "Charter Guarantee" means each or either of them. "Charter Guarantor 1" means Flex LNG Ltd., a company incorporated and existing under the laws of Bermuda, having its registered office at Par-La-Ville Place, 14 Par-La-Ville Road, Hamilton, Bermuda. "Charter Guarantor 2" means the Shareholder. "Charter Guarantors" means Charter Guarantor 1 and Charter Guarantor 2, and "Charter Guarantor" means each or either of them. "Charter Period" means, the Initial Charter Period as may be extended by the exercise of the Extension Option or otherwise terminated pursuant to Clauses 41 (Hire), 51 (Termination Events), 56 (Sale of Vessel by the Owners) and 57 (Total Loss). "Charterers' Assignment" means the deed of assignment executed or to be executed (as the case may be) by the Charterers in favour of the Owners in relation to certain of the Charterers' rights and interest in and to the (a) Earnings, (b) Insurances, (c) Requisition Compensation and (d) any Sub-Charter. "Classification Society" means the vessel classification society referred to in Box 10 (Classification Society) of this Charter, or DNV GL, Lloyd's Register of Shipping (LR), Bureau Veritas (BV), ABS or such other reputable classification society which the Owners may approve from time to time. "Compensation Amount" means an amount equivalent to US$5,000,000. "Cost Balance" means at any relevant time during the Agreement Term, an amount equal to the Actual Owners' Costs, as may be reduced by the Fixed Hire received by the Owners pursuant to paragraph (a)(ii) of Clause 41 (Hire). "Current Hire Payment Schedule" means the Hire Payment Schedule, as may be revised, updated and replaced from time to time in accordance with the terms of this Charter. "Debt" means the aggregate from time to time of all sums of any nature (together with all accrued unpaid interest on any of those sums) payable by the Charterers to the Owners under all or any of the Transaction Documents. "Default Call Option Price" means the amount due and payable by the Charterers to the Owners pursuant to Clause 55 (Purchase option and transfer in respect of title), being the aggregate of: (a) in the case of: 4 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (i) a purchase pursuant to paragraph (c) of Clause 55 (Purchase option and transfer of title), 100% of the Cost Balance as at the relevant Hire Payment Date (on which such purchase shall occur); and (ii) a purchase pursuant to paragraph (d) of Clause 55 (Purchase option and transfer of title), 100.5% of the Cost Balance as at the relevant Hire Payment Date (on which such purchase shall occur), and in each case, plus any Variable Hire which has accrued before that Hire Payment Date and which remains unpaid at such Hire Payment Date (provided that if the said purchase of the Vessel shall occur on a date which is not a Hire Payment Date, all references to “Hire Payment Date” in paragraph (a)(ii) above shall refer to the Hire Payment Date falling immediately before such purchase date, and all other references to “Hire Payment Date” hereunder in relation to the Variable Hire shall refer to “date on which such purchase shall occur”); (b) any interest accrued due and unpaid pursuant to paragraph (i) of Clause 41 (Hire); (c) all Unpaid Sums due and payable together with (in each case where applicable) interest accrued thereon pursuant to paragraph (i) of Clause 41 (Hire) from the due date for payment thereof up to the date of actual payment; and (d) any Break Costs. "Default Termination" means a termination of the Charter Period pursuant to the provisions of Clause 51 (Termination Events). "Delivery Date" means the date of delivery of the Vessel by the Owners to the Charterers under this Charter. "Disruption Event" means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in order for the transactions contemplated by the Transaction Documents to be carried out which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Transaction Documents; or (ii) from communicating with other Parties in accordance with the terms of the Transaction Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. "Early Termination Amount" means, the aggregate of the following (which both Parties acknowledge as proportionate as to amount, having regard to the legitimate interests of the

5 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" Owners in protecting against the risk of the Charterers failing to perform their obligations under this Charter after delivery of the Vessel to the Charterers under this Charter): (a) the Cost Balance as at the relevant Termination Payment Date; (b) any Variable Hire which has accrued before the relevant Termination Payment Date and which remains unpaid at such Termination Payment Date and the aggregate of the Variable Hire payable during the period commencing from the Termination Payment Date up to and including the date falling one hundred and twenty (120) months from the Delivery Date; (c) any other Unpaid Sums due and payable; (d) any costs and expenses incurred by the Owners in locating, repossessing or recovering the Vessel, releasing any Security Interest created over the Vessel or collecting any payments due under this Charter or in obtaining the due performance of the obligations of the Charterers under the Transaction Documents; and together with any interest accrued thereon pursuant to paragraph (r) of Clause 41 (Hire) up to the date of receipt by the Owners, any applicable and documented break costs (excluding the margin) under the financing entered into by Owners limited to break costs (excluding the margin) incurred in connection with the break of any interest period relevant to such financing. "Earnings" means all hires, freights, pool income and other sums payable to or for the account of the Charterers in respect of the Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of the Vessel. "Earnings Account" means the US Dollar account in the name of the Charterers opened or to be opened with the Account Bank, and includes any sub-account thereof and such account which is designated by the Owners as the earnings account for the purposes of this Charter. "Environmental Approvals" means any present or future permit, licence, approval, ruling, variance, exemption or other authorisation required under the applicable Environmental Law. "Environmental Claim" means any claim, proceeding or investigation by any person in respect of any Environmental Law. "Environmental Incident" means: (a) any release, emission, spill or discharge from the Vessel or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from the Vessel; or (b) any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Vessel and/or any Obligor and/or 6 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or (c) any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from the Vessel and in connection with which the Vessel is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval. "Environmentally Sensitive Material" means (i) oil and oil products and (ii) any other waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the environment or a nuisance to any person or that may make the enjoyment, ownership or other territorial control of any affected land, property or waters more costly for such person to a material degree. "Environmental Law" means any applicable law and regulation in any jurisdiction in which the Vessel trades or operates and/or in which any Obligor conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants. "Expiry Purchase Option Price" means: (a) in the case where the Extension Option has been exercised and the Vessel is to be purchased by the Charterers (or its nominee) at the end of the Extended Charter Period, the Expiry Purchase Option Price (Extended Charter Period); and (b) in the case where the Extension Option has not been exercised and the Vessel is to be purchased by the Charterers (or its nominee) at the end of the Initial Charter Period, the Expiry Purchase Option Price (Initial Charter Period). "Expiry Purchase Option Price (Extended Charter Period)" means an amount equivalent to US$60,000,000. "Expiry Purchase Option Price (Initial Charter Period)" means an amount equivalent to US$80,000,000. "Extended Charter Period" means the Charter Period which falls after completion of the Initial Charter Period. "Extension Option" has the meaning given to such term in Clause 54 (Charter Period). "Fee Letter" means each, or as the context may require, any fee letter entered into between the Owners and the Charterers in relation to fees (including without limitation, the Arrangement Fee) payable in connection with this Charter and the other Transaction Documents. "Finance Document" means any facility agreement, security document and any other document designated as such by the Finance Parties and the Owners and which have been or may be (as the case may be) entered into between the Finance Parties and the Owners for the purpose of, among other things, financing or (as the case may be) refinancing all or any part of the Actual Owners' Costs. 7 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" "Finance Party" means any bank or financial institution which is or will be party to a Finance Document (other than the Owners and other entities which may have agreed or be intended as debtors and/or obligors thereunder) and "Finance Parties" means two or more of them. "Financial Indebtedness" means any obligation for the payment or repayment of money, whether present or future, actual or contingent, in respect of: (a) moneys borrowed and debit balances at banks or other financial institutions; (b) any amount raised by acceptance under any acceptance credit or dematerialised equivalent; (c) any bond, note, debenture, loan stock or similar instrument; (d) any finance, capital lease or operating leases for financing purposes; (e) receivables sold or discounted (other than on a non-recourse basis); (f) deferred payments for assets or services; (g) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account); (h) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing according to the relevant account principles; (i) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and (j) (without double-counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in (a) to (i). "First Hire Payment Date" has the meaning given to such term under paragraph (a) of the definition of "Hire Payment Date". "Fixed Hire" means in respect of each Hire Payment Date, the figure set out in the column "Fixed Hire" in the Current Hire Payment Schedule against such Hire Payment Date. "GAAP" means generally accepted accounting principles in the United States of America. "Hire" means each or any combination or aggregate of (i) Fixed Hire and (ii) Variable Hire, as the context may require. "Hire Payment Date" means each of the dates on which Hire shall be payable under this Charter, comprising: (a) the Delivery Date (the "First Hire Payment Date"); (b) the 15th day of the last calendar month (or if such date is not a Business Day, the immediately preceding Business Day) occurring 3 months immediately after the Delivery Date; 8 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (c) each 15th day of the last calendar month (or if such date is not a Business Day, the immediately preceding Business Day) occurring 3 months immediately after the previous Hire Payment Date, provided that: (i) in the case where the Extension Option has not been exercised, the last Hire Payment Date shall fall on the last day of the Initial Charter Period; and (ii) in the case where the Extension Option has been exercised: (A) the last Hire Payment Date relating to the Initial Charter Period shall fall on the last day of such Initial Charter Period; (B) the first Hire Payment Date relating to the Extended Charter Period shall fall on the last day of the Initial Charter Period; and (C) the last Hire Payment Date relating to the Extended Charter Period shall fall on the last day of the Extended Charter Period). "Hire Payment Schedule" means the indicative schedule set out in Schedule 3 (Hire Payment Schedule). "Hire Period" means: (a) in respect of the last Hire Payment Date, the period commencing on immediately preceding Hire Payment Date and ending on the last day of the Charter Period; and (b) in respect of each other Hire Payment Date (other than the First Hire Payment Date) (the "Relevant Hire Payment Date"), the period commencing on the immediately preceding Hire Payment Date and ending on such Relevant Hire Payment Date. "Holding Company" means, in relation to any entity, any other entity in respect of which it is a Subsidiary. "IAPPC" means a valid international air pollution prevention certificate for the Vessel issued under Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997). "Increased Costs" means: (a) a reduction in the rate of return from the Hire or on the Owners' overall capital; (b) an additional or increased cost; or (c) a reduction of any amount due and payable under any Transaction Document, which is incurred or suffered by the Owners to the extent that it is attributable to the Owners having entered into any Transaction Document or funding or performing its obligations under any Transaction Document. "Indemnitee" has the meaning given to such term in Clause 61 (Further indemnities). "Initial Charter Period" has the meaning given to such term in Clause 54 (Charter Period).

9 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" "Initial Sub-charter" means the time charter party dated 23 June 2022 entered into between the Charterer (as disponent owner) and the Initial Sub-charterers (as charterers) in respect of the Vessel. "Initial Sub-charter Relevant Event" means the occurrence of any of the following events: (a) any party to the Initial Sub-charter rescinds, cancels, repudiates or terminates or evinces an intention to rescind, cancel, repudiate or terminate the Initial Sub-charter; or (b) the Vessel is replaced (or is purported to be replaced) as the performing vessel under the Initial Sub-charter with another vessel or the Initial Sub-charter ceases to be in full force and effect for any reason whatsoever, provided that none of the foregoing events shall constitute an "Initial Sub-charter Relevant Event" if a replacement sub-charter on substantially the same terms as the Initial Sub-charter shall have been entered into between one of the Other Charterers in respect of one of the Other Vessels and effectively commenced with a commencement date falling no later than the date on which such relevant event(s) has occurred (or such later date and with such other terms and conditions as the Owners may require in their absolute discretion). "Initial Sub-charterers" means . "Innocent Owners' Interest Insurances" means all policies and contracts of innocent owners' interest insurance from time to time taken out by the Owners in relation to the Vessel. "Insurances" means all policies and contracts of insurance which are from time to time taken out or entered into by the Charterers in respect of the Vessel or her Earnings or otherwise in connection with the Vessel or her Earnings. "Intra-group Loan Agreement" means any intra-group loan agreement executed or to be executed between the Charterers and the Shareholder, pursuant to which the Shareholder may grant loans to the Charterers, and whose rights are, subject to the terms and conditions thereof, subordinated to the rights of the Owners under this Charter. "ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) (as amended by MSC 104 (73)) and A.913(22) (superseding Resolution A.788 (19)), as the same may be amended, supplemented or superseded from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code). "ISM Company" means, at any given time, the company responsible for the Vessel's compliance with the ISM Code under paragraph 1.1.2 of the ISM Code. "ISPS Code" means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time). "ISPS Company" means, at any given time, the company responsible for the Vessel's compliance with the ISPS Code. 10 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" "ISSC" means a valid international ship security certificate for the Vessel issued under the ISPS Code. "John Fredriksen Family" means Mr. John Fredriksen, his direct lineal descendants, the personal estate of any of them and/or any trust created solely for the benefit of any of the aforementioned persons and their estates. "JF Company" means any company or other entity wholly controlled, directly or indirectly, by the John Fredriksen Family. "Major Casualty Amount" means US Dollars five million (US$5,000,000) or the equivalent in any other currency or currencies. "Management Agreement" means, in relation to the Vessel, the technical and/or commercial ship management agreement and/or layup management agreement executed or to be executed (as the case may be) between the relevant Approved Manager and the Charterers. "Manager's Undertaking" means the deed of undertaking executed or to be executed by the relevant Approved Manager in favour of the Owners. "Margin" means: (a) in the case where an Initial Sub-charter Relevant Event occurs on or after the Delivery Date, 2.25% per annum; and (b) in all other cases, 2.15% per annum. "Market Disruption Event" has the meaning given to such term under paragraph (r) of Clause 41 (Hire). "Market Value" means, in relation to the Vessel, the value as determined in accordance with paragraph (ee) of Clause 49 (Valuation of Market Value). "MARPOL" means the International Convention for the Prevention of Pollution from Ships adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time). "Material Adverse Effect" means a material adverse change in, or a material adverse effect on: (a) the business, operations, property, condition (financial or otherwise) or prospects of the Charter Group taken as a whole; (b) the ability of any Obligor to perform and comply with their obligations under any Transaction Document or Project Document to which they are a party; (c) the validity, legality or enforceability of this Charter, any other Transaction Document or any Project Document; or (d) the effectiveness or ranking of any Security Interests granted pursuant to any of the Transaction Documents or the rights or remedies of the Charterers under any of the Transaction Documents and any Project Document. 11 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" "MOA" has the meaning given to such term in Clause 34 (Background). "Mortgagees' Interest Insurances" means all policies and contracts of mortgagees' interest insurance, mortgagees' additional perils (oil pollution) insurance and any other insurance from time to time taken out by any Finance Party in relation to the Vessel. "Necessary Authorisations" means all Authorisations of any person including any government or other regulatory authority required by applicable law to enable it to: (a) lawfully enter into and perform its obligations under the Transaction Documents and the Project Documents to which it is party; (b) ensure the legality, validity, enforceability or admissibility in evidence in England and, if different, its jurisdiction of incorporation, of such Transaction Documents and Project Documents to which it is party; and (c) carry on its business from time to time. "Net Sale Proceeds" has the meaning given to such term in Clause 51 (Termination Events). "Obligor" means each of the Charterers, the Charter Guarantors and any person within the Charterer Group that may be party to a Transaction Document from time to time (other than the Owners and the Account Bank). "Other Charters" means the bareboat charter entered or to be entered into in respect of an Other Vessel between the relevant Other Charterers and the relevant Other Owners. "Other Charterers" means Flex LNG Reliance Limited, Flex LNG Courageous Limited and Flex LNG Constellation Limited. "Other Owners" means Xiang L47 HK International Ship Lease Co., Limited, Xiang H69 International Ship Lease Co., Limited and Xiang H70 International Ship Lease Co., Limited. "Other Vessels" means three Liquefied Natural Gas carriers known as m.v. "Flex Artemis" with IMO number 9851634, m.v. "Flex Constellation" with IMO number 9825427 and m.v. "Flex Courageous" with IMO number 9825427. "Owners’ Account" has the meaning given to such term in Clause 41(d). "Party" means a party to this Charter. "Payment Date" has the meaning given to such term under the MOA. "Payment Notice" has the meaning given to such term under the MOA. "Permitted Security Interest" means: (a) any Security Interest created or to be created in accordance with the Security Documents; (b) liens for unpaid master's and crew's wages in accordance with first class ship ownership and management practice; (c) liens for salvage; 12 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (d) liens for master's disbursements incurred in the ordinary course of trading; (e) any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Vessel and not as a result of any default or omission by the Charterers, provided such liens do not secure amounts more than twenty-one (21) days overdue (unless the overdue amount is being contested in good faith by appropriate steps); (f) any Security Interest arising by operation of law in respect of Taxes which are not overdue for payment or which are being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made; (g) any liens securing obligations incurred in the ordinary course of trading and/or operating the Vessel and not more than twenty-one (21) days overdue; and (h) any Security Interest which has the prior written approval of the Owners. "Potential Termination Event" means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Owners or any combination of the foregoing is a Termination Event. "Pre-Approved Flag" means the Marshall Islands or other flag at the Charterers' option and approved by the Owners. "Prepositioning Date" has the meaning given to such term under the MOA. "Prior Charter" has the meaning given to such term under the MOA. "Prior Sellers" has the meaning given to such term under the MOA. "Project Documents" means each Sub-Charter and the Management Agreement(s). "Purchase Option Price" means the amount due and payable by the Charterers to the Owners pursuant to Clause 55 (Purchase option and transfer of title), being the aggregate of: (a) an amount equal to the aggregate of the Relevant Percentage of the Cost Balance as at the relevant Hire Payment Date (on which the Charterers or the Charterers' nominee will purchase the Vessel pursuant to paragraph (a) of Clause 55 (Purchase option and transfer of title) plus any Variable Hire which has accrued before that Hire Payment Date and which remains unpaid at such Hire Payment Date (where an estimate of such amount (the "Purchase Option Amount") is set out in Schedule 4 (Purchase Option Amount) based on certain assumptions set out thereunder, on the understanding that such estimate shall be adjusted, updated, revised and replaced from time to time by the Owners to reflect any changes in the underlying figures on which such estimate is based and/or if any assumption is no longer true); (b) any interest accrued due and unpaid pursuant to paragraph (i) of Clause 41 (Hire); (c) all Unpaid Sums due and payable together with (in each case where applicable) interest accrued thereon pursuant to paragraph (i) of Clause 41 (Hire) from the due date for payment thereof up to the date of actual payment; and (d) any Break Cost.

13 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" "Purchase Price" has the meaning given to such term under the MOA. "Quiet Enjoyment Letter" means, in relation to the Vessel, a letter which the Finance Parties (or their authorised agent on their behalf) shall issue in favour of the Charterers, such letter to be in such form and substance as the Finance Parties may require. "Relevant Hire Payment Date" has the meaning given to such term under paragraph (b) of the definition of "Hire Period". "Relevant Percentage" means: (a) in the case where the Vessel is to be purchased pursuant to paragraph (a) of Clause 55 (Purchase option and transfer of title) any of the twelfth (12th) to the sixteenth (16th) Hire Payment Dates, 100.50%; (b) in the case where the Vessel is to be purchased pursuant to paragraph (a) of Clause 55 (Purchase option and transfer of title) on any of the seventeenth (17th) to the twentieth (20th) Hire Payment Dates, 100.25%; and (c) in the case where the Vessel is to be purchased pursuant to paragraph (a) of Clause 55 (Purchase option and transfer of title) on the twenty-first (21st) to forty-seventh (47th) Hire Payment Dates, 100%. "Requisition Compensation" means all compensation or other money which may from time to time be payable to the Charterers as a result of the Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire). "Restricted Party" means a person or entity that is (i) listed on, any Sanctions List; (ii) located in, incorporated under the laws of, or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of country- wide or territory-wide Sanctions; or (iii) otherwise a target of Sanctions ("target of Sanctions" signifying a person with whom a United States person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities), or owned or controlled, or acting on behalf, at the discretion or for the benefit of a person referred to in (i) and/or (ii) above. "Sanctions" means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing) imposed by law or regulation of any Sanctions Authority. "Sanctions Authority" means (i) the United States government; (ii) the United Nations; (iii) the European Union or its Member States; (iv) the United Kingdom; (v) the People's Republic of China; or (vi) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury ("OFAC"), the United States Department of State and Her Majesty's Treasury ("HMT"). "Sanctions List" means the "Specially Designated Nationals and Blocked Persons" list maintained by the OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authority. 14 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" "Security Interest" means a mortgage, charge, assignment, pledge, lien, or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. "Security Documents" means, in relation to the Vessel, the following: (a) the Charter Guarantees; (b) the Charterers' Assignment; (c) the Managers' Undertaking; (d) the Account Charge; (e) the Shares Pledge; (f) any Sub-Charterers' Assignment; and (g) any other document that may at any time be executed by any person creating, evidencing or perfecting any Security Interest to secure all or part of the Obligors' obligations under or in connection with the Transaction Documents, and "Security Document" means any one of them. "Settlement Date" means, following a Total Loss of the Vessel, the earliest of: (a) the date which falls 180 days after the date of occurrence of the Total Loss or, if such date is not a Business Day, the immediately preceding Business Day; and (b) the date on which the Owners receive the Total Loss Proceeds in respect of the Total Loss. "Shareholder" means Flex LNG Fleet Limited a company incorporated in Bermuda with registration number 52351 whose registered office is at Par la Ville Place, 4th Floor, 14 Par la Ville Road, Hamilton, HM08. "Shares Pledge" means the deed of charge of shares of the Charterers, executed or to be executed by the Shareholder in favour of the Owners. "SMC" means a valid safety management certificate issued for the Vessel by or on behalf of the Administration under paragraph 13.7 of the ISM Code. "SOFR" means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, re-calculation or re-publication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate). "Statement of Ownership" means the confirmation issued by the Charterers to the Owners on or about the date of this Charter relating to the ownership by the JF Companies in respect of the issued shares of each Charter Guarantor. "Sub-Charter" means the Initial Sub-charter, any contract of affreightment, any demise charterparty, or any time or voyage charterparty of a duration exceeding twenty-four (24) 15 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" months (whether by virtue of any optional extensions or otherwise) entered into between the Charterers as disponent owners and any Sub-Charterers for the chartering of the Vessel by the Charterers to the Sub- Charterers. "Sub-Charter Quiet Enjoyment Letter" means, in relation to the Vessel, any letter which (i) the Owners and/or (ii) the Finance Parties (or their authorised agent on their behalf) shall (subject to the terms of this Charter) issue in favour of the Sub-Charterers, such letter to be in such form and substance as the Owners, the Charterers, the Sub-Charterers and the Finance Parties may approve and which shall provide, including without limitation for step-in and cure/remedy rights of the Finance Parties (or their authorised agent on their behalf) in relation to the Vessel and the relevant Sub-Charter. "Sub-Charterers" means any person entering into a Sub-Charter with the Charterers for the chartering of the Vessel from the Charterers (as disponent owners) to such person (as charterer). "Sub-Charterers' Assignment" means the deed of assignment executed or to be executed (as the case may be) by any Sub-Charterers (which has entered into a demise charterparty in respect of the Vessel as permitted in accordance with Clause 52 (Sub-chartering and assignment) in favour of the Owners in relation to certain of the Sub-Charterers' rights and interest in and to (amongst other things) the (a) Sub-Charterers' Earnings, (b) Sub-Charterers' Insurances and (c) Sub-Charterers' Requisition Compensation. "Sub-Charterers' Earnings" means all hires, freights, pool income and other sums payable to or for the account of any Sub-Charterers in respect of the Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of the Vessel. "Sub-Charterers' Insurances" means all policies and contracts of insurance which are from time to time taken out or entered into by any Sub-Charterers in respect of the Vessel or her Sub-Charterers' Earnings or otherwise in connection with the Vessel or her Sub-Charterers' Earnings. "Sub-Charterers' Requisition Compensation" means all compensation or other money which may from time to time be payable to any Sub-Charterers as a result of the Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire). "Subsidiary" is a subsidiary of another company if that other company: (a) holds a majority of the voting rights in it, or (b) is a member of it and has the right to appoint or remove a majority of its board of directors, or (c) is a member of it and controls alone, pursuant to an agreement with other members, a majority of the voting rights in it, or if it is a subsidiary of a company that is itself a subsidiary of that other company. 16 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" "Supplemental Deed" means the supplemental deed dated on or about the date of this Charter entered into between amongst others, the Other Owners and the Other Charterers in connection with the Other Charters. "Tax" or "tax" means any present and future tax (including, without limitation, value added tax, consumption tax or any other tax in respect of added value or any income), levy, impost, duty or other charge or withholding of any nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same); and "Taxes", "taxes", "Taxation" and "taxation" shall be construed accordingly. "Term SOFR" means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate). "Term SOFR Reference Rate" means: (a) the applicable Term SOFR for a period of 3 months; or (b) as otherwise determined pursuant to paragraph (r)(iii) of Clause 41 (Hire), and if, in either case, that rate is less than zero, the Term SOFR Reference Rate shall be deemed to be zero. "Termination" means the termination at any time of the chartering of the Vessel under this Charter. "Termination Event" means each of the events specified in paragraph (a) of Clause 51 (Termination Events). "Termination Notice" has the meaning given to such term in paragraph (k) of Clause 41 (Hire) and paragraph (c) of Clause 51 (Termination Events). "Termination Payment Date" means: (a) in respect of a termination of this Charter in accordance with paragraph (k) of Clause 41 (Hire), the date specified in the Termination Notice served on the Charterers pursuant to that Clause; (b) in respect of a Default Termination, the date specified in the Termination Notice served on the Charterers pursuant to paragraph (c) of Clause 51 (Termination Events) in respect of such Default Termination; or (c) in respect of a Total Loss Termination, the Settlement Date in respect of the Total Loss which gives rise to such Total Loss Termination. "Third Parties Act" means the Contracts (Rights of Third Parties) Act 1999. "Title Transfer PDA" means the protocol of delivery and acceptance in relation to the Vessel to be executed between the Owners and the Charterers, substantially in the form contained in Schedule 2 (Form of Title Transfer Protocol of Delivery and Acceptance) hereto.

17 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" "Total Loss" means during the Charter Period: (a) actual or constructive or compromised or agreed or arranged total loss of the Vessel; (b) the requisition for title or compulsory acquisition of the Vessel by any government or other competent authority (other than by way of requisition for hire); (c) the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture of the Vessel (not falling within paragraph (b) of this definition), unless the Vessel is released and returned to the possession of the Owners or the Charterers within ninety (90) days after the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture in question, and for the purpose of this Charter, (i) an actual Total Loss of the Vessel shall be deemed to have occurred at the date and time when the Vessel was lost but if the date of the loss is unknown the actual Total Loss shall be deemed to have occurred on the date on which the Vessel was last reported, (ii) a constructive Total Loss shall be deemed to have occurred at the date and time at which a notice of abandonment of the Vessel is given to the insurers of the Vessel and (iii) a compromised, agreed or arranged Total Loss shall be deemed to have occurred on the date of the relevant compromise, agreement or arrangement. "Total Loss Proceeds" means the proceeds of the Insurances or any other compensation of any description in respect of a Total Loss in respect of a Total Loss. "Total Loss Termination" means a termination of the Charter Period pursuant to the provisions of paragraph (a) of Clause 57 (Total Loss). "Transaction Documents" means, together, this Charter, the MOA, the Security Documents, each Fee Letter and such other documents as maybe agreed by the Parties from time to time. "Unpaid Sum" means any sum due and payable but unpaid by any Obligor under the Transaction Documents. "US Dollars", "Dollars", "USD", "US$" and "$" each means available and freely transferable and convertible funds in lawful currency of the United States of America. "US Government Securities Business Day" means any day other than: (a) a Saturday or a Sunday; and (b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities. "US Tax Obligor" means: (a) an Obligor which is resident for tax purposes in the United States of America; or (b) an Obligor some or all of whose payments under the Transaction Documents to which it is a party are from sources within the United States for US federal income tax purposes. 18 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" "Valuation Report" means, in relation to the Vessel, a valuation report of the Vessel addressed to the Owners and the Charterers from an Approved Broker indicating the valuation of the Vessel on a date falling no earlier than 60 days prior. "Variable Hire" means in respect of each Hire Payment Date, the figure set out in the column "Variable Hire" in the Current Hire Payment Schedule against such Hire Payment Date. "Vessel" means the Liquefied Natural Gas carrier known as m.v. Flex Amber with IMO number 9857377 as more particularly described in Boxes 5 (Vessel's name, call sign and flag) to 10 (Classification Society) of this Charter. 33 INTERPRETATIONS (a) In this Charter, unless the context otherwise requires, any reference to: (i) this Charter include the Schedules hereto and references to Clauses and Schedules are, unless otherwise specified, references to Clauses of and Schedules to this Charter and, in the case of a Schedule, to such Schedule as incorporated in this Charter as substituted from time to time; (ii) any statutory or other legislative provision shall be construed as including any statutory or legislative modification or re-enactment thereof, or any substitution therefor; (iii) the term "Vessel" includes any part of the Vessel; (iv) the "Owners", the "Charterers", any "Obligor", "Sub-Charterers" or any other person include any of their respective successors, permitted assignees and permitted transferees; (v) any agreement, instrument or document include such agreement, instrument or document as the same may from time to time by amended, modified, supplemented, novated or substituted; (vi) the "equivalent" in one currency (the "first currency") as at any date of an amount in another currency (the "second currency") shall be construed as a reference to the amount of the first currency which could be purchased with such amount of the second currency at the spot rate of exchange quoted by the Owners at or about 11:00 a.m. two (2) Business Days (being a day other than a Saturday or Sunday on which banks and foreign exchange markets are generally open for business in Shanghai) prior to such date for the purpose of the first currency with the second currency for delivery and value on such date; (vii) "hereof", "herein" and "hereunder" and other words of similar import means this Charter as a whole (including the Schedules) and not any particular part hereof; (viii) "law" includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, rule, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement, or official or judicial interpretation of any of the foregoing, in each case having the force of law and, if not having the force of law, in respect of which compliance is generally customary; 19 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (ix) the word "person" or "persons" or to words importing persons include, without limitation, any state, divisions of a state, government, individuals, partnerships, corporations, ventures, government agencies, committees, departments, authorities and other bodies, corporate or unincorporated, whether having distinct legal personality or not; (x) the "winding-up", "dissolution", "administration", "liquidation", "insolvency", "reorganisation", "readjustment of debt", "suspension of payments", "moratorium" or "bankruptcy" (and their derivatives and cognate expressions) of any person shall each be construed so as to include the others and any equivalent or analogous proceedings or event under the laws of any jurisdiction in which such person is incorporated or any jurisdiction in which such person carries on business; (xi) "protection and indemnity risks" means the usual risks covered by a protection and indemnity association which is a member of the International Group of P&I Club, including pollution risks, extended passenger cover and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of the Nordic Marine Insurance Plan of 2013 (version 2023), clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hull)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls)(1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision; (xii) a Potential Termination Event or Termination Event which is "continuing" is a reference to a Potential Termination Event or Termination Event which is not remedied or waived; and (xiii) words denoting the plural number include the singular and vice versa. (b) Headings are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Charter. (c) A time of day (unless otherwise specified) is a reference to Shanghai time. 34 BACKGROUND (a) It is noted by the parties that: (i) the Vessel was constructed and delivered by the Builders (as builder) to the Prior Sellers (as buyer) on 14 October 2020; and (ii) the Prior Sellers (as owners) have agreed to sell, and the Charterers (as charterers) have agreed to purchase the Vessel, pursuant to the terms of a purchase option granted by the Prior Sellers to the Charterers under the Prior Charter. (b) By a memorandum of agreement (the "MOA") of even date herewith made between the Owners (as buyers thereunder) and the Charterers (as sellers thereunder), the Owners have agreed to purchase and the Charterers have agreed to sell the Vessel, subject to the terms and conditions therein. (c) If: 20 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (i) the Vessel is not delivered by the Cancelling Date (or such later date as the Owners and the Charterers may agree) (other than caused by any act or omission of any Obligor constituting a Potential Termination Event or Termination Event); or (ii) prior to delivery of the Vessel under the MOA, it becomes unlawful for the Owners (as buyers) to perform or comply with any or all of their obligations under the MOA or any of the obligations of the Owners under this Charter the MOA is not or ceases to be legal, valid, binding and enforceable, neither Party shall be liable to the other for any claim arising out of this Charter and this Charter shall immediately terminate and be cancelled (with the exception of Clause 17 (Part II) (Indemnity) and Clause 61 (Further indemnities)) provided however that the Charterers shall remain obliged to pay all fees which the Charterers are obliged to pay pursuant to paragraph (a) of Clause 58 (Fees and expenses), and any such payment shall not be construed as a penalty but shall represent an agreed estimate of the loss and damage suffered by the Owners in entering into this Charter and shall therefore be paid as compensation to the Owners. (d) Accordingly, the Parties hereby agree that the Owners' obligation to charter the Vessel to the Charterers under this Charter is subject to the effective transfer of ownership of the Vessel to the Owners pursuant to the MOA. 35 DELIVERY (a) The Owners will deliver and the Charterers will take delivery of the Vessel under this Charter immediately, which to the extent possible shall be deemed to take place simultaneously, after the Charterers deliver the Vessel to the Owners under the MOA on the Delivery Date , subject to which, the Charterers will accept the Vessel on an "as is where is" basis on delivery under this Charter. (b) Once the Charterers have delivered the Vessel and the Owners have accepted the Vessel under the MOA, the Charterers will be deemed to have accepted the Vessel under this Charter with any faults, deficiencies and errors of description. (c) The Charterers shall not be entitled for any reason whatsoever to refuse to accept delivery of the Vessel under this Charter once the Vessel has been delivered to and accepted by the Owners (in their capacity as buyers under the MOA) from the Charterers (in their capacity as sellers under the MOA) under the MOA, and the Owners shall not be liable for any losses, costs or expenses whatsoever or howsoever arising including without limitation, any loss of profit or any loss or otherwise: (i) resulting directly or indirectly from any defect or alleged defect in the Vessel or any failure of the Vessel; or (ii) arising from any delay in the commencement of the Charter Period or any failure of the Charter Period to commence. (d) The obligation of the Owners to purchase and take delivery of the Vessel pursuant to the MOA and to charter the Vessel to the Charterers pursuant to this Charter shall be subject to the following conditions: (i) no Termination Event or Potential Termination Event having occurred which is continuing on the date of this Charter and the Delivery Date;

21 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (ii) the representations and warranties referred to in Clause 48 (Charterers' representations and warranties) being true and correct in all material respects on the date of this Charter and the Delivery Date; (iii) the Owners shall have received the documents and evidence referred to in Clause 37 (Conditions precedent), in each case in all respects in form and substance satisfactory to it within the timelines prescribed therein (unless waived by the Owners); (iv) the Delivery Date falls on or before the Cancelling Date; and (v) the simultaneous delivery of the Vessel from the Charterers to the Owners under and subject to the terms of the MOA. (e) Provided that the conditions referred to in paragraph (d) of Clause 35 above have been fulfilled or waived with or without conditions to the satisfaction of the Owners (which shall be evidenced in writing by the Owners), the Owners and the Charterers agree that: (i) the Charterers shall, at their own expense, upon the Delivery Date arrange for the Vessel to be registered in the name of the Owners as registered owner, and procure the issue of a transcript of register, giving evidence of title which shows the Owners being registered as the registered owner and that the Vessel is free from any registered Security Interest (other than any mortgage(s) registered by the Owners in favour of the Finance Parties); (ii) the Charterers shall take delivery of the Vessel from the Owners under this Charter (such delivery to be conclusively evidenced by a duly executed BBC PDA) simultaneously with the acceptance of delivery of the Vessel by the Owners from the Charterers pursuant to the MOA; (iii) the Charterers will accept the Vessel: (A) on an "as is where is" basis in exactly the same form and state as the Vessel is delivered by the Charterers to the Owners pursuant to the MOA; and (B) in such form and state with any faults, deficiencies and errors of description; (iv) the acceptance of delivery of the Vessel by the Charterers from the Owners pursuant to this Charter shall take place simultaneously with the acceptance of delivery of the Vessel by the Owners from the Charterers pursuant to the MOA; and (v) the Charterers shall have no right to refuse acceptance of delivery of the Vessel into this Charter if the Vessel is delivered to the Owners pursuant to the MOA and, notwithstanding and without prejudice to the foregoing, the Owners and the Charterers nonetheless agree to enter into and execute the BBC PDA on delivery of the Vessel under this Charter. (f) The Charterers acknowledge and agree that the Owners are not the manufacturer or original supplier of the Vessel which has been purchased by the Owners from the Charterers pursuant to the MOA, and have therefore made no representations or warranties in respect of the Vessel or any part thereof, and hereby waive all their rights in respect of any warranty or condition implied (whether statutory or otherwise) on the part of the Owners and all claims against the Owners howsoever the same might arise at any time in respect of the Vessel, or arising out of the construction, operation or performance of the Vessel and the chartering 22 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" thereof under this Charter (including, without limitation, in respect of the seaworthiness or otherwise of the Vessel). (g) In particular, and without prejudice to the generality of paragraph (f) of Clause 35 above, the Owners shall be under no liability whatsoever, howsoever arising, in respect of the injury, death, loss, damage or delay of or to or in connection with the Vessel or any person or property whatsoever, whether onboard the Vessel or elsewhere, and irrespective of whether such injury, death, loss, damage or delay shall arise from the unseaworthiness of the Vessel. For the purpose of this paragraph (g) of Clause 35, "delay" shall include delay to the Vessel (whether in respect of delivery under this Charter or thereafter and any other delay whatsoever). 36 [INTENTIONALLY OMITTED.] 37 CONDITIONS PRECEDENT (a) Notwithstanding anything to the contrary in this Charter, the obligations of the Owners to purchase and take delivery of the Vessel pursuant to the MOA and to charter the Vessel to the Charterers under this Charter are subject to and conditional upon the Owners' receipt of following documents and evidence (in each case in form and substance acceptable to the Owners) on or before the timelines specified below (or such other date as the Owners and the Charterers may agree): (i) no later than by the date of this Charter: (A) a duly executed original of each of the following: (1) this Charter; (2) the MOA; (3) the Charter Guarantees; (4) the (undated) Charterers' Assignment; (5) the (undated) Managers' Undertaking; (6) the (undated) Shares Pledge; (7) the (undated) Account Charge; (8) the Sub-Charterers’ Assignment (if any); and (B) all documents required to be provided under any of the Security Documents (which shall be undated for so long as the Security Document pursuant to which such document is provided is also undated), but excluding: (1) the letters of undertaking from the insurers, underwriters, protection and indemnity clubs and association; (2) the originals of any share certificates of the Charterers required under the Shares Pledge; (3) the acknowledgment by the account bank required under the Account Charge; and 23 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (4) the acknowledgment by the Sub- Charterers (if any) to the assignment of the Sub-Charter; (C) a copy of the memorandum and articles of association (or equivalent documents) (and all amendments thereto) of each Obligor and any other documents required to be filed or registered or issued under the laws of their jurisdiction of incorporation to establish their incorporation; (D) a copy of the duly executed written resolutions or (as the case may be), resolutions passed at separate meetings, in each case, of the board of directors and (if required by any legal advisors to the Owners) shareholders of each Obligor (or the relevant stakeholders as such legal advisors may specify), evidencing its approval of the Transaction Documents and the Project Documents to which it is a party and authorising appropriate officers or attorneys to execute the same and to sign all notices required to be given hereunder or thereunder on its behalf or other evidence of such approvals and authorisations as shall be acceptable to the Owners; (E) if applicable, the original power of attorney of each Obligor under which any of the Transaction Documents to which it is a party are to be executed or transactions undertaken by that party; (F) a duly executed original of the certificate issued by an officer of the Charterers and each other Obligor which is party to a Transaction Document dated no earlier than the date of this Charter: (1) confirming that each document provided by it or on its behalf to the Owners under this Clause 37 (Conditions Precedent)) is true and complete and remains in full force and effect as at the date of this Charter; and (2) setting out the specimen signatures of each authorised signatory (and his/her capacity) of such Obligor executing such Transaction Document to which it is a party; (G) if applicable, copies of all Necessary Authorisations; (H) a copy of the duly executed Management Agreements, together with all addenda, amendments or supplements thereto; (I) a true and complete copy of any duly executed Sub-Charter, if applicable, together with all addenda, amendments or supplements thereto; (J) evidence satisfactory to the Owners that the Effective Date (as defined under the Supplemental Deed) has occurred; (ii) no later than by the date falling at least eight (8) Business Days prior to the Prepositioning Date (and to the extent not already provided to the Owners pursuant to sub-paragraph (a)(i) of this Clause 37 (Conditions Precedent)) each of the conditions precedent set out under clause 20(b)(iv)(B) of the MOA; (iii) no later than by the date falling at least seven (7) Business Days prior to the Prepositioning Date: 24 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (A) a duly executed original of the Payment Notice together with a certificate of an officer of the Charterers dated no earlier than the date of the Payment Notice confirming that each copy document provided by or on behalf of the Charterers under this Clause 37 (Conditions Precedent)) is true and complete and remains in full force and effect as at such date; (B) evidence satisfactory to the Owners that: (1) all the conditions under clause 8 of the MOA have been satisfied or, in the Owners' opinion, will be satisfied on the Delivery Date; (2) the Vessel is (or will on the Delivery Date) be insured in the manner required by the Transaction Documents; (3) each of the following documents are in agreed form: (I) the letters of undertaking from the insurers, underwriters, protection and indemnity clubs and association; (II) the acknowledgment by the account bank required under the Account Charge; (III) the acknowledgment by the Sub-Charterers (if any) to the assignment of the Sub-Charter; and (IV) if required, the letter of quiet enjoyment has been (or will by the Delivery Date be) entered into between the Owners, the Charterers and the Initial Sub-charterers; (C) a Valuation Report (at the Charterers' cost) evidencing that the Market Value of the Vessel is no less than US$220,000,000; (D) evidence that the fees, costs and expenses then due from the Charterers pursuant to the MOA and this Charter (including Clauses 58 (Fees and expenses) and 61 (Further indemnities)) have been paid or will be paid at such time as is agreed with the Owners; (E) evidence satisfactory to the Owners that the Arrangement Fee and any other fees, costs and expenses then due from the Charterers to the Owners under the Transaction Documents will be paid and received by, the Owners by its relevant due date; (iv) no later than on or prior to the Delivery Date: (A) a copy of: (1) the Approved Managers' current Document of Compliance (as such term is defined pursuant to the ISM Code); (2) the Vessel's current ISSC; (3) the Vessel's current IAPPC;

25 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (4) the Vessel's current SMC (as such term is defined pursuant to the ISM Code); (5) the Vessel's classification certificate, free of all recommendations and requirements from the Classification Society; (B) a duly executed original of the certificate of an officer of the Charterers dated no earlier than the Delivery Date confirming that: (1) no Initial Sub-charter Relevant Event has occurred as at such date; and (2) each document provided to the Owners under this Clause 37 (Conditions Precedent)) is true and complete and remains in full force and effect as at such date; (C) to the extent not already provided to the Owners pursuant to the foregoing provisions of this Clause: (1) evidence satisfactory to the Owners that the originals of the share certificate(s) of the Charterers will be despatched to the Owners immediately following Delivery; (2) a copy of: (I) the duly executed (but undated) acknowledgment by the Sub- Charterers (if any) to the assignment of the Sub-Charter; and (II) if required, the duly executed (but undated) letter of quiet enjoyment to be entered into between the Owners, the Charterers and the Initial Sub-charterers; (D) evidence satisfactory to the Owners that any undated Security Documents together with any other documents required to be provided pursuant thereto, have been (or will be) dated immediately following Delivery; (E) a legal opinion issued by legal advisers to the Owners in the following jurisdictions, each in form and substance satisfactory to and agreed by the Owners (acting reasonably) (or confirmation satisfactory to the Owners that such an opinion will be given): (1) England and Wales; (2) the Marshall Islands; (3) Norway; (4) Bermuda; and (5) such other jurisdictions as the Owners may reasonably consider necessary. (b) If the Owners in their sole discretion agree to deliver the Vessel under this Charter to the Charterers before all of the documents and evidence required by this Clause 37 (Conditions 26 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" precedent) have been delivered to or to the order of the Owners, the Charterers undertake to deliver all outstanding documents and evidence to or to the order of the Owners no later than five (5) Business Days after the Delivery Date or such other date as specified by the Owners, acting in their sole discretion. The delivery of the Vessel by the Owners to the Charterers under this Charter shall not, unless otherwise notified by the Owners (acting in their sole discretion) to the Charterers in writing, be taken as a waiver of the Owners' right to require production of all the documents and evidence required by this Clause 37 (Conditions precedent). 38 BUNKERS AND LUBOILS (a) At delivery the Charterers shall take over all bunkers, lubricating oil, hydraulic oil, greases, water and un-broached stores and provisions in the Vessel without cost. (b) To the extent that Clause 43 (Redelivery) applies, at redelivery the Owners shall take over all bunkers, unused lubricating oil, hydraulic oil, greases, water and un-broached provisions and other consumable stores in the Vessel at the cost of the Owners (which cost shall be determined at the original purchase price as evidenced by copies of invoices certified by a director or attorney of the Charterers and which shall be payable until all payments receivable by the Owners upon redelivery have been received by the Owners and, at the Owners' option, such cost may be set-off against any payment receivable by the Owners), provided that the Owners shall not be responsible for any such costs of bunkers, lubricating oil, hydraulic oil, greases, water and un-broached stores and provisions in the Vessel after the occurrence of a Termination Event and the redelivery of the Vessel is effected a result of such Termination Event. 39 FURTHER MAINTENANCE AND OPERATION (a) The good commercial maintenance practice under Clause 10 (Maintenance and Operation) (Part II) of this Charter shall be deemed to include: (i) the maintenance and operation of the Vessel by the Charterers in accordance with (as the following are amended from time to time): (A) the relevant regulations, requirements and recommendations of the Classification Society; (B) the relevant regulations, requirements and recommendations of the country and flag of the Vessel's registry; (C) any applicable IMO regulations (including but not limited to the ISM Code, the ISPS Code and MARPOL); (D) all other applicable laws or regulations; and (E) Charterers' current standard operations and maintenance manuals; (ii) the maintenance and operation of the Vessel by the Charterers taking into account: (A) engine manufacturers' recommended maintenance and service schedules; (B) Builders' operations and maintenance manuals; and 27 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (iii) recommended maintenance and service schedules of all installed equipment and pipework. (b) In addition to the above, the Charterers shall at the request of the Owners, arrange access to class records for the Owners as available to the Charterers. (c) Any equipment that is found not to be required on board as a result of law or regulation is either to be removed at the Charterers expense or to be maintained in operable condition. (d) The title to any equipment: (i) placed on board as a result of operational requirements of the Charterers shall automatically be deemed to belong to the Owners (unless hired from or belonging to a third party) immediately upon such placement, and such equipment may only be removed: (A) with the Owners' prior written consent, (B) at the Charterers' own expense, and (C) without damage to the Vessel; and (ii) replaced, renewed or substituted shall remain with the Owners until the part or equipment which replaced it or the new or substitute part or equipment becomes property of the Owners. (e) Without prejudice to any other provisions under this Charter, the Charterers shall maintain, use and operate the Vessel with commercially reasonable care as if the Charterers were the owner of the same. 40 STRUCTURAL CHANGES AND ALTERATIONS (a) Unless required by the Classification Society, compulsory legislation or pursuant to the terms of any Sub-Charter, the Charterers shall make no material structural changes in the Vessel or material changes in the machinery, engines, appurtenances or spare parts thereof without in each instance first securing the Owners' consent thereto, such consent not to be unreasonably withheld or delayed, provided that: (i) any such changes do not have a material adverse effect on the Vessel's certification or the Vessel's fitness for purpose; (ii) any such changes will not diminish the value of the Vessel and/or have a material adverse effect on the safety, performance, value or marketability of the Vessel; (iii) the Charterers shall bear all time, costs and expenses in relation to any such changes; (iv) the Charterers shall furnish the Owners with: (A) copies of all plans in relation to such changes; (B) if applicable, confirmation from the Classification Society that such changes will not adversely affect the class of the Vessel, provided always that such Classification Society agrees to issue such confirmation; (C) one Valuation Report (at the Charterers' cost) on the Market Value of the Vessel after the implementation of such changes. 28 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (b) Upon the occurrence of any Termination Event which is continuing, if the Owners decide to retake possession of the Vessel, the Charterers shall at their expense restore the Vessel to its former condition unless the changes made are carried out: (i) to improve the performance, operation or marketability of the Vessel; or (ii) as a result of a regulatory compliance. (c) Any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation shall be for the Charterers' account and the Charterers shall not have any right to recover from the Owners any part of the cost for such improvements, changes or new equipment either during the Charter Period or, to the extent that Clause 43 (Redelivery) applies, at redelivery of the Vessel. The Charterers shall promptly give written notice to the Owners of any such improvement, structural changes or new equipment. 41 HIRE (a) In consideration of the Owners' agreement to charter the Vessel to the Charterers pursuant to the terms hereof, the Charterers agree to pay to the Owners the following sums on the relevant dates as follows: (i) on the Delivery Date, the Advance Hire, provided that: (A) the obligation of the Charterers to pay to the Owners an amount equivalent to the Advance Hire pursuant to this Charter may be set-off against the obligation of the Owners (in their capacity as buyers under the MOA) to pay to the Charterers (in their capacity as sellers under the MOA) such portion of the Purchase Price which is equivalent to the Advance Hire pursuant to the terms of the MOA; (B) the Advance Hire shall not constitute any part of the Hire; and (C) the Advance Hire shall be non-refundable; (ii) on each and every Hire Payment Date, by way of fixed hire, an instalment of Fixed Hire being: (A) in respect of each of the first 40 Hire Payment Dates in respect of the Initial Charter Period, an amount calculated by reference to the following formula: (Actual Owners’ Costs minus Expiry Purchase Option Price (Initial Charter Period)) divided by 40; (B) in respect of the 41st Hire Payment Date and each of the 7 Hire Payment Dates falling thereafter during the Extended Charter Period, an amount calculated by reference to the following formula: (Expiry Purchase Option Price (Initial Charter Period) minus Expiry Purchase Option Price (Extended Charter Period)) divided by 8; (iii) on each and every Hire Payment Date (other than the First Hire Payment Date), by way of variable hire, an instalment of Variable Hire (being an amount calculated by

29 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" multiplying (A) the Cost Balance immediately prior to the relevant Hire Payment Date by (B) the aggregate of the Margin and the applicable Term SOFR Reference Rate and (C) a fraction whose denominator is three hundred and sixty (360) and numerator is the number of days which will elapse from the immediately preceding Hire Payment Date (including that day) until the current Hire Payment Date (or, if the Hire Period does not end on a Hire Payment Date, the last day of the Hire Period) (not including that day) during the then Hire Period (the "Formula")). For the purpose of determining any Hire payment: (A) Variable Hire shall accrue during each Hire Period; (B) the Charterers hereby expressly acknowledge that the Hire Payment Schedule is based on the applicable Assumed Owners' Costs, the applicable Expiry Purchase Option Price and an assumed Delivery Date (each as stated therein) and therefore on the date hereof is indicative and is for reference purpose only; and (C) accordingly, the Charterers irrevocably consent and agree with the Owners that the Owners shall deliver to the Charterers, on or at any relevant time during the Charter Period, a revised Hire Payment Schedule calculated by reference to the relevant circumstances and parameters at such time (including, without limitation, (x) the Actual Owners' Costs, (y) the applicable Expiry Purchase Option Price and (z) the actual Delivery Date at any relevant time since the Current Hire Payment Schedule is prepared). The latest revised Hire Payment Schedule prepared and delivered to the Charterers pursuant to this Clause 41 (Hire) shall, from the date the same is delivered to and approved by the Charterers (such approval not to be unreasonably withheld or delayed), be deemed to be incorporated into this Charter and, for the purposes of this Charter, shall thereafter: (1) constitute the Current Hire Payment Schedule; and (2) save for manifest error, be conclusive evidence of the rate of Hire payable under this Charter and the Owners shall, as soon as practicable after receipt of a request of the Charterers, send to the Charterers such details as may reasonably be required by the Charterers setting out the manner in which any such rate of Hire has been calculated, together with such documents and calculations as may reasonably be required by the Charterers in order to verify the same; and (D) in the event of any conflict between the Formula and the Current Hire Payment Schedule, the Current Hire Payment Schedule shall prevail. (b) The Hire shall be paid to the Owners' Account in advance before 4:00 p.m. (Shanghai time) on each Hire Payment Date (in respect of which time is of the essence). (c) Any payment provided herein due on any day which is not a Business Day shall be payable on the immediately preceding Business Day. 30 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (d) All payments under this Charter shall be made to the account opened in the name of the Owners as specified in Box 26 (Part I) or such other account opened in the name of the Owners (the "Owners' Account") with such bank as the Owners may choose, the details of which shall be notified by the Owners to the Charterers no later than five (5) Business Days prior to the Delivery Date (or such other account as the Owners may notify the Charterers in writing from time to time) for credit to the account of the Owners. (e) Following delivery of the Vessel to, and acceptance by, the Charterers under this Charter, the Charterers' obligation to pay Hire in accordance with this Clause 41 (Hire) shall, subject to Clause 17 (Indemnity), be absolute irrespective of any contingency whatsoever including but not limited to: (i) any set-off (save as permitted under paragraph (a) of this Clause 41 (Hire)), counterclaim, recoupment, defence or other right which the Charterers may have against the Owners, the Finance Parties or any other third party (unless otherwise agreed between the Owners and the Charterers); (ii) any unavailability of the Vessel, for any reason, including but not limited to any action or inaction by any sub-charterer, seaworthiness, condition, design, operation, merchantability or fitness for use or purpose of the Vessel or any apparent or latent defects in the Vessel or its machinery and equipment or the ineligibility of the Vessel for any particular use or trade or for registration of documentation under the laws of any relevant jurisdiction or lack of registration or the absence or withdrawal of any consent required under the applicable law of any relevant jurisdiction for the ownership, chartering, use or operation of the Vessel or any damage to the Vessel; (iii) any lack or invalidity of title or any other defect in title; (iv) any failure or delay on the part of either Party to this Charter, whether with or without fault on its part, in performing or complying with any of the terms, conditions or other provisions of this Charter; (v) any insolvency, bankruptcy, reorganisation, arrangement, readjustment of debt, dissolution, administration, liquidation or similar proceedings by or against the Owners, the Charterers or any Sub-Charterers, or any change in the constitution of the Owners, the Charterers or any Sub-Charterers; (vi) any invalidity or unenforceability or lack of due authorisation of or any defect in this Charter or any Sub-charter (where applicable); or (vii) any other cause which would but for this provision have the effect of terminating or in any way affecting the obligations of the Charterers hereunder, it being the intention of the Parties that the provisions of this Clause 41 (Hire), and the obligation of the Charterers to pay Hire and make any payments under this Charter, shall (save as expressly provided in this Clause 41 (Hire)) survive any frustration and that, save as expressly provided in this Charter, no moneys paid under this Charter by the Charterers to the Owners shall in any event or circumstance be repayable to the Charterers). (f) All payments of Hire and all other Unpaid Sums to the Owners pursuant to this Charter and the other relevant Transaction Documents shall be made in immediately available funds in USD, free and clear of, and without deduction for or on account of, any Taxes, unless the Charterers are required by law or regulation to make any such payment of Hire subject to such taxes. 31 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (g) In the event that the Charterers are required by any law or regulation to make any deduction or withholding on account of any taxes which arise as a consequence of any payment due under this Charter, then: (i) the Charterers shall notify the Owners promptly after they become aware of such requirement; (ii) the Charterers shall remit the amount of such taxes to the appropriate taxation authority within any applicable time limits and in any event prior to the date on which penalties attach thereto; and (iii) such payment shall be increased by such amount as may be necessary to ensure that the Owners receive a net amount which, after deducting or withholding such taxes, is equal to the full amount which the Owners would have received had such payment not been subject to such taxes. (h) The Charterers shall forward to the Owners evidence satisfactory to the Owners that any such taxes have been remitted to the appropriate taxation authority within thirty (30) days of the expiry of any time limit within which such taxes must be so remitted or, if earlier, the date on which such taxes are so remitted. (i) Subject to sub-paragraph (i) of paragraph (a) of Clause 51 (Termination Events), if the Charterers fail to pay any amount payable by it under a Transaction Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent (2%) per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non- payment, constituted a Fixed Hire in the currency of the Unpaid Sum for successive Hire Periods. Any interest accruing under this paragraph (i) of this Clause 41 (Hire) shall be immediately payable by the Charterers on demand by the Owners. Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each period selected by the Owners but will remain immediately due and payable. (j) In the event that this Charter is terminated for whatever reason, the Charterers' obligation to pay Hire and such other Unpaid Sum which (in each case) has accrued due before such termination, and which remains unpaid at the date of such termination, shall continue notwithstanding such termination. (k) In the event that it becomes unlawful or it is prohibited for either the Owners or the Charterers to charter the Vessel pursuant to this Charter, then the Owners and Charterers shall, if and to the extent that such new or changed law or regulation or such interpretation or application permit, notify the other Party of the relevant event and negotiate in good faith for a period of thirty (30) days from the date of the receipt of the relevant notice by the other Party to agree an alternative. If such agreement is not reached within such thirty (30)-day period, the Charterers agree that, in such circumstances, the Owners shall have the right to terminate this Charter by delivering to the Charterers a Termination Notice, whereupon the Charterers shall be obliged to pay to the Owners the Early Termination Amount. (l) Subject to paragraph (n) of this Clause 41 (Hire) below, the Charterers shall, within ten (10) Business Days of a demand by the Owners, pay to the Owners the amount of any Increased Costs incurred directly by the Owners as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Charter. 32 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (m) The Owners shall notify the Charterers of any claim arising from paragraph (l) of this Clause 41 (Hire) above (and of the event giving rise to such claim). The Owners shall, as soon as practicable after having made a demand in respect of such claim, provide a certificate confirming the amount of its Increased Costs. (n) Paragraph (l) of this Clause 41 (Hire) above does not apply to the extent any Increased Costs is: (i) compensated for by a payment made under sub-paragraph (iii) of paragraph (g) of this Clause 41 (Hire) above; or (ii) attributable to the wilful breach by the Owners of any law or regulation. (o) The Charterers shall, within ten (10) Business Days of demand by the Owners, pay to the Owners any Break Costs. (p) Any certificate or statement signed by an authorised signatory of the Owners purporting to show the amount of the Debt (or any part of the Debt) or any other amount referred to in any Transaction Document shall, save for manifest error or on any question of law, be conclusive evidence as against the Charterers of that amount. The Owners shall, as soon as practicable after receipt of a request of the Charterers, send to the Charterers such details as may reasonably be required by the Charterers setting out the manner in which any such amount has been calculated provided that any such amount, except in the case of manifest error or on any question of law, shall be payable irrespective of whether the Charterers are satisfied with the form or content of any such detail, document or calculation. (q) If a change in any currency occurs, this Charter will, to the extent the Owners and the Charterers agree to be necessary, be amended to comply with any generally accepted conventions and market practice in the relevant market and otherwise to reflect the change in currency. (r) (i) [Intentionally omitted.] (ii) In this Charter, a "Market Disruption Event" means: (A) at or about noon in New York on the Applicable Rate Determination Date for an Applicable Rate Period, the Term SOFR Reference Rate is not available for the relevant Applicable Rate Period; or (B) before close of business in New York on the Applicable Rate Determination Date for an Applicable Rate Period, the Owners notify the Charterers that the cost to it of funding the Cost Balance from whatever source it may reasonably select for that Applicable Rate Period would be in excess of the Term SOFR Reference Rate. (iii) If a Market Disruption Event has occurred in relation to that Applicable Rate Period, the Term SOFR Reference Rate shall be the rate which expresses as a percentage rate per annum the cost to the Owners of the Cost Balance from whatever source it may reasonably select.

33 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (iv) If a Market Disruption Event occurs and the Owners and/or the Charterers so require, the Owners and the Charterers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the Variable Hire. Any alternative basis so agreed shall, with the prior consent of the Charterers and the Owners, be binding on all of the Parties. In the absence of such agreement, the Variable Hire shall be determined in accordance with sub-paragraph (r)(iii) of this Clause 41 (Hire) above provided that the Charterers shall have the right, upon giving thirty (30) days’ notice to the Owners, to terminate this Charter, whereupon the Charterers shall be obliged to pay to the Owners the Early Termination Amount. 42 INSURANCE (a) During the Agreement Term, the Charterers shall at their expense keep the Vessel insured against fire and usual marine risks (including hull and machinery and excess risks), oil pollution liability risks, war and protection and indemnity risks (and any risks against which it is compulsory to insure for the operation for the Vessel) and upon the Owners’ request, such other insurances as may be recommended by shipping industry associations and regulatory institutions from time to time in relation to the Vessel having regard to its trading and operations (including, but not limited to kidnap and ransom insurance), in each case, in US Dollars and in such market and on such terms as the Owners and the Finance Parties (if any) shall in writing approve (such approval shall not be unreasonably withheld). (b) Such insurances shall be arranged by the Charterers to protect the interests of the Owners, the Charterers and (if any) the mortgagee of the Vessel or such other relevant Finance Party, and the Charterers shall be at liberty to protect under such insurances the interests of any Approved Manager. (c) Insurance policies shall cover the Owners, the Charterers and (if any) the Finance Parties according to their respective interests. Subject to the approval of the Owners (acting on the instructions or with the approval of the Finance Parties (in each case if applicable)) and the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for. (d) The Charterers shall also remain responsible for and effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances. (e) The Charterers shall arrange that, at any time during the Agreement Term, the hull and machinery and war risks insurance shall be in an amount not less than the greater of: (i) an amount which equals one hundred and twenty per cent (120%) of the Cost Balance; and (ii) the current Market Value of the Vessel. (f) The terms of the hull and machinery insurance and the identity of the insurers shall be acceptable to the Owners and (if any) the Finance Parties. The Vessel shall be entered in a P&I Club which is a member of the International Group of Protection and Indemnity Association (or if the International Group of Protection and Indemnity Association ceases to exist, such P&I Club as may be approved by the Owners and (if any) the Finance Parties) on customary terms and shall be covered against liability for pollution claims in an amount not less than one billion 34 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" US Dollars (US$1,000,000,000). The P&I cover shall be placed with a P&I Club acceptable to the Owners and (if any) the Finance Parties. All insurances shall include customary protection in favour of the Owners and (if any) the Finance Parties as notice of cancellation and exclusion from liability for premiums or calls. The insurance policies or cover notes for the hull and machinery insurance shall name the Owners as co-assured, endorsing its rights and interests. The Owners shall be entered as a member for the P&I cover and war risks insurance. (g) The Charterers: (i) undertake to place the Insurances in such markets, in such currency, on such terms and conditions, and with such brokers, underwriters and associations as the Owners and, if applicable, the Finance Parties shall have previously approved in writing; and (ii) shall not alter the terms of any of the Insurances nor allow any person (except the Approved Manager) to be co-assured under any of the Insurances without the prior written consent of the Owners and, if applicable, the Finance Parties, and will supply the Owners and, if applicable, the Finance Parties from time to time on request with such information as the Owners and, if applicable, any Finance Party may in their discretion require with regard to the Insurances and the brokers, underwriters or associations through or with which the Insurances are placed. (h) The Charterers undertake duly and punctually to pay all premiums, calls and contributions, and all other sums at any time payable in connection with the Insurances, and, at their own expense, to arrange and provide any guarantees from time to time required by any protection and indemnity or war risks association. Upon request, the Charterers shall provide the Owners and/or such Finance Party with (i) copies of all invoices issued by the brokers, underwriters or associations in respect of such premiums calls, contributions and other sums, and (ii) evidence satisfactory to the Owners and/or such Finance Party that such premiums, calls, contributions and other sums have been duly and punctually paid; that any such guarantees have been duly given; and that all declarations and notices required by the terms of any of the Insurances to be made or given by or on behalf of the Charterers to brokers, underwriters or associations have been duly and punctually made or given. (i) The Charterers will comply in all respects with all terms and conditions of the Insurances and will make all such declarations to brokers, underwriters and associations as may be required to enable the Vessel to operate in accordance with the terms and conditions of the Insurances. The Charterers will not do, nor permit to be done, any act, nor make, nor permit to be made, any omission, as a result of which any of the Insurances may become liable to be suspended, cancelled or avoided, or may become unenforceable, or as a result of which any sums payable under or in connection with any of the Insurances may be reduced or become liable to be repaid or rescinded in whole or in part. In particular, but without limitation, the Charterers will not permit the Vessel to be employed other than in conformity with the Insurances without first taking out additional insurance cover in respect of that employment in all respects to the satisfaction of the Owners and, if applicable, the Finance Parties, and the Charterers will promptly notify the Owners and, if applicable, the Finance Parties of any new requirement imposed by any broker, underwriter or association in relation to any of the Insurances. (j) The Charterers will endeavour and before the expiry of any of the Insurances renew them and shall as soon as reasonably thereafter (but in any event within fifteen (15) days after the relevant renewals) give the Owners and, if applicable, the Finance Parties such details of those renewals as the Owners and, if applicable, the Finance Parties may require. 35 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (k) The Charterers shall deliver to the Owners and, if applicable, the Finance Parties certified copies (and, if required by the Owners and/or (if applicable) any Finance Parties, the originals) of all policies, certificates of entry (endorsed with the appropriate loss payable clauses as may be required by the Owners and the Finance Parties from time to time) and other documents relating to the Insurances (including, without limitation, receipts for premiums, calls or contributions) and shall procure that letters of undertaking in such form as the Owners and, if applicable, the Finance Parties may approve shall be issued to the Owners and, if applicable, the Finance Parties by the brokers through which the Insurances are placed (or, in the case of protection and indemnity or war risks associations, by their managers). If the Vessel is at any time during the Agreement Term insured under any form of fleet cover, the Charterers shall procure that those letters of undertaking contain confirmation that the brokers, underwriters or association (as the case may be) will not set off claims relating to the Vessel against premiums, calls or contributions in respect of any other vessel or other insurance, and that the insurance cover of the Vessel will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance. Failing receipt of those confirmations, the Charterers will instruct the brokers, underwriters or association concerned to issue a separate policy or certificate for the Vessel in the sole name of the Charterers or of the Charterers' brokers as agents for the Charterers. (l) Upon the Owners' request, the Charterers shall provide the Owners and, if applicable, the Finance Parties with full information available to the Charterers regarding any casualty or other accident or damage to the Vessel, including, without limitation, any communication with all parties involved in case of a claim under any of the Insurances. (m) The Charterers agree that, at any time after the occurrence of a Termination Event which is continuing, the Owners and, if applicable, the Finance Parties shall be entitled to collect, sue for, recover and give a good discharge for all claims in respect of any of the Insurances; to pay collecting brokers the customary commission on all sums collected in respect of those claims; to compromise all such claims or refer them to arbitration or any other form of judicial or non- judicial determination; and otherwise to deal with such claims in such manner as the Owners and, if applicable, the Finance Parties shall in their discretion think fit. (n) Whether or not a Termination Event shall have occurred, the proceeds of any claim under any of the Insurances in respect of a Total Loss shall be paid and applied in accordance with Clause 57 (Total Loss). (o) In the event of any claim in respect of any of the Insurances (other than in respect of a Total Loss), if the Charterers shall fail to reach agreement with any of the brokers, underwriters or associations for the immediate restoration of the Vessel, or for payment to third parties, within such time as the Owners and, if applicable, the Finance Parties may stipulate, the Owners and, if applicable, the Finance Parties shall be entitled to require payment to itself. In the event of any dispute arising between the Charterers and any broker, underwriter or association with respect to any obligation to make any payment to the Charterers or to the Owners and/or (if applicable) the Finance Parties under or in connection with any of the Insurances, or with respect to the amount of any such payment, the Owners and/or (if applicable) the Finance Parties shall be entitled to settle that dispute directly with the broker, underwriter or association concerned. Any such settlement shall be binding on the Charterers. (p) (i) The Owners agree that any amounts which may become due under any protection and indemnity entry or insurance shall be paid to the Charterers to reimburse the 36 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" Charterers for, and in discharge of, the loss, damage or expense in respect of which they shall have become due, unless, at the time the amount in question becomes due, a Termination Event shall have occurred and is continuing, in which event the Owners shall be entitled to receive the amounts in question and to apply them either in reduction of the Early Termination Amount owed by the Charterers pursuant to paragraph (d) of Clause 51 (Termination Events) and any other amounts indemnified by or otherwise owing by the Charterers under this Charter and/or the other Transaction Documents or, at the option of the Owners, to the discharge of the liability in respect of which they were paid. (ii) Without prejudice to the foregoing, all other claims in relation to the Insurances (other than in respect of a Total Loss), shall, unless and until the occurrence of a Termination Event which is continuing, in which event all claims under the relevant policy shall be payable directly to the Owners, be payable as follows: (A) a claim in respect of any one casualty where the aggregate claim against all insurers does not exceed the Major Casualty Amount, prior to adjustment for any franchise or deductible under the terms of the relevant policy, shall be paid directly to the Charterers (as agent for the Owners) for the repair, salvage or other charges involved or as a reimbursement if the Charterers fully repaired the damage to the satisfaction of the Owners and paid all of the salvage or other charges; (B) a claim in respect of any one casualty where the aggregate claim against all insurers exceeds the Major Casualty Amount prior to adjustment for any franchise or deductible under the terms of the relevant policy shall be payable directly to the Owners unless the Owners have, by prior written consent, agreed for such claim to be paid to the Charterers as and when the Vessel is restored to her former state and condition and the liability in respect of which the insurance loss is payable is discharged, and provided that the insurers may with such consent make payment on account of repairs in the course of being effected. (q) The Charterers shall not settle, compromise or abandon any claim under or in connection with any of the Insurances (other than a claim of less than the Major Casualty Amount arising other than from a Total Loss) without the prior written consent of the Owners and, if applicable, the Finance Parties. (r) If the Charterers fail to effect or keep in force the Insurances, the Owners may (but shall not be obliged to) effect and/or keep in force such insurances on the Vessel (including, without limitation, any freight, demurrage and defence cover) and such entries in protection and indemnity or war risks associations as the Owners in their discretion consider desirable, and the Owners may (but shall not be obliged to) pay any unpaid premiums, calls or contributions. The Charterers will reimburse the Owners from time to time on demand for all such premiums, calls or contributions paid by the Owners, together with interest calculated in accordance with paragraph (i)of Clause 41 (Hire) from the date of payment by the Owners until the date of reimbursement. (s) The Charterers shall comply strictly with the requirements of any legislation relating to pollution or protection of the environment which may from time to time be applicable to the Vessel in any jurisdiction in which the Vessel shall trade and in particular the Charterers shall comply strictly with the requirements of the United States Oil Pollution Act 1990 (the "Act") if

37 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" the Vessel is to trade in the United States of America and Exclusive Economic Zone (as defined in the Act). Before any such trade is commenced and during the entire period during which such trade is carried on, the Charterers shall: (i) pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to the Charterers for the Vessel in the market; and (ii) make all such quarterly or other voyage declarations as may from time to time be required by the Vessel's protection and indemnity association in order to maintain such cover, and promptly deliver to the Owners and, if applicable, the Finance Parties copies of such declarations; and (iii) submit the Vessel to such additional periodic, classification, structural or other surveys which may be required by the Vessel's protection and indemnity insurers to maintain cover for such trade and promptly deliver to the Owners and, if applicable, the Finance Parties copies of reports made in respect of such surveys; and (iv) implement any recommendations contained in the reports issued following the surveys referred to in sub-paragraph (iii) of paragraph (s) of this Clause 42 (Insurance) above within the relevant time limits, and provide evidence satisfactory to the Owners and, if applicable, the Finance Parties that the protection and indemnity insurers are satisfied that this has been done; and (v) in addition to the foregoing (if such trade is in the United States of America and Exclusive Economic Zone): (A) obtain and retain a certificate of financial responsibility under the Act in form and substance satisfactory to the United States Coast Guard and provide the Owners with evidence of the same; (B) procure that the protection and indemnity insurances do not contain a US Trading Exclusion Clause or any other analogous provision and provide the Owners with evidence that this is so; and (C) comply strictly with any operational or structural regulations issued from time to time by any relevant authorities under the Act so that at all times the Vessel falls within the provisions which limit strict liability under the Act for oil pollution. (t) The Owners shall be at liberty to, in relation to the Vessel, take out lessor's or innocent owners' Interest Insurance and lessor's Additional Peril (Pollution) insurance on such terms and conditions as the Owners may from time to time decide. The Charterers shall from time to time upon the Owners' demand reimburse the Owners for all costs, premiums and expenses paid or incurred by the Owners in connection with such lessor's or innocent owners' Interest Insurance and lessor's Additional Peril (Pollution) insurance, but only to the extent corresponding to each of the lessor's or owners' interest Insurance or lessor's Additional Peril (Pollution) insurance for an amount not exceeding one hundred and twenty per cent (120%) of the then current Cost Balance. (u) Any Finance Party shall be at liberty to take out a Mortgagees' Interest Insurance in relation to the Vessel on such terms and conditions as that Finance Party may from time to time decide. The Owners shall upon the Charterers' request and upon receipt of such information from the 38 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" Finance Party, inform the Charterers of such costs, premiums and expenses required and prior to taking out the Mortgagees' Interest Insurance. The Charterers shall from time to time upon the Owners' demand reimburse the Owners for all costs, premiums and expenses paid or incurred by the Owners or that Finance Party in connection with such Mortgagees' Interest Insurance, but only to the extent corresponding to a Mortgagee's Interest Insurance for an amount not exceeding one hundred and twenty per cent. (120%) of the amount then outstanding under any loan made available by the Finance Parties pursuant to any Finance Documents. 43 REDELIVERY In the event that the Charterers have not exercised the purchase option pursuant to Clause 55 (Purchase Option and transfer of title) at the end of the Charter Period, or upon the occurrence of any Termination Event which is continuing, if the Owners decide to retake possession of the Vessel pursuant to paragraph (g) of Clause 51 (Termination Events), then the Charterers shall, at their own cost and expense, redeliver or cause to be redelivered the Vessel to the Owners at a safe, ice free port reasonably nominated solely by the Owners where the Vessel would be afloat at all times in a ready safe berth or anchorage, in accordance with Clauses 43 (Redelivery), 44 (Redelivery conditions) and 45 (Diver's inspection at redelivery). 44 REDELIVERY CONDITIONS (a) In addition to what has been agreed in Clauses 43 (Redelivery) (Part II) and 43 (Redelivery), the condition of the Vessel shall at redelivery be as follows: (i) the Vessel shall be free of any class and statutory recommendations affecting its trading certificates; (ii) the Vessel must be redelivered with all equipment and spares or replacement items listed in the delivery inventory carried out pursuant to Clause 9 (Inventories, Oil and Stores) (Part II) and any spare parts on board or on order for any equipment installed on the Vessel following delivery (provided that, any such items which are on lease or hire purchase and which are necessary to stay on board the Vessel in order that the Vessel may comply with the requisite requirements of the Classification Society and other applicable requirements for national and/or international trading requirements shall be replaced with items of an equivalent standard and condition (fair wear and tear excepted)); all records, logs, plans, operating manuals and drawings, spare parts onboard shall be included at the time of redelivery in connection with a transfer of the Vessel or such other items as are then in the possession of the Charterers shall be delivered to the Owners; (iii) the Vessel must be redelivered with all national and international trading certificates and hull/machinery survey positions for both class and statutory surveys free of any overdue recommendation and qualifications valid and un-extended for a period of at least six (6) months beyond the redelivery date; (iv) all of the Vessel's ballast tank coatings to be maintained in "Fair" (as such term (or its equivalent) may be defined and/or interpreted in the relevant survey report) condition as appropriate for the Vessel's age at the time of redelivery, fair wear and tear excepted; 39 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (v) the Vessel shall not have any outstanding flag or class surveys or inspections due within six (6) months after the date of redelivery and have its continuous survey system up to date; (vi) the Vessel must be re-delivered with accommodation and common spaces for crew and officers substantially in the same condition as at the Delivery Date, free of damage over and above fair wear and tear, clean and free of infestation and odours; with cargo spaces generally fit to carry the cargoes originally designed and intended for the Vessel; with main propulsion equipment, auxiliary equipment, cargo handling equipment, navigational equipment, etc., in such operating condition as provided for in this Charter fair wear and tear excepted; (vii) the Vessel shall be free and clear of all liens other than those created by or on the instruction of the Owners; (viii) the condition of the cargo holds to be in accordance with the maintenance regime undertaken by the Charterers during the Charter Period since delivery with allowance for legitimate cargoes carried since the last major maintenance programme; (ix) at the costs and expenses of the Charterers, a final joint report from the surveyors appointed by the Owners and the Charterers respectively shall be carried out as to the condition of the Vessel and a list of agreed deficiencies if any shall be drawn up; (x) the anti-fouling coating system applied at the last scheduled dry-docking shall be in accordance with prevailing regulations at the time of application; (xi) the funnel markings and name (unless being maintained by the Owners following redelivery) shall be painted out by the Charterers; and (xii) recently taken lube oil samples for all major machinery shall be made available within one (1) week of redelivery and results forwarded to Owners' technical management for review. (b) At redelivery, the Charterers shall ensure that the Vessel shall meet the following performance levels (which where relevant shall be determined by reference to the Vessel's log books): (i) all equipment controlling the habitability of the accommodation and service areas to be in proper working order, fair wear and tear excepted; and (ii) available deadweight to be within one per cent (1%) of that achieved at delivery (as the same may be adjusted as a result of any upgrading, modifications, alterations or repairs of the Vessel carried out in accordance with this Charter (such adjustment to be agreed between the Owners and Charterers at the time such work is to be undertaken)). (c) The Owners and Charterers shall each appoint (at the Charterers' cost and expense) surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at redelivery. (d) If the Vessel is not in the condition or does not meet the performance criteria required by this Clause 44 (Redelivery Conditions), a list of deficiencies together with the costs of repairing/remedying such deficiencies shall be agreed by the respective surveyors. 40 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (e) The Charterers shall be obliged to repair any class items restricting the operation or trading of the Vessel prior to redelivery. (f) The Charterers shall be obliged to repair/remedy all such other deficiencies as are necessary to put the Vessel into the return condition required by this Clause 44 (Redelivery). (g) Until such time as any compensatory amount in respect of any repairs/remedial work outstanding as at redelivery has been paid in accordance with the terms of this Charter and the Vessel has been redelivered, the Charterers shall continue to pay the Hire in accordance with the terms of this Charter. 45 DIVER'S INSPECTION AT REDELIVERY (a) Unless the Vessel is returned in dry-dock, a diver's inspection is required to be performed at the time of redelivery. (b) The Charterers shall, at the written request of the Owners, arrange at the Charterers' time and expense for an underwater inspection by a diver approved by the Classification Society immediately prior to the redelivery. (c) A video film of the inspection shall be made. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society. (d) If damage to the underwater parts is found affecting the Vessel's class, the Charterers shall arrange, at their time and costs, for the Vessel to be dry-docked and repairs carried out to the satisfaction of the Classification Society and if damage to the underwater parts is found but such damage does not affect the Vessel's class and the Classification Society approves the postponement of repair of such damage until the next regular dry-docking of the Vessel, the Owners may (acting reasonably) agree that such repairs to be done after redelivery without immediate dry-docking provided that (i) the Charterer undertakes to indemnify the Owners any costs and expenses that the Owners may incur in repairing the damage to the satisfaction of the Classification Society and (ii) a deposit sufficient to cover the estimated repair cost has been paid to the Owners. (e) If the conditions at the port of redelivery are unsuitable for such diver's inspection, the Charterers shall take the Vessel (in Owners' time but at Charterers' expense) to a suitable alternative place nearest to the redelivery port unless an alternative solution is agreed. (f) All costs relating to any diver's inspection shall be borne by the Charterers. 46 OWNERS' MORTGAGE (a) The Charterers: (i) acknowledge that the Owners, on the basis that the Owners comply with sub- paragraph (i) of paragraph (b) of this Clause 46 (Owners’ Mortgage) below, are entitled and do intend to enter or have entered into certain funding arrangements with the Finance Parties in order to finance part of the Actual Owners' Cost, which funding arrangements may be secured, inter alia, by ship mortgage(s) over the Vessel and (along with other related matters) the relevant Finance Documents; (ii) consent to any assignment of the Owners' rights, title and interest in and to the Insurances, Sub-Charterers' Insurances, Earnings, Sub-Charterers' Earnings,

41 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" Requisition Compensation and Sub-Charterers' Requisition Compensation (including the Owners' rights, title and interest in and to such property as assigned by the Charterers and/or the Sub-Charterers (as applicable) in favour of the Owners pursuant to the Charterers' Assignment and/or the Sub-Charterers' Assignment) and any Transaction Document to which it is a party in favour of the Finance Parties pursuant to the relevant Finance Documents subject to the Financing Party entering into a Quiet Enjoyment Letter pursuant to sub-paragraph (i) of paragraph (b) of this Clause 46 (Owners’ Mortgage) below; and (iii) without limiting the generality of paragraph (n) of Clause 49 (Charterers' undertakings), undertake to execute, provide or procure the execution or provision (as the case may be) of such further reasonably information or document as are necessary to effect the assignment referred to in sub-paragraph (ii) of paragraph (b) of this Clause 46 (Owners’ Mortgage) above. (b) The Owners undertake that: (i) in the absence of any Termination Event which is continuing, the Owners shall procure that the Finance Party which will be a mortgagee of the Vessel shall execute in favour of the Charterers, a Quiet Enjoyment Letter; (ii) in the absence of any Termination Event which is continuing, the Owners shall, and shall procure that the Finance Party which will be a mortgagee of the Vessel shall, execute in favour of the Initial Sub-Charterers, a Sub-Charter Quiet Enjoyment Letter; (iii) if any Sub-charterers (in replacement of the Initial Sub-Charterers) who are chartering the Vessel from the Charterers so requests, and provided that: (A) the Charterers have executed an assignment (in form and substance acceptable to the Owners) by way of security of the Charterers' rights, title and interests in and to the relevant Sub-Charter; (B) the Sub-Charterers (to the extent they are chartering the Vessel on a bareboat basis) have executed a Sub-Charterers' Assignment; (C) to the extent that any prior written consent from such Sub-Charterers is required before the Charterers may assign by way of security referred to in sub-paragraph (A) of subparagraph (iii) of paragraph (b) of this Clause 46 (Owners’ Mortgage) above, the Charterers have procured to be delivered to the Owners evidence that such Sub-Charterers have granted such prior written consent; (D) the Charterers have delivered to the Owners all documents required by such assignment referred to in this subparagraph (iii) of paragraph (b) of this Clause 46 (Owners’ Mortgage) including, without limitation, all other notices of assignment and used reasonable endeavours to procure delivery of any other acknowledgements thereof (each in form and substance acceptable to the Owners (acting reasonably)), including on a best endeavours basis, cure rights in favour of the Owners; and (E) the Charterers have procured to be delivered to the Owners any relevant legal opinions (in form and substance acceptable to the Owners) reasonably required by the Owners in relation to such assignment and its execution, 42 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" the Owners will: (1) execute in favour of such Sub-Charterers, a Sub-Charter Quiet Enjoyment Letter; and (2) use its best endeavours to procure that the Finance Party which will be a mortgagee of the Vessel shall execute in favour of the Sub-Charterers, a Sub- Charter Quiet Enjoyment Letter. All costs properly incurred by the Owners in respect of any action taken by the Owners under paragraph (b) of this Clause 46 (Owners’ Mortgage) above will be borne by the Charterers. (c) Without prejudice to the foregoing, the Owners' may assign or transfer their rights under this Charter without the prior written consent of the Charterers. 47 TRANSPORT DOCUMENTS The Charterers shall use their standard documents, waybills and conditions of carriage in the carriage of goods. Such documents, waybills and standard conditions shall comply with compulsory applicable legislation. 48 CHARTERERS' REPRESENTATIONS AND WARRANTIES (a) The Charterers represent and warrant to the Owners on the date of this Charter and (by reference to the facts and circumstances then pertaining) on the Delivery Date and each Hire Payment Date as follows (except that (1) the representation and warranty contained in sub- paragraph (vii) of paragraph (a) of Clause 48 below shall only be made on the date of this Charter and on the Delivery Date, and (2) the representations and warranties in subparagraph (ii) of paragraph (a) of Clause 48 below shall only be made on the date of this Charter and on the Delivery Date): (i) Status and due authorisation each Obligor is a corporation, limited partnership or limited liability company duly incorporated or formed under the laws of its jurisdiction of incorporation or formation (as the case may be) with power to enter into the Transaction Documents and the Project Documents (to which it is a party) and to exercise its rights and perform its obligations under the Transaction Documents and the Project Documents (to which it is a party) and all corporate and other action required to authorise its execution of the Transaction Documents and the Project documents (to which it is a party) and its performance of its obligations thereunder have been duly taken; (ii) No deductions or withholding under the laws of the Obligors' respective jurisdictions of incorporation or formation in force at the date hereof, none of the Obligors will be required to make any deduction or withholding from any payment it may make under any of the Transaction Documents; (iii) Claims pari passu under the laws of the Obligors' respective jurisdictions of incorporation or formation in force at the date hereof, the payment obligations of each Obligor under each 43 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" Transaction Document to which it is a party, rank at least pari passu with the claims of all other unsecured and unsubordinated creditors of such Obligor save for any obligations which are preferred solely by any bankruptcy, insolvency or other similar laws of general application; (iv) No Immunity in any proceedings taken in any of the Obligors' respective jurisdictions of incorporation or formation in relation to any of the Transaction Documents, none of the Obligors will be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process; (v) Governing law and judgments: in any proceedings taken in any of the Obligors' jurisdiction of incorporation or formation in relation to any of the Transaction Documents in which there is an express choice of the law of a particular country as the governing law thereof, that choice of law and any judgment or (if applicable) arbitral award obtained in that country will be recognised and enforced; (vi) Validity and admissibility in evidence as at the date hereof, all acts, conditions and things required to be done, fulfilled and performed in order (A) to enable each of the Obligors lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Transaction Documents and the Project Documents to which it is a party, (B) to ensure that the obligations expressed to be assumed by each of the Obligors in the Transaction Documents and the Project Documents are legal, valid and binding, and (C) to make the Transaction Documents and the Project Documents to which it is a party admissible in evidence in the jurisdictions of incorporation or formation of each of the Obligors, have been done, fulfilled and performed; (vii) No filing or stamp taxes under the laws of the Obligors' respective jurisdictions of incorporation or formation in force at the date hereof, it is not necessary that any of the Transaction Documents to which it is a party be filed, recorded or enrolled with any court or other authority in its jurisdiction of incorporation or formation (other than the relevant maritime registry) or that any stamp, registration or similar tax be paid on or in relation to any of the Transaction Document; (viii) Binding obligations the obligations expressed to be assumed by each of the Obligors in the Transaction Documents and the Project Documents to which it is a party are legal and valid obligations, binding on each of them in accordance with the terms of such Transaction Documents and the Project Documents and no limit on any of their powers will be exceeded as a result of the borrowings, granting of security or giving of guarantees contemplated by such Transaction Documents and the Project Documents or the performance by any of them of any of their obligations thereunder; (ix) No misleading information 44 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" to the best of its knowledge, any factual information provided by any Obligor to the Owners in connection with the Transaction Documents was true and accurate in all material respects as at the date it was provided and is not misleading in any material respect; (x) No winding-up none of the Obligors has taken any corporate, limited liability company or limited partnership action nor have any other steps been taken or legal proceedings been started or (to the best of the Charterers' knowledge and belief) threatened against any Obligor for its winding-up, dissolution, administration or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues which might have a Material Adverse Effect; (xi) Solvency (A) none of the Obligors is unable, or admits or has admitted its inability, to pay its debts or has suspended making payments in respect of any of its debts; (B) none of the Obligors by reason of actual or anticipated financial difficulties, has commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; (C) the value of the assets of each Obligor is not less than the liabilities of such Obligor (as the case may be) (taking into account contingent and prospective liabilities); (D) no moratorium has been, declared in respect of any indebtedness of any Obligor; (xii) No material defaults (A) without prejudice to sub-paragraph (xii)(B) of paragraph (a) of this Clause 48 (Charterers’ Representations and Warranties) below, none of the Obligors are in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a Material Adverse Effect; (B) no Potential Termination Event or Termination Event is continuing or might reasonably be expected to result from each Obligor's entry into and performance of each Transaction Document to which such Obligor is a party; (xiii) No material proceedings no material action or administrative proceeding of or before any court, arbitral body or agency which is not covered by adequate insurance or which might have a Material Adverse Effect has been started; (xiv) Accounts all financial statements relating to the Charterers and/or the Charter Guarantors required to be delivered under paragraph (a) of Clause 49 (Charterers' undertakings),

45 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" were each prepared in accordance with GAAP, (in conjunction with the notes thereto) fairly represent the financial condition of the Charterers and/or the Charter Guarantors at the date as of which they were prepared and the results of their operations during the financial period then ended; (xv) No obligation to create Security Interest the execution of the Transaction Documents by the Obligors and their exercise of their rights and performance of their obligations thereunder will not result in the existence of nor oblige any Obligor to create any Security Interest over all or any of their present or future revenues or assets, other than pursuant to the Security Documents to which they are a party; (xvi) No breach the execution of the Transaction Documents and the Project Documents by each of the Obligors and their exercise of their rights and performance of their obligations under any of the Transaction Documents and the Project Documents to which they are a party do not constitute and will not result in any breach of any agreement or treaty to which any of them is a party; (xvii) Security each of the Obligors is the legal and beneficial owner of all assets and other property which it purports to charge, mortgage, pledge, assign or otherwise secure pursuant to each Security Document and those Security Documents to which it is a party create and give rise to valid and effective security having the ranking expressed in those Security Documents; (xviii) Necessary authorisations the Necessary Authorisations required by each Obligor are in full force and effect, and each Obligor is in compliance with the material provisions of each such Necessary Authorisation relating to it and, to the best of its knowledge, none of the Necessary Authorisations relating to it are the subject of any pending or threatened proceedings or revocation; (xix) No money laundering etc the performance of the obligations of the Obligors under the Transaction Documents and the Project Documents, will be for the account of members of the respective Obligor(s) and will not involve any breach by any of them of any law or regulatory measure relating to "money laundering" as defined in Article 1 of the Directive (2005/EC/60) of the European Parliament and of the Council of the European Communities; (xx) Disclosure of material facts the Charterers are not aware of any material facts or circumstances which have not been disclosed to the Owners and which might, if disclosed, have reasonably been expected to materially adversely affect the decision of a person considering whether or not to enter into the Transaction Documents; 46 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (xxi) Environmental laws (A) the Charterers are in compliance with paragraph (h) of Clause 49 (Charterers' undertakings) and (to the best of its knowledge and belief) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect; (B) no Environmental Claim has been commenced or (to the best of the Charterers' knowledge and belief) is threatened against the Charterers where that claim has or is reasonably likely, if determined against the Charterers, to have a Material Adverse Effect; (xxii) Taxation (A) no Obligor is materially overdue in the filing of any Tax returns and no Obligor overdue in the payment of any amount in respect of Tax of US Dollars one million (US$1,000,000) (or its equivalent in any other currency) or more, save in the case of Taxes which are being contested in good faith; (B) as far as the Charterers are aware, each of the Obligors is resident for Tax purposes only in the jurisdiction of its incorporation; (xxiii) No Restricted Party no Obligor is a Restricted Party nor has any Obligor or any of their respective directors, officers or employees or any person acting on their behalf received notice or are aware of any claim, action, suit, proceeding or investigation against any of them with respect to Sanctions by a Sanctions Authority; (xxiv) No Material Adverse Effect no event or circumstance has occurred which has a Material Adverse Effect; and (xxv) Status of Project Documents the copies of the Project Documents delivered to the Owners are true and complete copies. The Project Documents constitute legal, valid, binding and enforceable obligations of the parties to them in accordance with their respective terms. No amendments or additions to the Project Documents have been agreed nor has any party to any Project Document waived any of its respective rights under that Project Document (except as those notified to the Owners in writing and, if consent of the Owners are required pursuant to this Charter, as consented to by the Owners). (b) The representation and warranties of the Charterers in this Clause 48 (Charterers’ Representations and Warranties) are subject to: (i) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court; (ii) the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting or limiting the rights of creditors; 47 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (iii) the time barring of claims under any applicable limitation acts; and (iv) the possibility that a court may strike out provisions for a contract as being invalid for reasons of oppression, undue influence or similar. 49 CHARTERERS' UNDERTAKINGS The undertaking and covenants in this Clause 49 (Charterers’ Undertakings) remain in force for the duration of the Agreement Term. (a) Financial statements (i) the Charterers shall procure that Charter Guarantor 1 shall, supply to the Owners as soon as the same become available, but in any event within: (A) one hundred and eighty (180) days after the end of each of its financial years, its audited consolidated financial statements for that financial year; and (B) sixty (60) days after the end of each of its financial half-years, the unaudited consolidated financial statements for that period; (ii) the Charterers shall, and shall procure that Charter Guarantor 2 shall, supply to the Owners promptly upon request, with the monthly management accounts of the Charter Guarantor 2; (b) Requirements as to financial statements each set of financial statements delivered to the Owners under paragraph (a) of this Clause 49 (Charterers’ Undertakings) above in relation to the Charterers and Charter Guarantor 1 (each a "Notifying Party") shall be: (i) certified by an authorised signatory of the relevant Notifying Party as fairly representing its financial condition as at the date as at which those financial statements were drawn up; and (ii) prepared in accordance with GAAP; (c) Information the Charterers shall supply to the Owners: (i) promptly upon becoming aware of them, details of any material litigation, arbitration or administrative proceedings which are current, threatened or pending against the Charterers or the Charter Guarantors, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect; and (ii) promptly, such further information regarding the financial condition, business and operations of the Charterers and the Charter Guarantors as the Owners may reasonably request; (d) Maintenance of legal validity the Charterers shall comply with the terms of and do all that is necessary to maintain in full force and effect all Necessary Authorisations required in or by the laws and regulations of its 48 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" jurisdiction of formation or incorporation and all other applicable jurisdictions, to enable it lawfully to enter into and perform its obligations under the Transaction Documents and to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents in its jurisdiction of incorporation or formation and all other applicable jurisdictions; (e) Notifications the Charterers shall, upon becoming aware of the same, promptly notify the Owners in writing of any of the following: (i) the occurrence of any Termination Event or Potential Termination Event (and the steps, if any, being taken to remedy this) and, upon receipt of a written request to that effect from the Owners, confirm to the Owners that, save as previously notified to the Owners or as notified in such confirmation, no Termination Event or Potential Termination Event is continuing or if a Termination Event or Potential Termination Event is continuing specifying the steps, if any, being taken to remedy it; and/or (ii) if the ownership (whether direct or indirect) of the JF Companies in the issued shares of one or more of the Charter Guarantors falls below 10%; (f) Claims pari passu the Charterers shall ensure that at all times the claims of the Owners against it under the Transaction Documents rank at least pari passu with the claims of all its other unsecured and subordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation, winding-up or other similar laws of general application; (g) Necessary Authorisations without prejudice to any specific provision of the Transaction Documents relating to a Necessary Authorisation, the Charterers shall (i) obtain, comply with and do all that is necessary to maintain in full force and effect all Necessary Authorisations if a failure to do the same may cause a Material Adverse Effect; and (ii) promptly upon request, supply certified copies to the Owners of all Necessary Authorisations; (h) Compliance with applicable laws the Charterers shall comply with all applicable laws, including Environmental Laws, to which it may be subject (except as regards Restricted Parties to which paragraph (i) of this Clause 49 (Charterers’ Undertakings) below applies, and anti-corruption and anti- bribery laws to which paragraph (j) of this Clause 49 (Charterers’ Undertakings) below applies) if a failure to do the same may have a Material Adverse Effect; (i) No dealings with Restricted Parties the Charterers shall not, and shall not permit or authorise any other person to, directly or indirectly, utilise or employ the Vessel or to use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any transaction(s) contemplated by the Transaction Documents to fund any trade, business or other activities: (i) involving or for the benefit of any Restricted Party; and

49 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (ii) in any other manner that would reasonably be expected to result in any Obligor or the Owners or any Finance Party (if applicable) being in breach of any Sanctions (to the extent applicable to a Finance Party, the Owners, the Charterers, any other member of the Group and/or the Vessel) or become a Restricted Party; (j) Anti-corruption and anti-bribery laws the Charterers shall conduct its business in compliance with applicable anti-corruption and anti-bribery laws; (k) Environmental compliance the Charterers shall: (i) comply with any Environmental Law; (ii) obtain, maintain and ensure compliance with all requisite Environmental Approvals; and (iii) implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect; (l) Environmental Claims the Charterers shall, promptly upon becoming aware of the same, inform the Owners in writing of: (i) any Environmental Claim against the Charterers which is current or pending; and (ii) any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against the Charterers, where the claim, if determined against the Charterers, has or is reasonably likely to have a Material Adverse Effect; (m) Taxation (i) the Charterers shall pay and discharge any Tax imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that: (A) such payment is being contested in good faith; (B) adequate reserves are being maintained for such Tax and the costs required to contest them have been disclosed in its latest financial statements; and (C) such payment can be lawfully withheld and failure to pay such Tax does not have or is not reasonably likely to have a Material Adverse Effect; (ii) no Obligor may change its residence for Tax purposes; (n) Further assurance 50 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" the Charterers shall, at their own expense, promptly take all such action as the Owners may reasonably require for the purpose of perfecting or protecting any of the Owners' rights with respect to the Security Interests created or evidenced (or intended to be created or evidenced) by the Security Documents; (o) Other information the Charterers will promptly supply to the Owners such financial information and explanations as the Owners may from time to time reasonably require in connection with the Charterers; (p) Inspection of records the Charterers will permit the inspection of their financial records and accounts relating to the Transaction Documents on reasonable notice from time to time during business hours by the Owners or its nominee; (q) Merger and demerger the Charterers shall not enter into any amalgamation, merger, demerger or corporate restructuring without the prior written consent of the Owners (such consent not to be unreasonably withheld or delayed); (r) Financial indebtedness (i) the Shareholder may from time to time grant loans to the Charterers and the Charterers may from time to time make repayments of principal and payments of interests on such loans granted by the Shareholder to the Charterers, in each case pursuant to the terms and conditions of the Intra-group Loan Agreement, provided that: (A) no Termination Event is in existence or will occur from the making of such loan; (B) the indebtedness obligations owed or to be owed under the Intra-group Loan Agreement shall, pursuant to separate undertaking(s) or deed(s) (in such form and content acceptable to the Owners (acting reasonably)) between the Charterers, the Shareholder and Owners, rank behind and be fully subordinated to any obligations under the Transaction Documents and any of the Charterers' or the Shareholder's rights and claims under such loans are assigned to the Owners; (ii) except as provided in sub-paragraph (i) of paragraph (r) of this Clause 49 (Charterers’ Undertakings) above, the Charterers shall not, without the prior written consent of the Owners: (A) incur any loans, guarantees or any other form of Financial Indebtedness (except where such loans, guarantees or any other form of Financial Indebtedness is subordinated to the Debt pursuant to separate undertaking(s) or deed(s) in such form and content acceptable to the Owners (acting reasonably)) nor incur any obligations as lessee under leases; or (B) make any loans or advances to, or investments in, any person who is not within the Charter Group (including, without limitation, any officer, director, stockholder, employee or customer of the Charterers), 51 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" provided that on and at any time after the occurrence of a Termination Event which is continuing: (C) the Charterers shall not, without the prior consent of the Owners, make any payment of principal or interest to any of its creditors in respect of any loans or loan capital or other form of Financial Indebtedness made available to it by them including, but without limitation to, any Financial Indebtedness incurred under sub-paragraph (ii) (A) of paragraph (r) of this Clause 49 (Charterers’ Undertakings) above; (D) notwithstanding sub-paragraph (ii) (B) of paragraph (r) of this Clause 49 (Charterers’ Undertakings) above, the Charterers shall not, without the prior consent of the Owners, make any loans or advances to, or any investments in, any person; (iii) the Charterers shall procure that Charter Guarantor 1 shall not, without the prior written consent of the Owners, incur total borrowings in an amount greater than 80% of its total assets if the average time-charter period procured by the Charter Guarantor 1 for all vessels of the Charter Group is less than 2.5 years; (s) Transfer of assets the Charterers shall not, sell or transfer any of its material assets other than: (i) on arm's length terms to third parties where the net proceeds of sale are used as a prepayment hereunder; or (ii) on arm's length terms to its Affiliates, which are and remain members of the Charter Group; (t) Change of business the Charterers shall not, without the prior written consent of the Owners, make any substantial change to the general nature of their shipping business from that carried on at the date of this Charter; (u) "Know your customer" checks if: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Charter; (ii) any change in the status of the Charterers and/or the Charter Guarantors after the date of this Charter; or (iii) a proposed assignment or transfer by Owners of any of its rights and obligations under this Charter, obliges the Owners to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Charterers shall promptly upon the request of the Owners supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Owners in order for the 52 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" Owners to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Transaction Documents; (v) Management of the Vessel the Charterers shall ensure that: (i) the Vessel is at all times technically managed by an Approved Manager and commercially managed by the Charterers; (ii) unless (A) the Charterers have promptly informed the Owners in writing of any proposed change of an Approved Manager, and (B) the Owners have granted its prior written consent (which shall not be unreasonably withheld or delayed) to such proposed change, the Approved Manager shall not be changed to another entity; and (iii) the Approved Managers will provide a written confirmation confirming that, among other things, all claims of the Approved Managers against the Charterers shall be subordinated to the claims of the Owners or the Finance Parties (if applicable) under the Transaction Documents; (w) Classification the Charterers shall ensure that the Vessel maintains the highest classification required for the purpose of the relevant trade of the Vessel which shall be with the Vessel's Classification Society, in each case, free from any material overdue recommendations and adverse notations affecting that the Vessel's class; (x) Certificate of financial responsibility the Charterers shall, if required, obtain and maintain a certificate of financial responsibility in relation to the Vessel which is to call at the United States of America; (y) Registration the Charterers shall not change or permit a change to the flag of the Vessel during the duration of this Charter other than to a Pre-Approved Flag, such approval not to be unreasonably withheld or delayed (and any change to the flag of the Vessel shall be at the cost of the Charterers (which shall include any costs of the Finance Parties (if applicable)); (z) ISM, ISPS and Maritime Labour Convention Compliance (i) the Charterers shall ensure that each ISM Company and ISPS Company complies in all material respects with the ISM Code and the ISPS Code, respectively, or any replacements thereof and in particular (without prejudice to the generality of the foregoing) shall ensure that such company holds (A) a valid and current Document of Compliance issued pursuant to the ISM Code,

53 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (B) a valid and current SMC issued in respect of the Vessel pursuant to the ISM Code, and (C) an ISSC in respect of the Vessel, and the Charterers shall promptly, upon request, supply the Owners with copies of the same; (ii) the Charterers shall at all time comply with the Maritime Labour Convention; (aa) Chartering-in the Charterers shall not, during the duration of this Charter, without the prior written consent of the Owners, take any vessel on charter or other contract of employment (or agree to do so). (bb) Change of control the Charterers shall ensure that no Change of Control shall occur without the prior written consent of the Owners (such consent not to be unreasonably withheld or delayed in the case of the matters referred to in limb (b) of the definition of "Change of Control"); (cc) Inspection of Vessel and inspection reports in the absence of a Termination Event, subject to there being no undue interference with the operation of the Vessel: (i) the Owners may at the Charterers' cost arrange for persons appointed by the Owners to board the Vessel once in each calendar year during the Charter Period to inspect the Vessel's state and condition, and the Charterers will provide commercially reasonable assistance to facilitate such inspection; and (ii) the Charterers shall, within five (5) Business Days' of the Owners' written demand, reimburse the Owners for all costs, fees and expenses reasonably incurred by the Owners in connection with the Owners' procuring or arranging the procurement of the relevant inspection report as to the condition of the Vessel, provided always however that if a Termination Event has occurred and is continuing, the Owners may at any time and at the Charterers' cost conduct such inspection and the Charterers shall be deemed to have granted such permission and shall provide such necessary assistance to the Owners in respect of such inspection; (dd) Sub-Charterers the Charterers will, where applicable, use best endeavours and forthwith execute and deliver any and all such other agreements, instruments and documents (including any novation agreement) as may be required by law or deemed necessary or desirable by the Owners to ensure that any Sub-Charter which is in effect on the Delivery Date remains in effect, so that all obligations previously owed by the relevant Sub-Charterers to the Charterers under such Sub-Charter shall continue to be owed to the Charterers throughout the Agreement Term; (ee) Valuation of Market Value 54 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (i) the Charterers shall procure a valuation of the Market Value of the Vessel (and procure the delivery to the Owners of the Valuation Reports issued by the Approved Brokers): (A) for so long as no Termination Event has occurred and provided that the Vessel is employed under a sub-charter entered into by the Charterers (as disponent owners) with a remaining charter period of at least 12 months and an average daily charterhire which is no lower than the daily Hire payable under this Charter (in the case of a sub-bareboat charter) and at least US$55,000 (in the case of any other sub-charter), on the date falling 12 months prior to the last day of the charter period of the relevant Sub-charter (and each such Valuation Report shall be at the Charterers' cost); and (B) at such other times as the Owners may require in their absolute discretion (each such additional Valuation Reports to be at Owners' cost unless a Termination Event has occurred and is continuing following which such additional Valuation Reports shall be at the cost of the Charterers); (ii) the Market Value of the Vessel shall be the arithmetic average of desk-top valuations, each made under a Valuation Report, and obtained from two (2) Approved Brokers with one selected by the Charterers and the other selected by the Owners with the expenses of such appointments and Valuation Reports borne by the Charterers); (iii) each such valuation made under a Valuation Report shall be: (A) made on a charter-free basis and on the terms of an at arms’ length sale between a willing buyer and a willing seller; (B) issued by an Approved Broker and addressed to the Owners; and (C) dated no earlier than 30 days prior; (iv) if the Vessel is not employed under a sub-charter entered into by the Charterers (as disponent owners) with a remaining charter period of at least 12 months and an average daily charterhire which is no lower than the daily Hire payable under this Charter (in the case of a sub-bareboat charter) and at least US$55,000 (in the case of any other sub-charter) and the valuation obtained in accordance with this Clause and the ratio (the "Ratio") of: (A) the Market Value; to (B) the Cost Balance less the deposits received by the Owners (including the Deposit (defined below) (if any)) is equal to or less than one hundred and ten per cent (110%) (the "Required VTL Ratio"), the Charterers shall, within twenty (20) days of the relevant Valuation Reports, pay a deposit to the Owners (the "Deposit", which expression shall include any additional payment of deposit from time to time pursuant to this paragraph (ee) of this Clause 49 (Charterers’ Undertakings)) or (subject to the internal approval and consent of the Owners on the relevant asset class and nature of the proposed additional security) provide such approved additional security which, in the opinion of the 55 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" Owners, has a net realisable value in an amount equal to the shortfall as may be necessary to ensure that the Ratio exceeds the Required VTL Ratio; (v) without prejudice to any other rights or remedies of the Owners hereunder, the Owners shall have the right to apply the Deposit or parts thereof upon the occurrence of a Termination Event towards payment of any sums due and payable by the Charterers under the Transaction Documents including but not limited to any Early Termination Amount; (vi) in circumstances where the Owners has not elected to terminate this Charter and this Charter is continuing, the Charterers shall within ten (10) days, deposit with the Owners such additional amounts as may be required to make up the Deposit (where all or part of the Deposit was used towards payment of any sums due and payable by the Charterers under the Transaction Documents); (vii) the Deposit shall be retained by the Owners free of any interest to the Charterers as a security deposit to secure the due observance and performance by the Charterers of its obligations and undertakings herein contained and shall be released or partially released to the Charterers only pursuant to this sub-paragraph (vii) of paragraph (ee) of this Clause 49 (Charterers’ Undertakings); (viii) if the Ratio determined at any subsequent valuation made under this paragraph (ee) of this Clause 49 (Charterers’ Undertakings is above the Required VTL Ratio, the Owners shall within twenty (20) Business Days from the written demand of the Charterers, refund all or part of the Deposit to the Charterers PROVIDED ALWAYS THAT the Required VTL Ratio is complied with after such refund; (ix) if any part of the Deposit is not refunded to the Charterers pursuant to the preceding provision, any remaining balance of the Deposit held by the Owners shall be refunded to the Charterers within twenty (20) Business Days after the expiration or termination of the Charter Period PROVIDED THAT no Termination Event has occurred and is continuing; (ff) Sub-Charter the Charterers shall procure that, without the prior written consent of the Owners, there shall be no termination of, alteration to or waiver of any material term (which shall include without limitation, any term for the reduction of hire, the firm charter period, the change of any party to such charter and/or such other term the variation of which may result in a Material Adverse Effect) of, any Sub-Charter; (gg) Transactions with Affiliates the Charterers shall procure that all transactions conducted or to be conducted between them and any of the Obligors or any of that Obligor's Affiliates will be on an arm's length commercial basis; (hh) Notification the Charterers shall notify the Owners promptly after they become aware of the expiry or early termination of any Sub-Charter; (ii) No Security Interest 56 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" the Charterers will not create or permit to subsist any Security Interest or any other third party rights over any of their present and future rights and interest in or towards the Vessel, except for any: (i) Permitted Security Interest; or (ii) Security Interest created: (A) in favour of the Owners or the Finance Parties; (B) otherwise with the prior written consent of the Owners (such consent not to be unreasonably withheld or delayed); (jj) Project Documents (i) the Charterers shall: (A) without affecting its obligations under the applicable provisions of the Transaction Documents, perform and observe its obligations under the Project Documents and use its best endeavours to procure that each of the other parties to the Project Documents performs and observes its obligations under them; and (B) obtain and maintain in force, and promptly furnish certified copies to the Owners of, all licences, authorisations, approvals and consents, and do all other acts and things, which may from time to time be necessary or desirable for the continued due performance of its obligations under the Transaction Documents and the Project Documents or which may be required for the validity, enforceability or admissibility in evidence of the Transaction Documents and the Project Documents; (ii) the Charterers shall not, without the prior written consent of the Owners, except as contemplated by this Charter, sell or agree to sell the Vessel or convey, assign, transfer, sell or otherwise dispose of or deal with any of its other real or personal property, assets or rights, whether present or future, in connection with the Vessel. 50 EARNINGS ACCOUNT In addition to Clause 49 (Charterers' undertakings), the Charterers hereby undertake to the Owners that, throughout the Agreement Term, they will deposit all of the Earnings received by the Charterers into the Earnings Account, free and clear of any costs, fees, expenses, disbursements, withholdings or deductions. 51 TERMINATION EVENTS (a) Each of the following events shall constitute a Termination Event: (i) Failure to pay any Obligor fails to pay any amount due from it under any Transaction Document to which they are parties at the time, in the currency and otherwise in the manner specified therein provided that, if an Obligor can demonstrate to the reasonable satisfaction of the Owners that all necessary instructions were given to effect such

57 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" payment and the non-receipt thereof is attributable solely to an administrative or technical error or an error in the banking system or a Disruption Event, then such payment shall instead be deemed to be due, solely for the purposes of this paragraph, within five (5) Business Days of the date on which it actually fell due under this Charter (if a payment of Hire) and three (3) Business Days (if a sum payable on demand); or (ii) Misrepresentation any representation or statement made by any Obligor in any Transaction Document to which it is a party or in any notice or other document, certificate or statement (including without limitation, the Statement of Ownership) delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading in any material respect; or (iii) Specific covenants any Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by or procured by them under paragraphs (bb)(Change of Control), (ee)(Valuation of Market Value) and (gg)(Transactions with Affiliates) of Clause 49 (Charterers' undertakings); or (iv) Other obligations any of the Obligors fails duly to perform or comply with any of the obligations expressed to be assumed by them in any Transaction Document (other than those referred to in sub-paragraphs (i) and (iii) of paragraph (a) of this Clause 51 (Termination Events)) and such failure (if capable of remedy) is not remedied within fourteen (14) Business Days after the earlier of (A) the Owners having given notice thereof to the relevant Obligor and (B) the Obligor becoming aware of such failure to perform or comply; or (v) Cross Default any Financial Indebtedness of any Obligor is not paid when due (or within any applicable grace period) and payable prior to its specified maturity (provided that no termination event shall occur under this paragraph in relation to an Obligor (other than the Charterers) unless the aggregate of all such unpaid or accelerated indebtedness of such Obligor is equal to or greater than US Dollars eight million (US$8,000,000) or its equivalent in any other currency or currencies); or (vi) Insolvency and rescheduling any of the Obligors is unable to pay their debts as they fall due, commences negotiations with any one or more of their creditors with a view to the general re- adjustment or rescheduling of their indebtedness or makes a general assignment for the benefit of their creditors or a composition with their creditors; or (vii) Winding-up any of the Obligors files for initiation of formal restructuring proceedings, is wound up or declared bankrupt or takes any corporate action or other steps are taken or legal proceedings are started for their winding-up, dissolution, administration or re- organisation or for the appointment of a liquidator, receiver, administrator, 58 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" administrative receiver, conservator, custodian, trustee or similar officer of them or of any or all of their revenues or assets or any moratorium is declared or sought in respect of any of their indebtedness; or (viii) Execution or distress (A) any Obligor fails to comply with or pays any sum due from them (within thirty (30) days of such amount falling due) under any final judgment or any final order made or given by any court or other official body of a competent jurisdiction, being a judgment or order against which there is no right of appeal or if a right of appeal exists, where the time limit for making such appeal has expired (provided that no termination event shall occur under this paragraph in relation to an Obligor (other than the Charterers) unless the aggregate in respect of such Obligor is equal to or greater than US Dollars eight million (US$8,000,000) or its equivalent in any other currency); or (B) any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of any Obligor, other than any execution or distress which is being contested in good faith and which is either discharged within thirty (30) days or in respect of which adequate security has been provided within thirty (30) days to the relevant court or other authority to enable the relevant execution or distress to be lifted or released (provided that no termination event shall occur under this paragraph in relation to an Obligor (other than the Charterers) unless the aggregate in respect of such Obligor is equal to or greater than US Dollars five million (US$5,000,000) or its equivalent in any other currency); or (ix) Similar event any event occurs which, under the laws of any jurisdiction, has a similar or analogous effect to any of those events mentioned in sub-paragraphs (vi), (vii) or (viii) of paragraph (a) of this Clause 51 (Termination Events) above; or (x) Repudiation any of the Obligors repudiates any Transaction Document to which it is a party or do or cause to be done any act or thing evidencing an intention to repudiate any such Transaction Document; or (xi) Validity and admissibility at any time any act, condition or thing required to be done, fulfilled or performed in order: (A) to enable any of the Obligors lawfully to enter into, exercise their rights under and perform the material obligations expressed to be assumed by them in the Transaction Documents; 59 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (B) to ensure that the material obligations expressed to be assumed by any of the Obligors in the Transaction Documents are legal, valid and binding; or (C) to make the Transaction Documents admissible in evidence in any applicable jurisdiction, is not done, fulfilled or performed within thirty (30) days after notification from the Owners to the relevant Obligor requiring the same to be done, fulfilled or performed; or (xii) Illegality at any time: (A) it is or becomes unlawful for any of the Obligors to perform or comply with any or all of their obligations under the Transaction Documents to which they are parties; (B) any of the obligations of any of the Obligors under the Transaction Documents to which they are parties are not or cease to be legal, valid and binding; or (C) any Security Interest created or purported to be created by the Security Documents ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to such Security Document (other than the Owners) to be ineffective, and, in each case, such illegality is not remedied or mitigated to the satisfaction of the Owners within thirty (30) days after it has given notice thereof to the Charterers; or (xiii) Material adverse change at any time there shall occur any event or change which has a Material Adverse Effect in respect of any of the Obligors and such event or change, if capable of remedy, is not so remedied within thirty (30) days of the delivery of a notice confirming such event or change by the Owners to the Charterers; or (xiv) Conditions precedent if any of the conditions set out in Clause 37 (Conditions precedent) is not satisfied by the relevant time or such other time period specified by the Owners in their discretion; or (xv) Revocation or modification of consents etc. if any Necessary Authorisation which is now or which at any time during the Agreement Term becomes necessary to enable an Obligor to comply with any of its obligations in or pursuant to any of the Transaction Documents or the Project Documents is revoked, withdrawn or withheld, or modified in a manner which the Owners reasonably consider is, or may be, prejudicial to the interests of Owners in a material manner, or if such Necessary Authorisation ceases to remain in full force and effect; or 60 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (xvi) Cessation of business any of the Obligors ceases, or threatens to cease, to carry on all or a substantial part of its business; or (xvii) Curtailment of business if the business of any of the Obligors is wholly or materially curtailed by any intervention by or under authority of any government, or if all or a substantial part of the undertaking, property or assets of the Obligor is seized, nationalised, expropriated or compulsorily acquired by or under authority of any government or any of the Obligors disposes or threatens to dispose of a substantial part of their business or assets; or (xviii) Environmental matters (A) any Environmental Claim is pending or made against any Obligor or an Approved Manager or in connection with the Vessel, where such Environmental Claim has, in the opinion of the Owners, or is, in the opinion of the Owners, likely to have, a Material Adverse Effect; or (B) any actual Environmental Incident occurs in connection with the Vessel, where such Environmental Incident has, in the opinion of the Owners, or is, in the opinion of the Owners, likely to have, a Material Adverse Effect; or (xix) Loss of property all or a substantial part of the business or assets of any of the Obligors is destroyed, abandoned, seized, appropriated or forfeited for any reason; or (xx) Sanctions any Obligor or any of their directors, officers or employees becomes a Restricted Party; or (xxi) Arrest the Vessel is arrested or seized for any reason whatsoever (other than caused solely and directly by any action or omission from the Owners) unless the Vessel is released and returned to the possession of the Charterers within twenty one (21) days of such arrest or seizure; or (xxii) Delivery the Vessel has not for any reason been delivered by the Charterers to the Owners under the MOA on or before the Cancelling Date; (xxiii) Termination of Sub-Charter a Sub-Charter is terminated, repudiated or cancelled:

61 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (A) by the Sub-Charterers due to a breach by the Charterers unless (1) such breach does not materially affect the ability of the Charterers to perform its obligations under this Charter, and (2) the Charterers enter into a replacement Sub-Charter (on terms reasonably acceptable to the Owners) with a Sub- Charterer (reasonably acceptable to the Owners) within sixty (60) days of such termination, repudiation or cancellation; or (B) for any reason other than a breach by the Charterers unless the Charterers enter into a replacement Sub-Charter (on terms reasonably acceptable to the Owners) with a Sub-Charterers (reasonably acceptable to the Owners) within one hundred and eighty (180) days of such termination, repudiation or cancellation; and (xxiv) Termination Event under the Other Charters any Termination Event (as defined under any of the Other Charters) occurs under such Other Charter. (b) The Owners and the Charterers agree that it is a fundamental term and condition of this Charter that no Termination Event shall occur during the Agreement Term. Without prejudice to the forgoing, a Termination Event which is continuing shall constitute an agreed terminating event, the occurrence of which will entitle the Owners to exercise all or any of the remedies set out below in this Clause 51. (c) At any time after a Termination Event shall have occurred and be continuing following the lapse of any applicable grace period, the Owners may at their option: (i) by delivering to the Charterers a Termination Notice, terminate this Charter with immediate effect or on the date specified in such Termination Notice and withdraw the Vessel from the service of the Charterers without noting any protest and without interference by any court or any other formality whatsoever, whereupon the Vessel shall no longer be in the possession of the Charterers with the consent of the Owners, and the Charterers shall redeliver the Vessel to the Owners in accordance with Clauses 43 (Redelivery) and 44 (Redelivery conditions); (ii) apply any amount then standing to the credit to the Earnings Account against any Unpaid Sum or such other amounts which the Charterers or other Obligors may owe under the Transaction Documents; and/or (iii) (without prejudice to sub-paragraph (ii) of paragraph (c) of this Clause 51 (Termination Events) above) enforce any Security Interest created pursuant to the relevant Transaction Documents. (d) On the Termination Payment Date in respect of any termination of the chartering of the Vessel under this Charter in accordance with paragraph (c) of Clause 51 above, the Charterers shall pay to the Owners an amount equal to the Early Termination Amount in consideration of (i) the Owners’ entering into this Charter at the request of the Charterers and buying the Vessel from the Charterers (as sellers) pursuant to the terms of the MOA and (ii) the sale and transfer by the Owners to the Charterers (or their nominee) of the legal and beneficial title to the Vessel pursuant to paragraph (e) of Clause 55 (Purchase Option and transfer of title). (e) Following any termination to which this Clause 51 (Termination Events) applies, all sums payable in accordance with paragraph (d) of this Clause 51 (Termination Events) above shall be 62 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" paid to such account or accounts as the Owners may direct and shall be applied in the Owners' sole discretion (including but not limited to towards settlement of the Early Termination Amount, or part thereof, and any other amounts indemnified by or otherwise owing by the Charterers under this Charter and/or the other Transaction Documents). (f) If the chartering of the Vessel or, as the case may be, the obligation of the Owners to deliver and charter the Vessel to the Charterers is terminated in accordance with the terms of this Charter, the obligation of the Charterers to pay Hire, if not yet paid, shall cease once the Charterers have made the payment pursuant to paragraph (d) of this Clause 51 (Termination Events) above to the satisfaction of the Owners, whereupon the Owners shall arrange for title of the Vessel to be transferred to the Charterers in accordance with paragraphs 55(e) to (h) of Clause 55 (Purchase Option and transfer of title). (g) Without prejudice to the forgoing or to any other rights of the Owners under this Charter, at any time after a Termination Notice is served under paragraph (c) of this Clause 51 (Termination Events) above, the Owners may, acting in their sole discretion: (i) without prejudice to the Charterers' obligations under Clause 44 (Redelivery conditions), retake possession of the Vessel and, the Charterers agree that the Owners, for such purpose, may put into force and exercise all their rights and entitlements at law and may enter upon any premises belonging to or in the occupation or under the control of the Charterers where the Vessel may be located as well as giving instructions to the Charterers' servants or agents for this purpose; (ii) settle, compromise, compound, adjust or defend any action, suit or proceeding relating to or pertaining to the Vessel, its Earnings and the Insurances; (iii) make proof of loss, appear in and prosecute any action arising from any policy or policies of Insurance maintained pursuant to this Charter, and settle, adjust or compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies; and/or (iv) change or replace the Approved Manager without any recourse to the Owners. (h) For the avoidance of doubt, notwithstanding any action taken by the Owners following a Termination Event, the Charterers shall remain liable for the outstanding obligations on their part to be performed under this Charter. (i) In the event that the Charterers fail to pay the Early Termination Amount in full on the Termination Payment Date: (i) the Owners may, at their option, sell the Vessel to such party, at such time and on such terms and conditions as they may, in their absolution discretion, think fit; and (ii) following the completion of the aforementioned sale, the Owners shall: (A) deduct from the gross proceeds of such sale of the Vessel referred to above an amount equal to the aggregate of the expenses, disbursements, taxes, costs and losses whatsoever as may have been incurred by the Owners in respect of such sale of the Vessel (the net amount after such deduction shall be referred to as the "Net Sale Proceeds"); and (B) then, apply the Net Sale Proceeds as follows: 63 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (1) firstly, in or towards satisfaction or reduction of the Charterers’ obligation to pay the Early Termination Amount in any manner the Owners deem fit, to the extent that such Early Termination Amount or any portion of it remains unpaid; (2) secondly, if there are moneys owing by an Other Charterer under the relevant Other Charter at the relevant time or there exists a Termination Event (as defined in such Other Charter), in or towards payment of any amount owing to the relevant Other Owner under such Other Charter; and (3) thirdly, if there is any surplus following the payments referred to in the foregoing paragraphs, in payment to the Charterers (or if applicable, an Other Charterer, as the case may be). (j) Following a termination of the chartering of the Vessel under this Charter and until any sale of Vessel referred to in this Clause is complete, the Owners may manage and/or operate the Vessel on such terms as they may deem appropriate, including without limitation under charterparty or any other employment contract, provided that they apply the earnings generated thereunder (after deducting all expenses, disbursements, taxes, costs and losses whatsoever as may have been incurred by the Owners) towards satisfying the Early Termination Amount, any amounts owing to any of the Other Owners under the Other Charters and any other amounts indemnified by or otherwise owing by the Charterers under this Charter and/or the other Transaction Documents. (k) For the avoidance of doubt, the Charterers’ obligation to pay the Early Termination Amount shall survive the Termination Payment Date and redelivery of the Vessel under Clauses 43 (Redelivery); and shall continue in full force and effect until the Owners receive the Early Termination Amount in full. If, following (1) a sale of the Vessel by the Owners and application of the Net Sale Proceeds in accordance with paragraph (i) of this Clause 51 (Termination Events) above and/or (2) any employment of the Vessel and application of the net earnings in accordance with paragraph (j) of this Clause 51 (Termination Events) above, there remains any shortfall, the Charterers shall continue to be liable for the shortfall until the Early Termination Amount and all other amounts owing to the Owners under this Charter have been irrevocably and unconditionally paid in full. (l) Save as otherwise expressly provided in this Charter, the Charterers shall not have the right to terminate this Charter at any time prior to the expiration of the Agreement Term. The rights conferred upon the Owners by the provisions of this Clause 51 (Termination Events) are cumulative and in addition to any rights which they may otherwise have in law or in equity or by virtue of the provisions of this Charter. (m) It is hereby agreed between the Owners and the Charterers that the Charterers are entitled to cease paying the Hire for such period as the Vessel is under arrest, detention, seizure or confiscation as a direct result of the Owners' default, act, omission or misconduct (excluding any arrest, detention, seizure and confiscation being litigation or proceeding or claim which is frivolous, vexatious or an abuse of the process of the court which the Owners has a good defence and is being contested by the Owners in good faith and by appropriate proceedings) provided there is no contributory negligence from or default by the Charterers in respect thereof. 64 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" 52 SUB-CHARTERING AND ASSIGNMENT (a) The Charterers shall not without the prior written consent of the Owners (which shall not be unreasonably withheld or delayed, and may be given subject to conditions): (i) let the Vessel on demise charter for any period; (ii) de-activate or lay up the Vessel; or (iii) assign their rights under this Charter. (b) The Charterers acknowledge that the Owners' consent to any sub-bareboat chartering may be subject (amongst other things) to the Owners being satisfied as to the intended flag during such sub-bareboat chartering. (c) Without prejudice to anything contained in this Clause 52 (Sub-chartering and Assignment), the Charterers shall only enter into any Sub-Charter or vessel pooling or sharing arrangements for the Vessel which is for a purpose for which the Vessel is suited and with a Sub-Charterers or a charterer under the pooling or sharing arrangement which is not a Restricted Party and in each case, the Charterers shall, in relation to any Sub-Charter or vessel pooling or sharing arrangements, assign to the Owners all their Earnings arising out of and in connection with such Sub-Charter or vessel pooling or sharing arrangements and all their rights and interest in such Sub-Charter or vessel pooling or sharing arrangements as the Owners may require and the Charterers shall serve a notice on any Sub-Charterers or such other person as the Owners may require and shall obtain a written acknowledgement of such assignment from such Sub- Charterers or that other person in such form as is required by the Owners or any Finance Party (as the case may be). (d) The Charterers may request for a Sub-Charter Quiet Enjoyment Letter to be issued to the Sub- Charterers provided that the conditions set out in subparagraph (ii) of paragraph (b) of Clause 46 (Owners’ Mortgage) are satisfied. 53 NAME OF VESSEL Provided that the prior written consent has been given by the Owners: (a) the name of the Vessel may be chosen by the Charterers; and (b) the Vessel may be painted in the colours, display the funnel insignia and fly the house flag as required by the Charterers. 54 CHARTER PERIOD (a) The Charter period under this Charter shall be one hundred and twenty (120) months commencing from the Delivery Date (the "Initial Charter Period"), unless extended at the option of the Charterers following its exercise of the Extension Option or otherwise terminated pursuant to paragraph (k) of Clause 41 (Hire), Clause 51 (Termination Events), Clause 56 (Sale of Vessel by the Owners) and Clause 57 (Total Loss). (b) The Charterers have the option to extend the Initial Charter Period for an additional period of 24 months commencing from the last day of the Initial Charter Period (such option, the "Extension Option"), which option may be exercisable by the Charterers only:

65 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (i) if there is an absence of a Potential Termination Event or Termination Event which is continuing; and (ii) by issuing an irrevocable written notice to the Owners no later than 90 days prior to the last day of the Initial Charter Period. 55 PURCHASE OPTION AND TRANSFER OF TITLE (a) Subject to no Termination Events or Total Loss under Clause 57 (Total loss), the Charterers may, on each Hire Payment Date falling thirty-six (36) months after the Delivery Date, by at least sixty (60) calendar days prior written notice to the Owners, declare to the Owners their exercise of the option to purchase the Vessel or to cause their nominee to purchase the Vessel from the Owners on a Hire Payment Date by payment of an amount equal to the Purchase Option Price corresponding to such Hire Payment Date. To avoid any confusion, the Charter Period will end immediately upon the Purchase Option Price having been paid. (b) If the Charterers have not exercised their rights under paragraph (a) of this Clause 55 (Purchase Option and Transfer of Title), the Charterers may, by at least two (2) months' prior written notice to the Owners, declare to the Owners their exercise of the option to purchase the Vessel or to cause their nominee to purchase the Vessel at the end of the Charter Period by payment of the Expiry Purchase Option Price. In the event that the Charterers do not (i) exercise such option to purchase the Vessel by the date falling two (2) months prior to the end of the Charter Period or (ii) purchase or cause their nominee to purchase the Vessel at the end of the Charter Period, the Charterers shall pay to the Owners the Compensation Amount no later than by the last day of the Charter Period, and the Charterers and the Owners agree that such Compensation Amount is proportionate as to amount, having regard to the legitimate interest of the Owners, in inter alia, protecting against the Owners’ risk of the Charterers failing to perform its obligations under this Charter and the other Transaction Documents. (c) Without prejudice to the foregoing and provided that no Termination Event or Total Loss has occurred, the Charterers shall, subject to the relevant Quiet Enjoyment Letter (if any), have the option to purchase or to cause their nominee to purchase the Vessel from the Owners on a Hire Payment Date following the written notification from a Finance Party which is the mortgagee of the Vessel that an event of default has occurred and is continuing under and in accordance with the Finance Documents, by payment of an amount equal to the Default Call Option Price corresponding to such Hire Payment Date. (d) If it becomes unlawful or contrary to any applicable Sanctions for the Owners to own or charter the Vessel pursuant to this Charter or for the Charterers to charter the Vessel pursuant to this Charter, and without prejudice to the other provisions of this Charter: (i) the Owners or the Charterers (as the case may be) shall promptly notify the other Party upon becoming aware of that event; and (ii) the Charterers shall, subject to the relevant Quiet Enjoyment Letter (if any) , have the option to purchase or to cause their nominee to purchase the Vessel from the Owners on a Hire Payment Date following such notification (or such other date as may be agreed by the Owners and the Charterers, which shall be a date falling on or before the latest date permitted under the relevant applicable law or Sanction) by payment of an amount equal to the Default Call Option Price corresponding to such date. (e) In exchange for the full payment of the Purchase Option Price (in the case of a purchase under paragraph (a) of this Clause 55 (Purchase Option and Transfer of Title) above), the Expiry 66 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" Purchase Option Price (in the case of a purchase under paragraph (b) of this Clause 55 (Purchase Option and Transfer of Title) above), the Default Call Option Price (in the case of a purchase under paragraph (c) or paragraph (d) of this Clause 55 (Purchase Option and Transfer of Title) above) or the Early Termination Amount (in the case of a termination of this Charter by the Owners pursuant to Clause 51 (Termination Events)) and all sums due and payable to the Owners under the Transaction Documents and subject to compliance with the other conditions set out in this Clause, the Owners shall: (i) transfer title to and ownership of the Vessel to the Charterers (or their nominee) by delivering to the Charterers (in each case at the Charterers' costs): (A) a duly executed and notarised, legalised and/or apostilled (as applicable) bill of sale; and (B) the Title Transfer PDA; and (ii) procure the deletion of any mortgage or prior Security Interest in relation to the Vessel at the Charterers' cost and provide a certificate of ownership and encumbrances evidencing that the Vessel is free from any registered mortgages/encumbrances, provided always that prior to such transfer or deletion (as the case may be), the Owners shall have received the letter of indemnity as referred to in paragraph (h) of this Clause 55 (Purchase Option and Transfer of Title) below from the Charterers, and the Charterers shall have performed all their obligations in connection herewith and with the Vessel, including without limitation the full payment of all Unpaid Sums, taxes, charges, duties, costs and disbursements (including legal fees) in relation to the Vessel. (f) The transfer in accordance with paragraph (e) of this Clause 55 (Purchase Option and Transfer of Title) above shall be made in all respects at the Charterers' expense on an "as is, where is" basis and the Owners shall give the Charterers (or their nominee) no representations, warranties, agreements or guarantees whatsoever concerning or in connection with the Vessel, the Insurances, the Vessel's condition, state or class or anything related to the Vessel, expressed or implied, statutory or otherwise. (g) The Owners shall have no responsibility for the registrability of a bill of sale referred to in paragraph (e) of this Clause 55 (Purchase Option and Transfer of Title) above executed by the Owners, as far as such bill of sale is prescribed in a generally acceptable form. (h) The Charterers shall, immediately prior to the receipt of the bill of sale, furnish the Owners with a letter of indemnity (in a form satisfactory to the Owners) whereby the Charterers and the Charter Guarantors shall state that, among other things, the Owners has and will have no interest, concern or connection with the Vessel after the date of such letter and that the Charterers and/or the Charter Guarantors shall indemnify the Owners and keep the Owners indemnified forever against any claims made by any person arising in connection with the Vessel. 56 SALE OF VESSEL BY THE OWNERS (a) During the Charter Period, the Owners shall not sell the Vessel unless: (i) the Vessel is sold to an Affiliate of the Owners, or (ii) such sale is permitted by and made in accordance with Clause 51 (Termination Events); or 67 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (iii) with the Charterers' prior written consent, provided that, in respect of a sale effected under paragraphs (i) or (ii) of this Clause 56 (Sale of Vessel by the Owners), such sale shall not increase the obligations of the Obligors under the Transaction Documents and any documentation required in connection with such sale shall be effected at the cost of the Owners. (b) Notwithstanding the foregoing of this Clause (except for the sale permitted by and made in accordance with Clause 51 (Termination Events)), this Charter will continue to exist, valid and effective on the same and identical terms (save for logical and consequential amendments). 57 TOTAL LOSS (a) If circumstances exist giving rise to a Total Loss, the Charterers shall promptly notify the Owners of the facts of such Total Loss. If the Charterers wish to proceed on the basis of a Total Loss and advise the Owners thereof, the Owners shall agree to the Vessel being treated as a Total Loss for all purposes of this Charter. The Owners shall thereupon abandon the Vessel to the Charterers and/or execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a Total Loss. Without prejudice to the obligations of the Charterers to pay to the Owners all monies then due or thereafter to become due under this Charter, if the Vessel shall become a Total Loss during the Charter Period, the Charter Period shall end on the Settlement Date. (b) If the Vessel becomes a Total Loss during the Charter Period, the Charterers shall, on the Settlement Date, pay to the Owners the amount calculated in accordance with paragraph (c) of this Clause 57 (Total Loss) below in consideration of the Owners agreeing to (i) enter into this Charter at the request of the Charterers and buying the Vessel from the Charterers (as sellers) pursuant to the terms of the MOA and (ii) assigning their interests (if any) in the Insurances to the Charterers upon the Owners receiving full, unconditional and irrevocable payment of the Early Termination Amount (in the circumstances where the Owners have not received any insurance proceeds of the Vessel at such time or where such insurance proceeds are not sufficient to fully pay the Early Termination Amount). (c) On the Settlement Date, the Charterers shall pay to the Owners an amount equal to the Early Termination Amount as at the Termination Payment Date (provided that such amount payable shall be set off against the Total Loss Proceeds if they are already received by the Owners as referred to under paragraph (d) of this Clause 57 (Total Loss) below). The foregoing obligations of the Charterers under this paragraph (c) of this Clause 57 (Total Loss)shall apply regardless of whether or not any moneys are payable under any Insurances in respect of the Vessel, regardless of the amount payable thereunder, regardless of the cause of the Total Loss and regardless of whether or not any of the said compensation shall become payable. (d) All Total Loss Proceeds shall be paid to such account or accounts as the Owners may direct and shall be applied towards satisfaction of the Early Termination Amount and any other sums due and payable under the Transaction Documents. To the extent that there is any surplus after such application, such surplus shall be promptly returned to the Charterers. (e) The Charterers shall, at the Owners' request, provide satisfactory evidence, in the reasonable opinion of the Owners, as to the date on which the constructive total loss of the Vessel occurred pursuant to the definition of Total Loss. (f) The Charterers shall continue to pay the Advance Hire and the Hire on the days and in the amounts required under this Charter notwithstanding that the Vessel shall become a Total Loss 68 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" provided always that no further instalments of Hire shall become due and payable after the Charterers have made the payment required by paragraph (c) of this Clause 57 (Total Loss) above. 58 FEES AND EXPENSES (a) In consideration of (i) the Owners (as buyers) entering into the MOA to purchase the Vessel from the Charterers (as sellers) and (ii) the Owners entering into this Charter to charter the Vessel to the Charterers in accordance with the terms of this Charter and such other valuable consideration (the receipt of which the Charterers acknowledge by executing this Charter), the Charterers agree to pay to the Owners, a non-refundable arrangement fee (the “Arrangement Fee”) in accordance with the terms set out in the relevant Fee Letter. (b) Subject always to paragraph (c) of this Clause 58 (Fees and Expenses), the Charterers shall bear all documented costs, fees (including legal fees) and disbursements incurred by the Owners and the Charterers in connection with: (i) the negotiation, preparation and execution of this Charter and the other Transaction Documents; (ii) the delivery of the Vessel under the MOA and this Charter; (iii) preparation or procurement of any survey, inspections, tax or insurance advice; (iv) all legal fees and other expenses arising out of or in connection with the exercising of any purchase option by the Charterers pursuant to Clause 55 (Purchase Option and Title Transfer) of this Charter; and (v) such other activities relevant to the transactions contemplated herein. (c) Notwithstanding anything to the contrary, the Charterers shall not bear any costs, fees (including legal fees) and disbursements incurred by the Owners in connection with: (i) any financing activities undertaken by the Owners, whether or not such financing activities are undertaken for the purposes of entering into this Charter, the MOA or any of the Transaction Documents; and (ii) the incorporation, setting-up or continued operation of any special purpose vehicles or legal entities for the purposes of or in relation to this Charter, the MOA or any of the Transaction Documents. 59 STAMP DUTIES AND TAXES The Charterers shall pay promptly all documented stamp, documentary or other like duties and taxes to which this Charter, the MOA and the other Transaction Documents may be subject or give rise and shall indemnify the Owners on demand against any and all liabilities with respect to or resulting from any delay on the part of the Charterers to pay such duties or taxes. 60 OPERATIONAL NOTIFIABLE EVENTS The Owners are to be advised as soon the Charterers are aware of the occurrence of any of the following events:

69 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (a) when a material condition of class is applied by the Classification Society; (b) whenever the Vessel is arrested, confiscated, seized, requisitioned, impounded, forfeited or detained by any government or other competent authorities or any other persons; (c) whenever a class or flag authority refuses to issue or withdraw trading certification; (d) in the event of a fire requiring the use of fixed fire systems or collision / grounding; (e) whenever the Vessel is planned for dry-docking in accordance with Clause 10(g) (Part II) and whether routine or emergency; (f) the Vessel is taken under tow; (g) any death or serious injury on board; or (h) any damage to the Vessel the repair costs of which (whether before or after adjudication) are likely to exceed US Dollars three million (US$3,000,000). 61 FURTHER INDEMNITIES (a) Whether or not any of the transactions contemplated hereby are consummated, the Charterers shall, in addition to the provisions under Clause 17 (Indemnity) (Part II) of this Charter, indemnify, protect, defend and hold harmless the Owners and their respective officers, directors and employees (collectively, the "Indemnitees") throughout the Agreement Term from, against and in respect of, any and all liabilities, obligations, losses, damages, penalties, fines, fees, claims, actions, proceedings, judgement, order or other sanction, lien, salvage, general average, suits, costs, expenses and disbursements, including reasonable legal fees and expenses, of whatsoever kind and nature (collectively, the "Expenses"), imposed on, suffered or incurred by or asserted against any Indemnitee, in any way relating to, resulting from or arising out of or in connection with, in each case, directly or indirectly, any one or more of the following: (i) this Charter, any of the other Transaction Documents and the Project Documents, and any amendment, supplement or modification thereof or thereto requested by the Charterers; (ii) the Vessel or any part thereof, including with respect to: (A) the ownership of, manufacture, design, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, seaworthiness, replacement, repair of the Vessel or any part (including, in each case, latent or other defects, whether or not discoverable and any claim for patent, trademark, or copyright infringement and all liabilities, obligations, losses, damages and claims in any way relating to or arising out of spillage of cargo or fuel, out of injury to persons, properties or the environment or strict liability in tort); (B) any claim or penalty arising out of violations of applicable law by the Charterers or any Sub-Charterers; (C) death or property damage of shippers or others; 70 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (D) any liens in respect of the Vessel or any part thereof; or (E) any registration and/or tonnage fees (whether periodic or not) in respect of the Vessel payable to any registry of ships; (iii) any breach of or failure to perform or observe, or any other non-compliance with, any covenant or agreement or other obligation to be performed by the Charterers under any Transaction Document to which it is a party or the falsity of any representation or warranty of the Charterers in any Transaction Document to which it is a party or the occurrence of any Termination Event; (iv) in preventing or attempting to prevent the arrest, confiscation, seizure, taking and execution, requisition, impounding, forfeiture or detention of the Vessel, or in securing or attempting to secure the release of the Vessel in connection with the exercise of the rights of a holder of a lien created by the Charterers; (v) incurred or suffered by the Owners in: (A) procuring the delivery of the Vessel to the Charterers under Clause 35 (Delivery); (B) registering the Vessel at the registry of the Pre-Approved Flag; (C) recovering possession of the Vessel following termination of this Charter under Clause 51 (Termination Events); (D) arranging for a sale of the Vessel in accordance with Clause 56 (Sale of Vessel by the Owners); or (E) arranging for a transfer of the title of the Vessel in accordance with paragraphs 55(e) to (h) of Clause 55 (Purchase Option and Transfer of Title); (vi) arising from the Master or officers of the Vessel or the Charterers' agents signing bills of lading or other documents; (vii) in connection with: (A) the arrest, seizure, taking into custody or other detention by any court or other tribunal or by any governmental entity; or (B) subjection to distress by reason of any process, claim, exercise of any rights conferred by a lien or by any other action whatsoever, of the Vessel which are expended, suffered or incurred as a result of or in connection with any claim or against, or liability of, the Charterers or any other member of the Charter Group, together with any costs and expenses or other outgoings which may be paid or incurred by the Owners in releasing the Vessel from any such arrest, seizure, custody, detention or distress, provided however that the Owners shall not be entitled to any indemnification or recompense pursuant to this Clause 61 (Further indemnities) for any liabilities, obligations, losses, damages, penalties, claims, actions, suits, fees, costs, expenses and disbursements incurred by the Owners as a consequence of any wilful breach of this Charter by the Owners. 71 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (b) In consideration of the Charterers requesting the Other Owners to charter the Other Vessels to the Other Charterers under the Other Charters (and for the purposes of sub-paragraph (i)(ii) of Clause 51), the Charterers hereby irrevocably and unconditionally undertake to the Owners and the Other Owners that the Charterers shall procure the Other Charterers’ compliance with the provisions of the Other Charters and pay to the Owners and the Other Owners immediately on demand, as a separate and independent obligation, such amounts in respect of all claims, expenses, liabilities, losses, fees of every kind and nature and all other moneys due, owing and/or payable to the Other Owners under or in connection with the Other Charters, and to indemnify and hold the Owners harmless against all such moneys, costs, fees and expenses, provided that any payment by the Charterers to such Other Owners shall pro tanto satisfy the Charterers’ liability under this Clause 61 (Further indemnities). (c) The Charterers shall pay to the Owners promptly on the Owners' written demand the amount of all costs and expenses (including legal fees) incurred by the Owners in connection with the enforcement of, or the preservation of any rights under, any Transaction Document including (without limitation) (i) any losses, costs and expenses which the Owners may from time to time sustain, incur or become liable for by reason of the Owners being deemed by any court or authority to be an operator, or in any way concerned in the operation, of the Vessel and (ii) collecting and recovering the proceeds of any claim under any of the Insurances. (d) Without prejudice to any right to damages or other claim which either Party may, at any time, have against the other hereunder, it is hereby agreed and declared that the indemnities of the Owners by the Charterers contained in this Charter shall continue in full force and effect for a period of twenty four (24) months after the Agreement Term. 62 SET-OFF (a) The Owners may set off any matured and/or contingent obligation due from the Charterers under the Transaction Documents (to the extent beneficially owned by the Owners) against any obligation (whether matured or not) owed by the Owners to the Charterers, regardless of the place of payment or currency of either obligation. If the obligations are in different currencies, the Owners may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. (b) The Charterers may not set off any matured and/or contingent obligation due from the Owners under the Transaction Documents (to the extent beneficially owned by the Charterers) against any obligation (whether matured or not) owed by the Charterers to the Owners, regardless of the place of payment or currency of either obligation. 63 FURTHER ASSURANCES AND UNDERTAKINGS (a) Each Party shall make all applications and execute all other documents and do all other acts and things as may be necessary to implement and to carry out their obligations under, and the intent of, this Charter. (b) The Parties shall act in good faith to each other in respect of any dealings or matters under, or in connection with, this Charter. 64 CUMULATIVE RIGHTS The rights, powers and remedies provided in this Charter are cumulative and not exclusive of any rights, powers or remedies at law or in equity unless specifically otherwise stated. 72 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" 65 DAY COUNT CONVENTION Any interest, commission or fee accruing under a Transaction Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days. 66 NO WAIVER No delay, failure or forbearance by a party to exercise (in whole or in part) any right, power or remedy under, or in connection with, this Charter will operate as a waiver. No waiver of any breach of any provision of this Charter will be effective unless that waiver is in writing and signed by the Party against whom that waiver is claimed. No waiver of any breach will be, or be deemed to be, a waiver of any other or subsequent breach. 67 ENTIRE AGREEMENT (a) This Charter contains all the understandings and agreements of whatsoever kind and nature existing between the Parties in respect of this Charter, the rights, interests, undertakings agreements and obligations of the Parties to this Charter and shall supersede all previous and contemporaneous negotiations and agreements. (b) This Charter may not be amended, altered or modified except by a written instrument executed by each of the Parties to this Charter. 68 INVALIDITY If any term or provision of this Charter or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the remainder of this Charter or application of such term or provision to persons or circumstances (other than those as to which it is already invalid or unenforceable) shall (to the extent that such invalidity or unenforceability does not materially affect the operation of this Charter) not be affected thereby and each term and provision of this Charter shall be valid and be enforceable to the fullest extent permitted by law. 69 ENGLISH LANGUAGE All notices, communications and financial statements and reports under or in connection with this Charter and the other Transaction Documents shall be in English language or, if in any other language, shall be accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail. 70 NO PARTNERSHIP Nothing in this Charter creates, constitutes or evidences any partnership, joint venture, agency, trust or employer/employee relationship between the Parties, and neither Party may make, or allow to be made any representation that any such relationship exists between the Parties. Neither Party shall have the authority to act for, or incur any obligation on behalf of, the other Party, except as expressly provided in this Charter. 71 NOTICES (a) Any notices to be given to the Owners under this Charter shall be sent in writing by registered letter or email and addressed to:

73 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" Xiang L46 HK International Ship Lease Co., Limited Address: Room 03-04, 27/F 333 Lujiazui Ring Road, Pudong New Area, Shanghai, 200120, the People’s Republic of China Email: fan.ln@bocommleasing.com / chi c@bocommleasing.com / guojia 901@bocommleasing.com Attention: Ms. FAN Linna / Mr. CHI Chao / Ms. Sharon GUO or to such other address, facsimile number or email address as the Owners may notify to the Charterers in accordance with this Clause 71 (Notices). (b) Any notices to be given to the Charterers under this Charter shall be sent in writing by registered letter or email and addressed to: Flex LNG Amber Limited Address: c/o Flex LNG Management AS Bryggegata 3 0250 Oslo, Norway E-mail: finance@flexlng.com Attention: Knut Traaholt or to such other address, facsimile number or email address as the Charterers may notify to the Owners in accordance with this Clause 71 (Notices). (c) Any such notice shall be deemed to have reached the Party to whom it was addressed, when dispatched and acknowledged received (in case of an email) or when delivered (in case of a registered letter). A notice or other such communication received on a non-working day or after business hours in the place of receipt shall be deemed to be served on the next following working day in such place 72 CONFLICTS Unless stated otherwise, in the event of there being any conflict or inconsistency between the provisions of Clauses 1 (Definitions) (Part II) to 31 (Notices) (Part II) and the provisions of Clauses 32 (Definitions) to 79 (FATCA), the provisions of Clauses 32 (Definitions) to 79 (FATCA) shall prevail. 73 SURVIVAL OF CHARTERERS' OBLIGATIONS The termination of this Charter for any cause whatsoever shall not affect the right of the Owners to recover from the Charterers any money due to the Owners on or before the termination in consequence thereof and all other rights of the Owners (including but not limited to any rights, benefits or indemnities which are expressly provided to continue after the termination of this Charter) are reserved hereunder. 74 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" 74 COUNTERPARTS This Charter may be executed in any number of counterparts and any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original agreement for all purposes. 75 CONFIDENTIALITY (a) The Parties shall maintain the information provided in connection with the Transaction Documents strictly confidential and agree to disclose to no person other than: (i) its board of directors, employees (only on a need to know basis), and shareholders, professional advisors and rating agencies; (ii) as may be required to be disclosed under applicable law or regulations or for the purpose of legal proceedings or the rules of any relevant stock exchange; (iii) in the case of the Owners, to any Finance Party or other actual or potential financier providing funding for the acquisition or refinancing of the Vessel; (iv) in the case of the Charterers, to any Sub-Charterer in respect of obtaining any consent required under the terms of any Sub-Charter; and (v) the shipbuilder and the managers, the classification society and flag authorities as may be necessary in connection with the transactions contemplated hereunder. (b) Any other disclosure by each Party shall be subject to the prior written consent of the other Party. 76 THIRD PARTIES ACT (a) Any person which is (i) an Other Owner or (ii) an Indemnitee or a Finance Party from time to time, and is not a party to this Charter shall be entitled to enforce such terms of this Charter as provided for in this Charter in relation to the obligations of the Charterers to such Other Owner, Indemnitee or (as the case may be) Finance Party, subject to the provisions of Clause 77 (Law and jurisdiction) and the Third Parties Act. The Third Parties Act applies to this Charter as set out in this Clause 76. (b) Save as provided above, a person who is not a party to this Charter has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Charter. 77 LAW AND JURISDICTION (a) This Charter and any non-contractual obligations arising from or in connection with it shall in all respects be governed by and interpreted in accordance with English law. (b) Any dispute, controversy or claim arising out of or relating to this Charter, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause 77 (Law and jurisdiction). 75 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (c) The arbitration shall be conducted in accordance with the London Maritime Arbitration Association (LMAA) terms current at the time when arbitration proceedings are commenced. (d) The reference shall be to three (3) arbitrators. A Party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the Party referring a dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its own arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both Parties as if he had been appointed by agreement. (e) Nothing herein shall prevent the Parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator. (f) In cases where neither the claim nor any counterclaim exceeds the sum of US Dollars Fifty Thousand (US$50,000) (or such other sum as the Parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced. 78 CONDITIONS SUBSEQUENT Notwithstanding anything to the contrary in this Charter, the obligations of the Owners to charter, or continue to charter, the Vessel to the Charterers under this Charter shall be subject to the conditions that the Owners shall have received the following documents and evidence in form and substance satisfactory to the Owners: (a) on the Delivery Date (or such later date as may be acceptable to the Owners in their absolute discretion): (i) a copy of each of the following documents (which shall be executed and dated on the Delivery Date): (A) the acknowledgment by the account bank required under the Account Charge; and (B) the acknowledgment by the Sub-Charterers (if any) to the assignment of the Sub-Charter; and (C) the letter of quiet enjoyment to be entered into between the Owners, the Charterers and the Initial Sub-charterers, together with evidence satisfactory to the Owners that the originals of each of the above and the share certificates of the Charterers required to be provided under the Share Pledge have been dispatched to the Owners (or their legal counsel); and (b) no later than five (5) Business Days after the Delivery Date (or such later date as may be acceptable to the Owners in their absolute discretion): (i) a copy of the endorsed policy issued by the insurer in respect of the Vessel; 76 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" (ii) a copy of the duly signed letters of undertaking from the insurers, underwriters, protection and indemnity clubs and association referred to under sub-paragraph (a)(iii)(C) of Clause 37 (Conditions precedent); and (iii) to the extent the Owners have agreed to accept copies (instead of the originals) of any documents referred to in paragraph (a) of Clause 37 (Conditions precedent), the originals of such documents. 79 FATCA (a) Defined terms For the purposes of this Clause 79 (FATCA), the following terms shall have the following meanings: "Code" means the United States Internal Revenue Code of 1986, as amended. "FATCA" means sections 1471 through 1474 of the Code and any Treasury regulations thereunder. "FATCA Deduction" means a deduction or withholding from a payment under the Transaction Documents or the Project Documents required by or under FATCA. "FATCA Exempt Party" means a Relevant Party that is entitled under FATCA to receive payments free from any FATCA Deduction. "FATCA FFI" means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if a Relevant Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction. "FATCA Non-Exempt Party" means any Relevant Party who is not a FATCA Exempt Party. "Relevant Party" means any of the parties to the Transaction Documents. "IRS" means the United States Internal Revenue Service or any successor taxing authority or agency of the United States government. (b) FATCA Information (i) Subject to paragraph (iii) of paragraph (b) of Clause 79 below, each Relevant Party shall, on the date of this Charter, and thereafter within ten (10) Business Days of a reasonable request by another Relevant Party: (A) confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and (B) supply to the requesting party (with a copy to all other Relevant Parties) such other form or forms (including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA (including its applicable "pass thru percentage" or other information required under FATCA or other official guidance including intergovernmental agreements) as the requesting party

77 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" reasonably requests for the purpose of the requesting party's compliance with FATCA. (ii) If a Relevant Party confirms to any other Relevant Party that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 showing that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall so notify all other Relevant Parties reasonably promptly. (iii) Nothing in this Clause 79 (FATCA) shall oblige any Relevant Party to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided, however, that nothing in this paragraph shall excuse any Relevant Party from providing a true, complete and correct IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph. (iv) If a Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with the provisions of this Charter or the provided information is insufficient under FATCA, then: (A) if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of the Transaction Documents as if it is a FATCA Non-Exempt Party; and (B) if that party failed to confirm its applicable passthru percentage then such party shall be treated for the purposes of this Charter and the Transaction Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts. (c) FATCA Deduction and gross-up by Relevant Party (i) If the representation made by the Charterers under Clause 48 (Charterers' representations and warranties) proves to be untrue or misleading such that the Charterers are required to make a FATCA Deduction, the Charterers shall make the FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA. (ii) If the Charterers are required to make a FATCA Deduction then the Charterers shall increase the payment due from them to the Owners to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required. (iii) The Charterers shall promptly upon becoming aware that they must make a FATCA Deduction (or that there is any change in the rate or basis of a FATCA Deduction) notify the Owners accordingly. Within thirty (30) days of the Charterers making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Charterers shall deliver to the Owners evidence reasonably satisfactory to the 78 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" Owners that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority. (iv) If the Owners are required to make a deduction or withholding from a payment under the Finance Documents in respect of FATCA, which deduction or withholding would not have been required if a Relevant Person were not a US Tax Obligor or FATCA FFI, and are required under the Finance Documents (if any) to pay additional amounts in respect of such deduction or withholding, the amount of the payment due from the Charterers shall be increased to an amount which, after any such deduction or withholding and payment of additional amounts, leaves the Owners with an amount equal to the amount which it would have had remaining if it had not been required to pay additional amounts under such Finance Documents. (d) FATCA Deduction by Owners The Owners may make any FATCA Deduction they are required by FATCA to make, and any payment required in connection with that FATCA Deduction, and the Owners shall not be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient for that FATCA Deduction. 79 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" SCHEDULE 1 PROTOCOL OF DELIVERY AND ACCEPTANCE It is hereby certified that pursuant to a bareboat charter dated [●] and made between Xiang L46 HK International Ship Lease Co., Limited of Hong Kong (the "Owners") as owner and Flex LNG Amber Limited of the Republic of the Marshall Islands (the "Bareboat Charterers") as bareboat charterer (as maybe amended and supplemented from time to time, the "Bareboat Charter") in respect of one (1) vessel named "FLEX AMBER" and registered under the laws and flag of the Marshall Islands with IMO number 9857377 (the "Vessel"), the Vessel is delivered for charter by the Owners to the Bareboat Charterers, and accepted by the Bareboat Charterers from the Owners at [●] hours ([●] time) on the date hereof in accordance with the terms and conditions of the Bareboat Charter. IN WITNESS WHEREOF, the Owners and the Bareboat Charterers have caused this PROTOCOL OF DELIVERY AND ACCEPTANCE to be executed by their duly authorised representative on this [●] day of 20[●] in [●]. THE OWNERS THE BAREBOAT CHARTERERS by: by: Name: Name: Title: Title: Date: Date: 80 SINGAPORE/90766900v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Amber" SCHEDULE 2 TITLE TRANSFER PROTOCOL OF DELIVERY AND ACCEPTANCE m.v. "FLEX AMBER" (the “Vessel”) Xiang L46 HK International Ship Lease Co., Limited, a company incorporated under the laws of Hong Kong (the "Owners") deliver to Flex LNG Amber Limited, a corporation incorporated under the laws of the Republic of the Marshall Islands (the "Bareboat Charterers") the Vessel described below and the Bareboat Charterers accept delivery of, title and risk to the Vessel pursuant to the terms and conditions of the bareboat charter dated [●] (as may be amended and supplemented from time to time) and made between (1) the Owners and (2) the Bareboat Charterers. Name of Vessel: "FLEX AMBER" Flag: Marshall Islands Place of Registration: Majuro IMO Number: 9857377 Gross Registered Tonnage: [●] tons Net Registered Tonnage: [●] tons Dated: 20[●] At: hours ([●] time) Place of delivery: THE OWNER THE BAREBOAT CHARTERERS Xiang L46 HK International Ship Lease Co., Limited Flex LNG Amber Limited by: by: Name: Name: Title: Title: Date: Date:

SCHEDULE 3

HIRE PAYMENT SCHEDULE

Part A

<u>In respect of Hire payment within the Initial Charter Period:</u>

(Note: This Schedule prepared on the assumptions that (1) the Assumed Owners' Costs is US$170,000,000, (2) the applicable Expiry Purchase Option Price is US$80,000,000, (3) the applicable Term SOFR Reference Rate is 4.58023% (as quoted on 28 December 2022 for the purpose of preparing this initial Schedule, but which is otherwise to be such rate as quoted to the Owners on the first Business Day of the first calendar month of the relevant Hire Payment Date) and the applicable Margin is 2.15%, (4) the Fixed Hire part is fully paid on the corresponding Hire Payment Date and (5) the First Hire Payment Date is 1 February 2023.)

INSTALMENT NO.	(ESTIMATED) HIRE PAYMENT DATE	(ESTIMATED) HIRE PAYMENT (US$)	FIXED HIRE (US$)	(ESTIMATED) VARIABLE HIRE (US$)	COST BALANCE (US$)
					170,000,000.00
1	2023/2/1	2,250,000.00	2,250,000.00	-	167,750,000.00
2	2023/5/15	5,480,183.24	2,250,000.00	3,230,183.24	165,500,000.00
3	2023/8/15	5,096,513.39	2,250,000.00	2,846,513.39	163,250,000.00
4	2023/11/15	5,057,814.57	2,250,000.00	2,807,814.57	161,000,000.00
5	2024/2/15	5,019,115.74	2,250,000.00	2,769,115.74	158,750,000.00
6	2024/5/15	4,921,060.03	2,250,000.00	2,671,060.03	156,500,000.00
7	2024/8/15	4,941,718.10	2,250,000.00	2,691,718.10	154,250,000.00
8	2024/11/15	4,903,019.28	2,250,000.00	2,653,019.28	152,000,000.00
9	2025/2/15	4,864,320.45	2,250,000.00	2,614,320.45	149,750,000.00
10	2025/5/15	4,741,633.97	2,250,000.00	2,491,633.97	147,500,000.00
11	2025/8/15	4,786,922.81	2,250,000.00	2,536,922.81	145,250,000.00
12	2025/11/15	4,748,223.99	2,250,000.00	2,498,223.99	143,000,000.00
13	2026/2/15	4,709,525.16	2,250,000.00	2,459,525.16	140,750,000.00
14	2026/5/15	4,591,886.35	2,250,000.00	2,341,886.35	138,500,000.00
15	2026/8/15	4,632,127.52	2,250,000.00	2,382,127.52	136,250,000.00
16	2026/11/15	4,593,428.70	2,250,000.00	2,343,428.70	134,000,000.00
17	2027/2/15	4,554,729.87	2,250,000.00	2,304,729.87	131,750,000.00
18	2027/5/15	4,442,138.73	2,250,000.00	2,192,138.73	129,500,000.00

81 SINGAPORE/90766900v1
BCLC Flex – Additional Terms to Bareboat Charter
m.v. "Flex Amber"

19	2027/8/15	4,477,332.23	2,250,000.00	2,227,332.23	127,250,000.00
20	2027/11/15	4,438,633.41	2,250,000.00	2,188,633.41	125,000,000.00
21	2028/2/15	4,399,934.58	2,250,000.00	2,149,934.58	122,750,000.00
22	2028/5/15	4,315,339.33	2,250,000.00	2,065,339.33	120,500,000.00
23	2028/8/15	4,322,536.94	2,250,000.00	2,072,536.94	118,250,000.00
24	2028/11/15	4,283,838.12	2,250,000.00	2,033,838.12	116,000,000.00
25	2029/2/15	4,245,139.29	2,250,000.00	1,995,139.29	113,750,000.00
26	2029/5/15	4,142,643.50	2,250,000.00	1,892,643.50	111,500,000.00
27	2029/8/15	4,167,741.65	2,250,000.00	1,917,741.65	109,250,000.00
28	2029/11/15	4,129,042.83	2,250,000.00	1,879,042.83	107,000,000.00
29	2030/2/15	4,090,344.00	2,250,000.00	1,840,344.00	104,750,000.00
30	2030/5/15	3,992,895.88	2,250,000.00	1,742,895.88	102,500,000.00
31	2030/8/15	4,012,946.36	2,250,000.00	1,762,946.36	100,250,000.00
32	2030/11/15	3,974,247.54	2,250,000.00	1,724,247.54	98,000,000.00
33	2031/2/15	3,935,548.71	2,250,000.00	1,685,548.71	95,750,000.00
34	2031/5/15	3,843,148.26	2,250,000.00	1,593,148.26	93,500,000.00
35	2031/8/15	3,858,151.07	2,250,000.00	1,608,151.07	91,250,000.00
36	2031/11/15	3,819,452.25	2,250,000.00	1,569,452.25	89,000,000.00
37	2032/2/15	3,780,753.42	2,250,000.00	1,530,753.42	86,750,000.00
38	2032/5/15	3,709,618.63	2,250,000.00	1,459,618.63	84,500,000.00
39	2032/8/15	3,703,355.78	2,250,000.00	1,453,355.78	82,250,000.00
40	2032/11/15	3,664,656.96	2,250,000.00	1,414,656.96	80,000,000.00
41	2033/2/1	1,166,573.20		1,166,573.20	

82
SINGAPORE/90766900v1
BCLC Flex – Additional Terms to Bareboat Charter
m.v. "Flex Amber"

Part B

<u>In respect of Hire payment within the Extended Charter Period:</u>

(Note: This Schedule prepared on the assumptions that (1) the Assumed Owners' Costs is US$80,000,000, (2) the applicable Expiry Purchase Option Price is US$60,000,000, (3) the applicable Term SOFR Reference Rate is 4.58023% (as quoted on 28 December 2022 for the purpose of preparing this initial Schedule, but which is otherwise to be such rate as quoted to the Owners on the first Business Day of the first calendar month of the relevant Hire Payment Date) and the applicable Margin is 2.15%, (4) the Fixed Hire part is fully paid on the corresponding Hire Payment Date and (5) the First Hire Payment Date is 1 February 2023.)

INSTALMENT NO.	(ESTIMATED) HIRE PAYMENT DATE	(ESTIMATED) HIRE PAYMENT (US$)	FIXED HIRE (US$)	(ESTIMATED) VARIABLE HIRE (US$)	COST BALANCE (US$)
					80,000,000.00
1	2033/2/1	2,500,000.00	2,500,000.00	-	77,500,000.00
2	2033/5/15	3,992,335.03	2,500,000.00	1,492,335.03	75,000,000.00
3	2033/8/15	3,789,960.75	2,500,000.00	1,289,960.75	72,500,000.00
4	2033/11/15	3,746,962.06	2,500,000.00	1,246,962.06	70,000,000.00
5	2034/2/15	3,703,963.37	2,500,000.00	1,203,963.37	67,500,000.00
6	2034/5/15	3,623,107.13	2,500,000.00	1,123,107.13	65,000,000.00
7	2034/8/15	3,617,965.98	2,500,000.00	1,117,965.98	62,500,000.00
8	2034/11/15	3,574,967.29	2,500,000.00	1,074,967.29	60,000,000.00
9	2035/2/1	874,929.90	-	874,929.90	-

83

SINGAPORE/90766900v1
BCLC Flex – Additional Terms to Bareboat Charter
m.v. "Flex Amber"

SCHEDULE 4

PURCHASE OPTION AMOUNT

Part A

In the case where the Extension Option is not exercised:

(Note: This Schedule prepared on the assumptions that (1) the Assumed Owners' Costs is US$170,000,000, (2) the applicable Expiry Purchase Option Price is US$80,000,000, (3) the applicable Term SOFR Reference Rate is 4.58023% (the applicable Term SOFR Reference Rate is 4.58023% (as quoted on 28 December 2022 for the purpose of preparing this initial Schedule, but which is otherwise to be such rate as quoted to the Owners on the first Business Day of the first calendar month of the relevant Hire Payment Date) and the applicable Margin is 2.15%, (4) the Fixed Hire part is fully paid on the corresponding Hire Payment Date and (5) the First Hire Payment Date is 1 February 2023.)

INSTALMENT NO.	DATE (CORRESPONDING TO A HIRE PAYMENT DATE)	PURCHASE OPTION AMOUNT (US$)
1	2023/2/1	170,000,000.00
2	2023/5/15	167,750,000.00
3	2023/8/15	165,500,000.00
4	2023/11/15	163,250,000.00
5	2024/2/15	161,000,000.00
6	2024/5/15	158,750,000.00
7	2024/8/15	156,500,000.00
8	2024/11/15	154,250,000.00
9	2025/2/15	152,000,000.00
10	2025/5/15	149,750,000.00
11	2025/8/15	147,500,000.00
12	2025/11/15	145,250,000.00
13	2026/2/15	143,000,000.00
14	2026/5/15	140,750,000.00
15	2026/8/15	138,500,000.00
16	2026/11/15	136,250,000.00
17	2027/2/15	134,000,000.00
18	2027/5/15	131,750,000.00
19	2027/8/15	129,500,000.00

84
SINGAPORE/90766900v1
BCLC Flex – Additional Terms to Bareboat Charter
m.v. "Flex Amber"

20	2027/11/15	127,250,000.00
21	2028/2/15	125,000,000.00
22	2028/5/15	122,750,000.00
23	2028/8/15	120,500,000.00
24	2028/11/15	118,250,000.00
25	2029/2/15	116,000,000.00
26	2029/5/15	113,750,000.00
27	2029/8/15	111,500,000.00
28	2029/11/15	109,250,000.00
29	2030/2/15	107,000,000.00
30	2030/5/15	104,750,000.00
31	2030/8/15	102,500,000.00
32	2030/11/15	100,250,000.00
33	2031/2/15	98,000,000.00
34	2031/5/15	95,750,000.00
35	2031/8/15	93,500,000.00
36	2031/11/15	91,250,000.00
37	2032/2/15	89,000,000.00
38	2032/5/15	86,750,000.00
39	2032/8/15	84,500,000.00
40	2032/11/15	82,250,000.00
41	2033/2/1	80,000,000.00

85 SINGAPORE/90766900v1
BCLC Flex – Additional Terms to Bareboat Charter
m.v. "Flex Amber"

Part B

In the case where the Extension Option is exercised:

(Note: This Schedule prepared on the assumptions that (1) the Assumed Owners' Costs is US$80,000,000, (2) the applicable Expiry Purchase Option Price is US$60,000,000, (3) the applicable Term SOFR Reference Rate is 4.58023% (as quoted on 28 December 2022 for the purpose of preparing this initial Schedule, but which is otherwise to be such rate as quoted to the Owners on the first Business Day of the first calendar month of the relevant Hire Payment Date) and the applicable Margin is 2.15%, (4) the Fixed Hire part is fully paid on the corresponding Hire Payment Date and (5) the First Hire Payment Date is 1 February 2023.)

INSTALMENT NO.	DATE (CORRESPONDING TO A HIRE PAYMENT DATE)	PURCHASE OPTION AMOUNT (US$)
1	2033/2/1	80,000,000.00
2	2033/5/15	77,500,000.00
3	2033/8/15	75,000,000.00
4	2033/11/15	72,500,000.00
5	2034/2/15	70,000,000.00
6	2034/5/15	67,500,000.00
7	2034/8/15	65,000,000.00
8	2034/11/15	62,500,000.00
9	2035/2/15	60,000,000.00

86

SINGAPORE/90766900v1
BCLC Flex – Additional Terms to Bareboat Charter
m.v. "Flex Amber"

EXECUTION PAGE

OWNERS

EXECUTED and **DELIVERED** as a **DEED**)
by **CHI Chao**)
its duly authorised attorney-in-fact)
for and on behalf of)
XIANG L46 HK INTERNATIONAL)
SHIP LEASE CO., LIMITED)
in the presence of:)

....

Witness' Name: Wei WANG
Witness' Address: 28F, No. 333 Lujiazui Ring Road, Shanghai, China

CHARTERERS

EXECUTED and **DELIVERED** as a **DEED**)
by)
its authorised attorney-in-fact)
for and on behalf of)
FLEX LNG AMBER LIMITED)
in the presence of:)

....

Witness' Name:
Witness' Address:
Witness' Occupation:

87

SINGAPORE/90766900v1
BCLC Flex – Additional Terms to Bareboat Charter
m.v. "Flex Amber"

EXECUTION PAGE

OWNERS

EXECUTED and **DELIVERED** as a **DEED**)
by)
its duly authorised attorney-in-fact)
for and on behalf of)
XIANG L46 HK INTERNATIONAL)
SHIP LEASE CO., LIMITED)
in the presence of:)

....

Witness' Name:
Witness' Address:

CHARTERERS

EXECUTED and **DELIVERED** as a **DEED**)
by)
its authorised attorney-in-fact)
for and on behalf of)
FLEX LNG AMBER LIMITED)
in the presence of:)

Kristina Bjørkedal Vågnes
Attorney-in-Fact
Advokatfirmaet Wiersholm AS

....

Witness' Name: Stian Karlsen
Witness' Address: Dokkveien 7, 0250 Oslo
Witness' Occupation: Associate

87

SINGAPORE/90766900v1
BCLC Flex – Additional Terms to Bareboat Charter
m.v. "Flex Amber"

BIMCO

BARECON 2001

STANDARD BAREBOAT CHARTER PART I

1. Shipbroker **N/A**	2. Place and date 20 January 2023
3. Owners/Place of business (Cl. 1) **Xiang L47 HK International Ship Lease Co., Limited 1/F, Far East Consortium Building, 121 Des Voeux Road Central, Hong Kong**	4. Bareboat Charterers/Place of business (Cl. 1) **Flex LNG Reliance Limited Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands, MH 96960**
5. Vessel's name, call sign and flag (Cl. 1 and 3) **Name: Flex Artemis Call sign: V7A2793 Flag: Marshall Islands**	
6. Type of Vessel **171 - Liquefied Gas Carrier (LNG)**	7. GT/NT **GT: 114380 NT: 34315**
8. When/Where built **2020 Daewoo Shipbuilding & Marine Engineering Co., Ltd.**	9. Total DWT (abt.) in metric tons on summer freeboard **93624/95450**
10. Classification Society (Cl. 3) **DNV**	11. Date of last special survey by the Vessel's classification society **N/A**
12. Further particulars of Vessel (also indicate minimum number of months' validity of class certificates agreed acc. to Cl. 3) **IMO No.: 9857634 Length: 284.47 metres Breadth: 46.40 metres Depth: 20.98 metres**	
13. Port or Place of delivery (Cl. 3) **As per MOA (as defined in Additional Clause 32 (Definitions))**	14. Time for delivery (Cl. 4) **See Additional Clause 35 (Delivery)** 15. Cancelling date (Cl. 5) **As per MOA (as defined in Additional Clause 32 (Definitions))**
16. Port or Place of redelivery (Cl. 15) **See Additional Clause 43 (Redelivery)**	17. No. of months' validity of trading and class certificates upon redelivery (Cl. 15) **Six (6) months**
18. Running days' notice if other than stated in Cl. 4 **N/A**	19. Frequency of dry-docking (Cl. 10(g)) **In accordance with requirements of the Classification Society or the relevant registry of the Pre-Approved Flag**
20. Trading limits (Cl. 6) **Worldwide within Institute Warranty Limited (IWL)**	
21. Charter period (Cl. 2) **See definition of "Charter Period" under Additional Clause 32 (Definitions)**	22. Charter hire (Cl. 11) **See Additional Clause 41 (Hire)**
23. New class and other safety requirements (state percentage of Vessel's insurance value acc. to Box 29)(Cl. 10(a)(ii)) **See Additional Clause 4 (Structural changes and alterations)**	

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this **BIMCO SmartCon** document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

24. Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV **See Additional Clause 41 (Hire)**	25. Currency and method of payment (Cl. 11) **US Dollars (See also Additional Clause 41 (Hire)**
26. Place of payment; also state beneficiary and bank account (Cl. 11) **See Additional Clause 41 (Hire)**	27. Bank guarantee/bond (sum and place) (Cl. 24) (optional) **See Clause 24 (Guarantee)**
28. Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 12) **See Additional Clause 46 (Owners' Mortgage)**	29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies) **See Additional Clause 42 (Insurance)**
30. Additional insurance cover, if any, for Owners' account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) **See Additional Clause 42 (Insurance)**	31. Additional insurance cover, if any, for Charterers' account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) **See Additional Clause 42 (Insurance)**
32. Latent defects (only to be filled in if period other than stated in Cl. 3) **N/A**	33. Brokerage commission and to whom payable (Cl. 27) **N/A**
34. Grace period (state number of clear banking days) (Cl. 28) **See Additional Clause 51 (Termination Events)**	35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30) **(c) See Additional Clause 77 (Law and Jurisdiction)**
36. War cancellation (indicate countries agreed) (Cl. 26(f)) **N/A**	
37. Newbuilding Vessel (indicate with "yes" or "no" whether PART III applies) (optional) **No, Part III does not apply**	38. Name and place of Builders (only to be filled in if PART III applies) **Part III does not apply**
39. Vessel's Yard Building No. (only to be filled in if PART III applies) **Part III does not apply**	40. Date of Building Contract (only to be filled in if PART III applies) **Part III does not apply**
41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1(d) and 2(d) of Part III) (a) **N/A** (b) **N/A** (c) **N/A**	
42. Hire/Purchase agreement (indicate with "yes" or "no" whether PART IV applies) (optional) **No, Part IV does not apply**	43. Bareboat Charter Registry (indicate with "yes" or "no" whether PART V applies) (optional) **Part V does not apply**
44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) **Part V does not apply**	45. Country of the Underlying Registry (only to be filled in if PART V applies) **Part V does not apply**
46. Number of additional clauses covering special provisions, if agreed **Clause 32 (Definitions) to Clause 79 (FATCA)**	

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this **BIMCO SmartCon** document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Signature (Owners)	Signature (Charterers)
CHI Chao	

Director

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this **BIMCO SmartCon** document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Signature (Owners)	Signature (Charterers)

Stian Karlsen
Attorney-in-fact
Advokatfirmaet Wiersholm AS

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this **BIMCO SmartCon** document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. 1. Definitions In this Charter, the following terms shall have the meanings hereby assigned to them: “The Owners” shall mean the party identified in Box 3. “The Charterers” shall mean the party identified in Box 4. “The Vessel” shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12. “Financial Instrument” means the mortgage, deed of covenant or other such financial security instrument as annexed to this Charter and stated in Box 28. 2. Charter Period See Additional Clause 35 (Delivery) In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to hire the Vessel for the period stated in Box 21 (“The Charter Period”). 3. Delivery (not applicable when Part III applies, as indicated in Box 37) (a) The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy and in every respect ready in hull, machinery and equipment for service under this Charter. The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place indicated in Box 13 in such ready safe berth as the Charterers may direct. (b) The Vessel shall be properly documented on delivery in accordance with the laws of the flag state indicated in Box 5 and the requirements of the classification society stated in Box 10. The Vessel upon delivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 12. (c) The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners’ obligations under this Clause 3, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel but the Owners shall be liable for the cost of but not the time for repairs or renewals occasioned by latent defects in the Vessel, her machinery or appurtenances, existing at the time of delivery under this Charter, provided such defects have manifested themselves within twelve (12) months after delivery unless otherwise provided in Box 32. 4. Time for Delivery - See Additional Clause 35 (Delivery) (not applicable when Part III applies, as indicated in Box 37) The Vessel shall not be delivered before the date indicated in Box 14 without the Charterers’ consent and the Owners shall exercise due diligence to deliver the Vessel not later than the date indicated in Box 15. Unless otherwise agreed in Box 18, the Owners shall give the Charterers not less than thirty (30) running days’ preliminary and not less than fourteen (14) running days’ definite notice of the date on which the Vessel is expected to be ready for delivery. The Owners shall keep the Charterers closely advised of possible changes in the Vessel’s position. 5. Cancelling - See Additional Clause 34(c) (Background) (not applicable when Part III applies, as indicated in Box 37) PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. (a) Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers shall have the option of cancelling this Charter by giving the Owners notice of cancellation within thirty six (36) running hours after the cancelling date stated in Box 15, failing which this Charter shall remain in full force and effect. (b) If it appears that the Vessel will be delayed beyond the cancelling date, the Owners may, as soon as they are in a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared within one hundred and sixty eight (168) running hours of the receipt by the Charterers of such notice or within thirty six (36) running hours after the cancelling date, whichever is the earlier. If the Charterers do not then exercise their option of cancelling, the seventh day after the readiness date stated in the Owners’ notice shall be substituted for the cancelling date indicated in Box 15 for the purpose of this Clause 5. (c) Cancellation under this Clause 5 shall be without prejudice to any claim the Charterers may otherwise have on the Owners under this Charter. 6. Trading Restrictions The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 20. The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe. The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation. Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners’ prior approval has been obtained to loading thereof. 7. Surveys on Delivery and Redelivery (not applicable when Part III applies, as indicated in Box 37) The Owners and Charterers shall each appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of delivery and redelivery hereunder. The Owners shall bear all expenses of the On hire Survey including loss of time, if any, and the Charterers shall bear all expenses of the Off hire Survey including loss of time, if any, at the daily equivalent to the rate of hire or pro rata thereof. 8. Inspection - See Additional Clause 49 (cc) (Inspection of Vessel and Inspection Reports) The Owners shall have the right at any time after giving reasonable notice to the Charterers to inspect or survey the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf: (a) to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained. The costs and fees for such inspection or survey shall be paid by the Owners unless the Vessel is found to require repairs or maintenance in order to achieve the condition so provided; (b) in dry-dock if the Charterers have not dry-docked Her in accordance with Clause 10(g). The costs and fees for such inspection or survey shall be paid by the Charterers; and (c) for any other commercial reason they consider necessary (provided it does not unduly interfere with the commercial operation of the Vessel). The costs and fees for such inspection and survey shall be paid by the PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. Owners. All time used in respect of inspection, survey or repairs shall be for the Charterers’ account and form part of the Charter Period. The Charterers shall also permit the Owners to inspect the Vessel’s log books whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel. 9. Inventories, Oil and Stores A complete inventory of the Vessel’s entire equipment, outfit including spare parts, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. See also Additional Clause 38 (Bunkers and Luboils). The Charterers and the Owners, respectively, shall at the time of delivery and redelivery take over and pay for all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores (excluding spare parts) in the said Vessel at the then current market prices at the ports of delivery and redelivery, respectively. The Charterers shall ensure that all spare parts listed in the inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel. 10. Maintenance and Operation (a) (i) Maintenance and Repairs - During the Charter Period the Vessel shall be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, except as provided for in Clause 14(l), if applicable, at their own expense they shall at all times keep the Vessel’s Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times. (ii) New Class and Other Safety Requirements In the event of any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation costing (excluding the Charterers’ loss of time) more than the percentage stated in Box 23, or if Box 23 is left blank, 5 per cent of the Vessel’s insurance value as stated in Box 29, then the extent, if any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers having regard, inter alia, to the length of the period remaining under this Charter shall, in the absence of agreement, be referred to the dispute resolution method agreed in Clause 30. (iii) Financial Security - The Charterers shall maintain financial security or responsibility in respect of third party liabilities as required by any government, including federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof. The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers’ sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so. (b) Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including annual flag state fees and any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners. Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel’s flag or any other applicable law. PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. (c) The Charterers shall keep the Owners and the mortgagee(s) advised of the intended employment, planned dry- docking and major repairs of the Vessel, as reasonably required. See also Additional Clause 60 (Operational Notifiable Events) (d) Flag and Name of Vessel – During the Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag. The Charterers shall also have the liberty, with the Owners’ consent, which shall not be unreasonably withheld, to change the flag and/or the name of the Vessel during the Charter Period. Painting and re painting, instalment and re instalment, registration and re registration, if required by the Owners, shall be at the Charterers’ expense and time.See Also Additional Clause 40 (Structural Changes and Alterations) and Additional Clause 53 (Name of Vessel) (e) Changes to the Vessel – Subject to Clause 10(a)(ii), the Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners’ approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of this Charter. (f) Use of the Vessel’s Outfit, Equipment and Appliances - The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter Period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but title to such additional equipment shall be deemed to have been passed to the Owners immediately upon such fitting and the Charterers shall remove such equipment at the end of the period if requested by the Owners. Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations. (g) Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once during the period stated in Box 19 or, if Box 19 has been left blank, every sixty (60) calendar months after delivery or such other period as may be required by the Classification Society or flag state. 11. Hire - See Additional Clause 41 (Hire) (a) The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter in respect of which time shall be of the essence. (b) The Charterers shall pay to the Owners for the hire of the Vessel a lump sum in the amount indicated in Box 22 which shall be payable not later than every thirty (30) running days in advance, the first lump sum being payable on the date and hour of the Vessel’s delivery to the Charterers. Hire shall be paid continuously throughout the Charter Period. (c) Payment of hire shall be made in cash without discount in the currency and in the manner indicated in Box 25 and at the place mentioned in Box 26. (d) Final payment of hire, if for a period of less than thirty (30) running days, shall be calculated proportionally according to the number of days and hours remaining before redelivery and advance payment to be effected accordingly. (e) Should the Vessel be lost or missing, hire shall cease from the date and time when she was lost or last heard of. The date upon which the Vessel is to be treated as lost or missing shall be ten (10) days after the Vessel was last reported or when the Vessel is posted as missing by Lloyd’s, whichever occurs first. Any hire paid in advance to be adjusted accordingly. (f) Any delay in payment of hire shall entitle the Owners to interest at the rate per annum as agreed in Box 24. If

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. Box 24 has not been filled in, the three months Interbank offered rate in London (LIBOR or its successor) for the currency stated in Box 25, as quoted by the British Bankers’ Association (BBA) on the date when the hire fell due, increased by 2 per cent, shall apply. (g) Payment of interest due under sub clause 11(f) shall be made within seven (7) running days of the date of the Owners’ invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire payment date. 12. Mortgage - See Additional Clause 46 (Owners' Mortgage) (only to apply if Box 28 has been appropriately filled in) (a)* The Owners warrant that they have not effected any mortgage(s) of the Vessel and that they shall not effect any mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld. (b)* The Vessel chartered under this Charter is financed by a mortgage according to the Financial Instrument. The Charterers undertake to comply, and provide such information and documents to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in the Financial Instrument or as may be directed from time to time during the currency of the Charter by the mortgagee(s) in conformity with the Financial Instrument. The Charterers confirm that, for this purpose, they have acquainted themselves with all relevant terms, conditions and provisions of the Financial Instrument and agree to acknowledge this in writing in any form that may be required by the mortgagee(s). The Owners warrant that they have not effected any mortgage(s) other than stated in Box 28 and that they shall not agree to any amendment of the mortgage(s) referred to in Box 28 or effect any other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld. *(Optional, Clauses 12(a) and 12(b) are alternatives; indicate alternative agreed in Box 28). 13. Insurance and Repairs - See Additional Clause 42 (Insurance) (a) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull and machinery, war and Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall in writing approve, which approval shall not be unreasonably withheld. Such insurances shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and the mortgagee(s) (if any), and the Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint. Insurance policies shall cover the Owners and the Charterers according to their respective interests. Subject to the provisions of the Financial Instrument, if any, and the approval of the Owners and the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for. The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances. All time used for repairs under the provisions of sub clause 13(a) and for repairs of latent defects according to Clause 3(c) above, including any deviation, shall be for the Charterers’ account. (b) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary. (c) The Charterers shall upon the request of the Owners, provide information and promptly execute such documents PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. as may be required to enable the Owners to comply with the insurance provisions of the Financial Instrument. (d) Subject to the provisions of the Financial Instrument, if any, should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub clause 13(a), all insurance payments for such loss shall be paid to the Owners who shall distribute the moneys between the Owners and the Charterers according to their respective interests. The Charterers undertake to notify the Owners and the mortgagee(s), if any, of any occurrences in consequence of which the Vessel is likely to become a total loss as defined in this Clause. (e) The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss. (f) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub- clause 13(a), the value of the Vessel is the sum indicated in Box 29. 14. Insurance, Repairs and Classification - See Additional Clause 42 (Insurance) and 49(w) (Classification) (Optional, only to apply if expressly agreed and stated in Box 29, in which event Clause 13 shall be considered deleted). (a) During the Charter Period the Vessel shall be kept insured by the Owners at their expense against hull and machinery and war risks under the form of policy or policies attached hereto. The Owners and/or insurers shall not have any right of recovery or subrogation against the Charterers on account of loss of or any damage to the Vessel or her machinery or appurtenances covered by such insurance, or on account of payments made to discharge claims against or liabilities of the Vessel or the Owners covered by such insurance. Insurance policies shall cover the Owners and the Charterers according to their respective interests. (b) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub clause 10(a)(iii)) in such form as the Owners shall in writing approve which approval shall not be unreasonably withheld. (c) In the event that any act or negligence of the Charterers shall vitiate any of the insurance herein provided, the Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands which would otherwise have been covered by such insurance. (d) The Charterers shall, subject to the approval of the Owners or Owners’ Underwriters, effect all insured repairs, and the Charterers shall undertake settlement of all miscellaneous expenses in connection with such repairs as well as all insured charges, expenses and liabilities, to the extent of coverage under the insurances provided for under the provisions of sub clause 14(a). The Charterers to be secured reimbursement through the Owners’ Underwriters for such expenditures upon presentation of accounts. (e) The Charterers to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances. (f) All time used for repairs under the provisions of sub clauses 14(d) and 14(e) and for repairs of latent defects according to Clause 3 above, including any deviation, shall be for the Charterers’ account and shall form part of the Charter Period. The Owners shall not be responsible for any expenses as are incident to the use and operation of the Vessel for such time as may be required to make such repairs. (g) If the conditions of the above insurances permit additional insurance to be placed by the parties such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. insurance in any case where the consent of such insurers is necessary. (h) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub clause 14(a), all insurance payments for such loss shall be paid to the Owners, who shall distribute the moneys between themselves and the Charterers according to their respective interests. (i) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Owners in accordance with sub clause 14(a), this Charter shall terminate as of the date of such loss. (j) The Charterers shall upon the request of the Owners, promptly execute such documents as may be required to enable the Owners to abandon the Vessel to the insurers and claim a constructive total loss. (k) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub clause 14(a), the value of the Vessel is the sum indicated in Box 29. (l) Notwithstanding anything contained in sub clause 10(a), it is agreed that under the provisions of Clause 14, if applicable, the Owners shall keep the Vessel’s Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times. 15. Redelivery - See Additional Clauses 43 (Redelivery), 44 (Redelivery Conditions) and 45 (Driver's Inspection at Redelivery) At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe and ice free port or place as indicated in Box 16, in such ready safe berth as the Owners may direct. The Charterers shall give the Owners not less than thirty (30) running days’ preliminary notice of expected date, range of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days’ definite notice of expected date and port or place of redelivery. Any changes thereafter in the Vessel’s position shall be notified immediately to the Owners. The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel within the Charter Period. Notwithstanding the above, should the Charterers fail to redeliver the Vessel within the Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Box 22 plus 10 per cent or to the market rate, whichever is the higher, for the number of days by which the Charter Period is exceeded. All other terms, conditions and provisions of this Charter shall continue to apply. Subject to the provisions of Clause 10, the Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted. The Vessel upon redelivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 17. 16. Non-Lien The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel. The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter Period a notice reading as follows: “This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever.” 17. Indemnity - See also Additional Clause 61 (Further Indemnities) (a) The Charterers shall indemnify the Owners against any loss, damage or expense (including, without limitation, legal expense) incurred by the Owners arising out of or in relation to a breach of this Charter and / or the PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. operation of the Vessel by the Charterers, and against any lien of whatsoever nature arising out of an event occurring during the Charter Period. If the Vessel be arrested or otherwise detained by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail. Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents. (b) If the Vessel be arrested or otherwise detained by reason of a claim or claims against the Owners, the Owners shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail. In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention. 18. Lien The Owners to have a lien upon all cargoes, sub hires and sub freights belonging or due to the Charterers or any sub charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned. 19. Salvage All salvage and towage performed by the Vessel shall be for the Charterers’ benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers. 20. Wreck Removal In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation. 21. General Average The Owners shall not contribute to General Average. 22. Assignment, Sub-Charter and Sale - See Additional Clause 52 (Sub-chartering and Assignment) (a) The Charterers shall not assign this Charter nor sub charter the Vessel on a bareboat basis except with the prior consent in writing of the Owners, which shall not be unreasonably withheld, and subject to such terms and conditions as the Owners shall approve. (b) The Owners shall not sell the Vessel during the currency of this Charter except with the prior written consent of the Charterers, which shall not be unreasonably withheld, and subject to the buyer accepting an assignment of this Charter. 23. Contracts of Carriage (a)* The Charterers are to procure that all documents issued during the Charter Period evidencing the terms and conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation relating to carrier’s liability for cargo compulsorily applicable in the trade; if no such legislation exists, the documents shall incorporate the Hague-Visby Rules. The documents shall also contain the New Jason Clause and the Both-to-Blame Collision Clause. (b)* The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of passengers and their luggage under this Charter shall contain a paramount clause incorporating any legislation relating to carrier’s liability for passengers and their luggage compulsorily applicable in the trade; if no such legislation exists, the passenger tickets shall incorporate the Athens Convention Relating to the Carriage of Passengers and their Luggage by Sea, 1974, and any protocol thereto.

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. *Delete as applicable. 24. Bank Guarantee (Optional, only to apply if Box 27 filled in) The Charterers undertake to furnish, before delivery of the Vessel, a corporate guarantee from the Charter Guarantor 1 and a corporate guarantee from the Charter Guarantor 2 first class bank guarantee or bond in the sum and at the place as indicated in Box 27 as guarantee for full performance of their obligations under this Charter. 25. Requisition/Acquisition (a) In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as “Requisition for Hire”) irrespective of the date during the Charter Period when “Requisition for Hire” may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter Period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that in the event of “Requisition for Hire” any Requisition Hire or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter Period or the period of the “Requisition for Hire” whichever be the shorter. (b) In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as “Compulsory Acquisition”), then, irrespective of the date during the Charter Period when “Compulsory Acquisition” may occur, this Charter shall be deemed terminated as of the date of such “Compulsory Acquisition”. In such event Charter Hire to be considered as earned and to be paid up to the date and time of such “Compulsory Acquisition”. 26. War (a) For the purpose of this Clause, the words “War Risks” shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel. (b) The Vessel, unless the written consent of the Owners be first obtained, shall not continue to or go through any port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, the Owners shall have the right to require the Vessel to leave such area. (c) The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent’s right of search and/or confiscation. (d) If the insurers of the war risks insurance, when Clause 14 is applicable, should require payment of premiums and/or calls because, pursuant to the Charterers’ orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such insurers as being subject to additional premiums because of War Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due. PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. (e) The Charterers shall have the liberty: (i) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions; (ii) to comply with the orders, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance; (iii) to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement. (f) In the event of outbreak of war (whether there be a declaration of war or not) (i) between any two or more of the following countries: the United States of America; Russia; the United Kingdom; France; and the People’s Republic of China, (ii) between any two or more of the countries stated in Box 36, both the Owners and the Charterers shall have the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 15, if the Vessel has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching or entering it at a near, open and safe port as directed by the Owners, or if the Vessel has no cargo on board, at the port at which the Vessel then is or if at sea at a near, open and safe port as directed by the Owners. In all cases hire shall continue to be paid in accordance with Clause 11 and except as aforesaid all other provisions of this Charter shall apply until redelivery. 27. Commission The Owners to pay a commission at the rate indicated in Box 33 to the Brokers named in Box 33 on any hire paid under the Charter. If no rate is indicated in Box 33, the commission to be paid by the Owners shall cover the actual expenses of the Brokers and a reasonable fee for their work. If the full hire is not paid owing to breach of the Charter by either of the parties the party liable therefor shall indemnify the Brokers against their loss of commission. Should the parties agree to cancel the Charter, the Owners shall indemnify the Brokers against any loss of commission but in such case the commission shall not exceed the brokerage on one year’s hire. 28. Termination - See Additional Clause 51 (Termination Events) and Additional Clause 57 (Total Loss) (a) Charterers’ Default The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter with immediate effect by written notice to the Charterers if: (i) the Charterers fail to pay hire in accordance with Clause 11. However, where there is a failure to make punctual payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers, the Owners shall give the Charterers written notice of the number of clear banking days stated in Box 34 (as recognised at the agreed place of payment) in which to rectify the failure, and when so rectified within such number of days following the Owners’ notice, the payment shall stand as regular and punctual. Failure by the Charterers to pay hire within the number of days stated in Box 34 of their receiving the Owners’ notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and terminate the Charter without further notice; (ii) the Charterers fail to comply with the requirements of: PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. (1) Clause 6 (Trading Restrictions) (2) Clause 13(a) (Insurance and Repairs) provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a specified number of days grace within which to rectify the failure without prejudice to the Owners’ right to withdraw and terminate under this Clause if the Charterers fail to comply with such notice; (iii) the Charterers fail to rectify any failure to comply with the requirements of sub clause 10(a)(i) (Maintenance and Repairs) as soon as practically possible after the Owners have requested them in writing so to do and in any event so that the Vessel’s insurance cover is not prejudiced. (b) Owners’ Default If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14) running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall be entitled to terminate this Charter with immediate effect by written notice to the Owners. (c) Loss of Vessel This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss. For the purpose of this sub clause, the Vessel shall not be deemed to be lost unless she has either become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred. (d) Either party shall be entitled to terminate this Charter with immediate effect by written notice to the other party in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of the other party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors. (e) The termination of this Charter shall be without prejudice to all rights accrued due between the parties prior to the date of termination and to any claim that either party might have. 29. Repossession In the event of the termination of this Charter in accordance with the applicable provisions of Clause 28, the Owners shall have the right to repossess the Vessel from the Charterers at her current or next port of call, or at a port or place convenient to them without hindrance or interference by the Charterers, courts or local authorities. Pending physical repossession of the Vessel in accordance with this Clause 29, the Charterers shall hold the Vessel as gratuitous bailee only to the Owners. The Owners shall arrange for an authorised representative to board the Vessel as soon as reasonably practicable following the termination of the Charter. The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the Vessel by the Owners’ representative. All arrangements and expenses relating to the settling of wages, disembarkation and repatriation of the Charterers’ Master, officers and crew shall be the sole responsibility of the Charterers. 30. Dispute Resolution - See Additional Clause 77 (Law and Jurisdiction) a)* This Contract shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Contract shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced. PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement. Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator. In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced. (b)* This Contract shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Contract shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgement may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced. (c)* This Contract shall be governed by and construed in accordance with the laws of the place mutually agreed by the parties and any dispute arising out of or in connection with this Contract shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there. (d) Notwithstanding (a), (b) or (c) above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Contract. In the case of a dispute in respect of which arbitration has been commenced under (a), (b) or (c) above, the following shall apply: (i) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the “Mediation Notice”) calling on the other party to agree to mediation. (ii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal (“the Tribunal”) or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator. (iii) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties. (iv) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest. (v) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration. (vi) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. the mediation and the parties shall share equally the mediator’s costs and expenses. (vii) The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration. (Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.) (e) If Box 35 in Part I is not appropriately filled in, sub clause 30(a) of this Clause shall apply. Sub clause 30(d) shall apply in all cases. *Sub clauses 30(a), 30(b) and 30(c) are alternatives; indicate alternative agreed in Box 35. 31. Notices - See Additional Clause 71 (Notices) (a) Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service. (b) The address of the Parties for service of such communication shall be as stated in Boxes 3 and 4 respectively. Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. PART III PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY (Optional, only to apply if expressly agreed and stated in Box 37) 1. Specifications and Building Contract (a) The Vessel shall be constructed in accordance with the Building Contract (hereafter called “the Building Contract”) as annexed to this Charter, made between the Builders and the Owners and in accordance with the specifications and plans annexed thereto, such Building Contract, specifications and plans having been counter signed as approved by the Charterers. (b) No change shall be made in the Building Contract or in the specifications or plans of the Vessel as approved by the Charterers as aforesaid, without the Charterers’ consent. (c) The Charterers shall have the right to send their representative to the Builders’ Yard to inspect the Vessel during the course of her construction to satisfy themselves that construction is in accordance with such approved specifications and plans as referred to under sub clause (a) of this Clause. (d) The Vessel shall be built in accordance with the Building Contract and shall be of the description set out therein. Subject to the provisions of sub clause 2(c)(ii) hereunder, the Charterers shall be bound to accept the Vessel from the Owners, completed and constructed in accordance with the Building Contract, on the date of delivery by the Builders. The Charterers undertake that having accepted the Vessel they will not thereafter raise any claims against the Owners in respect of the Vessel’s performance or specification or defects, if any. Nevertheless, in respect of any repairs, replacements or defects which appear within the first 12 months from delivery by the Builders, the Owners shall endeavour to compel the Builders to repair, replace or remedy any defects or to recover from the Builders any expenditure incurred in carrying out such repairs, replacements or remedies. However, the Owners’ liability to the Charterers shall be limited to the extent the Owners have a valid claim against the Builders under the guarantee clause of the Building Contract (a copy whereof has been supplied to the Charterers). The Charterers shall be bound to accept such sums as the Owners are reasonably able to recover under this Clause and shall make no further claim on the Owners for the difference between the amount(s) so recovered and the actual expenditure on repairs, replacement or remedying defects or for any loss of time incurred. Any liquidated damages for physical defects or deficiencies shall accrue to the account of the party stated in Box 41(a) or if not filled in shall be shared equally between the parties. The costs of pursuing a claim or claims against the Builders under this Clause (including any liability to the Builders) shall be borne by the party stated in Box 41(b) or if not filled in shall be shared equally between the parties. 2. Time and Place of Delivery (a) Subject to the Vessel having completed her acceptance trials including trials of cargo equipment in accordance with the Building Contract and specifications to the satisfaction of the Charterers, the Owners shall give and the Charterers shall take delivery of the Vessel afloat when ready for delivery and properly documented at the Builders’ Yard or some other safe and readily accessible dock, wharf or place as may be agreed between the parties hereto and the Builders. Under the Building Contract the Builders have estimated that the Vessel will be ready for delivery to the Owners as therein provided but the delivery date for the purpose of this Charter shall be the date when the Vessel is in fact ready for delivery by the Builders after completion of trials whether that be before or after as indicated in the Building Contract. The Charterers shall not be entitled to refuse acceptance of delivery of the Vessel and upon and after such acceptance, subject to Clause 1(d), the Charterers shall not be entitled to make any claim against the Owners in respect of any conditions, representations or warranties, whether express or implied, as to the seaworthiness of the Vessel or in respect of delay in delivery. (b) If for any reason other than a default by the Owners under the Building Contract, the Builders become entitled under that Contract not to deliver the Vessel to the Owners, the Owners shall upon giving to the Charterers written notice of Builders becoming so entitled, be excused from giving delivery of the Vessel to the Charterers and upon receipt of such notice by the Charterers this Charter shall cease to have effect. Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. (c) If for any reason the Owners become entitled under the Building Contract to reject the Vessel the Owners shall, before exercising such right of rejection, consult the Charterers and thereupon (i) if the Charterers do not wish to take delivery of the Vessel they shall inform the Owners within seven (7) running days by notice in writing and upon receipt by the Owners of such notice this Charter shall cease to have effect; or (ii) if the Charterers wish to take delivery of the Vessel they may by notice in writing within seven (7) running days require the Owners to negotiate with the Builders as to the terms on which delivery should be taken and/or refrain from exercising their right to rejection and upon receipt of such notice the Owners shall commence such negotiations and/or take delivery of the Vessel from the Builders and deliver her to the Charterers; (iii) in no circumstances shall the Charterers be entitled to reject the Vessel unless the Owners are able to reject the Vessel from the Builders; (iv) if this Charter terminates under sub clause (b) or (c) of this Clause, the Owners shall thereafter not be liable to the Charterers for any claim under or arising out of this Charter or its termination. (d) Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing a claim therefor shall accrue to the account of the party stated in Box 41(c) or if not filled in shall be shared equally between the parties. 3. Guarantee Works If not otherwise agreed, the Owners authorise the Charterers to arrange for the guarantee works to be performed in accordance with the building contract terms, and hire to continue during the period of guarantee works. The Charterers have to advise the Owners about the performance to the extent the Owners may request. 4. Name of Vessel The name of the Vessel shall be mutually agreed between the Owners and the Charterers and the Vessel shall be painted in the colours, display the funnel insignia and fly the house flag as required by the Charterers. 5. Survey on Redelivery The Owners and the Charterers shall appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of redelivery. Without prejudice to Clause 15 (Part II), the Charterers shall bear all survey expenses and all other costs, if any, including the cost of docking and undocking, if required, as well as all repair costs incurred. The Charterers shall also bear all loss of time spent in connection with any docking and undocking as well as repairs, which shall be paid at the rate of hire per day or pro rata. Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. PART IV HIRE/PURCHASE AGREEMENT (Optional, only to apply if expressly agreed and stated in Box 42) On expiration of this Charter and provided the Charterers have fulfilled their obligations according to Part I and II as well as Part III, if applicable, it is agreed, that on payment of the final payment of hire as per Clause 11 the Charterers have purchased the Vessel with everything belonging to her and the Vessel is fully paid for. In the following paragraphs the Owners are referred to as the Sellers and the Charterers as the Buyers. The Vessel shall be delivered by the Sellers and taken over by the Buyers on expiration of the Charter. The Sellers guarantee that the Vessel, at the time of delivery, is free from all encumbrances and maritime liens or any debts whatsoever other than those arising from anything done or not done by the Buyers or any existing mortgage agreed not to be paid off by the time of delivery. Should any claims, which have been incurred prior to the time of delivery be made against the Vessel, the Sellers hereby undertake to indemnify the Buyers against all consequences of such claims to the extent it can be proved that the Sellers are responsible for such claims. Any taxes, notarial, consular and other charges and expenses connected with the purchase and registration under Buyers’ flag, shall be for Buyers’ account. Any taxes, consular and other charges and expenses connected with closing of the Sellers’ register, shall be for Sellers’ account. In exchange for payment of the last month’s hire instalment the Sellers shall furnish the Buyers with a Bill of Sale duly attested and legalized, together with a certificate setting out the registered encumbrances, if any. On delivery of the Vessel the Sellers shall provide for deletion of the Vessel from the Ship’s Register and deliver a certificate of deletion to the Buyers. The Sellers shall, at the time of delivery, hand to the Buyers all classification certificates (for hull, engines, anchors, chains, etc.), as well as all plans which may be in Sellers’ possession. The Wireless Installation and Nautical Instruments, unless on hire, shall be included in the sale without any extra payment. The Vessel with everything belonging to her shall be at Sellers’ risk and expense until she is delivered to the Buyers, subject to the conditions of this Contract and the Vessel with everything belonging to her shall be delivered and taken over as she is at the time of delivery, after which the Sellers shall have no responsibility for possible faults or deficiencies of any description. The Buyers undertake to pay for the repatriation of the Master, officers and other personnel if appointed by the Sellers to the port where the Vessel entered the Bareboat Charter as per Clause 3 (Part II) or to pay the equivalent cost for their journey to any other place.

PART V

PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY

(Optional, only to apply if expressly agreed and stated in Box 43)

~~**1. Definitions**~~

~~For the purpose of this PART V, the following terms shall have the meanings hereby assigned to them:~~

~~"The Bareboat Charter Registry" shall mean the registry of the State whose flag the Vessel will fly and in which the Charterers are registered as the bareboat charterers during the period of the Bareboat Charter.~~

~~"The Underlying Registry" shall mean the registry of the state in which the Owners of the Vessel are registered as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat Charter Registration.~~

~~**2. Mortgage**~~

~~The Vessel chartered under this Charter is financed by a mortgage and the provisions of Clause 12(b) (Part II) shall apply.~~

~~**3. Termination of Charter by Default**~~

~~If the Vessel chartered under this Charter is registered in a Bareboat Charter Registry as stated in Box 44, and if the Owners shall default in the payment of any amounts due under the mortgage(s) specified in Box 28, the Charterers shall, if so required by the mortgagee, direct the Owners to re-register the Vessel in the Underlying Registry as shown in Box 45.~~

~~In the event of the Vessel being deleted from the Bareboat Charter Registry as stated in Box 44, due to a default by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners under this Charter.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this **BIMCO SmartCon** document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

EXECUTION VERSION

Dated 20 January 2023

XIANG L47 HK INTERNATIONAL SHIP LEASE CO., LIMITED
as Owners

and

FLEX LNG RELIANCE LIMITED
as Charterers

ADDITIONAL CLAUSES TO BAREBOAT CHARTER

relating to
"Flex Artemis"
(IMO No. 9851634)

Index

Clause **Page**

32	Definitions	1
33	Interpretations	17
34	Background	19
35	Delivery	20
36	[Intentionally omitted.]	21
37	Conditions precedent	21
38	Bunkers and luboils	25
39	Further maintenance and operation	26
40	Structural changes and alterations	27
41	Hire	28
42	Insurance	32
43	Redelivery	37
44	Redelivery conditions	38
45	Diver's inspection at redelivery	39
46	Owners' mortgage	40
47	Transport documents	42
48	Charterers' representations and warranties	42
49	Charterers' undertakings	46
50	Earnings Account	56
51	Termination Events	56
52	Sub-chartering and assignment	63
53	Name of Vessel	64
54	Charter Period	64
55	Purchase Option and transfer of title	65
56	Sale of Vessel by the Owners	66
57	Total Loss	67
58	Fees and expenses	68
59	Stamp duties and taxes	68
60	Operational notifiable events	68

61 Further indemnities 69
62 Set-off 71
63 Further assurances and undertakings 71
64 Cumulative rights 71
65 Day count convention 71
66 No waiver 72
67 Entire agreement 72
68 Invalidity 72
69 English language 72
70 No partnership 72
71 Notices 72
72 Conflicts 73
73 Survival of Charterers' obligations 73
74 Counterparts 73
75 Confidentiality 74
76 Third Parties Act 74
77 Law and jurisdiction 74
78 Conditions subsequent 75

SINGAPORE/90766943v1

79 FATCA 76

Schedules

Schedule 1 PROTOCOL OF DELIVERY AND ACCEPTANCE 79
Schedule 2 TITLE TRANSFER PROTOCOL OF DELIVERY AND ACCEPTANCE 80
Schedule 3 HIRE PAYMENT SCHEDULE 81
Schedule 4 PURCHASE OPTION AMOUNT 84

Execution

Execution Page 86

SINGAPORE/90766943v1

SINGAPORE/90766943v1 THIS AGREEMENT is made on PARTIES (1) XIANG L47 HK INTERNATIONAL SHIP LEASE CO., LIMITED, a company incorporated under the laws of Hong Kong S.A.R. whose registered office is at 1/F, Far East Consortium Building, 121 Des Voeux Road Central, Hong Kong as owners (the "Owners") (2) FLEX LNG RELIANCE LIMITED, a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered address is at The Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH 96960 as charterers (the "Charterers") OPERATIVE PROVISIONS 32 DEFINITIONS In this Charter: "Account Bank" means DNB Bank ASA (or such other bank or financial institution in Norway as selected by the Charterers from time to time with the prior written consent of the Owners). "Account Charge" means the account security agreement in respect of the Earnings Account and all amounts from time to time standing to the credit to the Earnings Account from the Charterers in favour of the Owners. "Actual Owners' Costs" means the Purchase Price (as defined in the MOA) less the Advance Hire. "Advance Hire" means an amount equivalent to the difference between the Purchase Price and the Assumed Owners’ Cost. "Affiliate" means, in relation to any entity, a Subsidiary of that entity, a Holding Company of that entity or any other Subsidiary of that Holding Company. "Agreement Term" means the period commencing on the date of this Charter and terminating on the expiration of the Charter Period or such earlier or later date on which all money of any nature owed by the Obligors to the Owners under the Transaction Documents or otherwise in connection with the Vessel have been paid in full to the Owners and no obligations of the Obligors of any nature to the Owners or otherwise in connection with the Transaction Documents or with the Vessel remain unperformed or undischarged. "Applicable Rate Determination Date" means: (a) in respect of the first Applicable Rate Period, the first Business Day of the calendar month of the second Hire Payment Date; (b) in respect of each other Applicable Rate Period, the first Business Day of the calendar month of the next Hire Payment Date. "Applicable Rate Period" means each period comprising of one (1) Hire Period, with the first Applicable Rate Period commencing on the First Hire Payment Date. 20 January 2023 2 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" "Approved Broker" means each of Braemar ACM Shipbroking, Clarkson Platou, Maersk Broker A/S, Fearnleys, Lorentzen & Stemoco, Grieg Shipbrokers, Simpson Spencer & Young, Vessels Value and any other reputable and independent ship brokers acceptable to the Owners and appointed by the Charterers. "Approved Manager" means Flex LNG Ltd., Flex LNG Fleet Management AS. or any other management company reasonably acceptable to the Owners and appointed by the Charterers. "Arrangement Fee" has the meaning given to such term under Clause 58 (Fees and Expenses). "Assumed Owners' Cost" means the lower of: (a) US$160,000,000; and (b) 74 per cent. of the Purchase Price. "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. "BBC PDA" means the protocol of delivery and acceptance in relation to the Vessel to be executed between the Owners and the Charterers, substantially in the form contained in Schedule 1 (Form of Protocol of Delivery and Acceptance) hereto. "Break Costs" means all costs, losses, premiums or penalties (excluding the Margin) incurred by the Owners as a result of the receipt by the Owners of any payment under or in relation to the Transaction Documents on a day other than the due date for payment of the sum in question. "Builders" means Hyundai Samho Heavy Industries Co., Ltd. / Daewoo Shipbuilding & Marine Engineering Co., Ltd., a company incorporated and existing under the laws of the Republic of Korea. "Business Day" means a day (other than a Saturday or Sunday) on which banks and financial markets are open for business in Shanghai, Oslo and New York and in relation to the fixing of any Term SOFR Reference Rate or interest rate with reference to Term SOFR, a US Government Securities Business Day. "Cancelling Date" has the meaning given to the term "Cancelling Date" under the MOA. "Change of Control" means the occurrence of any of the following events: (a) Charter Guarantor 1 ceases to own, directly or indirectly, at least 100 per cent of the shares in the Charterers; and (b) any person (other than a JF Company) or group of persons (other than a JF Company) acting in concert owns, directly or indirectly, one-third or more of the shares or voting rights of any Charter Guarantor. "Charter Group" means the Charterers, Charter Guarantor 2, Charter Guarantor 1 and all its Subsidiaries from time to time, and a "member of the Charter Group" means any one of them. "Charter Guarantee 1" means the guarantee made or to be made by the Charter Guarantor 1 in favour of the Owners in respect of the Charterers' obligations under this Charter. 3 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" "Charter Guarantee 2" means the guarantee made or to be made by the Charter Guarantor 2 in favour of the Owners in respect of the Charterers' obligations under this Charter. "Charter Guarantees" means Charter Guarantee 1 and Charter Guarantee 2, and "Charter Guarantee" means each or either of them. "Charter Guarantor 1" means Flex LNG Ltd., a company incorporated and existing under the laws of Bermuda, having its registered office at Par-La-Ville Place, 14 Par-La-Ville Road, Hamilton, Bermuda. "Charter Guarantor 2" means the Shareholder. "Charter Guarantors" means Charter Guarantor 1 and Charter Guarantor 2, and "Charter Guarantor" means each or either of them. "Charter Period" means, the Initial Charter Period as may be extended by the exercise of the Extension Option or otherwise terminated pursuant to Clauses 41 (Hire), 51 (Termination Events), 56 (Sale of Vessel by the Owners) and 57 (Total Loss). "Charterers' Assignment" means the deed of assignment executed or to be executed (as the case may be) by the Charterers in favour of the Owners in relation to certain of the Charterers' rights and interest in and to the (a) Earnings, (b) Insurances, (c) Requisition Compensation and (d) any Sub-Charter. "Classification Society" means the vessel classification society referred to in Box 10 (Classification Society) of this Charter, or DNV GL, Lloyd's Register of Shipping (LR), Bureau Veritas (BV), ABS or such other reputable classification society which the Owners may approve from time to time. "Compensation Amount" means an amount equivalent to US$5,000,000. "Cost Balance" means at any relevant time during the Agreement Term, an amount equal to the Actual Owners' Costs, as may be reduced by the Fixed Hire received by the Owners pursuant to paragraph (a)(ii) of Clause 41 (Hire). "Current Hire Payment Schedule" means the Hire Payment Schedule, as may be revised, updated and replaced from time to time in accordance with the terms of this Charter. "Debt" means the aggregate from time to time of all sums of any nature (together with all accrued unpaid interest on any of those sums) payable by the Charterers to the Owners under all or any of the Transaction Documents. "Default Call Option Price" means the amount due and payable by the Charterers to the Owners pursuant to Clause 55 (Purchase option and transfer in respect of title), being the aggregate of: (a) in the case of: (i) a purchase pursuant to paragraph (c) of Clause 55 (Purchase option and transfer of title), 100% of the Cost Balance as at the relevant Hire Payment Date (on which such purchase shall occur); and 4 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (ii) a purchase pursuant to paragraph (d) of Clause 55 (Purchase option and transfer of title), 100.5% of the Cost Balance as at the relevant Hire Payment Date (on which such purchase shall occur), and in each case, plus any Variable Hire which has accrued before that Hire Payment Date and which remains unpaid at such Hire Payment Date (provided that if the said purchase of the Vessel shall occur on a date which is not a Hire Payment Date, all references to “Hire Payment Date” in paragraph (a)(ii) above shall refer to the Hire Payment Date falling immediately before such purchase date, and all other references to “Hire Payment Date” hereunder in relation to the Variable Hire shall refer to “date on which such purchase shall occur”); (b) any interest accrued due and unpaid pursuant to paragraph (i) of Clause 41 (Hire); (c) all Unpaid Sums due and payable together with (in each case where applicable) interest accrued thereon pursuant to paragraph (i) of Clause 41 (Hire) from the due date for payment thereof up to the date of actual payment; and (d) any Break Costs. "Default Termination" means a termination of the Charter Period pursuant to the provisions of Clause 51 (Termination Events). "Delivery Date" means the date of delivery of the Vessel by the Owners to the Charterers under this Charter. "Disruption Event" means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in order for the transactions contemplated by the Transaction Documents to be carried out which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Transaction Documents; or (ii) from communicating with other Parties in accordance with the terms of the Transaction Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. "Early Termination Amount" means, the aggregate of the following (which both Parties acknowledge as proportionate as to amount, having regard to the legitimate interests of the Owners in protecting against the risk of the Charterers failing to perform their obligations under this Charter after delivery of the Vessel to the Charterers under this Charter): (a) the Cost Balance as at the relevant Termination Payment Date;

5 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (b) any Variable Hire which has accrued before the relevant Termination Payment Date and which remains unpaid at such Termination Payment Date and the aggregate of the Variable Hire payable during the period commencing from the Termination Payment Date up to and including the date falling one hundred and twenty (120) months from the Delivery Date; (c) any other Unpaid Sums due and payable; (d) any costs and expenses incurred by the Owners in locating, repossessing or recovering the Vessel, releasing any Security Interest created over the Vessel or collecting any payments due under this Charter or in obtaining the due performance of the obligations of the Charterers under the Transaction Documents; and together with any interest accrued thereon pursuant to paragraph (r) of Clause 41 (Hire) up to the date of receipt by the Owners, any applicable and documented break costs (excluding the margin) under the financing entered into by Owners limited to break costs (excluding the margin) incurred in connection with the break of any interest period relevant to such financing. "Earnings" means all hires, freights, pool income and other sums payable to or for the account of the Charterers in respect of the Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of the Vessel. "Earnings Account" means the US Dollar account in the name of the Charterers opened or to be opened with the Account Bank, and includes any sub-account thereof and such account which is designated by the Owners as the earnings account for the purposes of this Charter. "Environmental Approvals" means any present or future permit, licence, approval, ruling, variance, exemption or other authorisation required under the applicable Environmental Law. "Environmental Claim" means any claim, proceeding or investigation by any person in respect of any Environmental Law. "Environmental Incident" means: (a) any release, emission, spill or discharge from the Vessel or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from the Vessel; or (b) any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Vessel and/or any Obligor and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or (c) any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from the Vessel and in connection with which the Vessel 6 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval. "Environmentally Sensitive Material" means (i) oil and oil products and (ii) any other waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the environment or a nuisance to any person or that may make the enjoyment, ownership or other territorial control of any affected land, property or waters more costly for such person to a material degree. "Environmental Law" means any applicable law and regulation in any jurisdiction in which the Vessel trades or operates and/or in which any Obligor conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants. "Expiry Purchase Option Price" means: (a) in the case where the Extension Option has been exercised and the Vessel is to be purchased by the Charterers (or its nominee) at the end of the Extended Charter Period, the Expiry Purchase Option Price (Extended Charter Period); and (b) in the case where the Extension Option has not been exercised and the Vessel is to be purchased by the Charterers (or its nominee) at the end of the Initial Charter Period, the Expiry Purchase Option Price (Initial Charter Period). "Expiry Purchase Option Price (Extended Charter Period)" means an amount equivalent to US$60,000,000. "Expiry Purchase Option Price (Initial Charter Period)" means an amount equivalent to US$80,000,000. "Extended Charter Period" means the Charter Period which falls after completion of the Initial Charter Period. "Extension Option" has the meaning given to such term in Clause 54 (Charter Period). "Fee Letter" means each, or as the context may require, any fee letter entered into between the Owners and the Charterers in relation to fees (including without limitation, the Arrangement Fee) payable in connection with this Charter and the other Transaction Documents. "Finance Document" means any facility agreement, security document and any other document designated as such by the Finance Parties and the Owners and which have been or may be (as the case may be) entered into between the Finance Parties and the Owners for the purpose of, among other things, financing or (as the case may be) refinancing all or any part of the Actual Owners' Costs. "Finance Party" means any bank or financial institution which is or will be party to a Finance Document (other than the Owners and other entities which may have agreed or be intended as debtors and/or obligors thereunder) and "Finance Parties" means two or more of them. 7 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" "Financial Indebtedness" means any obligation for the payment or repayment of money, whether present or future, actual or contingent, in respect of: (a) moneys borrowed and debit balances at banks or other financial institutions; (b) any amount raised by acceptance under any acceptance credit or dematerialised equivalent; (c) any bond, note, debenture, loan stock or similar instrument; (d) any finance, capital lease or operating leases for financing purposes; (e) receivables sold or discounted (other than on a non-recourse basis); (f) deferred payments for assets or services; (g) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account); (h) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing according to the relevant account principles; (i) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and (j) (without double-counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in (a) to (i). "First Hire Payment Date" has the meaning given to such term under paragraph (a) of the definition of "Hire Payment Date". "Fixed Hire" means in respect of each Hire Payment Date, the figure set out in the column "Fixed Hire" in the Current Hire Payment Schedule against such Hire Payment Date. "GAAP" means generally accepted accounting principles in the United States of America. "Hire" means each or any combination or aggregate of (i) Fixed Hire and (ii) Variable Hire, as the context may require. "Hire Payment Date" means each of the dates on which Hire shall be payable under this Charter, comprising: (a) the Delivery Date (the "First Hire Payment Date"); (b) the 15th day of the last calendar month (or if such date is not a Business Day, the immediately preceding Business Day) occurring 3 months immediately after the Delivery Date; (c) each 15th day of the last calendar month (or if such date is not a Business Day, the immediately preceding Business Day) occurring 3 months immediately after the previous Hire Payment Date, provided that: 8 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (i) in the case where the Extension Option has not been exercised, the last Hire Payment Date shall fall on the last day of the Initial Charter Period; and (ii) in the case where the Extension Option has been exercised: (A) the last Hire Payment Date relating to the Initial Charter Period shall fall on the last day of such Initial Charter Period; (B) the first Hire Payment Date relating to the Extended Charter Period shall fall on the last day of the Initial Charter Period; and (C) the last Hire Payment Date relating to the Extended Charter Period shall fall on the last day of the Extended Charter Period). "Hire Payment Schedule" means the indicative schedule set out in Schedule 3 (Hire Payment Schedule). "Hire Period" means: (a) in respect of the last Hire Payment Date, the period commencing on immediately preceding Hire Payment Date and ending on the last day of the Charter Period; and (b) in respect of each other Hire Payment Date (other than the First Hire Payment Date) (the "Relevant Hire Payment Date"), the period commencing on the immediately preceding Hire Payment Date and ending on such Relevant Hire Payment Date. "Holding Company" means, in relation to any entity, any other entity in respect of which it is a Subsidiary. "IAPPC" means a valid international air pollution prevention certificate for the Vessel issued under Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997). "Increased Costs" means: (a) a reduction in the rate of return from the Hire or on the Owners' overall capital; (b) an additional or increased cost; or (c) a reduction of any amount due and payable under any Transaction Document, which is incurred or suffered by the Owners to the extent that it is attributable to the Owners having entered into any Transaction Document or funding or performing its obligations under any Transaction Document. "Indemnitee" has the meaning given to such term in Clause 61 (Further indemnities). "Initial Charter Period" has the meaning given to such term in Clause 54 (Charter Period). "Initial Sub-charter" means the time charter party dated 22 November 2019 entered into between the Charterer (as disponent owner) and the Initial Sub-charterers (as charterers) in respect of the Vessel.

9 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" "Initial Sub-charter Relevant Event" means the occurrence of any of the following events: (a) any party to the Initial Sub-charter rescinds, cancels, repudiates or terminates or evinces an intention to rescind, cancel, repudiate or terminate the Initial Sub-charter; or (b) the Initial Sub-charter ceases to be in full force and effect for any reason whatsoever, provided that none of the foregoing events shall constitute an "Initial Sub-charter Relevant Event" if a replacement sub-charter on substantially the same terms as the Initial Sub-charter shall have been entered into between one of the Other Charterers in respect of one of the Other Vessels and effectively commenced with a commencement date falling no later than the date on which such relevant event(s) has occurred (or such later date and with such other terms and conditions as the Owners may require in their absolute discretion). "Initial Sub-charterers" means "Innocent Owners' Interest Insurances" means all policies and contracts of innocent owners' interest insurance from time to time taken out by the Owners in relation to the Vessel. "Insurances" means all policies and contracts of insurance which are from time to time taken out or entered into by the Charterers in respect of the Vessel or her Earnings or otherwise in connection with the Vessel or her Earnings. "Intra-group Loan Agreement" means any intra-group loan agreement executed or to be executed between the Charterers and the Shareholder, pursuant to which the Shareholder may grant loans to the Charterers, and whose rights are, subject to the terms and conditions thereof, subordinated to the rights of the Owners under this Charter. "ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) (as amended by MSC 104 (73)) and A.913(22) (superseding Resolution A.788 (19)), as the same may be amended, supplemented or superseded from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code). "ISM Company" means, at any given time, the company responsible for the Vessel's compliance with the ISM Code under paragraph 1.1.2 of the ISM Code. "ISPS Code" means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time). "ISPS Company" means, at any given time, the company responsible for the Vessel's compliance with the ISPS Code. "ISSC" means a valid international ship security certificate for the Vessel issued under the ISPS Code. "John Fredriksen Family" means Mr. John Fredriksen, his direct lineal descendants, the personal estate of any of them and/or any trust created solely for the benefit of any of the aforementioned persons and their estates. 10 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" "JF Company" means any company or other entity wholly controlled, directly or indirectly, by the John Fredriksen Family. "Major Casualty Amount" means US Dollars five million (US$5,000,000) or the equivalent in any other currency or currencies. "Management Agreement" means, in relation to the Vessel, the technical and/or commercial ship management agreement and/or layup management agreement executed or to be executed (as the case may be) between the relevant Approved Manager and the Charterers. "Manager's Undertaking" means the deed of undertaking executed or to be executed by the relevant Approved Manager in favour of the Owners. "Margin" means 2.15% per annum. "Market Disruption Event" has the meaning given to such term under paragraph (r) of Clause 41 (Hire). "Market Value" means, in relation to the Vessel, the value as determined in accordance with paragraph (ee) of Clause 49 (Valuation of Market Value). "MARPOL" means the International Convention for the Prevention of Pollution from Ships adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time). "Material Adverse Effect" means a material adverse change in, or a material adverse effect on: (a) the business, operations, property, condition (financial or otherwise) or prospects of the Charter Group taken as a whole; (b) the ability of any Obligor to perform and comply with their obligations under any Transaction Document or Project Document to which they are a party; (c) the validity, legality or enforceability of this Charter, any other Transaction Document or any Project Document; or (d) the effectiveness or ranking of any Security Interests granted pursuant to any of the Transaction Documents or the rights or remedies of the Charterers under any of the Transaction Documents and any Project Document. "MOA" has the meaning given to such term in Clause 34 (Background). "Mortgagees' Interest Insurances" means all policies and contracts of mortgagees' interest insurance, mortgagees' additional perils (oil pollution) insurance and any other insurance from time to time taken out by any Finance Party in relation to the Vessel. "Necessary Authorisations" means all Authorisations of any person including any government or other regulatory authority required by applicable law to enable it to: (a) lawfully enter into and perform its obligations under the Transaction Documents and the Project Documents to which it is party; 11 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (b) ensure the legality, validity, enforceability or admissibility in evidence in England and, if different, its jurisdiction of incorporation, of such Transaction Documents and Project Documents to which it is party; and (c) carry on its business from time to time. "Net Sale Proceeds" has the meaning given to such term in Clause 51 (Termination Events). "Obligor" means each of the Charterers, the Charter Guarantors and any person within the Charterer Group that may be party to a Transaction Document from time to time (other than the Owners and the Account Bank). "Other Charters" means the bareboat charter entered or to be entered into in respect of an Other Vessel between the relevant Other Charterers and the relevant Other Owners. "Other Charterers" means Flex LNG Reliance Limited, Flex LNG Courageous Limited and Flex LNG Constellation Limited. "Other Owners" means Xiang L47 HK International Ship Lease Co., Limited, Xiang H69 International Ship Lease Co., Limited and Xiang H70 International Ship Lease Co., Limited. "Other Vessels" means three Liquefied Natural Gas carriers known as m.v. "Flex Amber" with IMO number 9857377, m.v. "Flex Constellation" with IMO number 9825427 and m.v. "Flex Courageous" with IMO number 9825427. "Owners’ Account" has the meaning given to such term in Clause 41(d). "Party" means a party to this Charter. "Payment Date" has the meaning given to such term under the MOA. "Payment Notice" has the meaning given to such term under the MOA. "Permitted Security Interest" means: (a) any Security Interest created or to be created in accordance with the Security Documents; (b) liens for unpaid master's and crew's wages in accordance with first class ship ownership and management practice; (c) liens for salvage; (d) liens for master's disbursements incurred in the ordinary course of trading; (e) any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Vessel and not as a result of any default or omission by the Charterers, provided such liens do not secure amounts more than twenty-one (21) days overdue (unless the overdue amount is being contested in good faith by appropriate steps); (f) any Security Interest arising by operation of law in respect of Taxes which are not overdue for payment or which are being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made; 12 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (g) any liens securing obligations incurred in the ordinary course of trading and/or operating the Vessel and not more than twenty-one (21) days overdue; and (h) any Security Interest which has the prior written approval of the Owners. "Potential Termination Event" means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Owners or any combination of the foregoing is a Termination Event. "Pre-Approved Flag" means the Marshall Islands or other flag at the Charterers' option and approved by the Owners. "Prepositioning Date" has the meaning given to such term under the MOA. "Project Documents" means each Sub-Charter and the Management Agreement(s). "Purchase Option Price" means the amount due and payable by the Charterers to the Owners pursuant to Clause 55 (Purchase option and transfer of title), being the aggregate of: (a) an amount equal to the aggregate of the Relevant Percentage of the Cost Balance as at the relevant Hire Payment Date (on which the Charterers or the Charterers' nominee will purchase the Vessel pursuant to paragraph (a) of Clause 55 (Purchase option and transfer of title) plus any Variable Hire which has accrued before that Hire Payment Date and which remains unpaid at such Hire Payment Date (where an estimate of such amount (the "Purchase Option Amount") is set out in Schedule 4 (Purchase Option Amount) based on certain assumptions set out thereunder, on the understanding that such estimate shall be adjusted, updated, revised and replaced from time to time by the Owners to reflect any changes in the underlying figures on which such estimate is based and/or if any assumption is no longer true); (b) any interest accrued due and unpaid pursuant to paragraph (i) of Clause 41 (Hire); (c) all Unpaid Sums due and payable together with (in each case where applicable) interest accrued thereon pursuant to paragraph (i) of Clause 41 (Hire) from the due date for payment thereof up to the date of actual payment; and (d) any Break Cost. "Purchase Price" has the meaning given to such term under the MOA. "Quiet Enjoyment Letter" means, in relation to the Vessel, a letter which the Finance Parties (or their authorised agent on their behalf) shall issue in favour of the Charterers, such letter to be in such form and substance as the Finance Parties may require. "Relevant Hire Payment Date" has the meaning given to such term under paragraph (b) of the definition of "Hire Period". "Relevant Percentage" means: (a) in the case where the Vessel is to be purchased pursuant to paragraph (a) of Clause 55 (Purchase option and transfer of title) any of the twelfth (12th) to the sixteenth (16th) Hire Payment Dates, 100.50%;

13 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (b) in the case where the Vessel is to be purchased pursuant to paragraph (a) of Clause 55 (Purchase option and transfer of title) on any of the seventeenth (17th) to the twentieth (20th) Hire Payment Dates, 100.25%; and (c) in the case where the Vessel is to be purchased pursuant to paragraph (a) of Clause 55 (Purchase option and transfer of title) on the twenty-first (21st) to forty-seventh (47th) Hire Payment Dates, 100%. "Requisition Compensation" means all compensation or other money which may from time to time be payable to the Charterers as a result of the Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire). "Restricted Party" means a person or entity that is (i) listed on, any Sanctions List; (ii) located in, incorporated under the laws of, or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of country- wide or territory-wide Sanctions; or (iii) otherwise a target of Sanctions ("target of Sanctions" signifying a person with whom a United States person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities), or owned or controlled, or acting on behalf, at the discretion or for the benefit of a person referred to in (i) and/or (ii) above. "Sanctions" means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing) imposed by law or regulation of any Sanctions Authority. "Sanctions Authority" means (i) the United States government; (ii) the United Nations; (iii) the European Union or its Member States; (iv) the United Kingdom; (v) the People's Republic of China; or (vi) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury ("OFAC"), the United States Department of State and Her Majesty's Treasury ("HMT"). "Sanctions List" means the "Specially Designated Nationals and Blocked Persons" list maintained by the OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authority. "Security Interest" means a mortgage, charge, assignment, pledge, lien, or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. "Security Documents" means, in relation to the Vessel, the following: (a) the Charter Guarantees; (b) the Charterers' Assignment; (c) the Managers' Undertaking; (d) the Account Charge; (e) the Shares Pledge; 14 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (f) any Sub-Charterers' Assignment; and (g) any other document that may at any time be executed by any person creating, evidencing or perfecting any Security Interest to secure all or part of the Obligors' obligations under or in connection with the Transaction Documents, and "Security Document" means any one of them. "Settlement Date" means, following a Total Loss of the Vessel, the earliest of: (a) the date which falls 180 days after the date of occurrence of the Total Loss or, if such date is not a Business Day, the immediately preceding Business Day; and (b) the date on which the Owners receive the Total Loss Proceeds in respect of the Total Loss. "Shareholder" means Flex LNG Fleet Limited a company incorporated in Bermuda with registration number 52351 whose registered office is at Par la Ville Place, 4th Floor, 14 Par la Ville Road, Hamilton, HM08. "Shares Pledge" means the deed of charge of shares of the Charterers, executed or to be executed by the Shareholder in favour of the Owners. "SMC" means a valid safety management certificate issued for the Vessel by or on behalf of the Administration under paragraph 13.7 of the ISM Code. "SOFR" means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, re-calculation or re-publication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate). "Statement of Ownership" means the confirmation issued by the Charterers to the Owners on or about the date of this Charter relating to the ownership by the JF Companies in respect of the issued shares of each Charter Guarantor. "Sub-Charter" means the Initial Sub-charter, any contract of affreightment, any demise charterparty, or any time or voyage charterparty of a duration exceeding twenty-four (24) months (whether by virtue of any optional extensions or otherwise) entered into between the Charterers as disponent owners and any Sub-Charterers for the chartering of the Vessel by the Charterers to the Sub- Charterers. "Sub-Charter Quiet Enjoyment Letter" means, in relation to the Vessel, any letter which (i) the Owners and/or (ii) the Finance Parties (or their authorised agent on their behalf) shall (subject to the terms of this Charter) issue in favour of the Sub-Charterers, such letter to be in such form and substance as the Owners, the Charterers, the Sub-Charterers and the Finance Parties may approve and which shall provide, including without limitation for step-in and cure/remedy rights of the Finance Parties (or their authorised agent on their behalf) in relation to the Vessel and the relevant Sub-Charter. "Sub-Charterers" means any person entering into a Sub-Charter with the Charterers for the chartering of the Vessel from the Charterers (as disponent owners) to such person (as charterer). 15 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" "Sub-Charterers' Assignment" means the deed of assignment executed or to be executed (as the case may be) by any Sub-Charterers (which has entered into a demise charterparty in respect of the Vessel as permitted in accordance with Clause 52 (Sub-chartering and assignment) in favour of the Owners in relation to certain of the Sub-Charterers' rights and interest in and to (amongst other things) the (a) Sub-Charterers' Earnings, (b) Sub-Charterers' Insurances and (c) Sub-Charterers' Requisition Compensation. "Sub-Charterers' Earnings" means all hires, freights, pool income and other sums payable to or for the account of any Sub-Charterers in respect of the Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of the Vessel. "Sub-Charterers' Insurances" means all policies and contracts of insurance which are from time to time taken out or entered into by any Sub-Charterers in respect of the Vessel or her Sub-Charterers' Earnings or otherwise in connection with the Vessel or her Sub-Charterers' Earnings. "Sub-Charterers' Requisition Compensation" means all compensation or other money which may from time to time be payable to any Sub-Charterers as a result of the Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire). "Subsidiary" is a subsidiary of another company if that other company: (a) holds a majority of the voting rights in it, or (b) is a member of it and has the right to appoint or remove a majority of its board of directors, or (c) is a member of it and controls alone, pursuant to an agreement with other members, a majority of the voting rights in it, or if it is a subsidiary of a company that is itself a subsidiary of that other company. "Supplemental Deed" means the supplemental deed dated on or about the date of this Charter entered into between amongst others, the Other Owners and the Other Charterers in connection with the Other Charters. "Tax" or "tax" means any present and future tax (including, without limitation, value added tax, consumption tax or any other tax in respect of added value or any income), levy, impost, duty or other charge or withholding of any nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same); and "Taxes", "taxes", "Taxation" and "taxation" shall be construed accordingly. "Term SOFR" means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate). 16 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" "Term SOFR Reference Rate" means: (a) the applicable Term SOFR for a period of 3 months; or (b) as otherwise determined pursuant to paragraph (r)(iii) of Clause 41 (Hire), and if, in either case, that rate is less than zero, the Term SOFR Reference Rate shall be deemed to be zero. "Termination" means the termination at any time of the chartering of the Vessel under this Charter. "Termination Event" means each of the events specified in paragraph (a) of Clause 51 (Termination Events). "Termination Notice" has the meaning given to such term in paragraph (k) of Clause 41 (Hire) and paragraph (c) of Clause 51 (Termination Events). "Termination Payment Date" means: (a) in respect of a termination of this Charter in accordance with paragraph (k) of Clause 41 (Hire), the date specified in the Termination Notice served on the Charterers pursuant to that Clause; (b) in respect of a Default Termination, the date specified in the Termination Notice served on the Charterers pursuant to paragraph (c) of Clause 51 (Termination Events) in respect of such Default Termination; or (c) in respect of a Total Loss Termination, the Settlement Date in respect of the Total Loss which gives rise to such Total Loss Termination. "Third Parties Act" means the Contracts (Rights of Third Parties) Act 1999. "Title Transfer PDA" means the protocol of delivery and acceptance in relation to the Vessel to be executed between the Owners and the Charterers, substantially in the form contained in Schedule 2 (Form of Title Transfer Protocol of Delivery and Acceptance) hereto. "Total Loss" means during the Charter Period: (a) actual or constructive or compromised or agreed or arranged total loss of the Vessel; (b) the requisition for title or compulsory acquisition of the Vessel by any government or other competent authority (other than by way of requisition for hire); (c) the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture of the Vessel (not falling within paragraph (b) of this definition), unless the Vessel is released and returned to the possession of the Owners or the Charterers within ninety (90) days after the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture in question, and for the purpose of this Charter, (i) an actual Total Loss of the Vessel shall be deemed to have occurred at the date and time when the Vessel was lost but if the date of the loss is unknown the actual Total Loss shall be deemed to have occurred on the date on which the

17 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" Vessel was last reported, (ii) a constructive Total Loss shall be deemed to have occurred at the date and time at which a notice of abandonment of the Vessel is given to the insurers of the Vessel and (iii) a compromised, agreed or arranged Total Loss shall be deemed to have occurred on the date of the relevant compromise, agreement or arrangement. "Total Loss Proceeds" means the proceeds of the Insurances or any other compensation of any description in respect of a Total Loss in respect of a Total Loss. "Total Loss Termination" means a termination of the Charter Period pursuant to the provisions of paragraph (a) of Clause 57 (Total Loss). "Transaction Documents" means, together, this Charter, the MOA, the Security Documents, each Fee Letter and such other documents as maybe agreed by the Parties from time to time. "Unpaid Sum" means any sum due and payable but unpaid by any Obligor under the Transaction Documents. "US Dollars", "Dollars", "USD", "US$" and "$" each means available and freely transferable and convertible funds in lawful currency of the United States of America. "US Government Securities Business Day" means any day other than: (a) a Saturday or a Sunday; and (b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities. "US Tax Obligor" means: (a) an Obligor which is resident for tax purposes in the United States of America; or (b) an Obligor some or all of whose payments under the Transaction Documents to which it is a party are from sources within the United States for US federal income tax purposes. "Valuation Report" means, in relation to the Vessel, a valuation report of the Vessel addressed to the Owners and the Charterers from an Approved Broker indicating the valuation of the Vessel on a date falling no earlier than 60 days prior. "Variable Hire" means in respect of each Hire Payment Date, the figure set out in the column "Variable Hire" in the Current Hire Payment Schedule against such Hire Payment Date. "Vessel" means the Liquefied Natural Gas carrier known as m.v. Flex Artemis with IMO number 9851634 as more particularly described in Boxes 5 (Vessel's name, call sign and flag) to 10 (Classification Society) of this Charter. 33 INTERPRETATIONS (a) In this Charter, unless the context otherwise requires, any reference to: 18 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (i) this Charter include the Schedules hereto and references to Clauses and Schedules are, unless otherwise specified, references to Clauses of and Schedules to this Charter and, in the case of a Schedule, to such Schedule as incorporated in this Charter as substituted from time to time; (ii) any statutory or other legislative provision shall be construed as including any statutory or legislative modification or re-enactment thereof, or any substitution therefor; (iii) the term "Vessel" includes any part of the Vessel; (iv) the "Owners", the "Charterers", any "Obligor", "Sub-Charterers" or any other person include any of their respective successors, permitted assignees and permitted transferees; (v) any agreement, instrument or document include such agreement, instrument or document as the same may from time to time by amended, modified, supplemented, novated or substituted; (vi) the "equivalent" in one currency (the "first currency") as at any date of an amount in another currency (the "second currency") shall be construed as a reference to the amount of the first currency which could be purchased with such amount of the second currency at the spot rate of exchange quoted by the Owners at or about 11:00 a.m. two (2) Business Days (being a day other than a Saturday or Sunday on which banks and foreign exchange markets are generally open for business in Shanghai) prior to such date for the purpose of the first currency with the second currency for delivery and value on such date; (vii) "hereof", "herein" and "hereunder" and other words of similar import means this Charter as a whole (including the Schedules) and not any particular part hereof; (viii) "law" includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, rule, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement, or official or judicial interpretation of any of the foregoing, in each case having the force of law and, if not having the force of law, in respect of which compliance is generally customary; (ix) the word "person" or "persons" or to words importing persons include, without limitation, any state, divisions of a state, government, individuals, partnerships, corporations, ventures, government agencies, committees, departments, authorities and other bodies, corporate or unincorporated, whether having distinct legal personality or not; (x) the "winding-up", "dissolution", "administration", "liquidation", "insolvency", "reorganisation", "readjustment of debt", "suspension of payments", "moratorium" or "bankruptcy" (and their derivatives and cognate expressions) of any person shall each be construed so as to include the others and any equivalent or analogous proceedings or event under the laws of any jurisdiction in which such person is incorporated or any jurisdiction in which such person carries on business; (xi) "protection and indemnity risks" means the usual risks covered by a protection and indemnity association which is a member of the International Group of P&I Club, 19 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" including pollution risks, extended passenger cover and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of the Nordic Marine Insurance Plan of 2013 (version 2023), clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hull)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls)(1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision; (xii) a Potential Termination Event or Termination Event which is "continuing" is a reference to a Potential Termination Event or Termination Event which is not remedied or waived; and (xiii) words denoting the plural number include the singular and vice versa. (b) Headings are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Charter. (c) A time of day (unless otherwise specified) is a reference to Shanghai time. 34 BACKGROUND (a) It is noted by the parties that the Vessel was constructed and delivered by the Builders (as builder) to the Charterers (as buyer) on 17 August 2020. (b) By a memorandum of agreement (the "MOA") of even date herewith made between the Owners (as buyers thereunder) and the Charterers (as sellers thereunder), the Owners have agreed to purchase and the Charterers have agreed to sell the Vessel, subject to the terms and conditions therein. (c) If: (i) the Vessel is not delivered by the Cancelling Date (or such later date as the Owners and the Charterers may agree) (other than caused by any act or omission of any Obligor constituting a Potential Termination Event or Termination Event); or (ii) prior to delivery of the Vessel under the MOA, it becomes unlawful for the Owners (as buyers) to perform or comply with any or all of their obligations under the MOA or any of the obligations of the Owners under this Charter the MOA is not or ceases to be legal, valid, binding and enforceable, neither Party shall be liable to the other for any claim arising out of this Charter and this Charter shall immediately terminate and be cancelled (with the exception of Clause 17 (Part II) (Indemnity) and Clause 61 (Further indemnities)) provided however that the Charterers shall remain obliged to pay all fees which the Charterers are obliged to pay pursuant to paragraph (a) of Clause 58 (Fees and expenses), and any such payment shall not be construed as a penalty but shall represent an agreed estimate of the loss and damage suffered by the Owners in entering into this Charter and shall therefore be paid as compensation to the Owners. (d) Accordingly, the Parties hereby agree that the Owners' obligation to charter the Vessel to the Charterers under this Charter is subject to the effective transfer of ownership of the Vessel to the Owners pursuant to the MOA. 20 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" 35 DELIVERY (a) The Owners will deliver and the Charterers will take delivery of the Vessel under this Charter immediately, which to the extent possible shall be deemed to take place simultaneously, after the Charterers deliver the Vessel to the Owners under the MOA on the Delivery Date , subject to which, the Charterers will accept the Vessel on an "as is where is" basis on delivery under this Charter. (b) Once the Charterers have delivered the Vessel and the Owners have accepted the Vessel under the MOA, the Charterers will be deemed to have accepted the Vessel under this Charter with any faults, deficiencies and errors of description. (c) The Charterers shall not be entitled for any reason whatsoever to refuse to accept delivery of the Vessel under this Charter once the Vessel has been delivered to and accepted by the Owners (in their capacity as buyers under the MOA) from the Charterers (in their capacity as sellers under the MOA) under the MOA, and the Owners shall not be liable for any losses, costs or expenses whatsoever or howsoever arising including without limitation, any loss of profit or any loss or otherwise: (i) resulting directly or indirectly from any defect or alleged defect in the Vessel or any failure of the Vessel; or (ii) arising from any delay in the commencement of the Charter Period or any failure of the Charter Period to commence. (d) The obligation of the Owners to purchase and take delivery of the Vessel pursuant to the MOA and to charter the Vessel to the Charterers pursuant to this Charter shall be subject to the following conditions: (i) no Termination Event or Potential Termination Event having occurred which is continuing on the date of this Charter and the Delivery Date; (ii) the representations and warranties referred to in Clause 48 (Charterers' representations and warranties) being true and correct in all material respects on the date of this Charter and the Delivery Date; (iii) the Owners shall have received the documents and evidence referred to in Clause 37 (Conditions precedent), in each case in all respects in form and substance satisfactory to it within the timelines prescribed therein (unless waived by the Owners); (iv) the Delivery Date falls on or before the Cancelling Date; and (v) the simultaneous delivery of the Vessel from the Charterers to the Owners under and subject to the terms of the MOA. (e) Provided that the conditions referred to in paragraph (d) of Clause 35 above have been fulfilled or waived with or without conditions to the satisfaction of the Owners (which shall be evidenced in writing by the Owners), the Owners and the Charterers agree that: (i) the Charterers shall, at their own expense, upon the Delivery Date arrange for the Vessel to be registered in the name of the Owners as registered owner, and procure the issue of a transcript of register, giving evidence of title which shows the Owners being registered as the registered owner and that the Vessel is free from any registered

21 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" Security Interest (other than any mortgage(s) registered by the Owners in favour of the Finance Parties); (ii) the Charterers shall take delivery of the Vessel from the Owners under this Charter (such delivery to be conclusively evidenced by a duly executed BBC PDA) simultaneously with the acceptance of delivery of the Vessel by the Owners from the Charterers pursuant to the MOA; (iii) the Charterers will accept the Vessel: (A) on an "as is where is" basis in exactly the same form and state as the Vessel is delivered by the Charterers to the Owners pursuant to the MOA; and (B) in such form and state with any faults, deficiencies and errors of description; (iv) the acceptance of delivery of the Vessel by the Charterers from the Owners pursuant to this Charter shall take place simultaneously with the acceptance of delivery of the Vessel by the Owners from the Charterers pursuant to the MOA; and (v) the Charterers shall have no right to refuse acceptance of delivery of the Vessel into this Charter if the Vessel is delivered to the Owners pursuant to the MOA and, notwithstanding and without prejudice to the foregoing, the Owners and the Charterers nonetheless agree to enter into and execute the BBC PDA on delivery of the Vessel under this Charter. (f) The Charterers acknowledge and agree that the Owners are not the manufacturer or original supplier of the Vessel which has been purchased by the Owners from the Charterers pursuant to the MOA, and have therefore made no representations or warranties in respect of the Vessel or any part thereof, and hereby waive all their rights in respect of any warranty or condition implied (whether statutory or otherwise) on the part of the Owners and all claims against the Owners howsoever the same might arise at any time in respect of the Vessel, or arising out of the construction, operation or performance of the Vessel and the chartering thereof under this Charter (including, without limitation, in respect of the seaworthiness or otherwise of the Vessel). (g) In particular, and without prejudice to the generality of paragraph (f) of Clause 35 above, the Owners shall be under no liability whatsoever, howsoever arising, in respect of the injury, death, loss, damage or delay of or to or in connection with the Vessel or any person or property whatsoever, whether onboard the Vessel or elsewhere, and irrespective of whether such injury, death, loss, damage or delay shall arise from the unseaworthiness of the Vessel. For the purpose of this paragraph (g) of Clause 35, "delay" shall include delay to the Vessel (whether in respect of delivery under this Charter or thereafter and any other delay whatsoever). 36 [INTENTIONALLY OMITTED.] 37 CONDITIONS PRECEDENT (a) Notwithstanding anything to the contrary in this Charter, the obligations of the Owners to purchase and take delivery of the Vessel pursuant to the MOA and to charter the Vessel to the Charterers under this Charter are subject to and conditional upon the Owners' receipt of following documents and evidence (in each case in form and substance acceptable to the Owners) on or before the timelines specified below (or such other date as the Owners and the Charterers may agree): 22 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (i) no later than by the date of this Charter: (A) a duly executed original of each of the following: (1) this Charter; (2) the MOA; (3) the Charter Guarantees; (4) the (undated) Charterers' Assignment; (5) the (undated) Managers' Undertaking; (6) the (undated) Shares Pledge; (7) the (undated) Account Charge; (8) the Sub-Charterers’ Assignment (if any); and (B) all documents required to be provided under any of the Security Documents (which shall be undated for so long as the Security Document pursuant to which such document is provided is also undated), but excluding: (1) the letters of undertaking from the insurers, underwriters, protection and indemnity clubs and association; (2) the originals of any share certificates of the Charterers required under the Shares Pledge; (3) the acknowledgment by the account bank required under the Account Charge; and (4) the acknowledgment by the Sub- Charterers (if any) to the assignment of the Sub-Charter; (C) a copy of the memorandum and articles of association (or equivalent documents) (and all amendments thereto) of each Obligor and any other documents required to be filed or registered or issued under the laws of their jurisdiction of incorporation to establish their incorporation; (D) a copy of the duly executed written resolutions or (as the case may be), resolutions passed at separate meetings, in each case, of the board of directors and (if required by any legal advisors to the Owners) shareholders of each Obligor (or the relevant stakeholders as such legal advisors may specify), evidencing its approval of the Transaction Documents and the Project Documents to which it is a party and authorising appropriate officers or attorneys to execute the same and to sign all notices required to be given hereunder or thereunder on its behalf or other evidence of such approvals and authorisations as shall be acceptable to the Owners; 23 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (E) if applicable, the original power of attorney of each Obligor under which any of the Transaction Documents to which it is a party are to be executed or transactions undertaken by that party; (F) a duly executed original of the certificate issued by an officer of the Charterers and each other Obligor which is party to a Transaction Document dated no earlier than the date of this Charter: (1) confirming that each document provided by it or on its behalf to the Owners under this Clause 37 (Conditions Precedent)) is true and complete and remains in full force and effect as at the date of this Charter; and (2) setting out the specimen signatures of each authorised signatory (and his/her capacity) of such Obligor executing such Transaction Document to which it is a party; (G) if applicable, copies of all Necessary Authorisations; (H) a copy of the duly executed Management Agreements, together with all addenda, amendments or supplements thereto; (I) a true and complete copy of any duly executed Sub-Charter, if applicable, together with all addenda, amendments or supplements thereto; (J) evidence satisfactory to the Owners that the Effective Date (as defined under the Supplemental Deed) has occurred; (ii) no later than by the date falling at least eight (8) Business Days prior to the Prepositioning Date (and to the extent not already provided to the Owners pursuant to sub-paragraph (a)(i) of this Clause 37 (Conditions Precedent)) each of the conditions precedent set out under clause 20(b)(iv)(B) of the MOA; (iii) no later than by the date falling at least seven (7) Business Days prior to the Prepositioning Date: (A) a duly executed original of the Payment Notice together with a certificate of an officer of the Charterers dated no earlier than the date of the Payment Notice confirming that each copy document provided by or on behalf of the Charterers under this Clause 37 (Conditions Precedent)) is true and complete and remains in full force and effect as at such date; (B) evidence satisfactory to the Owners that: (1) all the conditions under clause 8 of the MOA have been satisfied or, in the Owners' opinion, will be satisfied on the Delivery Date; (2) the Vessel is (or will on the Delivery Date) be insured in the manner required by the Transaction Documents; (3) each of the following documents are in agreed form: 24 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (I) the letters of undertaking from the insurers, underwriters, protection and indemnity clubs and association; (II) the acknowledgment by the account bank required under the Account Charge; (III) the acknowledgment by the Sub-Charterers (if any) to the assignment of the Sub-Charter; and (IV) if required, the letter of quiet enjoyment has been (or will by the Delivery Date be) entered into between the Owners, the Charterers and the Initial Sub-charterers; (C) a Valuation Report (at the Charterers' cost) evidencing that the Market Value of the Vessel is no less than US$220,000,000; (D) evidence that the fees, costs and expenses then due from the Charterers pursuant to the MOA and this Charter (including Clauses 58 (Fees and expenses) and 61 (Further indemnities)) have been paid or will be paid at such time as is agreed with the Owners; (E) evidence satisfactory to the Owners that the Arrangement Fee and any other fees, costs and expenses then due from the Charterers to the Owners under the Transaction Documents will be paid and received by, the Owners by its relevant due date; (iv) no later than on or prior to the Delivery Date: (A) a copy of: (1) the Approved Managers' current Document of Compliance (as such term is defined pursuant to the ISM Code); (2) the Vessel's current ISSC; (3) the Vessel's current IAPPC; (4) the Vessel's current SMC (as such term is defined pursuant to the ISM Code); (5) the Vessel's classification certificate, free of all recommendations and requirements from the Classification Society; (B) a duly executed original of the certificate of an officer of the Charterers dated no earlier than the Delivery Date confirming that: (1) no Initial Sub-charter Relevant Event has occurred as at such date; and (2) each document provided to the Owners under this Clause 37 (Conditions Precedent)) is true and complete and remains in full force and effect as at such date;

25 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (C) to the extent not already provided to the Owners pursuant to the foregoing provisions of this Clause: (1) evidence satisfactory to the Owners that the originals of the share certificate(s) of the Charterers will be despatched to the Owners immediately following Delivery; (2) a copy of: (I) the duly executed (but undated) acknowledgment by the Sub- Charterers (if any) to the assignment of the Sub-Charter; and (II) if required, the duly executed (but undated) letter of quiet enjoyment to be entered into between the Owners, the Charterers and the Initial Sub-charterers; (D) evidence satisfactory to the Owners that any undated Security Documents together with any other documents required to be provided pursuant thereto, have been (or will be) dated immediately following Delivery; (E) a legal opinion issued by legal advisers to the Owners in the following jurisdictions, each in form and substance satisfactory to and agreed by the Owners (acting reasonably) (or confirmation satisfactory to the Owners that such an opinion will be given): (1) England and Wales; (2) the Marshall Islands; (3) Norway; (4) Bermuda; and (5) such other jurisdictions as the Owners may reasonably consider necessary. (b) If the Owners in their sole discretion agree to deliver the Vessel under this Charter to the Charterers before all of the documents and evidence required by this Clause 37 (Conditions precedent) have been delivered to or to the order of the Owners, the Charterers undertake to deliver all outstanding documents and evidence to or to the order of the Owners no later than five (5) Business Days after the Delivery Date or such other date as specified by the Owners, acting in their sole discretion. The delivery of the Vessel by the Owners to the Charterers under this Charter shall not, unless otherwise notified by the Owners (acting in their sole discretion) to the Charterers in writing, be taken as a waiver of the Owners' right to require production of all the documents and evidence required by this Clause 37 (Conditions precedent). 38 BUNKERS AND LUBOILS (a) At delivery the Charterers shall take over all bunkers, lubricating oil, hydraulic oil, greases, water and un-broached stores and provisions in the Vessel without cost. (b) To the extent that Clause 43 (Redelivery) applies, at redelivery the Owners shall take over all bunkers, unused lubricating oil, hydraulic oil, greases, water and un-broached provisions and 26 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" other consumable stores in the Vessel at the cost of the Owners (which cost shall be determined at the original purchase price as evidenced by copies of invoices certified by a director or attorney of the Charterers and which shall be payable until all payments receivable by the Owners upon redelivery have been received by the Owners and, at the Owners' option, such cost may be set-off against any payment receivable by the Owners), provided that the Owners shall not be responsible for any such costs of bunkers, lubricating oil, hydraulic oil, greases, water and un-broached stores and provisions in the Vessel after the occurrence of a Termination Event and the redelivery of the Vessel is effected a result of such Termination Event. 39 FURTHER MAINTENANCE AND OPERATION (a) The good commercial maintenance practice under Clause 10 (Maintenance and Operation) (Part II) of this Charter shall be deemed to include: (i) the maintenance and operation of the Vessel by the Charterers in accordance with (as the following are amended from time to time): (A) the relevant regulations, requirements and recommendations of the Classification Society; (B) the relevant regulations, requirements and recommendations of the country and flag of the Vessel's registry; (C) any applicable IMO regulations (including but not limited to the ISM Code, the ISPS Code and MARPOL); (D) all other applicable laws or regulations; and (E) Charterers' current standard operations and maintenance manuals; (ii) the maintenance and operation of the Vessel by the Charterers taking into account: (A) engine manufacturers' recommended maintenance and service schedules; (B) Builders' operations and maintenance manuals; and (iii) recommended maintenance and service schedules of all installed equipment and pipework. (b) In addition to the above, the Charterers shall at the request of the Owners, arrange access to class records for the Owners as available to the Charterers. (c) Any equipment that is found not to be required on board as a result of law or regulation is either to be removed at the Charterers expense or to be maintained in operable condition. (d) The title to any equipment: (i) placed on board as a result of operational requirements of the Charterers shall automatically be deemed to belong to the Owners (unless hired from or belonging to a third party) immediately upon such placement, and such equipment may only be removed: (A) with the Owners' prior written consent, (B) at the Charterers' own expense, and (C) without damage to the Vessel; and 27 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (ii) replaced, renewed or substituted shall remain with the Owners until the part or equipment which replaced it or the new or substitute part or equipment becomes property of the Owners. (e) Without prejudice to any other provisions under this Charter, the Charterers shall maintain, use and operate the Vessel with commercially reasonable care as if the Charterers were the owner of the same. 40 STRUCTURAL CHANGES AND ALTERATIONS (a) Unless required by the Classification Society, compulsory legislation or pursuant to the terms of any Sub-Charter, the Charterers shall make no material structural changes in the Vessel or material changes in the machinery, engines, appurtenances or spare parts thereof without in each instance first securing the Owners' consent thereto, such consent not to be unreasonably withheld or delayed, provided that: (i) any such changes do not have a material adverse effect on the Vessel's certification or the Vessel's fitness for purpose; (ii) any such changes will not diminish the value of the Vessel and/or have a material adverse effect on the safety, performance, value or marketability of the Vessel; (iii) the Charterers shall bear all time, costs and expenses in relation to any such changes; (iv) the Charterers shall furnish the Owners with: (A) copies of all plans in relation to such changes; (B) if applicable, confirmation from the Classification Society that such changes will not adversely affect the class of the Vessel, provided always that such Classification Society agrees to issue such confirmation; (C) one Valuation Report (at the Charterers' cost) on the Market Value of the Vessel after the implementation of such changes. (b) Upon the occurrence of any Termination Event which is continuing, if the Owners decide to retake possession of the Vessel, the Charterers shall at their expense restore the Vessel to its former condition unless the changes made are carried out: (i) to improve the performance, operation or marketability of the Vessel; or (ii) as a result of a regulatory compliance. (c) Any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation shall be for the Charterers' account and the Charterers shall not have any right to recover from the Owners any part of the cost for such improvements, changes or new equipment either during the Charter Period or, to the extent that Clause 43 (Redelivery) applies, at redelivery of the Vessel. The Charterers shall promptly give written notice to the Owners of any such improvement, structural changes or new equipment. 28 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" 41 HIRE (a) In consideration of the Owners' agreement to charter the Vessel to the Charterers pursuant to the terms hereof, the Charterers agree to pay to the Owners the following sums on the relevant dates as follows: (i) on the Delivery Date, the Advance Hire, provided that: (A) the obligation of the Charterers to pay to the Owners an amount equivalent to the Advance Hire pursuant to this Charter may be set-off against the obligation of the Owners (in their capacity as buyers under the MOA) to pay to the Charterers (in their capacity as sellers under the MOA) such portion of the Purchase Price which is equivalent to the Advance Hire pursuant to the terms of the MOA; (B) the Advance Hire shall not constitute any part of the Hire; and (C) the Advance Hire shall be non-refundable; (ii) on each and every Hire Payment Date, by way of fixed hire, an instalment of Fixed Hire being: (A) in respect of each of the first 40 Hire Payment Dates in respect of the Initial Charter Period, an amount calculated by reference to the following formula: (Actual Owners’ Costs minus Expiry Purchase Option Price (Initial Charter Period)) divided by 40; (B) in respect of the 41st Hire Payment Date and each of the 7 Hire Payment Dates falling thereafter during the Extended Charter Period, an amount calculated by reference to the following formula: (Expiry Purchase Option Price (Initial Charter Period) minus Expiry Purchase Option Price (Extended Charter Period)) divided by 8; (iii) on each and every Hire Payment Date (other than the First Hire Payment Date), by way of variable hire, an instalment of Variable Hire (being an amount calculated by multiplying (A) the Cost Balance immediately prior to the relevant Hire Payment Date by (B) the aggregate of the Margin and the applicable Term SOFR Reference Rate and (C) a fraction whose denominator is three hundred and sixty (360) and numerator is the number of days which will elapse from the immediately preceding Hire Payment Date (including that day) until the current Hire Payment Date (or, if the Hire Period does not end on a Hire Payment Date, the last day of the Hire Period) (not including that day) during the then Hire Period (the "Formula")). For the purpose of determining any Hire payment: (A) Variable Hire shall accrue during each Hire Period; (B) the Charterers hereby expressly acknowledge that the Hire Payment Schedule is based on the applicable Assumed Owners' Costs, the applicable Expiry Purchase Option Price and an assumed Delivery Date (each as stated therein)

29 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" and therefore on the date hereof is indicative and is for reference purpose only; and (C) accordingly, the Charterers irrevocably consent and agree with the Owners that the Owners shall deliver to the Charterers, on or at any relevant time during the Charter Period, a revised Hire Payment Schedule calculated by reference to the relevant circumstances and parameters at such time (including, without limitation, (x) the Actual Owners' Costs, (y) the applicable Expiry Purchase Option Price and (z) the actual Delivery Date at any relevant time since the Current Hire Payment Schedule is prepared). The latest revised Hire Payment Schedule prepared and delivered to the Charterers pursuant to this Clause 41 (Hire) shall, from the date the same is delivered to and approved by the Charterers (such approval not to be unreasonably withheld or delayed), be deemed to be incorporated into this Charter and, for the purposes of this Charter, shall thereafter: (1) constitute the Current Hire Payment Schedule; and (2) save for manifest error, be conclusive evidence of the rate of Hire payable under this Charter and the Owners shall, as soon as practicable after receipt of a request of the Charterers, send to the Charterers such details as may reasonably be required by the Charterers setting out the manner in which any such rate of Hire has been calculated, together with such documents and calculations as may reasonably be required by the Charterers in order to verify the same; and (D) in the event of any conflict between the Formula and the Current Hire Payment Schedule, the Current Hire Payment Schedule shall prevail. (b) The Hire shall be paid to the Owners' Account in advance before 4:00 p.m. (Shanghai time) on each Hire Payment Date (in respect of which time is of the essence). (c) Any payment provided herein due on any day which is not a Business Day shall be payable on the immediately preceding Business Day. (d) All payments under this Charter shall be made to the account opened in the name of the Owners as specified in Box 26 (Part I) or such other account opened in the name of the Owners (the "Owners' Account") with such bank as the Owners may choose, the details of which shall be notified by the Owners to the Charterers no later than five (5) Business Days prior to the Delivery Date (or such other account as the Owners may notify the Charterers in writing from time to time) for credit to the account of the Owners. (e) Following delivery of the Vessel to, and acceptance by, the Charterers under this Charter, the Charterers' obligation to pay Hire in accordance with this Clause 41 (Hire) shall, subject to Clause 17 (Indemnity), be absolute irrespective of any contingency whatsoever including but not limited to: (i) any set-off (save as permitted under paragraph (a) of this Clause 41 (Hire)), counterclaim, recoupment, defence or other right which the Charterers may have against the Owners, the Finance Parties or any other third party (unless otherwise agreed between the Owners and the Charterers); 30 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (ii) any unavailability of the Vessel, for any reason, including but not limited to any action or inaction by any sub-charterer, seaworthiness, condition, design, operation, merchantability or fitness for use or purpose of the Vessel or any apparent or latent defects in the Vessel or its machinery and equipment or the ineligibility of the Vessel for any particular use or trade or for registration of documentation under the laws of any relevant jurisdiction or lack of registration or the absence or withdrawal of any consent required under the applicable law of any relevant jurisdiction for the ownership, chartering, use or operation of the Vessel or any damage to the Vessel; (iii) any lack or invalidity of title or any other defect in title; (iv) any failure or delay on the part of either Party to this Charter, whether with or without fault on its part, in performing or complying with any of the terms, conditions or other provisions of this Charter; (v) any insolvency, bankruptcy, reorganisation, arrangement, readjustment of debt, dissolution, administration, liquidation or similar proceedings by or against the Owners, the Charterers or any Sub-Charterers, or any change in the constitution of the Owners, the Charterers or any Sub-Charterers; (vi) any invalidity or unenforceability or lack of due authorisation of or any defect in this Charter or any Sub-charter (where applicable); or (vii) any other cause which would but for this provision have the effect of terminating or in any way affecting the obligations of the Charterers hereunder, it being the intention of the Parties that the provisions of this Clause 41 (Hire), and the obligation of the Charterers to pay Hire and make any payments under this Charter, shall (save as expressly provided in this Clause 41 (Hire)) survive any frustration and that, save as expressly provided in this Charter, no moneys paid under this Charter by the Charterers to the Owners shall in any event or circumstance be repayable to the Charterers). (f) All payments of Hire and all other Unpaid Sums to the Owners pursuant to this Charter and the other relevant Transaction Documents shall be made in immediately available funds in USD, free and clear of, and without deduction for or on account of, any Taxes, unless the Charterers are required by law or regulation to make any such payment of Hire subject to such taxes. (g) In the event that the Charterers are required by any law or regulation to make any deduction or withholding on account of any taxes which arise as a consequence of any payment due under this Charter, then: (i) the Charterers shall notify the Owners promptly after they become aware of such requirement; (ii) the Charterers shall remit the amount of such taxes to the appropriate taxation authority within any applicable time limits and in any event prior to the date on which penalties attach thereto; and (iii) such payment shall be increased by such amount as may be necessary to ensure that the Owners receive a net amount which, after deducting or withholding such taxes, is equal to the full amount which the Owners would have received had such payment not been subject to such taxes. 31 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (h) The Charterers shall forward to the Owners evidence satisfactory to the Owners that any such taxes have been remitted to the appropriate taxation authority within thirty (30) days of the expiry of any time limit within which such taxes must be so remitted or, if earlier, the date on which such taxes are so remitted. (i) Subject to sub-paragraph (i) of paragraph (a) of Clause 51 (Termination Events), if the Charterers fail to pay any amount payable by it under a Transaction Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent (2%) per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non- payment, constituted a Fixed Hire in the currency of the Unpaid Sum for successive Hire Periods. Any interest accruing under this paragraph (i) of this Clause 41 (Hire) shall be immediately payable by the Charterers on demand by the Owners. Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each period selected by the Owners but will remain immediately due and payable. (j) In the event that this Charter is terminated for whatever reason, the Charterers' obligation to pay Hire and such other Unpaid Sum which (in each case) has accrued due before such termination, and which remains unpaid at the date of such termination, shall continue notwithstanding such termination. (k) In the event that it becomes unlawful or it is prohibited for either the Owners or the Charterers to charter the Vessel pursuant to this Charter, then the Owners and Charterers shall, if and to the extent that such new or changed law or regulation or such interpretation or application permit, notify the other Party of the relevant event and negotiate in good faith for a period of thirty (30) days from the date of the receipt of the relevant notice by the other Party to agree an alternative. If such agreement is not reached within such thirty (30)-day period, the Charterers agree that, in such circumstances, the Owners shall have the right to terminate this Charter by delivering to the Charterers a Termination Notice, whereupon the Charterers shall be obliged to pay to the Owners the Early Termination Amount. (l) Subject to paragraph (n) of this Clause 41 (Hire) below, the Charterers shall, within ten (10) Business Days of a demand by the Owners, pay to the Owners the amount of any Increased Costs incurred directly by the Owners as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Charter. (m) The Owners shall notify the Charterers of any claim arising from paragraph (l) of this Clause 41 (Hire) above (and of the event giving rise to such claim). The Owners shall, as soon as practicable after having made a demand in respect of such claim, provide a certificate confirming the amount of its Increased Costs. (n) Paragraph (l) of this Clause 41 (Hire) above does not apply to the extent any Increased Costs is: (i) compensated for by a payment made under sub-paragraph (iii) of paragraph (g) of this Clause 41 (Hire) above; or (ii) attributable to the wilful breach by the Owners of any law or regulation. (o) The Charterers shall, within ten (10) Business Days of demand by the Owners, pay to the Owners any Break Costs. 32 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (p) Any certificate or statement signed by an authorised signatory of the Owners purporting to show the amount of the Debt (or any part of the Debt) or any other amount referred to in any Transaction Document shall, save for manifest error or on any question of law, be conclusive evidence as against the Charterers of that amount. The Owners shall, as soon as practicable after receipt of a request of the Charterers, send to the Charterers such details as may reasonably be required by the Charterers setting out the manner in which any such amount has been calculated provided that any such amount, except in the case of manifest error or on any question of law, shall be payable irrespective of whether the Charterers are satisfied with the form or content of any such detail, document or calculation. (q) If a change in any currency occurs, this Charter will, to the extent the Owners and the Charterers agree to be necessary, be amended to comply with any generally accepted conventions and market practice in the relevant market and otherwise to reflect the change in currency. (r) (i) [Intentionally omitted.] (ii) In this Charter, a "Market Disruption Event" means: (A) at or about noon in New York on the Applicable Rate Determination Date for an Applicable Rate Period, the Term SOFR Reference Rate is not available for the relevant Applicable Rate Period; or (B) before close of business in New York on the Applicable Rate Determination Date for an Applicable Rate Period, the Owners notify the Charterers that the cost to it of funding the Cost Balance from whatever source it may reasonably select for that Applicable Rate Period would be in excess of the Term SOFR Reference Rate. (iii) If a Market Disruption Event has occurred in relation to that Applicable Rate Period, the Term SOFR Reference Rate shall be the rate which expresses as a percentage rate per annum the cost to the Owners of the Cost Balance from whatever source it may reasonably select. (iv) If a Market Disruption Event occurs and the Owners and/or the Charterers so require, the Owners and the Charterers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the Variable Hire. Any alternative basis so agreed shall, with the prior consent of the Charterers and the Owners, be binding on all of the Parties. In the absence of such agreement, the Variable Hire shall be determined in accordance with sub-paragraph (r)(iii) of this Clause 41 (Hire) above provided that the Charterers shall have the right, upon giving thirty (30) days’ notice to the Owners, to terminate this Charter, whereupon the Charterers shall be obliged to pay to the Owners the Early Termination Amount. 42 INSURANCE (a) During the Agreement Term, the Charterers shall at their expense keep the Vessel insured against fire and usual marine risks (including hull and machinery and excess risks), oil pollution liability risks, war and protection and indemnity risks (and any risks against which it is compulsory to insure for the operation for the Vessel) and upon the Owners’ request, such other insurances as may be recommended by shipping industry associations and regulatory

33 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" institutions from time to time in relation to the Vessel having regard to its trading and operations (including, but not limited to kidnap and ransom insurance), in each case, in US Dollars and in such market and on such terms as the Owners and the Finance Parties (if any) shall in writing approve (such approval shall not be unreasonably withheld). (b) Such insurances shall be arranged by the Charterers to protect the interests of the Owners, the Charterers and (if any) the mortgagee of the Vessel or such other relevant Finance Party, and the Charterers shall be at liberty to protect under such insurances the interests of any Approved Manager. (c) Insurance policies shall cover the Owners, the Charterers and (if any) the Finance Parties according to their respective interests. Subject to the approval of the Owners (acting on the instructions or with the approval of the Finance Parties (in each case if applicable)) and the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for. (d) The Charterers shall also remain responsible for and effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances. (e) The Charterers shall arrange that, at any time during the Agreement Term, the hull and machinery and war risks insurance shall be in an amount not less than the greater of: (i) an amount which equals one hundred and twenty per cent (120%) of the Cost Balance; and (ii) the current Market Value of the Vessel. (f) The terms of the hull and machinery insurance and the identity of the insurers shall be acceptable to the Owners and (if any) the Finance Parties. The Vessel shall be entered in a P&I Club which is a member of the International Group of Protection and Indemnity Association (or if the International Group of Protection and Indemnity Association ceases to exist, such P&I Club as may be approved by the Owners and (if any) the Finance Parties) on customary terms and shall be covered against liability for pollution claims in an amount not less than one billion US Dollars (US$1,000,000,000). The P&I cover shall be placed with a P&I Club acceptable to the Owners and (if any) the Finance Parties. All insurances shall include customary protection in favour of the Owners and (if any) the Finance Parties as notice of cancellation and exclusion from liability for premiums or calls. The insurance policies or cover notes for the hull and machinery insurance shall name the Owners as co-assured, endorsing its rights and interests. The Owners shall be entered as a member for the P&I cover and war risks insurance. (g) The Charterers: (i) undertake to place the Insurances in such markets, in such currency, on such terms and conditions, and with such brokers, underwriters and associations as the Owners and, if applicable, the Finance Parties shall have previously approved in writing; and (ii) shall not alter the terms of any of the Insurances nor allow any person (except the Approved Manager) to be co-assured under any of the Insurances without the prior written consent of the Owners and, if applicable, the Finance Parties, and will supply the Owners and, if applicable, the Finance Parties from time to time on request with 34 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" such information as the Owners and, if applicable, any Finance Party may in their discretion require with regard to the Insurances and the brokers, underwriters or associations through or with which the Insurances are placed. (h) The Charterers undertake duly and punctually to pay all premiums, calls and contributions, and all other sums at any time payable in connection with the Insurances, and, at their own expense, to arrange and provide any guarantees from time to time required by any protection and indemnity or war risks association. Upon request, the Charterers shall provide the Owners and/or such Finance Party with (i) copies of all invoices issued by the brokers, underwriters or associations in respect of such premiums calls, contributions and other sums, and (ii) evidence satisfactory to the Owners and/or such Finance Party that such premiums, calls, contributions and other sums have been duly and punctually paid; that any such guarantees have been duly given; and that all declarations and notices required by the terms of any of the Insurances to be made or given by or on behalf of the Charterers to brokers, underwriters or associations have been duly and punctually made or given. (i) The Charterers will comply in all respects with all terms and conditions of the Insurances and will make all such declarations to brokers, underwriters and associations as may be required to enable the Vessel to operate in accordance with the terms and conditions of the Insurances. The Charterers will not do, nor permit to be done, any act, nor make, nor permit to be made, any omission, as a result of which any of the Insurances may become liable to be suspended, cancelled or avoided, or may become unenforceable, or as a result of which any sums payable under or in connection with any of the Insurances may be reduced or become liable to be repaid or rescinded in whole or in part. In particular, but without limitation, the Charterers will not permit the Vessel to be employed other than in conformity with the Insurances without first taking out additional insurance cover in respect of that employment in all respects to the satisfaction of the Owners and, if applicable, the Finance Parties, and the Charterers will promptly notify the Owners and, if applicable, the Finance Parties of any new requirement imposed by any broker, underwriter or association in relation to any of the Insurances. (j) The Charterers will endeavour and before the expiry of any of the Insurances renew them and shall as soon as reasonably thereafter (but in any event within fifteen (15) days after the relevant renewals) give the Owners and, if applicable, the Finance Parties such details of those renewals as the Owners and, if applicable, the Finance Parties may require. (k) The Charterers shall deliver to the Owners and, if applicable, the Finance Parties certified copies (and, if required by the Owners and/or (if applicable) any Finance Parties, the originals) of all policies, certificates of entry (endorsed with the appropriate loss payable clauses as may be required by the Owners and the Finance Parties from time to time) and other documents relating to the Insurances (including, without limitation, receipts for premiums, calls or contributions) and shall procure that letters of undertaking in such form as the Owners and, if applicable, the Finance Parties may approve shall be issued to the Owners and, if applicable, the Finance Parties by the brokers through which the Insurances are placed (or, in the case of protection and indemnity or war risks associations, by their managers). If the Vessel is at any time during the Agreement Term insured under any form of fleet cover, the Charterers shall procure that those letters of undertaking contain confirmation that the brokers, underwriters or association (as the case may be) will not set off claims relating to the Vessel against premiums, calls or contributions in respect of any other vessel or other insurance, and that the insurance cover of the Vessel will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance. Failing receipt of those confirmations, the Charterers will instruct the brokers, underwriters or association concerned 35 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" to issue a separate policy or certificate for the Vessel in the sole name of the Charterers or of the Charterers' brokers as agents for the Charterers. (l) Upon the Owners' request, the Charterers shall provide the Owners and, if applicable, the Finance Parties with full information available to the Charterers regarding any casualty or other accident or damage to the Vessel, including, without limitation, any communication with all parties involved in case of a claim under any of the Insurances. (m) The Charterers agree that, at any time after the occurrence of a Termination Event which is continuing, the Owners and, if applicable, the Finance Parties shall be entitled to collect, sue for, recover and give a good discharge for all claims in respect of any of the Insurances; to pay collecting brokers the customary commission on all sums collected in respect of those claims; to compromise all such claims or refer them to arbitration or any other form of judicial or non- judicial determination; and otherwise to deal with such claims in such manner as the Owners and, if applicable, the Finance Parties shall in their discretion think fit. (n) Whether or not a Termination Event shall have occurred, the proceeds of any claim under any of the Insurances in respect of a Total Loss shall be paid and applied in accordance with Clause 57 (Total Loss). (o) In the event of any claim in respect of any of the Insurances (other than in respect of a Total Loss), if the Charterers shall fail to reach agreement with any of the brokers, underwriters or associations for the immediate restoration of the Vessel, or for payment to third parties, within such time as the Owners and, if applicable, the Finance Parties may stipulate, the Owners and, if applicable, the Finance Parties shall be entitled to require payment to itself. In the event of any dispute arising between the Charterers and any broker, underwriter or association with respect to any obligation to make any payment to the Charterers or to the Owners and/or (if applicable) the Finance Parties under or in connection with any of the Insurances, or with respect to the amount of any such payment, the Owners and/or (if applicable) the Finance Parties shall be entitled to settle that dispute directly with the broker, underwriter or association concerned. Any such settlement shall be binding on the Charterers. (p) (i) The Owners agree that any amounts which may become due under any protection and indemnity entry or insurance shall be paid to the Charterers to reimburse the Charterers for, and in discharge of, the loss, damage or expense in respect of which they shall have become due, unless, at the time the amount in question becomes due, a Termination Event shall have occurred and is continuing, in which event the Owners shall be entitled to receive the amounts in question and to apply them either in reduction of the Early Termination Amount owed by the Charterers pursuant to paragraph (d) of Clause 51 (Termination Events) and any other amounts indemnified by or otherwise owing by the Charterers under this Charter and/or the other Transaction Documents or, at the option of the Owners, to the discharge of the liability in respect of which they were paid. (ii) Without prejudice to the foregoing, all other claims in relation to the Insurances (other than in respect of a Total Loss), shall, unless and until the occurrence of a Termination Event which is continuing, in which event all claims under the relevant policy shall be payable directly to the Owners, be payable as follows: 36 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (A) a claim in respect of any one casualty where the aggregate claim against all insurers does not exceed the Major Casualty Amount, prior to adjustment for any franchise or deductible under the terms of the relevant policy, shall be paid directly to the Charterers (as agent for the Owners) for the repair, salvage or other charges involved or as a reimbursement if the Charterers fully repaired the damage to the satisfaction of the Owners and paid all of the salvage or other charges; (B) a claim in respect of any one casualty where the aggregate claim against all insurers exceeds the Major Casualty Amount prior to adjustment for any franchise or deductible under the terms of the relevant policy shall be payable directly to the Owners unless the Owners have, by prior written consent, agreed for such claim to be paid to the Charterers as and when the Vessel is restored to her former state and condition and the liability in respect of which the insurance loss is payable is discharged, and provided that the insurers may with such consent make payment on account of repairs in the course of being effected. (q) The Charterers shall not settle, compromise or abandon any claim under or in connection with any of the Insurances (other than a claim of less than the Major Casualty Amount arising other than from a Total Loss) without the prior written consent of the Owners and, if applicable, the Finance Parties. (r) If the Charterers fail to effect or keep in force the Insurances, the Owners may (but shall not be obliged to) effect and/or keep in force such insurances on the Vessel (including, without limitation, any freight, demurrage and defence cover) and such entries in protection and indemnity or war risks associations as the Owners in their discretion consider desirable, and the Owners may (but shall not be obliged to) pay any unpaid premiums, calls or contributions. The Charterers will reimburse the Owners from time to time on demand for all such premiums, calls or contributions paid by the Owners, together with interest calculated in accordance with paragraph (i)of Clause 41 (Hire) from the date of payment by the Owners until the date of reimbursement. (s) The Charterers shall comply strictly with the requirements of any legislation relating to pollution or protection of the environment which may from time to time be applicable to the Vessel in any jurisdiction in which the Vessel shall trade and in particular the Charterers shall comply strictly with the requirements of the United States Oil Pollution Act 1990 (the "Act") if the Vessel is to trade in the United States of America and Exclusive Economic Zone (as defined in the Act). Before any such trade is commenced and during the entire period during which such trade is carried on, the Charterers shall: (i) pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to the Charterers for the Vessel in the market; and (ii) make all such quarterly or other voyage declarations as may from time to time be required by the Vessel's protection and indemnity association in order to maintain such cover, and promptly deliver to the Owners and, if applicable, the Finance Parties copies of such declarations; and (iii) submit the Vessel to such additional periodic, classification, structural or other surveys which may be required by the Vessel's protection and indemnity insurers to maintain

37 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" cover for such trade and promptly deliver to the Owners and, if applicable, the Finance Parties copies of reports made in respect of such surveys; and (iv) implement any recommendations contained in the reports issued following the surveys referred to in sub-paragraph (iii) of paragraph (s) of this Clause 42 (Insurance) above within the relevant time limits, and provide evidence satisfactory to the Owners and, if applicable, the Finance Parties that the protection and indemnity insurers are satisfied that this has been done; and (v) in addition to the foregoing (if such trade is in the United States of America and Exclusive Economic Zone): (A) obtain and retain a certificate of financial responsibility under the Act in form and substance satisfactory to the United States Coast Guard and provide the Owners with evidence of the same; (B) procure that the protection and indemnity insurances do not contain a US Trading Exclusion Clause or any other analogous provision and provide the Owners with evidence that this is so; and (C) comply strictly with any operational or structural regulations issued from time to time by any relevant authorities under the Act so that at all times the Vessel falls within the provisions which limit strict liability under the Act for oil pollution. (t) The Owners shall be at liberty to, in relation to the Vessel, take out lessor's or innocent owners' Interest Insurance and lessor's Additional Peril (Pollution) insurance on such terms and conditions as the Owners may from time to time decide. The Charterers shall from time to time upon the Owners' demand reimburse the Owners for all costs, premiums and expenses paid or incurred by the Owners in connection with such lessor's or innocent owners' Interest Insurance and lessor's Additional Peril (Pollution) insurance, but only to the extent corresponding to each of the lessor's or owners' interest Insurance or lessor's Additional Peril (Pollution) insurance for an amount not exceeding one hundred and twenty per cent (120%) of the then current Cost Balance. (u) Any Finance Party shall be at liberty to take out a Mortgagees' Interest Insurance in relation to the Vessel on such terms and conditions as that Finance Party may from time to time decide. The Owners shall upon the Charterers' request and upon receipt of such information from the Finance Party, inform the Charterers of such costs, premiums and expenses required and prior to taking out the Mortgagees' Interest Insurance. The Charterers shall from time to time upon the Owners' demand reimburse the Owners for all costs, premiums and expenses paid or incurred by the Owners or that Finance Party in connection with such Mortgagees' Interest Insurance, but only to the extent corresponding to a Mortgagee's Interest Insurance for an amount not exceeding one hundred and twenty per cent. (120%) of the amount then outstanding under any loan made available by the Finance Parties pursuant to any Finance Documents. 43 REDELIVERY In the event that the Charterers have not exercised the purchase option pursuant to Clause 55 (Purchase Option and transfer of title) at the end of the Charter Period, or upon the occurrence of any Termination Event which is continuing, if the Owners decide to retake possession of the Vessel pursuant to paragraph (g) of Clause 51 (Termination Events), then the Charterers shall, 38 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" at their own cost and expense, redeliver or cause to be redelivered the Vessel to the Owners at a safe, ice free port reasonably nominated solely by the Owners where the Vessel would be afloat at all times in a ready safe berth or anchorage, in accordance with Clauses 43 (Redelivery), 44 (Redelivery conditions) and 45 (Diver's inspection at redelivery). 44 REDELIVERY CONDITIONS (a) In addition to what has been agreed in Clauses 43 (Redelivery) (Part II) and 43 (Redelivery), the condition of the Vessel shall at redelivery be as follows: (i) the Vessel shall be free of any class and statutory recommendations affecting its trading certificates; (ii) the Vessel must be redelivered with all equipment and spares or replacement items listed in the delivery inventory carried out pursuant to Clause 9 (Inventories, Oil and Stores) (Part II) and any spare parts on board or on order for any equipment installed on the Vessel following delivery (provided that, any such items which are on lease or hire purchase and which are necessary to stay on board the Vessel in order that the Vessel may comply with the requisite requirements of the Classification Society and other applicable requirements for national and/or international trading requirements shall be replaced with items of an equivalent standard and condition (fair wear and tear excepted)); all records, logs, plans, operating manuals and drawings, spare parts onboard shall be included at the time of redelivery in connection with a transfer of the Vessel or such other items as are then in the possession of the Charterers shall be delivered to the Owners; (iii) the Vessel must be redelivered with all national and international trading certificates and hull/machinery survey positions for both class and statutory surveys free of any overdue recommendation and qualifications valid and un-extended for a period of at least six (6) months beyond the redelivery date; (iv) all of the Vessel's ballast tank coatings to be maintained in "Fair" (as such term (or its equivalent) may be defined and/or interpreted in the relevant survey report) condition as appropriate for the Vessel's age at the time of redelivery, fair wear and tear excepted; (v) the Vessel shall not have any outstanding flag or class surveys or inspections due within six (6) months after the date of redelivery and have its continuous survey system up to date; (vi) the Vessel must be re-delivered with accommodation and common spaces for crew and officers substantially in the same condition as at the Delivery Date, free of damage over and above fair wear and tear, clean and free of infestation and odours; with cargo spaces generally fit to carry the cargoes originally designed and intended for the Vessel; with main propulsion equipment, auxiliary equipment, cargo handling equipment, navigational equipment, etc., in such operating condition as provided for in this Charter fair wear and tear excepted; (vii) the Vessel shall be free and clear of all liens other than those created by or on the instruction of the Owners; 39 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (viii) the condition of the cargo holds to be in accordance with the maintenance regime undertaken by the Charterers during the Charter Period since delivery with allowance for legitimate cargoes carried since the last major maintenance programme; (ix) at the costs and expenses of the Charterers, a final joint report from the surveyors appointed by the Owners and the Charterers respectively shall be carried out as to the condition of the Vessel and a list of agreed deficiencies if any shall be drawn up; (x) the anti-fouling coating system applied at the last scheduled dry-docking shall be in accordance with prevailing regulations at the time of application; (xi) the funnel markings and name (unless being maintained by the Owners following redelivery) shall be painted out by the Charterers; and (xii) recently taken lube oil samples for all major machinery shall be made available within one (1) week of redelivery and results forwarded to Owners' technical management for review. (b) At redelivery, the Charterers shall ensure that the Vessel shall meet the following performance levels (which where relevant shall be determined by reference to the Vessel's log books): (i) all equipment controlling the habitability of the accommodation and service areas to be in proper working order, fair wear and tear excepted; and (ii) available deadweight to be within one per cent (1%) of that achieved at delivery (as the same may be adjusted as a result of any upgrading, modifications, alterations or repairs of the Vessel carried out in accordance with this Charter (such adjustment to be agreed between the Owners and Charterers at the time such work is to be undertaken)). (c) The Owners and Charterers shall each appoint (at the Charterers' cost and expense) surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at redelivery. (d) If the Vessel is not in the condition or does not meet the performance criteria required by this Clause 44 (Redelivery Conditions), a list of deficiencies together with the costs of repairing/remedying such deficiencies shall be agreed by the respective surveyors. (e) The Charterers shall be obliged to repair any class items restricting the operation or trading of the Vessel prior to redelivery. (f) The Charterers shall be obliged to repair/remedy all such other deficiencies as are necessary to put the Vessel into the return condition required by this Clause 44 (Redelivery). (g) Until such time as any compensatory amount in respect of any repairs/remedial work outstanding as at redelivery has been paid in accordance with the terms of this Charter and the Vessel has been redelivered, the Charterers shall continue to pay the Hire in accordance with the terms of this Charter. 45 DIVER'S INSPECTION AT REDELIVERY (a) Unless the Vessel is returned in dry-dock, a diver's inspection is required to be performed at the time of redelivery. 40 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (b) The Charterers shall, at the written request of the Owners, arrange at the Charterers' time and expense for an underwater inspection by a diver approved by the Classification Society immediately prior to the redelivery. (c) A video film of the inspection shall be made. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society. (d) If damage to the underwater parts is found affecting the Vessel's class, the Charterers shall arrange, at their time and costs, for the Vessel to be dry-docked and repairs carried out to the satisfaction of the Classification Society and if damage to the underwater parts is found but such damage does not affect the Vessel's class and the Classification Society approves the postponement of repair of such damage until the next regular dry-docking of the Vessel, the Owners may (acting reasonably) agree that such repairs to be done after redelivery without immediate dry-docking provided that (i) the Charterer undertakes to indemnify the Owners any costs and expenses that the Owners may incur in repairing the damage to the satisfaction of the Classification Society and (ii) a deposit sufficient to cover the estimated repair cost has been paid to the Owners. (e) If the conditions at the port of redelivery are unsuitable for such diver's inspection, the Charterers shall take the Vessel (in Owners' time but at Charterers' expense) to a suitable alternative place nearest to the redelivery port unless an alternative solution is agreed. (f) All costs relating to any diver's inspection shall be borne by the Charterers. 46 OWNERS' MORTGAGE (a) The Charterers: (i) acknowledge that the Owners, on the basis that the Owners comply with sub- paragraph (i) of paragraph (b) of this Clause 46 (Owners’ Mortgage) below, are entitled and do intend to enter or have entered into certain funding arrangements with the Finance Parties in order to finance part of the Actual Owners' Cost, which funding arrangements may be secured, inter alia, by ship mortgage(s) over the Vessel and (along with other related matters) the relevant Finance Documents; (ii) consent to any assignment of the Owners' rights, title and interest in and to the Insurances, Sub-Charterers' Insurances, Earnings, Sub-Charterers' Earnings, Requisition Compensation and Sub-Charterers' Requisition Compensation (including the Owners' rights, title and interest in and to such property as assigned by the Charterers and/or the Sub-Charterers (as applicable) in favour of the Owners pursuant to the Charterers' Assignment and/or the Sub-Charterers' Assignment) and any Transaction Document to which it is a party in favour of the Finance Parties pursuant to the relevant Finance Documents subject to the Financing Party entering into a Quiet Enjoyment Letter pursuant to sub-paragraph (i) of paragraph (b) of this Clause 46 (Owners’ Mortgage) below; and (iii) without limiting the generality of paragraph (n) of Clause 49 (Charterers' undertakings), undertake to execute, provide or procure the execution or provision (as the case may be) of such further reasonably information or document as are necessary to effect the assignment referred to in sub-paragraph (ii) of paragraph (b) of this Clause 46 (Owners’ Mortgage) above. (b) The Owners undertake that:

41 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (i) in the absence of any Termination Event which is continuing, the Owners shall procure that the Finance Party which will be a mortgagee of the Vessel shall execute in favour of the Charterers, a Quiet Enjoyment Letter; (ii) in the absence of any Termination Event which is continuing, the Owners shall, and shall procure that the Finance Party which will be a mortgagee of the Vessel shall, execute in favour of the Initial Sub-Charterers, a Sub-Charter Quiet Enjoyment Letter; (iii) if any Sub-charterers (in replacement of the Initial Sub-Charterers) who are chartering the Vessel from the Charterers so requests, and provided that: (A) the Charterers have executed an assignment (in form and substance acceptable to the Owners) by way of security of the Charterers' rights, title and interests in and to the relevant Sub-Charter; (B) the Sub-Charterers (to the extent they are chartering the Vessel on a bareboat basis) have executed a Sub-Charterers' Assignment; (C) to the extent that any prior written consent from such Sub-Charterers is required before the Charterers may assign by way of security referred to in sub-paragraph (A) of subparagraph (iii) of paragraph (b) of this Clause 46 (Owners’ Mortgage) above, the Charterers have procured to be delivered to the Owners evidence that such Sub-Charterers have granted such prior written consent; (D) the Charterers have delivered to the Owners all documents required by such assignment referred to in this subparagraph (iii) of paragraph (b) of this Clause 46 (Owners’ Mortgage) including, without limitation, all other notices of assignment and used reasonable endeavours to procure delivery of any other acknowledgements thereof (each in form and substance acceptable to the Owners (acting reasonably)), including on a best endeavours basis, cure rights in favour of the Owners; and (E) the Charterers have procured to be delivered to the Owners any relevant legal opinions (in form and substance acceptable to the Owners) reasonably required by the Owners in relation to such assignment and its execution, the Owners will: (1) execute in favour of such Sub-Charterers, a Sub-Charter Quiet Enjoyment Letter; and (2) use its best endeavours to procure that the Finance Party which will be a mortgagee of the Vessel shall execute in favour of the Sub-Charterers, a Sub- Charter Quiet Enjoyment Letter. All costs properly incurred by the Owners in respect of any action taken by the Owners under paragraph (b) of this Clause 46 (Owners’ Mortgage) above will be borne by the Charterers. (c) Without prejudice to the foregoing, the Owners' may assign or transfer their rights under this Charter without the prior written consent of the Charterers. 42 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" 47 TRANSPORT DOCUMENTS The Charterers shall use their standard documents, waybills and conditions of carriage in the carriage of goods. Such documents, waybills and standard conditions shall comply with compulsory applicable legislation. 48 CHARTERERS' REPRESENTATIONS AND WARRANTIES (a) The Charterers represent and warrant to the Owners on the date of this Charter and (by reference to the facts and circumstances then pertaining) on the Delivery Date and each Hire Payment Date as follows (except that (1) the representation and warranty contained in sub- paragraph (vii) of paragraph (a) of Clause 48 below shall only be made on the date of this Charter and on the Delivery Date, and (2) the representations and warranties in subparagraph (ii) of paragraph (a) of Clause 48 below shall only be made on the date of this Charter and on the Delivery Date): (i) Status and due authorisation each Obligor is a corporation, limited partnership or limited liability company duly incorporated or formed under the laws of its jurisdiction of incorporation or formation (as the case may be) with power to enter into the Transaction Documents and the Project Documents (to which it is a party) and to exercise its rights and perform its obligations under the Transaction Documents and the Project Documents (to which it is a party) and all corporate and other action required to authorise its execution of the Transaction Documents and the Project documents (to which it is a party) and its performance of its obligations thereunder have been duly taken; (ii) No deductions or withholding under the laws of the Obligors' respective jurisdictions of incorporation or formation in force at the date hereof, none of the Obligors will be required to make any deduction or withholding from any payment it may make under any of the Transaction Documents; (iii) Claims pari passu under the laws of the Obligors' respective jurisdictions of incorporation or formation in force at the date hereof, the payment obligations of each Obligor under each Transaction Document to which it is a party, rank at least pari passu with the claims of all other unsecured and unsubordinated creditors of such Obligor save for any obligations which are preferred solely by any bankruptcy, insolvency or other similar laws of general application; (iv) No Immunity in any proceedings taken in any of the Obligors' respective jurisdictions of incorporation or formation in relation to any of the Transaction Documents, none of the Obligors will be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process; (v) Governing law and judgments: 43 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" in any proceedings taken in any of the Obligors' jurisdiction of incorporation or formation in relation to any of the Transaction Documents in which there is an express choice of the law of a particular country as the governing law thereof, that choice of law and any judgment or (if applicable) arbitral award obtained in that country will be recognised and enforced; (vi) Validity and admissibility in evidence as at the date hereof, all acts, conditions and things required to be done, fulfilled and performed in order (A) to enable each of the Obligors lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Transaction Documents and the Project Documents to which it is a party, (B) to ensure that the obligations expressed to be assumed by each of the Obligors in the Transaction Documents and the Project Documents are legal, valid and binding, and (C) to make the Transaction Documents and the Project Documents to which it is a party admissible in evidence in the jurisdictions of incorporation or formation of each of the Obligors, have been done, fulfilled and performed; (vii) No filing or stamp taxes under the laws of the Obligors' respective jurisdictions of incorporation or formation in force at the date hereof, it is not necessary that any of the Transaction Documents to which it is a party be filed, recorded or enrolled with any court or other authority in its jurisdiction of incorporation or formation (other than the relevant maritime registry) or that any stamp, registration or similar tax be paid on or in relation to any of the Transaction Document; (viii) Binding obligations the obligations expressed to be assumed by each of the Obligors in the Transaction Documents and the Project Documents to which it is a party are legal and valid obligations, binding on each of them in accordance with the terms of such Transaction Documents and the Project Documents and no limit on any of their powers will be exceeded as a result of the borrowings, granting of security or giving of guarantees contemplated by such Transaction Documents and the Project Documents or the performance by any of them of any of their obligations thereunder; (ix) No misleading information to the best of its knowledge, any factual information provided by any Obligor to the Owners in connection with the Transaction Documents was true and accurate in all material respects as at the date it was provided and is not misleading in any material respect; (x) No winding-up none of the Obligors has taken any corporate, limited liability company or limited partnership action nor have any other steps been taken or legal proceedings been started or (to the best of the Charterers' knowledge and belief) threatened against any Obligor for its winding-up, dissolution, administration or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues which might have a Material Adverse Effect; 44 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (xi) Solvency (A) none of the Obligors is unable, or admits or has admitted its inability, to pay its debts or has suspended making payments in respect of any of its debts; (B) none of the Obligors by reason of actual or anticipated financial difficulties, has commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; (C) the value of the assets of each Obligor is not less than the liabilities of such Obligor (as the case may be) (taking into account contingent and prospective liabilities); (D) no moratorium has been, declared in respect of any indebtedness of any Obligor; (xii) No material defaults (A) without prejudice to sub-paragraph (xii)(B) of paragraph (a) of this Clause 48 (Charterers’ Representations and Warranties) below, none of the Obligors are in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a Material Adverse Effect; (B) no Potential Termination Event or Termination Event is continuing or might reasonably be expected to result from each Obligor's entry into and performance of each Transaction Document to which such Obligor is a party; (xiii) No material proceedings no material action or administrative proceeding of or before any court, arbitral body or agency which is not covered by adequate insurance or which might have a Material Adverse Effect has been started; (xiv) Accounts all financial statements relating to the Charterers and/or the Charter Guarantors required to be delivered under paragraph (a) of Clause 49 (Charterers' undertakings), were each prepared in accordance with GAAP, (in conjunction with the notes thereto) fairly represent the financial condition of the Charterers and/or the Charter Guarantors at the date as of which they were prepared and the results of their operations during the financial period then ended; (xv) No obligation to create Security Interest the execution of the Transaction Documents by the Obligors and their exercise of their rights and performance of their obligations thereunder will not result in the existence of nor oblige any Obligor to create any Security Interest over all or any of their present or future revenues or assets, other than pursuant to the Security Documents to which they are a party; (xvi) No breach

45 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" the execution of the Transaction Documents and the Project Documents by each of the Obligors and their exercise of their rights and performance of their obligations under any of the Transaction Documents and the Project Documents to which they are a party do not constitute and will not result in any breach of any agreement or treaty to which any of them is a party; (xvii) Security each of the Obligors is the legal and beneficial owner of all assets and other property which it purports to charge, mortgage, pledge, assign or otherwise secure pursuant to each Security Document and those Security Documents to which it is a party create and give rise to valid and effective security having the ranking expressed in those Security Documents; (xviii) Necessary authorisations the Necessary Authorisations required by each Obligor are in full force and effect, and each Obligor is in compliance with the material provisions of each such Necessary Authorisation relating to it and, to the best of its knowledge, none of the Necessary Authorisations relating to it are the subject of any pending or threatened proceedings or revocation; (xix) No money laundering etc the performance of the obligations of the Obligors under the Transaction Documents and the Project Documents, will be for the account of members of the respective Obligor(s) and will not involve any breach by any of them of any law or regulatory measure relating to "money laundering" as defined in Article 1 of the Directive (2005/EC/60) of the European Parliament and of the Council of the European Communities; (xx) Disclosure of material facts the Charterers are not aware of any material facts or circumstances which have not been disclosed to the Owners and which might, if disclosed, have reasonably been expected to materially adversely affect the decision of a person considering whether or not to enter into the Transaction Documents; (xxi) Environmental laws (A) the Charterers are in compliance with paragraph (h) of Clause 49 (Charterers' undertakings) and (to the best of its knowledge and belief) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect; (B) no Environmental Claim has been commenced or (to the best of the Charterers' knowledge and belief) is threatened against the Charterers where that claim has or is reasonably likely, if determined against the Charterers, to have a Material Adverse Effect; (xxii) Taxation 46 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (A) no Obligor is materially overdue in the filing of any Tax returns and no Obligor overdue in the payment of any amount in respect of Tax of US Dollars one million (US$1,000,000) (or its equivalent in any other currency) or more, save in the case of Taxes which are being contested in good faith; (B) as far as the Charterers are aware, each of the Obligors is resident for Tax purposes only in the jurisdiction of its incorporation; (xxiii) No Restricted Party no Obligor is a Restricted Party nor has any Obligor or any of their respective directors, officers or employees or any person acting on their behalf received notice or are aware of any claim, action, suit, proceeding or investigation against any of them with respect to Sanctions by a Sanctions Authority; (xxiv) No Material Adverse Effect no event or circumstance has occurred which has a Material Adverse Effect; and (xxv) Status of Project Documents the copies of the Project Documents delivered to the Owners are true and complete copies. The Project Documents constitute legal, valid, binding and enforceable obligations of the parties to them in accordance with their respective terms. No amendments or additions to the Project Documents have been agreed nor has any party to any Project Document waived any of its respective rights under that Project Document (except as those notified to the Owners in writing and, if consent of the Owners are required pursuant to this Charter, as consented to by the Owners). (b) The representation and warranties of the Charterers in this Clause 48 (Charterers’ Representations and Warranties) are subject to: (i) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court; (ii) the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting or limiting the rights of creditors; (iii) the time barring of claims under any applicable limitation acts; and (iv) the possibility that a court may strike out provisions for a contract as being invalid for reasons of oppression, undue influence or similar. 49 CHARTERERS' UNDERTAKINGS The undertaking and covenants in this Clause 49 (Charterers’ Undertakings) remain in force for the duration of the Agreement Term. (a) Financial statements (i) the Charterers shall procure that Charter Guarantor 1 shall, supply to the Owners as soon as the same become available, but in any event within: 47 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (A) one hundred and eighty (180) days after the end of each of its financial years, its audited consolidated financial statements for that financial year; and (B) sixty (60) days after the end of each of its financial half-years, the unaudited consolidated financial statements for that period; (ii) the Charterers shall, and shall procure that Charter Guarantor 2 shall, supply to the Owners promptly upon request, with the monthly management accounts of the Charter Guarantor 2; (b) Requirements as to financial statements each set of financial statements delivered to the Owners under paragraph (a) of this Clause 49 (Charterers’ Undertakings) above in relation to the Charterers and Charter Guarantor 1 (each a "Notifying Party") shall be: (i) certified by an authorised signatory of the relevant Notifying Party as fairly representing its financial condition as at the date as at which those financial statements were drawn up; and (ii) prepared in accordance with GAAP; (c) Information the Charterers shall supply to the Owners: (i) promptly upon becoming aware of them, details of any material litigation, arbitration or administrative proceedings which are current, threatened or pending against the Charterers or the Charter Guarantors, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect; and (ii) promptly, such further information regarding the financial condition, business and operations of the Charterers and the Charter Guarantors as the Owners may reasonably request; (d) Maintenance of legal validity the Charterers shall comply with the terms of and do all that is necessary to maintain in full force and effect all Necessary Authorisations required in or by the laws and regulations of its jurisdiction of formation or incorporation and all other applicable jurisdictions, to enable it lawfully to enter into and perform its obligations under the Transaction Documents and to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents in its jurisdiction of incorporation or formation and all other applicable jurisdictions; (e) Notifications the Charterers shall, upon becoming aware of the same, promptly notify the Owners in writing of any of the following: (i) the occurrence of any Termination Event or Potential Termination Event (and the steps, if any, being taken to remedy this) and, upon receipt of a written request to that effect from the Owners, confirm to the Owners that, save as previously notified to the 48 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" Owners or as notified in such confirmation, no Termination Event or Potential Termination Event is continuing or if a Termination Event or Potential Termination Event is continuing specifying the steps, if any, being taken to remedy it; and/or (ii) if the ownership (whether direct or indirect) of the JF Companies in the issued shares of one or more of the Charter Guarantors falls below 10%; (f) Claims pari passu the Charterers shall ensure that at all times the claims of the Owners against it under the Transaction Documents rank at least pari passu with the claims of all its other unsecured and subordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation, winding-up or other similar laws of general application; (g) Necessary Authorisations without prejudice to any specific provision of the Transaction Documents relating to a Necessary Authorisation, the Charterers shall (i) obtain, comply with and do all that is necessary to maintain in full force and effect all Necessary Authorisations if a failure to do the same may cause a Material Adverse Effect; and (ii) promptly upon request, supply certified copies to the Owners of all Necessary Authorisations; (h) Compliance with applicable laws the Charterers shall comply with all applicable laws, including Environmental Laws, to which it may be subject (except as regards Restricted Parties to which paragraph (i) of this Clause 49 (Charterers’ Undertakings) below applies, and anti-corruption and anti- bribery laws to which paragraph (j) of this Clause 49 (Charterers’ Undertakings) below applies) if a failure to do the same may have a Material Adverse Effect; (i) No dealings with Restricted Parties the Charterers shall not, and shall not permit or authorise any other person to, directly or indirectly, utilise or employ the Vessel or to use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any transaction(s) contemplated by the Transaction Documents to fund any trade, business or other activities: (i) involving or for the benefit of any Restricted Party; and (ii) in any other manner that would reasonably be expected to result in any Obligor or the Owners or any Finance Party (if applicable) being in breach of any Sanctions (to the extent applicable to a Finance Party, the Owners, the Charterers, any other member of the Group and/or the Vessel) or become a Restricted Party; (j) Anti-corruption and anti-bribery laws the Charterers shall conduct its business in compliance with applicable anti-corruption and anti-bribery laws; (k) Environmental compliance the Charterers shall:

49 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (i) comply with any Environmental Law; (ii) obtain, maintain and ensure compliance with all requisite Environmental Approvals; and (iii) implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect; (l) Environmental Claims the Charterers shall, promptly upon becoming aware of the same, inform the Owners in writing of: (i) any Environmental Claim against the Charterers which is current or pending; and (ii) any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against the Charterers, where the claim, if determined against the Charterers, has or is reasonably likely to have a Material Adverse Effect; (m) Taxation (i) the Charterers shall pay and discharge any Tax imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that: (A) such payment is being contested in good faith; (B) adequate reserves are being maintained for such Tax and the costs required to contest them have been disclosed in its latest financial statements; and (C) such payment can be lawfully withheld and failure to pay such Tax does not have or is not reasonably likely to have a Material Adverse Effect; (ii) no Obligor may change its residence for Tax purposes; (n) Further assurance the Charterers shall, at their own expense, promptly take all such action as the Owners may reasonably require for the purpose of perfecting or protecting any of the Owners' rights with respect to the Security Interests created or evidenced (or intended to be created or evidenced) by the Security Documents; (o) Other information the Charterers will promptly supply to the Owners such financial information and explanations as the Owners may from time to time reasonably require in connection with the Charterers; (p) Inspection of records 50 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" the Charterers will permit the inspection of their financial records and accounts relating to the Transaction Documents on reasonable notice from time to time during business hours by the Owners or its nominee; (q) Merger and demerger the Charterers shall not enter into any amalgamation, merger, demerger or corporate restructuring without the prior written consent of the Owners (such consent not to be unreasonably withheld or delayed); (r) Financial indebtedness (i) the Shareholder may from time to time grant loans to the Charterers and the Charterers may from time to time make repayments of principal and payments of interests on such loans granted by the Shareholder to the Charterers, in each case pursuant to the terms and conditions of the Intra-group Loan Agreement, provided that: (A) no Termination Event is in existence or will occur from the making of such loan; (B) the indebtedness obligations owed or to be owed under the Intra-group Loan Agreement shall, pursuant to separate undertaking(s) or deed(s) (in such form and content acceptable to the Owners (acting reasonably)) between the Charterers, the Shareholder and Owners, rank behind and be fully subordinated to any obligations under the Transaction Documents and any of the Charterers' or the Shareholder's rights and claims under such loans are assigned to the Owners; (ii) except as provided in sub-paragraph (i) of paragraph (r) of this Clause 49 (Charterers’ Undertakings) above, the Charterers shall not, without the prior written consent of the Owners: (A) incur any loans, guarantees or any other form of Financial Indebtedness (except where such loans, guarantees or any other form of Financial Indebtedness is subordinated to the Debt pursuant to separate undertaking(s) or deed(s) in such form and content acceptable to the Owners (acting reasonably)) nor incur any obligations as lessee under leases; or (B) make any loans or advances to, or investments in, any person who is not within the Charter Group (including, without limitation, any officer, director, stockholder, employee or customer of the Charterers), provided that on and at any time after the occurrence of a Termination Event which is continuing: (C) the Charterers shall not, without the prior consent of the Owners, make any payment of principal or interest to any of its creditors in respect of any loans or loan capital or other form of Financial Indebtedness made available to it by them including, but without limitation to, any Financial Indebtedness incurred under sub-paragraph (ii) (A) of paragraph (r) of this Clause 49 (Charterers’ Undertakings) above; 51 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (D) notwithstanding sub-paragraph (ii) (B) of paragraph (r) of this Clause 49 (Charterers’ Undertakings) above, the Charterers shall not, without the prior consent of the Owners, make any loans or advances to, or any investments in, any person; (iii) the Charterers shall procure that Charter Guarantor 1 shall not, without the prior written consent of the Owners, incur total borrowings in an amount greater than 80% of its total assets if the average time-charter period procured by the Charter Guarantor 1 for all vessels of the Charter Group is less than 2.5 years; (s) Transfer of assets the Charterers shall not, sell or transfer any of its material assets other than: (i) on arm's length terms to third parties where the net proceeds of sale are used as a prepayment hereunder; or (ii) on arm's length terms to its Affiliates, which are and remain members of the Charter Group; (t) Change of business the Charterers shall not, without the prior written consent of the Owners, make any substantial change to the general nature of their shipping business from that carried on at the date of this Charter; (u) "Know your customer" checks if: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Charter; (ii) any change in the status of the Charterers and/or the Charter Guarantors after the date of this Charter; or (iii) a proposed assignment or transfer by Owners of any of its rights and obligations under this Charter, obliges the Owners to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Charterers shall promptly upon the request of the Owners supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Owners in order for the Owners to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Transaction Documents; (v) Management of the Vessel the Charterers shall ensure that: (i) the Vessel is at all times technically managed by an Approved Manager and commercially managed by the Charterers; 52 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (ii) unless (A) the Charterers have promptly informed the Owners in writing of any proposed change of an Approved Manager, and (B) the Owners have granted its prior written consent (which shall not be unreasonably withheld or delayed) to such proposed change, the Approved Manager shall not be changed to another entity; and (iii) the Approved Managers will provide a written confirmation confirming that, among other things, all claims of the Approved Managers against the Charterers shall be subordinated to the claims of the Owners or the Finance Parties (if applicable) under the Transaction Documents; (w) Classification the Charterers shall ensure that the Vessel maintains the highest classification required for the purpose of the relevant trade of the Vessel which shall be with the Vessel's Classification Society, in each case, free from any material overdue recommendations and adverse notations affecting that the Vessel's class; (x) Certificate of financial responsibility the Charterers shall, if required, obtain and maintain a certificate of financial responsibility in relation to the Vessel which is to call at the United States of America; (y) Registration the Charterers shall not change or permit a change to the flag of the Vessel during the duration of this Charter other than to a Pre-Approved Flag, such approval not to be unreasonably withheld or delayed (and any change to the flag of the Vessel shall be at the cost of the Charterers (which shall include any costs of the Finance Parties (if applicable)); (z) ISM, ISPS and Maritime Labour Convention Compliance (i) the Charterers shall ensure that each ISM Company and ISPS Company complies in all material respects with the ISM Code and the ISPS Code, respectively, or any replacements thereof and in particular (without prejudice to the generality of the foregoing) shall ensure that such company holds (A) a valid and current Document of Compliance issued pursuant to the ISM Code, (B) a valid and current SMC issued in respect of the Vessel pursuant to the ISM Code, and (C) an ISSC in respect of the Vessel, and the Charterers shall promptly, upon request, supply the Owners with copies of the same; (ii) the Charterers shall at all time comply with the Maritime Labour Convention; (aa) Chartering-in

53 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" the Charterers shall not, during the duration of this Charter, without the prior written consent of the Owners, take any vessel on charter or other contract of employment (or agree to do so). (bb) Change of control the Charterers shall ensure that no Change of Control shall occur without the prior written consent of the Owners (such consent not to be unreasonably withheld or delayed in the case of the matters referred to in limb (b) of the definition of "Change of Control"); (cc) Inspection of Vessel and inspection reports in the absence of a Termination Event, subject to there being no undue interference with the operation of the Vessel: (i) the Owners may at the Charterers' cost arrange for persons appointed by the Owners to board the Vessel once in each calendar year during the Charter Period to inspect the Vessel's state and condition, and the Charterers will provide commercially reasonable assistance to facilitate such inspection; and (ii) the Charterers shall, within five (5) Business Days' of the Owners' written demand, reimburse the Owners for all costs, fees and expenses reasonably incurred by the Owners in connection with the Owners' procuring or arranging the procurement of the relevant inspection report as to the condition of the Vessel, provided always however that if a Termination Event has occurred and is continuing, the Owners may at any time and at the Charterers' cost conduct such inspection and the Charterers shall be deemed to have granted such permission and shall provide such necessary assistance to the Owners in respect of such inspection; (dd) Sub-Charterers the Charterers will, where applicable, use best endeavours and forthwith execute and deliver any and all such other agreements, instruments and documents (including any novation agreement) as may be required by law or deemed necessary or desirable by the Owners to ensure that any Sub-Charter which is in effect on the Delivery Date remains in effect, so that all obligations previously owed by the relevant Sub-Charterers to the Charterers under such Sub-Charter shall continue to be owed to the Charterers throughout the Agreement Term; (ee) Valuation of Market Value (i) the Charterers shall procure a valuation of the Market Value of the Vessel (and procure the delivery to the Owners of the Valuation Reports issued by the Approved Brokers): (A) for so long as no Termination Event has occurred and provided that the Vessel is employed under a sub-charter entered into by the Charterers (as disponent owners) with a remaining charter period of at least 12 months and an average daily charterhire which is no lower than the daily Hire payable under this Charter (in the case of a sub-bareboat charter) and at least US$55,000 (in the case of any other sub-charter), on the date falling 12 months prior to the last day of the charter period of the relevant Sub-charter (and each such Valuation Report shall be at the Charterers' cost); and 54 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (B) at such other times as the Owners may require in their absolute discretion (each such additional Valuation Reports to be at Owners' cost unless a Termination Event has occurred and is continuing following which such additional Valuation Reports shall be at the cost of the Charterers); (ii) the Market Value of the Vessel shall be the arithmetic average of desk-top valuations, each made under a Valuation Report, and obtained from two (2) Approved Brokers with one selected by the Charterers and the other selected by the Owners with the expenses of such appointments and Valuation Reports borne by the Charterers); (iii) each such valuation made under a Valuation Report shall be: (A) made on a charter-free basis and on the terms of an at arms’ length sale between a willing buyer and a willing seller; (B) issued by an Approved Broker and addressed to the Owners; and (C) dated no earlier than 30 days prior; (iv) if the Vessel is not employed under a sub-charter entered into by the Charterers (as disponent owners) with a remaining charter period of at least 12 months and an average daily charterhire which is no lower than the daily Hire payable under this Charter (in the case of a sub-bareboat charter) and at least US$55,000 (in the case of any other sub-charter) and the valuation obtained in accordance with this Clause and the ratio (the "Ratio") of: (A) the Market Value; to (B) the Cost Balance less the deposits received by the Owners (including the Deposit (defined below) (if any)) is equal to or less than one hundred and ten per cent (110%) (the "Required VTL Ratio"), the Charterers shall, within twenty (20) days of the relevant Valuation Reports, pay a deposit to the Owners (the "Deposit", which expression shall include any additional payment of deposit from time to time pursuant to this paragraph (ee) of this Clause 49 (Charterers’ Undertakings)) or (subject to the internal approval and consent of the Owners on the relevant asset class and nature of the proposed additional security) provide such approved additional security which, in the opinion of the Owners, has a net realisable value in an amount equal to the shortfall as may be necessary to ensure that the Ratio exceeds the Required VTL Ratio; (v) without prejudice to any other rights or remedies of the Owners hereunder, the Owners shall have the right to apply the Deposit or parts thereof upon the occurrence of a Termination Event towards payment of any sums due and payable by the Charterers under the Transaction Documents including but not limited to any Early Termination Amount; (vi) in circumstances where the Owners has not elected to terminate this Charter and this Charter is continuing, the Charterers shall within ten (10) days, deposit with the Owners such additional amounts as may be required to make up the Deposit (where 55 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" all or part of the Deposit was used towards payment of any sums due and payable by the Charterers under the Transaction Documents); (vii) the Deposit shall be retained by the Owners free of any interest to the Charterers as a security deposit to secure the due observance and performance by the Charterers of its obligations and undertakings herein contained and shall be released or partially released to the Charterers only pursuant to this sub-paragraph (vii) of paragraph (ee) of this Clause 49 (Charterers’ Undertakings); (viii) if the Ratio determined at any subsequent valuation made under this paragraph (ee) of this Clause 49 (Charterers’ Undertakings is above the Required VTL Ratio, the Owners shall within twenty (20) Business Days from the written demand of the Charterers, refund all or part of the Deposit to the Charterers PROVIDED ALWAYS THAT the Required VTL Ratio is complied with after such refund; (ix) if any part of the Deposit is not refunded to the Charterers pursuant to the preceding provision, any remaining balance of the Deposit held by the Owners shall be refunded to the Charterers within twenty (20) Business Days after the expiration or termination of the Charter Period PROVIDED THAT no Termination Event has occurred and is continuing; (ff) Sub-Charter the Charterers shall procure that, without the prior written consent of the Owners, there shall be no termination of, alteration to or waiver of any material term (which shall include without limitation, any term for the reduction of hire, the firm charter period, the change of any party to such charter and/or such other term the variation of which may result in a Material Adverse Effect) of, any Sub-Charter; (gg) Transactions with Affiliates the Charterers shall procure that all transactions conducted or to be conducted between them and any of the Obligors or any of that Obligor's Affiliates will be on an arm's length commercial basis; (hh) Notification the Charterers shall notify the Owners promptly after they become aware of the expiry or early termination of any Sub-Charter; (ii) No Security Interest the Charterers will not create or permit to subsist any Security Interest or any other third party rights over any of their present and future rights and interest in or towards the Vessel, except for any: (i) Permitted Security Interest; or (ii) Security Interest created: (A) in favour of the Owners or the Finance Parties; 56 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (B) otherwise with the prior written consent of the Owners (such consent not to be unreasonably withheld or delayed); (jj) Project Documents (i) the Charterers shall: (A) without affecting its obligations under the applicable provisions of the Transaction Documents, perform and observe its obligations under the Project Documents and use its best endeavours to procure that each of the other parties to the Project Documents performs and observes its obligations under them; and (B) obtain and maintain in force, and promptly furnish certified copies to the Owners of, all licences, authorisations, approvals and consents, and do all other acts and things, which may from time to time be necessary or desirable for the continued due performance of its obligations under the Transaction Documents and the Project Documents or which may be required for the validity, enforceability or admissibility in evidence of the Transaction Documents and the Project Documents; (ii) the Charterers shall not, without the prior written consent of the Owners, except as contemplated by this Charter, sell or agree to sell the Vessel or convey, assign, transfer, sell or otherwise dispose of or deal with any of its other real or personal property, assets or rights, whether present or future, in connection with the Vessel. 50 EARNINGS ACCOUNT In addition to Clause 49 (Charterers' undertakings), the Charterers hereby undertake to the Owners that, throughout the Agreement Term, they will deposit all of the Earnings received by the Charterers into the Earnings Account, free and clear of any costs, fees, expenses, disbursements, withholdings or deductions. 51 TERMINATION EVENTS (a) Each of the following events shall constitute a Termination Event: (i) Failure to pay any Obligor fails to pay any amount due from it under any Transaction Document to which they are parties at the time, in the currency and otherwise in the manner specified therein provided that, if an Obligor can demonstrate to the reasonable satisfaction of the Owners that all necessary instructions were given to effect such payment and the non-receipt thereof is attributable solely to an administrative or technical error or an error in the banking system or a Disruption Event, then such payment shall instead be deemed to be due, solely for the purposes of this paragraph, within five (5) Business Days of the date on which it actually fell due under this Charter (if a payment of Hire) and three (3) Business Days (if a sum payable on demand); or (ii) Misrepresentation any representation or statement made by any Obligor in any Transaction Document to which it is a party or in any notice or other document, certificate or statement

57 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (including without limitation, the Statement of Ownership) delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading in any material respect; or (iii) Specific covenants any Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by or procured by them under paragraphs (bb)(Change of Control), (ee)(Valuation of Market Value) and (gg)(Transactions with Affiliates) of Clause 49 (Charterers' undertakings); or (iv) Other obligations any of the Obligors fails duly to perform or comply with any of the obligations expressed to be assumed by them in any Transaction Document (other than those referred to in sub-paragraphs (i) and (iii) of paragraph (a) of this Clause 51 (Termination Events)) and such failure (if capable of remedy) is not remedied within fourteen (14) Business Days after the earlier of (A) the Owners having given notice thereof to the relevant Obligor and (B) the Obligor becoming aware of such failure to perform or comply; or (v) Cross Default any Financial Indebtedness of any Obligor is not paid when due (or within any applicable grace period) and payable prior to its specified maturity (provided that no termination event shall occur under this paragraph in relation to an Obligor (other than the Charterers) unless the aggregate of all such unpaid or accelerated indebtedness of such Obligor is equal to or greater than US Dollars eight million (US$8,000,000) or its equivalent in any other currency or currencies); or (vi) Insolvency and rescheduling any of the Obligors is unable to pay their debts as they fall due, commences negotiations with any one or more of their creditors with a view to the general re- adjustment or rescheduling of their indebtedness or makes a general assignment for the benefit of their creditors or a composition with their creditors; or (vii) Winding-up any of the Obligors files for initiation of formal restructuring proceedings, is wound up or declared bankrupt or takes any corporate action or other steps are taken or legal proceedings are started for their winding-up, dissolution, administration or re- organisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of them or of any or all of their revenues or assets or any moratorium is declared or sought in respect of any of their indebtedness; or (viii) Execution or distress (A) any Obligor fails to comply with or pays any sum due from them (within thirty (30) days of such amount falling due) under any final judgment or any final order made or given by any court or other official body of a competent jurisdiction, being a judgment or order against which there is no right of appeal 58 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" or if a right of appeal exists, where the time limit for making such appeal has expired (provided that no termination event shall occur under this paragraph in relation to an Obligor (other than the Charterers) unless the aggregate in respect of such Obligor is equal to or greater than US Dollars eight million (US$8,000,000) or its equivalent in any other currency); or (B) any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of any Obligor, other than any execution or distress which is being contested in good faith and which is either discharged within thirty (30) days or in respect of which adequate security has been provided within thirty (30) days to the relevant court or other authority to enable the relevant execution or distress to be lifted or released (provided that no termination event shall occur under this paragraph in relation to an Obligor (other than the Charterers) unless the aggregate in respect of such Obligor is equal to or greater than US Dollars five million (US$5,000,000) or its equivalent in any other currency); or (ix) Similar event any event occurs which, under the laws of any jurisdiction, has a similar or analogous effect to any of those events mentioned in sub-paragraphs (vi), (vii) or (viii) of paragraph (a) of this Clause 51 (Termination Events) above; or (x) Repudiation any of the Obligors repudiates any Transaction Document to which it is a party or do or cause to be done any act or thing evidencing an intention to repudiate any such Transaction Document; or (xi) Validity and admissibility at any time any act, condition or thing required to be done, fulfilled or performed in order: (A) to enable any of the Obligors lawfully to enter into, exercise their rights under and perform the material obligations expressed to be assumed by them in the Transaction Documents; (B) to ensure that the material obligations expressed to be assumed by any of the Obligors in the Transaction Documents are legal, valid and binding; or (C) to make the Transaction Documents admissible in evidence in any applicable jurisdiction, is not done, fulfilled or performed within thirty (30) days after notification from the Owners to the relevant Obligor requiring the same to be done, fulfilled or performed; or (xii) Illegality 59 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" at any time: (A) it is or becomes unlawful for any of the Obligors to perform or comply with any or all of their obligations under the Transaction Documents to which they are parties; (B) any of the obligations of any of the Obligors under the Transaction Documents to which they are parties are not or cease to be legal, valid and binding; or (C) any Security Interest created or purported to be created by the Security Documents ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to such Security Document (other than the Owners) to be ineffective, and, in each case, such illegality is not remedied or mitigated to the satisfaction of the Owners within thirty (30) days after it has given notice thereof to the Charterers; or (xiii) Material adverse change at any time there shall occur any event or change which has a Material Adverse Effect in respect of any of the Obligors and such event or change, if capable of remedy, is not so remedied within thirty (30) days of the delivery of a notice confirming such event or change by the Owners to the Charterers; or (xiv) Conditions precedent if any of the conditions set out in Clause 37 (Conditions precedent) is not satisfied by the relevant time or such other time period specified by the Owners in their discretion; or (xv) Revocation or modification of consents etc. if any Necessary Authorisation which is now or which at any time during the Agreement Term becomes necessary to enable an Obligor to comply with any of its obligations in or pursuant to any of the Transaction Documents or the Project Documents is revoked, withdrawn or withheld, or modified in a manner which the Owners reasonably consider is, or may be, prejudicial to the interests of Owners in a material manner, or if such Necessary Authorisation ceases to remain in full force and effect; or (xvi) Cessation of business any of the Obligors ceases, or threatens to cease, to carry on all or a substantial part of its business; or (xvii) Curtailment of business if the business of any of the Obligors is wholly or materially curtailed by any intervention by or under authority of any government, or if all or a substantial part of the undertaking, property or assets of the Obligor is seized, nationalised, expropriated or compulsorily acquired by or under authority of any government or any of the 60 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" Obligors disposes or threatens to dispose of a substantial part of their business or assets; or (xviii) Environmental matters (A) any Environmental Claim is pending or made against any Obligor or an Approved Manager or in connection with the Vessel, where such Environmental Claim has, in the opinion of the Owners, or is, in the opinion of the Owners, likely to have, a Material Adverse Effect; or (B) any actual Environmental Incident occurs in connection with the Vessel, where such Environmental Incident has, in the opinion of the Owners, or is, in the opinion of the Owners, likely to have, a Material Adverse Effect; or (xix) Loss of property all or a substantial part of the business or assets of any of the Obligors is destroyed, abandoned, seized, appropriated or forfeited for any reason; or (xx) Sanctions any Obligor or any of their directors, officers or employees becomes a Restricted Party; or (xxi) Arrest the Vessel is arrested or seized for any reason whatsoever (other than caused solely and directly by any action or omission from the Owners) unless the Vessel is released and returned to the possession of the Charterers within twenty one (21) days of such arrest or seizure; or (xxii) Delivery the Vessel has not for any reason been delivered by the Charterers to the Owners under the MOA on or before the Cancelling Date; (xxiii) Termination of Sub-Charter a Sub-Charter is terminated, repudiated or cancelled: (A) by the Sub-Charterers due to a breach by the Charterers unless (1) such breach does not materially affect the ability of the Charterers to perform its obligations under this Charter, and (2) the Charterers enter into a replacement Sub-Charter (on terms reasonably acceptable to the Owners) with a Sub- Charterer (reasonably acceptable to the Owners) within sixty (60) days of such termination, repudiation or cancellation; or (B) for any reason other than a breach by the Charterers unless the Charterers enter into a replacement Sub-Charter (on terms reasonably acceptable to the Owners) with a Sub-Charterers (reasonably acceptable to the Owners) within

61 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" one hundred and eighty (180) days of such termination, repudiation or cancellation; and (xxiv) Termination Event under the Other Charters any Termination Event (as defined under any of the Other Charters) occurs under such Other Charter. (b) The Owners and the Charterers agree that it is a fundamental term and condition of this Charter that no Termination Event shall occur during the Agreement Term. Without prejudice to the forgoing, a Termination Event which is continuing shall constitute an agreed terminating event, the occurrence of which will entitle the Owners to exercise all or any of the remedies set out below in this Clause 51. (c) At any time after a Termination Event shall have occurred and be continuing following the lapse of any applicable grace period, the Owners may at their option: (i) by delivering to the Charterers a Termination Notice, terminate this Charter with immediate effect or on the date specified in such Termination Notice and withdraw the Vessel from the service of the Charterers without noting any protest and without interference by any court or any other formality whatsoever, whereupon the Vessel shall no longer be in the possession of the Charterers with the consent of the Owners, and the Charterers shall redeliver the Vessel to the Owners in accordance with Clauses 43 (Redelivery) and 44 (Redelivery conditions); (ii) apply any amount then standing to the credit to the Earnings Account against any Unpaid Sum or such other amounts which the Charterers or other Obligors may owe under the Transaction Documents; and/or (iii) (without prejudice to sub-paragraph (ii) of paragraph (c) of this Clause 51 (Termination Events) above) enforce any Security Interest created pursuant to the relevant Transaction Documents. (d) On the Termination Payment Date in respect of any termination of the chartering of the Vessel under this Charter in accordance with paragraph (c) of Clause 51 above, the Charterers shall pay to the Owners an amount equal to the Early Termination Amount in consideration of (i) the Owners’ entering into this Charter at the request of the Charterers and buying the Vessel from the Charterers (as sellers) pursuant to the terms of the MOA and (ii) the sale and transfer by the Owners to the Charterers (or their nominee) of the legal and beneficial title to the Vessel pursuant to paragraph (e) of Clause 55 (Purchase Option and transfer of title). (e) Following any termination to which this Clause 51 (Termination Events) applies, all sums payable in accordance with paragraph (d) of this Clause 51 (Termination Events) above shall be paid to such account or accounts as the Owners may direct and shall be applied in the Owners' sole discretion (including but not limited to towards settlement of the Early Termination Amount, or part thereof, and any other amounts indemnified by or otherwise owing by the Charterers under this Charter and/or the other Transaction Documents). (f) If the chartering of the Vessel or, as the case may be, the obligation of the Owners to deliver and charter the Vessel to the Charterers is terminated in accordance with the terms of this Charter, the obligation of the Charterers to pay Hire, if not yet paid, shall cease once the Charterers have made the payment pursuant to paragraph (d) of this Clause 51 (Termination Events) above to the satisfaction of the Owners, whereupon the Owners shall arrange for title 62 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" of the Vessel to be transferred to the Charterers in accordance with paragraphs 55(e) to (h) of Clause 55 (Purchase Option and transfer of title). (g) Without prejudice to the forgoing or to any other rights of the Owners under this Charter, at any time after a Termination Notice is served under paragraph (c) of this Clause 51 (Termination Events) above, the Owners may, acting in their sole discretion: (i) without prejudice to the Charterers' obligations under Clause 44 (Redelivery conditions), retake possession of the Vessel and, the Charterers agree that the Owners, for such purpose, may put into force and exercise all their rights and entitlements at law and may enter upon any premises belonging to or in the occupation or under the control of the Charterers where the Vessel may be located as well as giving instructions to the Charterers' servants or agents for this purpose; (ii) settle, compromise, compound, adjust or defend any action, suit or proceeding relating to or pertaining to the Vessel, its Earnings and the Insurances; (iii) make proof of loss, appear in and prosecute any action arising from any policy or policies of Insurance maintained pursuant to this Charter, and settle, adjust or compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies; and/or (iv) change or replace the Approved Manager without any recourse to the Owners. (h) For the avoidance of doubt, notwithstanding any action taken by the Owners following a Termination Event, the Charterers shall remain liable for the outstanding obligations on their part to be performed under this Charter. (i) In the event that the Charterers fail to pay the Early Termination Amount in full on the Termination Payment Date: (i) the Owners may, at their option, sell the Vessel to such party, at such time and on such terms and conditions as they may, in their absolution discretion, think fit; and (ii) following the completion of the aforementioned sale, the Owners shall: (A) deduct from the gross proceeds of such sale of the Vessel referred to above an amount equal to the aggregate of the expenses, disbursements, taxes, costs and losses whatsoever as may have been incurred by the Owners in respect of such sale of the Vessel (the net amount after such deduction shall be referred to as the "Net Sale Proceeds"); and (B) then, apply the Net Sale Proceeds as follows: (1) firstly, in or towards satisfaction or reduction of the Charterers’ obligation to pay the Early Termination Amount in any manner the Owners deem fit, to the extent that such Early Termination Amount or any portion of it remains unpaid; (2) secondly, if there are moneys owing by an Other Charterer under the relevant Other Charter at the relevant time or there exists a Termination Event (as defined in such Other Charter), in or towards 63 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" payment of any amount owing to the relevant Other Owner under such Other Charter; and (3) thirdly, if there is any surplus following the payments referred to in the foregoing paragraphs, in payment to the Charterers (or if applicable, an Other Charterer, as the case may be). (j) Following a termination of the chartering of the Vessel under this Charter and until any sale of Vessel referred to in this Clause is complete, the Owners may manage and/or operate the Vessel on such terms as they may deem appropriate, including without limitation under charterparty or any other employment contract, provided that they apply the earnings generated thereunder (after deducting all expenses, disbursements, taxes, costs and losses whatsoever as may have been incurred by the Owners) towards satisfying the Early Termination Amount, any amounts owing to any of the Other Owners under the Other Charters and any other amounts indemnified by or otherwise owing by the Charterers under this Charter and/or the other Transaction Documents. (k) For the avoidance of doubt, the Charterers’ obligation to pay the Early Termination Amount shall survive the Termination Payment Date and redelivery of the Vessel under Clauses 43 (Redelivery); and shall continue in full force and effect until the Owners receive the Early Termination Amount in full. If, following (1) a sale of the Vessel by the Owners and application of the Net Sale Proceeds in accordance with paragraph (i) of this Clause 51 (Termination Events) above and/or (2) any employment of the Vessel and application of the net earnings in accordance with paragraph (j) of this Clause 51 (Termination Events) above, there remains any shortfall, the Charterers shall continue to be liable for the shortfall until the Early Termination Amount and all other amounts owing to the Owners under this Charter have been irrevocably and unconditionally paid in full. (l) Save as otherwise expressly provided in this Charter, the Charterers shall not have the right to terminate this Charter at any time prior to the expiration of the Agreement Term. The rights conferred upon the Owners by the provisions of this Clause 51 (Termination Events) are cumulative and in addition to any rights which they may otherwise have in law or in equity or by virtue of the provisions of this Charter. (m) It is hereby agreed between the Owners and the Charterers that the Charterers are entitled to cease paying the Hire for such period as the Vessel is under arrest, detention, seizure or confiscation as a direct result of the Owners' default, act, omission or misconduct (excluding any arrest, detention, seizure and confiscation being litigation or proceeding or claim which is frivolous, vexatious or an abuse of the process of the court which the Owners has a good defence and is being contested by the Owners in good faith and by appropriate proceedings) provided there is no contributory negligence from or default by the Charterers in respect thereof. 52 SUB-CHARTERING AND ASSIGNMENT (a) The Charterers shall not without the prior written consent of the Owners (which shall not be unreasonably withheld or delayed, and may be given subject to conditions): (i) let the Vessel on demise charter for any period; (ii) de-activate or lay up the Vessel; or 64 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (iii) assign their rights under this Charter. (b) The Charterers acknowledge that the Owners' consent to any sub-bareboat chartering may be subject (amongst other things) to the Owners being satisfied as to the intended flag during such sub-bareboat chartering. (c) Without prejudice to anything contained in this Clause 52 (Sub-chartering and Assignment), the Charterers shall only enter into any Sub-Charter or vessel pooling or sharing arrangements for the Vessel which is for a purpose for which the Vessel is suited and with a Sub-Charterers or a charterer under the pooling or sharing arrangement which is not a Restricted Party and in each case, the Charterers shall, in relation to any Sub-Charter or vessel pooling or sharing arrangements, assign to the Owners all their Earnings arising out of and in connection with such Sub-Charter or vessel pooling or sharing arrangements and all their rights and interest in such Sub-Charter or vessel pooling or sharing arrangements as the Owners may require and the Charterers shall serve a notice on any Sub-Charterers or such other person as the Owners may require and shall obtain a written acknowledgement of such assignment from such Sub- Charterers or that other person in such form as is required by the Owners or any Finance Party (as the case may be). (d) The Charterers may request for a Sub-Charter Quiet Enjoyment Letter to be issued to the Sub- Charterers provided that the conditions set out in subparagraph (ii) of paragraph (b) of Clause 46 (Owners’ Mortgage) are satisfied. 53 NAME OF VESSEL Provided that the prior written consent has been given by the Owners: (a) the name of the Vessel may be chosen by the Charterers; and (b) the Vessel may be painted in the colours, display the funnel insignia and fly the house flag as required by the Charterers. 54 CHARTER PERIOD (a) The Charter period under this Charter shall be one hundred and twenty (120) months commencing from the Delivery Date (the "Initial Charter Period"), unless extended at the option of the Charterers following its exercise of the Extension Option or otherwise terminated pursuant to paragraph (k) of Clause 41 (Hire), Clause 51 (Termination Events), Clause 56 (Sale of Vessel by the Owners) and Clause 57 (Total Loss). (b) The Charterers have the option to extend the Initial Charter Period for an additional period of 24 months commencing from the last day of the Initial Charter Period (such option, the "Extension Option"), which option may be exercisable by the Charterers only: (i) if there is an absence of a Potential Termination Event or Termination Event which is continuing; and (ii) by issuing an irrevocable written notice to the Owners no later than 90 days prior to the last day of the Initial Charter Period.

65 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" 55 PURCHASE OPTION AND TRANSFER OF TITLE (a) Subject to no Termination Events or Total Loss under Clause 57 (Total loss), the Charterers may, on each Hire Payment Date falling thirty-six (36) months after the Delivery Date, by at least sixty (60) calendar days prior written notice to the Owners, declare to the Owners their exercise of the option to purchase the Vessel or to cause their nominee to purchase the Vessel from the Owners on a Hire Payment Date by payment of an amount equal to the Purchase Option Price corresponding to such Hire Payment Date. To avoid any confusion, the Charter Period will end immediately upon the Purchase Option Price having been paid. (b) If the Charterers have not exercised their rights under paragraph (a) of this Clause 55 (Purchase Option and Transfer of Title), the Charterers may, by at least two (2) months' prior written notice to the Owners, declare to the Owners their exercise of the option to purchase the Vessel or to cause their nominee to purchase the Vessel at the end of the Charter Period by payment of the Expiry Purchase Option Price. In the event that the Charterers do not (i) exercise such option to purchase the Vessel by the date falling two (2) months prior to the end of the Charter Period or (ii) purchase or cause their nominee to purchase the Vessel at the end of the Charter Period, the Charterers shall pay to the Owners the Compensation Amount no later than by the last day of the Charter Period, and the Charterers and the Owners agree that such Compensation Amount is proportionate as to amount, having regard to the legitimate interest of the Owners, in inter alia, protecting against the Owners’ risk of the Charterers failing to perform its obligations under this Charter and the other Transaction Documents. (c) Without prejudice to the foregoing and provided that no Termination Event or Total Loss has occurred, the Charterers shall, subject to the relevant Quiet Enjoyment Letter (if any), have the option to purchase or to cause their nominee to purchase the Vessel from the Owners on a Hire Payment Date following the written notification from a Finance Party which is the mortgagee of the Vessel that an event of default has occurred and is continuing under and in accordance with the Finance Documents, by payment of an amount equal to the Default Call Option Price corresponding to such Hire Payment Date. (d) If it becomes unlawful or contrary to any applicable Sanctions for the Owners to own or charter the Vessel pursuant to this Charter or for the Charterers to charter the Vessel pursuant to this Charter, and without prejudice to the other provisions of this Charter: (i) the Owners or the Charterers (as the case may be) shall promptly notify the other Party upon becoming aware of that event; and (ii) the Charterers shall, subject to the relevant Quiet Enjoyment Letter (if any) , have the option to purchase or to cause their nominee to purchase the Vessel from the Owners on a Hire Payment Date following such notification (or such other date as may be agreed by the Owners and the Charterers, which shall be a date falling on or before the latest date permitted under the relevant applicable law or Sanction) by payment of an amount equal to the Default Call Option Price corresponding to such date. (e) In exchange for the full payment of the Purchase Option Price (in the case of a purchase under paragraph (a) of this Clause 55 (Purchase Option and Transfer of Title) above), the Expiry Purchase Option Price (in the case of a purchase under paragraph (b) of this Clause 55 (Purchase Option and Transfer of Title) above), the Default Call Option Price (in the case of a purchase under paragraph (c) or paragraph (d) of this Clause 55 (Purchase Option and Transfer of Title) above) or the Early Termination Amount (in the case of a termination of this Charter by the Owners pursuant to Clause 51 (Termination Events)) and all sums due and payable to 66 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" the Owners under the Transaction Documents and subject to compliance with the other conditions set out in this Clause, the Owners shall: (i) transfer title to and ownership of the Vessel to the Charterers (or their nominee) by delivering to the Charterers (in each case at the Charterers' costs): (A) a duly executed and notarised, legalised and/or apostilled (as applicable) bill of sale; and (B) the Title Transfer PDA; and (ii) procure the deletion of any mortgage or prior Security Interest in relation to the Vessel at the Charterers' cost and provide a certificate of ownership and encumbrances evidencing that the Vessel is free from any registered mortgages/encumbrances, provided always that prior to such transfer or deletion (as the case may be), the Owners shall have received the letter of indemnity as referred to in paragraph (h) of this Clause 55 (Purchase Option and Transfer of Title) below from the Charterers, and the Charterers shall have performed all their obligations in connection herewith and with the Vessel, including without limitation the full payment of all Unpaid Sums, taxes, charges, duties, costs and disbursements (including legal fees) in relation to the Vessel. (f) The transfer in accordance with paragraph (e) of this Clause 55 (Purchase Option and Transfer of Title) above shall be made in all respects at the Charterers' expense on an "as is, where is" basis and the Owners shall give the Charterers (or their nominee) no representations, warranties, agreements or guarantees whatsoever concerning or in connection with the Vessel, the Insurances, the Vessel's condition, state or class or anything related to the Vessel, expressed or implied, statutory or otherwise. (g) The Owners shall have no responsibility for the registrability of a bill of sale referred to in paragraph (e) of this Clause 55 (Purchase Option and Transfer of Title) above executed by the Owners, as far as such bill of sale is prescribed in a generally acceptable form. (h) The Charterers shall, immediately prior to the receipt of the bill of sale, furnish the Owners with a letter of indemnity (in a form satisfactory to the Owners) whereby the Charterers and the Charter Guarantors shall state that, among other things, the Owners has and will have no interest, concern or connection with the Vessel after the date of such letter and that the Charterers and/or the Charter Guarantors shall indemnify the Owners and keep the Owners indemnified forever against any claims made by any person arising in connection with the Vessel. 56 SALE OF VESSEL BY THE OWNERS (a) During the Charter Period, the Owners shall not sell the Vessel unless: (i) the Vessel is sold to an Affiliate of the Owners, or (ii) such sale is permitted by and made in accordance with Clause 51 (Termination Events); or (iii) with the Charterers' prior written consent, provided that, in respect of a sale effected under paragraphs (i) or (ii) of this Clause 56 (Sale of Vessel by the Owners), such sale shall not increase the obligations of the Obligors under the 67 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" Transaction Documents and any documentation required in connection with such sale shall be effected at the cost of the Owners. (b) Notwithstanding the foregoing of this Clause (except for the sale permitted by and made in accordance with Clause 51 (Termination Events)), this Charter will continue to exist, valid and effective on the same and identical terms (save for logical and consequential amendments). 57 TOTAL LOSS (a) If circumstances exist giving rise to a Total Loss, the Charterers shall promptly notify the Owners of the facts of such Total Loss. If the Charterers wish to proceed on the basis of a Total Loss and advise the Owners thereof, the Owners shall agree to the Vessel being treated as a Total Loss for all purposes of this Charter. The Owners shall thereupon abandon the Vessel to the Charterers and/or execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a Total Loss. Without prejudice to the obligations of the Charterers to pay to the Owners all monies then due or thereafter to become due under this Charter, if the Vessel shall become a Total Loss during the Charter Period, the Charter Period shall end on the Settlement Date. (b) If the Vessel becomes a Total Loss during the Charter Period, the Charterers shall, on the Settlement Date, pay to the Owners the amount calculated in accordance with paragraph (c) of this Clause 57 (Total Loss) below in consideration of the Owners agreeing to (i) enter into this Charter at the request of the Charterers and buying the Vessel from the Charterers (as sellers) pursuant to the terms of the MOA and (ii) assigning their interests (if any) in the Insurances to the Charterers upon the Owners receiving full, unconditional and irrevocable payment of the Early Termination Amount (in the circumstances where the Owners have not received any insurance proceeds of the Vessel at such time or where such insurance proceeds are not sufficient to fully pay the Early Termination Amount). (c) On the Settlement Date, the Charterers shall pay to the Owners an amount equal to the Early Termination Amount as at the Termination Payment Date (provided that such amount payable shall be set off against the Total Loss Proceeds if they are already received by the Owners as referred to under paragraph (d) of this Clause 57 (Total Loss) below). The foregoing obligations of the Charterers under this paragraph (c) of this Clause 57 (Total Loss)shall apply regardless of whether or not any moneys are payable under any Insurances in respect of the Vessel, regardless of the amount payable thereunder, regardless of the cause of the Total Loss and regardless of whether or not any of the said compensation shall become payable. (d) All Total Loss Proceeds shall be paid to such account or accounts as the Owners may direct and shall be applied towards satisfaction of the Early Termination Amount and any other sums due and payable under the Transaction Documents. To the extent that there is any surplus after such application, such surplus shall be promptly returned to the Charterers. (e) The Charterers shall, at the Owners' request, provide satisfactory evidence, in the reasonable opinion of the Owners, as to the date on which the constructive total loss of the Vessel occurred pursuant to the definition of Total Loss. (f) The Charterers shall continue to pay the Advance Hire and the Hire on the days and in the amounts required under this Charter notwithstanding that the Vessel shall become a Total Loss provided always that no further instalments of Hire shall become due and payable after the Charterers have made the payment required by paragraph (c) of this Clause 57 (Total Loss) above. 68 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" 58 FEES AND EXPENSES (a) In consideration of (i) the Owners (as buyers) entering into the MOA to purchase the Vessel from the Charterers (as sellers) and (ii) the Owners entering into this Charter to charter the Vessel to the Charterers in accordance with the terms of this Charter and such other valuable consideration (the receipt of which the Charterers acknowledge by executing this Charter), the Charterers agree to pay to the Owners, a non-refundable arrangement fee (the “Arrangement Fee”) in accordance with the terms set out in the relevant Fee Letter. (b) Subject always to paragraph (c) of this Clause 58 (Fees and Expenses), the Charterers shall bear all documented costs, fees (including legal fees) and disbursements incurred by the Owners and the Charterers in connection with: (i) the negotiation, preparation and execution of this Charter and the other Transaction Documents; (ii) the delivery of the Vessel under the MOA and this Charter; (iii) preparation or procurement of any survey, inspections, tax or insurance advice; (iv) all legal fees and other expenses arising out of or in connection with the exercising of any purchase option by the Charterers pursuant to Clause 55 (Purchase Option and Title Transfer) of this Charter; and (v) such other activities relevant to the transactions contemplated herein. (c) Notwithstanding anything to the contrary, the Charterers shall not bear any costs, fees (including legal fees) and disbursements incurred by the Owners in connection with: (i) any financing activities undertaken by the Owners, whether or not such financing activities are undertaken for the purposes of entering into this Charter, the MOA or any of the Transaction Documents; and (ii) the incorporation, setting-up or continued operation of any special purpose vehicles or legal entities for the purposes of or in relation to this Charter, the MOA or any of the Transaction Documents. 59 STAMP DUTIES AND TAXES The Charterers shall pay promptly all documented stamp, documentary or other like duties and taxes to which this Charter, the MOA and the other Transaction Documents may be subject or give rise and shall indemnify the Owners on demand against any and all liabilities with respect to or resulting from any delay on the part of the Charterers to pay such duties or taxes. 60 OPERATIONAL NOTIFIABLE EVENTS The Owners are to be advised as soon the Charterers are aware of the occurrence of any of the following events: (a) when a material condition of class is applied by the Classification Society; (b) whenever the Vessel is arrested, confiscated, seized, requisitioned, impounded, forfeited or detained by any government or other competent authorities or any other persons;

69 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (c) whenever a class or flag authority refuses to issue or withdraw trading certification; (d) in the event of a fire requiring the use of fixed fire systems or collision / grounding; (e) whenever the Vessel is planned for dry-docking in accordance with Clause 10(g) (Part II) and whether routine or emergency; (f) the Vessel is taken under tow; (g) any death or serious injury on board; or (h) any damage to the Vessel the repair costs of which (whether before or after adjudication) are likely to exceed US Dollars three million (US$3,000,000). 61 FURTHER INDEMNITIES (a) Whether or not any of the transactions contemplated hereby are consummated, the Charterers shall, in addition to the provisions under Clause 17 (Indemnity) (Part II) of this Charter, indemnify, protect, defend and hold harmless the Owners and their respective officers, directors and employees (collectively, the "Indemnitees") throughout the Agreement Term from, against and in respect of, any and all liabilities, obligations, losses, damages, penalties, fines, fees, claims, actions, proceedings, judgement, order or other sanction, lien, salvage, general average, suits, costs, expenses and disbursements, including reasonable legal fees and expenses, of whatsoever kind and nature (collectively, the "Expenses"), imposed on, suffered or incurred by or asserted against any Indemnitee, in any way relating to, resulting from or arising out of or in connection with, in each case, directly or indirectly, any one or more of the following: (i) this Charter, any of the other Transaction Documents and the Project Documents, and any amendment, supplement or modification thereof or thereto requested by the Charterers; (ii) the Vessel or any part thereof, including with respect to: (A) the ownership of, manufacture, design, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, seaworthiness, replacement, repair of the Vessel or any part (including, in each case, latent or other defects, whether or not discoverable and any claim for patent, trademark, or copyright infringement and all liabilities, obligations, losses, damages and claims in any way relating to or arising out of spillage of cargo or fuel, out of injury to persons, properties or the environment or strict liability in tort); (B) any claim or penalty arising out of violations of applicable law by the Charterers or any Sub-Charterers; (C) death or property damage of shippers or others; (D) any liens in respect of the Vessel or any part thereof; or (E) any registration and/or tonnage fees (whether periodic or not) in respect of the Vessel payable to any registry of ships; 70 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (iii) any breach of or failure to perform or observe, or any other non-compliance with, any covenant or agreement or other obligation to be performed by the Charterers under any Transaction Document to which it is a party or the falsity of any representation or warranty of the Charterers in any Transaction Document to which it is a party or the occurrence of any Termination Event; (iv) in preventing or attempting to prevent the arrest, confiscation, seizure, taking and execution, requisition, impounding, forfeiture or detention of the Vessel, or in securing or attempting to secure the release of the Vessel in connection with the exercise of the rights of a holder of a lien created by the Charterers; (v) incurred or suffered by the Owners in: (A) procuring the delivery of the Vessel to the Charterers under Clause 35 (Delivery); (B) registering the Vessel at the registry of the Pre-Approved Flag; (C) recovering possession of the Vessel following termination of this Charter under Clause 51 (Termination Events); (D) arranging for a sale of the Vessel in accordance with Clause 56 (Sale of Vessel by the Owners); or (E) arranging for a transfer of the title of the Vessel in accordance with paragraphs 55(e) to (h) of Clause 55 (Purchase Option and Transfer of Title); (vi) arising from the Master or officers of the Vessel or the Charterers' agents signing bills of lading or other documents; (vii) in connection with: (A) the arrest, seizure, taking into custody or other detention by any court or other tribunal or by any governmental entity; or (B) subjection to distress by reason of any process, claim, exercise of any rights conferred by a lien or by any other action whatsoever, of the Vessel which are expended, suffered or incurred as a result of or in connection with any claim or against, or liability of, the Charterers or any other member of the Charter Group, together with any costs and expenses or other outgoings which may be paid or incurred by the Owners in releasing the Vessel from any such arrest, seizure, custody, detention or distress, provided however that the Owners shall not be entitled to any indemnification or recompense pursuant to this Clause 61 (Further indemnities) for any liabilities, obligations, losses, damages, penalties, claims, actions, suits, fees, costs, expenses and disbursements incurred by the Owners as a consequence of any wilful breach of this Charter by the Owners. (b) In consideration of the Charterers requesting the Other Owners to charter the Other Vessels to the Other Charterers under the Other Charters (and for the purposes of sub-paragraph (i)(ii) of Clause 51), the Charterers hereby irrevocably and unconditionally undertake to the Owners and the Other Owners that the Charterers shall procure the Other Charterers’ compliance with the provisions of the Other Charters and pay to the Owners and the Other Owners immediately 71 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" on demand, as a separate and independent obligation, such amounts in respect of all claims, expenses, liabilities, losses, fees of every kind and nature and all other moneys due, owing and/or payable to the Other Owners under or in connection with the Other Charters, and to indemnify and hold the Owners harmless against all such moneys, costs, fees and expenses, provided that any payment by the Charterers to such Other Owners shall pro tanto satisfy the Charterers’ liability under this Clause 61 (Further indemnities). (c) The Charterers shall pay to the Owners promptly on the Owners' written demand the amount of all costs and expenses (including legal fees) incurred by the Owners in connection with the enforcement of, or the preservation of any rights under, any Transaction Document including (without limitation) (i) any losses, costs and expenses which the Owners may from time to time sustain, incur or become liable for by reason of the Owners being deemed by any court or authority to be an operator, or in any way concerned in the operation, of the Vessel and (ii) collecting and recovering the proceeds of any claim under any of the Insurances. (d) Without prejudice to any right to damages or other claim which either Party may, at any time, have against the other hereunder, it is hereby agreed and declared that the indemnities of the Owners by the Charterers contained in this Charter shall continue in full force and effect for a period of twenty four (24) months after the Agreement Term. 62 SET-OFF (a) The Owners may set off any matured and/or contingent obligation due from the Charterers under the Transaction Documents (to the extent beneficially owned by the Owners) against any obligation (whether matured or not) owed by the Owners to the Charterers, regardless of the place of payment or currency of either obligation. If the obligations are in different currencies, the Owners may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. (b) The Charterers may not set off any matured and/or contingent obligation due from the Owners under the Transaction Documents (to the extent beneficially owned by the Charterers) against any obligation (whether matured or not) owed by the Charterers to the Owners, regardless of the place of payment or currency of either obligation. 63 FURTHER ASSURANCES AND UNDERTAKINGS (a) Each Party shall make all applications and execute all other documents and do all other acts and things as may be necessary to implement and to carry out their obligations under, and the intent of, this Charter. (b) The Parties shall act in good faith to each other in respect of any dealings or matters under, or in connection with, this Charter. 64 CUMULATIVE RIGHTS The rights, powers and remedies provided in this Charter are cumulative and not exclusive of any rights, powers or remedies at law or in equity unless specifically otherwise stated. 65 DAY COUNT CONVENTION Any interest, commission or fee accruing under a Transaction Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days. 72 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" 66 NO WAIVER No delay, failure or forbearance by a party to exercise (in whole or in part) any right, power or remedy under, or in connection with, this Charter will operate as a waiver. No waiver of any breach of any provision of this Charter will be effective unless that waiver is in writing and signed by the Party against whom that waiver is claimed. No waiver of any breach will be, or be deemed to be, a waiver of any other or subsequent breach. 67 ENTIRE AGREEMENT (a) This Charter contains all the understandings and agreements of whatsoever kind and nature existing between the Parties in respect of this Charter, the rights, interests, undertakings agreements and obligations of the Parties to this Charter and shall supersede all previous and contemporaneous negotiations and agreements. (b) This Charter may not be amended, altered or modified except by a written instrument executed by each of the Parties to this Charter. 68 INVALIDITY If any term or provision of this Charter or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the remainder of this Charter or application of such term or provision to persons or circumstances (other than those as to which it is already invalid or unenforceable) shall (to the extent that such invalidity or unenforceability does not materially affect the operation of this Charter) not be affected thereby and each term and provision of this Charter shall be valid and be enforceable to the fullest extent permitted by law. 69 ENGLISH LANGUAGE All notices, communications and financial statements and reports under or in connection with this Charter and the other Transaction Documents shall be in English language or, if in any other language, shall be accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail. 70 NO PARTNERSHIP Nothing in this Charter creates, constitutes or evidences any partnership, joint venture, agency, trust or employer/employee relationship between the Parties, and neither Party may make, or allow to be made any representation that any such relationship exists between the Parties. Neither Party shall have the authority to act for, or incur any obligation on behalf of, the other Party, except as expressly provided in this Charter. 71 NOTICES (a) Any notices to be given to the Owners under this Charter shall be sent in writing by registered letter or email and addressed to: Xiang L47 HK International Ship Lease Co., Limited Address: Room 03-04, 27/F 333 Lujiazui Ring Road, Pudong New Area,

73 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" Shanghai, 200120, the People’s Republic of China Email: fan.ln@bocommleasing.com / chi c@bocommleasing.com / guojia 901@bocommleasing.com Attention: Ms. FAN Linna / Mr. CHI Chao / Ms. Sharon GUO or to such other address, facsimile number or email address as the Owners may notify to the Charterers in accordance with this Clause 71 (Notices). (b) Any notices to be given to the Charterers under this Charter shall be sent in writing by registered letter or email and addressed to: Flex LNG Reliance Limited Address: c/o Flex LNG Management AS Bryggegata 3 0250 Oslo, Norway E-mail: finance@flexlng.com Attention: Knut Traaholt or to such other address, facsimile number or email address as the Charterers may notify to the Owners in accordance with this Clause 71 (Notices). (c) Any such notice shall be deemed to have reached the Party to whom it was addressed, when dispatched and acknowledged received (in case of an email) or when delivered (in case of a registered letter). A notice or other such communication received on a non-working day or after business hours in the place of receipt shall be deemed to be served on the next following working day in such place 72 CONFLICTS Unless stated otherwise, in the event of there being any conflict or inconsistency between the provisions of Clauses 1 (Definitions) (Part II) to 31 (Notices) (Part II) and the provisions of Clauses 32 (Definitions) to 79 (FATCA), the provisions of Clauses 32 (Definitions) to 79 (FATCA) shall prevail. 73 SURVIVAL OF CHARTERERS' OBLIGATIONS The termination of this Charter for any cause whatsoever shall not affect the right of the Owners to recover from the Charterers any money due to the Owners on or before the termination in consequence thereof and all other rights of the Owners (including but not limited to any rights, benefits or indemnities which are expressly provided to continue after the termination of this Charter) are reserved hereunder. 74 COUNTERPARTS This Charter may be executed in any number of counterparts and any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original agreement for all purposes. 74 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" 75 CONFIDENTIALITY (a) The Parties shall maintain the information provided in connection with the Transaction Documents strictly confidential and agree to disclose to no person other than: (i) its board of directors, employees (only on a need to know basis), and shareholders, professional advisors and rating agencies; (ii) as may be required to be disclosed under applicable law or regulations or for the purpose of legal proceedings or the rules of any relevant stock exchange; (iii) in the case of the Owners, to any Finance Party or other actual or potential financier providing funding for the acquisition or refinancing of the Vessel; (iv) in the case of the Charterers, to any Sub-Charterer in respect of obtaining any consent required under the terms of any Sub-Charter; and (v) the shipbuilder and the managers, the classification society and flag authorities as may be necessary in connection with the transactions contemplated hereunder. (b) Any other disclosure by each Party shall be subject to the prior written consent of the other Party. 76 THIRD PARTIES ACT (a) Any person which is (i) an Other Owner or (ii) an Indemnitee or a Finance Party from time to time, and is not a party to this Charter shall be entitled to enforce such terms of this Charter as provided for in this Charter in relation to the obligations of the Charterers to such Other Owner, Indemnitee or (as the case may be) Finance Party, subject to the provisions of Clause 77 (Law and jurisdiction) and the Third Parties Act. The Third Parties Act applies to this Charter as set out in this Clause 76. (b) Save as provided above, a person who is not a party to this Charter has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Charter. 77 LAW AND JURISDICTION (a) This Charter and any non-contractual obligations arising from or in connection with it shall in all respects be governed by and interpreted in accordance with English law. (b) Any dispute, controversy or claim arising out of or relating to this Charter, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause 77 (Law and jurisdiction). (c) The arbitration shall be conducted in accordance with the London Maritime Arbitration Association (LMAA) terms current at the time when arbitration proceedings are commenced. (d) The reference shall be to three (3) arbitrators. A Party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within fourteen (14) calendar days of 75 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the Party referring a dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its own arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both Parties as if he had been appointed by agreement. (e) Nothing herein shall prevent the Parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator. (f) In cases where neither the claim nor any counterclaim exceeds the sum of US Dollars Fifty Thousand (US$50,000) (or such other sum as the Parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced. 78 CONDITIONS SUBSEQUENT Notwithstanding anything to the contrary in this Charter, the obligations of the Owners to charter, or continue to charter, the Vessel to the Charterers under this Charter shall be subject to the conditions that the Owners shall have received the following documents and evidence in form and substance satisfactory to the Owners: (a) on the Delivery Date (or such later date as may be acceptable to the Owners in their absolute discretion): (i) a copy of each of the following documents (which shall be executed and dated on the Delivery Date): (A) the acknowledgment by the account bank required under the Account Charge; and (B) the acknowledgment by the Sub-Charterers (if any) to the assignment of the Sub-Charter; and (C) the letter of quiet enjoyment to be entered into between the Owners, the Charterers and the Initial Sub-charterers, together with evidence satisfactory to the Owners that the originals of each of the above and the share certificates of the Charterers required to be provided under the Share Pledge have been dispatched to the Owners (or their legal counsel); and (b) no later than five (5) Business Days after the Delivery Date (or such later date as may be acceptable to the Owners in their absolute discretion): (i) a copy of the endorsed policy issued by the insurer in respect of the Vessel; (ii) a copy of the duly signed letters of undertaking from the insurers, underwriters, protection and indemnity clubs and association referred to under sub-paragraph (a)(iii)(C) of Clause 37 (Conditions precedent); and 76 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" (iii) to the extent the Owners have agreed to accept copies (instead of the originals) of any documents referred to in paragraph (a) of Clause 37 (Conditions precedent), the originals of such documents. 79 FATCA (a) Defined terms For the purposes of this Clause 79 (FATCA), the following terms shall have the following meanings: "Code" means the United States Internal Revenue Code of 1986, as amended. "FATCA" means sections 1471 through 1474 of the Code and any Treasury regulations thereunder. "FATCA Deduction" means a deduction or withholding from a payment under the Transaction Documents or the Project Documents required by or under FATCA. "FATCA Exempt Party" means a Relevant Party that is entitled under FATCA to receive payments free from any FATCA Deduction. "FATCA FFI" means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if a Relevant Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction. "FATCA Non-Exempt Party" means any Relevant Party who is not a FATCA Exempt Party. "Relevant Party" means any of the parties to the Transaction Documents. "IRS" means the United States Internal Revenue Service or any successor taxing authority or agency of the United States government. (b) FATCA Information (i) Subject to paragraph (iii) of paragraph (b) of Clause 79 below, each Relevant Party shall, on the date of this Charter, and thereafter within ten (10) Business Days of a reasonable request by another Relevant Party: (A) confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and (B) supply to the requesting party (with a copy to all other Relevant Parties) such other form or forms (including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA (including its applicable "pass thru percentage" or other information required under FATCA or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purpose of the requesting party's compliance with FATCA. (ii) If a Relevant Party confirms to any other Relevant Party that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 showing that it is a FATCA Exempt Party and it

77 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall so notify all other Relevant Parties reasonably promptly. (iii) Nothing in this Clause 79 (FATCA) shall oblige any Relevant Party to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided, however, that nothing in this paragraph shall excuse any Relevant Party from providing a true, complete and correct IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph. (iv) If a Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with the provisions of this Charter or the provided information is insufficient under FATCA, then: (A) if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of the Transaction Documents as if it is a FATCA Non-Exempt Party; and (B) if that party failed to confirm its applicable passthru percentage then such party shall be treated for the purposes of this Charter and the Transaction Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts. (c) FATCA Deduction and gross-up by Relevant Party (i) If the representation made by the Charterers under Clause 48 (Charterers' representations and warranties) proves to be untrue or misleading such that the Charterers are required to make a FATCA Deduction, the Charterers shall make the FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA. (ii) If the Charterers are required to make a FATCA Deduction then the Charterers shall increase the payment due from them to the Owners to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required. (iii) The Charterers shall promptly upon becoming aware that they must make a FATCA Deduction (or that there is any change in the rate or basis of a FATCA Deduction) notify the Owners accordingly. Within thirty (30) days of the Charterers making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Charterers shall deliver to the Owners evidence reasonably satisfactory to the Owners that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority. (iv) If the Owners are required to make a deduction or withholding from a payment under the Finance Documents in respect of FATCA, which deduction or withholding would not have been required if a Relevant Person were not a US Tax Obligor or FATCA FFI, 78 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" and are required under the Finance Documents (if any) to pay additional amounts in respect of such deduction or withholding, the amount of the payment due from the Charterers shall be increased to an amount which, after any such deduction or withholding and payment of additional amounts, leaves the Owners with an amount equal to the amount which it would have had remaining if it had not been required to pay additional amounts under such Finance Documents. (d) FATCA Deduction by Owners The Owners may make any FATCA Deduction they are required by FATCA to make, and any payment required in connection with that FATCA Deduction, and the Owners shall not be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient for that FATCA Deduction. 79 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" SCHEDULE 1 PROTOCOL OF DELIVERY AND ACCEPTANCE It is hereby certified that pursuant to a bareboat charter dated [●] and made between Xiang L47 HK International Ship Lease Co., Limited of Hong Kong (the "Owners") as owner and Flex LNG Reliance Limited of the Republic of the Marshall Islands (the "Bareboat Charterers") as bareboat charterer (as maybe amended and supplemented from time to time, the "Bareboat Charter") in respect of one (1) vessel named "FLEX ARTEMIS" and registered under the laws and flag of the Marshall Islands with IMO number 9851634 (the "Vessel"), the Vessel is delivered for charter by the Owners to the Bareboat Charterers, and accepted by the Bareboat Charterers from the Owners at [●] hours ([●] time) on the date hereof in accordance with the terms and conditions of the Bareboat Charter. IN WITNESS WHEREOF, the Owners and the Bareboat Charterers have caused this PROTOCOL OF DELIVERY AND ACCEPTANCE to be executed by their duly authorised representative on this [●] day of 20[●] in [●]. THE OWNERS THE BAREBOAT CHARTERERS by: by: Name: Name: Title: Title: Date: Date: 80 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" SCHEDULE 2 TITLE TRANSFER PROTOCOL OF DELIVERY AND ACCEPTANCE m.v. "FLEX ARTEMIS" (the “Vessel”) Xiang L47 HK International Ship Lease Co., Limited, a company incorporated under the laws of Hong Kong (the "Owners") deliver to Flex LNG Reliance Limited, a corporation incorporated under the laws of the Republic of the Marshall Islands (the "Bareboat Charterers") the Vessel described below and the Bareboat Charterers accept delivery of, title and risk to the Vessel pursuant to the terms and conditions of the bareboat charter dated [●] (as may be amended and supplemented from time to time) and made between (1) the Owners and (2) the Bareboat Charterers. Name of Vessel: "FLEX ARTEMIS" Flag: Marshall Islands Place of Registration: Majuro IMO Number: 9851634 Gross Registered Tonnage: [●] tons Net Registered Tonnage: [●] tons Dated: 20[●] At: hours ([●] time) Place of delivery: THE OWNER THE BAREBOAT CHARTERERS Xiang L47 HK International Ship Lease Co., Limited Flex LNG Reliance Limited by: by: Name: Name: Title: Title: Date: Date:

SCHEDULE 3

HIRE PAYMENT SCHEDULE

Part A

In respect of Hire payment within the Initial Charter Period:

(Note: This Schedule prepared on the assumptions that (1) the Assumed Owners' Costs is US$160,000,000, (2) the applicable Expiry Purchase Option Price is US$80,000,000, (3) the applicable Term SOFR Reference Rate is 4.58023% (as quoted on 28 December 2022 for the purpose of preparing this initial Schedule, but which is otherwise to be such rate as quoted to the Owners on the first Business Day of the first calendar month of the relevant Hire Payment Date) and the applicable Margin is 2.15%, (4) the Fixed Hire part is fully paid on the corresponding Hire Payment Date and (5) the First Hire Payment Date is 15 February 2023.)

INSTALMENT NO.	(ESTIMATED) HIRE PAYMENT DATE	(ESTIMATED) HIRE PAYMENT (US$)	FIXED HIRE (US$)	(ESTIMATED) VARIABLE HIRE (US$)	COST BALANCE (US$)
					160,000,000.00
1	2023/2/15	2,000,000.00	2,000,000.00	-	158,000,000.00
2	2023/5/15	4,628,902.62	2,000,000.00	2,628,902.62	156,000,000.00
3	2023/8/15	4,683,118.36	2,000,000.00	2,683,118.36	154,000,000.00
4	2023/11/15	4,648,719.41	2,000,000.00	2,648,719.41	152,000,000.00
5	2024/2/15	4,614,320.45	2,000,000.00	2,614,320.45	150,000,000.00
6	2024/5/15	4,523,836.25	2,000,000.00	2,523,836.25	148,000,000.00
7	2024/8/15	4,545,522.55	2,000,000.00	2,545,522.55	146,000,000.00
8	2024/11/15	4,511,123.59	2,000,000.00	2,511,123.59	144,000,000.00
9	2025/2/15	4,476,724.64	2,000,000.00	2,476,724.64	142,000,000.00
10	2025/5/15	4,362,684.63	2,000,000.00	2,362,684.63	140,000,000.00
11	2025/8/15	4,407,926.73	2,000,000.00	2,407,926.73	138,000,000.00
12	2025/11/15	4,373,527.78	2,000,000.00	2,373,527.78	136,000,000.00
13	2026/2/15	4,339,128.83	2,000,000.00	2,339,128.83	134,000,000.00
14	2026/5/15	4,229,575.64	2,000,000.00	2,229,575.64	132,000,000.00
15	2026/8/15	4,270,330.92	2,000,000.00	2,270,330.92	130,000,000.00
16	2026/11/15	4,235,931.97	2,000,000.00	2,235,931.97	128,000,000.00
17	2027/2/15	4,201,533.01	2,000,000.00	2,201,533.01	126,000,000.00
18	2027/5/15	4,096,466.65	2,000,000.00	2,096,466.65	124,000,000.00

81
SINGAPORE/90766943v1
BCLC Flex – Additional Terms to Bareboat Charter
m.v. "Flex Artemis"

19	2027/8/15	4,132,735.11	2,000,000.00	2,132,735.11	122,000,000.00
20	2027/11/15	4,098,336.15	2,000,000.00	2,098,336.15	120,000,000.00
21	2028/2/15	4,063,937.20	2,000,000.00	2,063,937.20	118,000,000.00
22	2028/5/15	3,985,417.85	2,000,000.00	1,985,417.85	116,000,000.00
23	2028/8/15	3,995,139.29	2,000,000.00	1,995,139.29	114,000,000.00
24	2028/11/15	3,960,740.34	2,000,000.00	1,960,740.34	112,000,000.00
25	2029/2/15	3,926,341.39	2,000,000.00	1,926,341.39	110,000,000.00
26	2029/5/15	3,830,248.66	2,000,000.00	1,830,248.66	108,000,000.00
27	2029/8/15	3,857,543.48	2,000,000.00	1,857,543.48	106,000,000.00
28	2029/11/15	3,823,144.53	2,000,000.00	1,823,144.53	104,000,000.00
29	2030/2/15	3,788,745.57	2,000,000.00	1,788,745.57	102,000,000.00
30	2030/5/15	3,697,139.67	2,000,000.00	1,697,139.67	100,000,000.00
31	2030/8/15	3,719,947.67	2,000,000.00	1,719,947.67	98,000,000.00
32	2030/11/15	3,685,548.71	2,000,000.00	1,685,548.71	96,000,000.00
33	2031/2/15	3,651,149.76	2,000,000.00	1,651,149.76	94,000,000.00
34	2031/5/15	3,564,030.67	2,000,000.00	1,564,030.67	92,000,000.00
35	2031/8/15	3,582,351.85	2,000,000.00	1,582,351.85	90,000,000.00
36	2031/11/15	3,547,952.90	2,000,000.00	1,547,952.90	88,000,000.00
37	2032/2/15	3,513,553.95	2,000,000.00	1,513,553.95	86,000,000.00
38	2032/5/15	3,446,999.45	2,000,000.00	1,446,999.45	84,000,000.00
39	2032/8/15	3,444,756.04	2,000,000.00	1,444,756.04	82,000,000.00
40	2032/11/15	3,410,357.09	2,000,000.00	1,410,357.09	80,000,000.00
41	2033/2/15	1,375,958.13		1,375,958.13	

82 SINGAPORE/90766943v1
BCLC Flex – Additional Terms to Bareboat Charter
m.v. "Flex Artemis"

Part B

In respect of Hire payment within the Extended Charter Period:

(Note: This Schedule prepared on the assumptions that (1) the Assumed Owners' Costs is US$80,000,000, (2) the applicable Expiry Purchase Option Price is US$60,000,000, (3) the applicable Term SOFR Reference Rate is 4.58023% (as quoted on 28 December 2022 for the purpose of preparing this initial Schedule, but which is otherwise to be such rate as quoted to the Owners on the first Business Day of the first calendar month of the relevant Hire Payment Date) and the applicable Margin is 2.15%, (4) the Fixed Hire part is fully paid on the corresponding Hire Payment Date and (5) the First Hire Payment Date is 15 February 2023.)

INSTALMENT NO.	(ESTIMATED) HIRE PAYMENT DATE	(ESTIMATED) HIRE PAYMENT (US$)	FIXED HIRE (US$)	(ESTIMATED) VARIABLE HIRE (US$)	COST BALANCE (US$)
					80,000,000.00
1	2033/2/15	2,500,000.00	2,500,000.00	-	77,500,000.00
2	2033/5/15	3,789,493.37	2,500,000.00	1,289,493.37	75,000,000.00
3	2033/8/15	3,789,960.75	2,500,000.00	1,289,960.75	72,500,000.00
4	2033/11/15	3,746,962.06	2,500,000.00	1,246,962.06	70,000,000.00
5	2034/2/15	3,703,963.37	2,500,000.00	1,203,963.37	67,500,000.00
6	2034/5/15	3,623,107.13	2,500,000.00	1,123,107.13	65,000,000.00
7	2034/8/15	3,617,965.98	2,500,000.00	1,117,965.98	62,500,000.00
8	2034/11/15	3,574,967.29	2,500,000.00	1,074,967.29	60,000,000.00
9	2035/2/15	1,031,968.60	-	1,031,968.60	

83 SINGAPORE/90766943v1
BCLC Flex – Additional Terms to Bareboat Charter
m.v. "Flex Artemis"

SCHEDULE 4

PURCHASE OPTION AMOUNT

Part A

In the case where the Extension Option is not exercised:

(Note: This Schedule prepared on the assumptions that (1) the Assumed Owners' Costs is US$160,000,000, (2) the applicable Expiry Purchase Option Price is US$80,000,000, (3) the applicable Term SOFR Reference Rate is 4.58023% (as quoted on 28 December 2022 for the purpose of preparing this initial Schedule, but which is otherwise to be such rate as quoted to the Owners on the first Business Day of the first calendar month of the relevant Hire Payment Date) and the applicable Margin is 2.15%, (4) the Fixed Hire part is fully paid on the corresponding Hire Payment Date and (5) the First Hire Payment Date is 15 February 2023.)

INSTALMENT NO.	DATE (CORRESPONDING TO A HIRE PAYMENT DATE)	PURCHASE OPTION AMOUNT (US$)
1	2023/2/15	160,000,000.00
2	2023/5/15	158,000,000.00
3	2023/8/15	156,000,000.00
4	2023/11/15	154,000,000.00
5	2024/2/15	152,000,000.00
6	2024/5/15	150,000,000.00
7	2024/8/15	148,000,000.00
8	2024/11/15	146,000,000.00
9	2025/2/15	144,000,000.00
10	2025/5/15	142,000,000.00
11	2025/8/15	140,000,000.00
12	2025/11/15	138,000,000.00
13	2026/2/15	136,000,000.00
14	2026/5/15	134,000,000.00
15	2026/8/15	132,000,000.00
16	2026/11/15	130,000,000.00
17	2027/2/15	128,000,000.00
18	2027/5/15	126,000,000.00
19	2027/8/15	124,000,000.00
20	2027/11/15	122,000,000.00

84
SINGAPORE/90766943v1
BCLC Flex – Additional Terms to Bareboat Charter
m.v. "Flex Artemis"

85 SINGAPORE/90766943v1 BCLC Flex – Additional Terms to Bareboat Charter m.v. "Flex Artemis" 21 2028/2/15 120,000,000.00 22 2028/5/15 118,000,000.00 23 2028/8/15 116,000,000.00 24 2028/11/15 114,000,000.00 25 2029/2/15 112,000,000.00 26 2029/5/15 110,000,000.00 27 2029/8/15 108,000,000.00 28 2029/11/15 106,000,000.00 29 2030/2/15 104,000,000.00 30 2030/5/15 102,000,000.00 31 2030/8/15 100,000,000.00 32 2030/11/15 98,000,000.00 33 2031/2/15 96,000,000.00 34 2031/5/15 94,000,000.00 35 2031/8/15 92,000,000.00 36 2031/11/15 90,000,000.00 37 2032/2/15 88,000,000.00 38 2032/5/15 86,000,000.00 39 2032/8/15 84,000,000.00 40 2032/11/15 82,000,000.00 41 2033/2/1 80,000,000.00